The transactions pursuant to the joint share transfer described in this document involve securities of a Japanese company. The joint share transfer is subject to disclosure requirements of Japan that are different from those of the United States. Financial information included in this document, if any, was excerpted from financial statements prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws, since the issuer is located in Japan and some or all of its officers and directors reside outside of the United States. You may not be able to sue a Japanese company or its officers or directors in a Japanese court for violations of the U.S. securities laws. It may be difficult to compel a Japanese company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the issuer may purchase securities otherwise than under the joint share transfer, such as in the open market or through privately negotiated purchases.

This document has been translated from the Japanese-language original for reference purposes only. In the event of any conflict or discrepancy between this document and the Japanese-language original, the Japanese-language original shall prevail in all respects.

The 113th Annual General Meeting of Shareholders

Reference Documents for the General Meeting of Shareholders <Supplement>

Proposal 2 Approval of Share Transfer Plan With The Chukyo Bank, Limited.

1.   Details of Financial Statements, etc. for Chukyo Bank’s Final

      Business Year (Period Ending March 2022)                   1
(“5. Matters Concerning Chukyo Bank” on page 40 of the Convocation Notice)

2.   Details of Rights to Subscribe for New Shares               25
(“Share Transfer Plan (copy)” on pages 14-37 of the Convocation Notice and Exhibit 2-(1)-1 to Exhibit 3-(9)-2 of “4. Matters Concerning Appropriateness of Provisions for Matters Listed in Subparagraph (ix) and Subparagraph (x) of Article 773(1) of the Companies Act” on pages 38-39 of the Convocation Notice)

The Aichi Bank, Ltd.

Securities Code: 8527

Details of Financial Statements, etc. for Chukyo Bank’s Final Business Year (Period Ending March 2022)

Business report for the 116th fiscal year (from April 1, 2021 to March 31, 2022)

1	Current situation of the Bank
(1)	Progress and results of business, etc.

(Description of principal businesses)

Through a total of 87 locations, including its head office, 25 in-store offices, and 1 Internet branch, the Bank provides deposit, lending, domestic transfer, foreign exchange, securities investment and other similar services, together with over-the-counter sales of government bonds, investment trusts, and insurance, etc., and other associated services.

(Financial and economic environment)

During the fiscal year under review, the domestic economy continued to rebound, but the Covid-19 pandemic resulted in difficult circumstances for some non-manufacturing sectors, etc. With economic and social activities beginning to normalize, a range of policy measures combined with improvements in the international economy to produce a recovery, primarily in capital investments and production, but consumer spending and non-manufacturing continued to be weak.

In our region, a recovery trend was observed throughout the year, but more recently, exports and production have begun to stall and the recovery appears to have waned.

On the financial side, the Bank of Japan maintained and reinforced quantitative and qualitative monetary easing measures, including manipulation of long and short-term interest rates to support corporate, etc. cash flows and maintain stability in financial markets. Long-term interest rates were within the range of 0.00% to + 0.25%. Overnight interest rates were within the range of - 0.06% to 0.00%. On stock markets, US stocks experienced instability resulting from the reorientation of FRB policy, together with impacts from the situation in Ukraine and other factors in the external environment. The closing price at the end of the fiscal year was 27,821 yen, down 1,357 yen from the end of the previous fiscal year.

(Progress and results of business)

Within these financial and economic circumstances, the Bank commenced the <CX Plan>, its 18th medium-term business plan, from April 2021. Under the <CX Plan>, the Bank moved forward on measures designed to convert it into a “community-oriented consulting company with financial functions,” seeking to become a company that contributes to the growth of the local community by providing comprehensive and timely financial intermediary functions together with general consulting according to the customer’s life stage.

For customers operating businesses, the Bank provided financial support to mitigate the impacts of the Covid-19 pandemic, and conducted regular interview surveys with customers to identify the business challenges that they face, propose solutions, and provide consulting services. As an institution that collaborates with its customers, the Bank endeavored to contribute to the activation of the local economy and the solution of social issues. The Bank enhanced its menu of solutions in both quality and quantity terms, focusing on business succession and talent recruitment. At the end of the fiscal year, it offered a menu of 157 solutions, further supporting businesses and enterprise value enhancement for its customers.

For individual customers, the Bank launched “<Chukyo> Omakase Navi,” a hybrid discretionary investment service that brings together face-to-face and on-line approaches. This and other efforts supported customer asset creation. To enhance non-face-to-face channels and meet a more diverse range of needs, the Bank launched a smartphone-based web acceptance service for “web account opening,” together with linkage of accounts to the “BankPay” smartphone payments service.

From April 2021 to February 2022, the Bank converted 22 locations to in-store offices, enabling it to reduce and concentrate its business resources and strategically reallocate them to priority locations and measures. In November 2021, it relocated the Shibata Office and moved the Tokai Office, formerly an in-store office, to a new standalone location.

At the end of the fiscal year, the Bank had a total of 87 offices, including 25 in-store offices and 1 Internet office, a total of 61 locations, and 26 off-premises ATMs.

In October 2019, the Bank published the “Chukyo Bank SDGs Declaration,” seeking to use its core services as a regional financial institution to achieve a sustainable society. Efforts under the declaration include a Chukyo SDGs privately-placed bond called “Mirai Yell,” and the donation of a part of the trust fees for “Global ESG Balance Fund (Nickname: “Blue Earth”)” to the “Aichi Comprehensive Prefectural Strategy for the Promotion of Communities, People and Jobs.” In October 2021, the Bank announced initiatives to tackle sustainability issues and adopted a policy of adapting to the recommendations of the TCFD (Task Force on Climate-related Financial Disclosures). It continues to work towards the achievement of a decarbonized society, adopting CO2-free electric power at the head office building and all branch offices in Aichi, making its facilities and equipment friendlier to the environment and increasing its use of renewable energy.

The Bank also contributes to the achievement of a sustainable local community by providing assistance to customers in the region working toward SDGs.

These efforts and initiatives produced the following results for the Bank.

Deposits declined by 37.2 billion yen during the fiscal year for a year-end balance of 1,860.2 billion yen. This was due to the conversion of standalone offices to in-store offices, which reduced convenience for some customers.

Loans increased by 13.5 billion yen during the fiscal year for a year-end balance of 1,549.1 billion yen. In addition to providing financial support for customers impacted by changing domestic and international circumstances and rising resource prices, the Bank also responded proactively to the demand for funds among individual customers, primarily for home loans.

Securities declined by 25.5 billion yen during the fiscal year for a year-end balance of 406 billion yen, the result of declines for domestic bonds and stock.

Ordinary income was 31,459 million yen, a decline of 536 million yen compared to the previous fiscal year. Interest on loans increased, as did income from commissions and fees for corporate-related services, the result of proactive proposals to provide management support. Nonetheless, interest and dividends on securities and profit on the sale of government bonds and other bonds declined. Ordinary expenses were 24,932 million yen, a decline of 2,243 million yen compared to the previous year. The primary factors were declines in property-related expenses and in losses on the sale of government bonds and other bonds. As a result, ordinary income was 6,526 million yen, an increase of 1,706 million yen over the previous year, for net income of 4,246 million yen, an increase of 794 million yen over the previous year.

The net worth ratio increased by 0.38 points over the previous year to 8.71%.

(Challenges to be addressed by the Bank)

In the domestic Japanese economy and in Aichi, the primary base of operations for the Bank, the effect of government measures and improvements in the international economy are expected to produce a recovery in business conditions, but the Bank is also cognizant of the risk of a downturn due to the uncertainties over Ukraine, rising resource prices, more volatile financial and capital markets, and constraints on supply.

Over the medium and long term, the Bank looks for new forms of competition spurred by the declining population and resulting contraction of domestic markets, and by digitalization, which has only been accelerated by the Covid-19 pandemic. We therefore recognize the need for fundamental changes in our business model so that it is better adapted to rapidly changing environments, including the increasingly diverse needs of customers at different stages of life, and declining profitability from profits on deposits and interest and dividends on securities.

<CX Plan>, the Bank’s 18th medium-term business plan, articulates concrete measures to respond to this challenging business environment.

<CX Plan> groups these measures into three basic strategies: 1) business transformation, 2) base of operations transformation, and 3) corporate culture transformation. In 1) business transformation, the Bank has begun to see results from its emphasis on dialogue with and collaborative support for customers, endeavoring to simultaneously achieve the SDGs for the local community while developing the region’s strongest ability to propose solutions to the challenges faced by customers and support their sustainable growth. In 2) base of operations transformation, the Bank is on its way to achieving a low-cost business structure by optimizing its office network, enhancing its head office functions, increasing the efficiency of head office and branch office operations, and actively employing IT and digital technologies. In 3) corporate culture transformation, the Bank has trained and reassigned staff to support the new business model, creating an environment that rewards contribution and ability, and introducing a new HR system in April 2022 that is more conducive to a wider range of work styles. To support local economies impacted by Covid-19, the Bank has adopted forward-looking techniques to the calculation of reserves, actively providing lending and debt restructuring to enterprises impacted by Covid 19 now to avoid reserve shortfalls in the future.

On December 10, 2021, the Bank reached a basic agreement on business integration with Aichi Bank and, as a result of consultations and studies by the two banks, executed a business integration contract on May 11 of this year, at which time it formulated a share transfer plan.

Assuming that the plan is approved by the General Meeting of Shareholders and receives the required permits and approvals from the authorities, a joint transfer of stock will result in the establishment of “Aichi Financial Group, Ltd.” as the full parent company of both banks on October 3, 2022.

The financial group will endeavor to enhance its corporate value and respond to the expectations of its stakeholders by responding to the changing business environment through enhancements to a stable base of operations and increases in profitability. This will be accomplished by leveraging the Business Integration so as to allow the financial group to increase its market share, inject additional resources, and build a sustainable business model.

We look forward to the continuing understanding and support of our shareholders in these endeavors.

(2)	Assets, profits and losses
(Unit: 1 million yen)

	FY2018	FY2019	FY2020	FY2021
Deposits	1,774,106	1,775,409	1,897,423	1,860,209
Term and savings deposits	749,219	727,165	680,511	659,363
Others	1,024,886	1,048,244	1,216,912	1,200,845
Corporate bonds	5,000	5,000	5,000	5,000
Loans and bills discounted	1,312,658	1,363,390	1,535,569	1,549,149
Individuals	312,572	319,714	326,062	331,191
Small and medium enterprises	785,993	803,308	914,160	894,834
Others	214,092	240,366	295,346	323,122
Available-for-sale securities	-	-	-	-
Securities	514,909	493,296	431,557	406,056
Government bonds	160,026	132,266	112,714	106,489
Others	354,882	361,029	318,842	299,566
Total assets	1,953,617	1,972,239	2,103,286	2,345,171
Domestic transfer volume	7,486,121	7,386,441	6,713,349	7,253,359
Foreign-exchange volume	1 million dollars 836	1 million dollars 763	1 million dollars 801	1 million dollars 731
Ordinary income	4,109	3,938	4,820	6,526
Net income	3,474	3,127	3,452	4,246
Net income per share	Yen 160.19	Yen 144.14	Yen 159.05	Yen 195.13

(Notes)	1.	Stated monetary amounts are rounded down to the nearest unit.
	2.	Loans to small and medium enterprises consist of loans to the operators of small and medium enterprises under Article 2 of the “Small and Medium-sized Enterprise Basic Act.”
	3.	Net income per share is calculated by dividing net income by the average number of issued and outstanding shares during the fiscal year (number of shares excluding treasury stock).
(3)	Employees

End of the fiscal year
Number of employees	882
Average age	40 years and 4 months
Average years of service	16 years and 11 months
Average monthly wage	384,000 yen

(Notes)	1.	The number of employees does not include temporary staff or contract staff.
	2.	Average age, average years of service and average monthly wages are rounded down to the nearest unit for presentation.
	3.	Average monthly wages are the average monthly wage, including March overtime wages, but excluding bonuses and commuter allowances.

(4)	Offices and other locations
a	Number of offices

	End of the fiscal year
	Locations	Of which, extension offices
Aichi Prefecture	67	(1)
Mie Prefecture	15	(0)
Shizuoka Prefecture	1	(0)
Osaka Prefecture	3	(0)
Tokyo Prefecture	1	(0)
Total	87	(1)

(Notes)	In addition, the Bank had 26 off-premises automated teller machine at the end of the fiscal year.

b	Below are the offices that newly opened, closed, or changed format during the fiscal year.
〇	Newly opened offices

Not applicable.

〇	Closed offices

Not applicable.

〇	Offices changing format

Not applicable.

Below are the new installations and removals of off-premises automated teller machines during the fiscal year.

〇	Newly installed off-premises automated teller machines

Shibata Office Tokai Extension Office         Narumi Office Okebazama Extension Office

Kasadera Office Oe Extension Office Yokkaichi Office Tomita Extension Office

Yokkaichi Office Nabari Extension Office          Matsuzaka Office Ise Extension Office

Kuwana Office Nishi Kuwana Extension Office          Kuwana Office Daian Extension Office

〇	Off-premises automated teller machines removed

Not applicable.

c	List of bank agents

Not applicable.

d	Bank agency services, etc. conducted by the Bank

Not applicable.

(5)	Capital investments
a	Total capital investment
(Unit: 1 million yen)

Total capital investment	2,115

b	New installations, etc. of major equipment
(Unit: 1 million yen)

Description	Amount
(New installation)
Nakamura Office land and building purchase	650
Subsystem virtualization platform upgrade	119
Shibata Office land and building purchase	114

(Sale)
Former Nakamura Office	138

(6)	Important matters concerning parent company and subsidiaries, etc.
a	Parent company

Not applicable.

b	Subsidiaries, etc.

Name of company	Address	Description of business	Stated capital	Percentage of voting rights of subsidiary held by the Bank	Others
Chukyo Card Co., Ltd.	20-5 Daikan-cho, Higashi-ku, Nagoya	Credit card business Credit guarantee business	million yen 60	% 100.00	－
Chukyo Finance, Ltd.	33-13, Sakae 3-chome, Naka-ku, Nagoya	Collections agency services	50	100.00	－

(Notes)	The Bank has the following two subsidiaries and affiliated entities, etc.

For the fiscal year, consolidated ordinary income was 31,528 million yen and net income per share (attributable to parent company shareholders) 3,728 million yen.

Overview of important operational alliances

1.	The 37 regional banks that are members of The Second Association of Regional Banks have an alliance to provide automated teller services through mutual access to their automated teller machines (abbreviated as “SCS”).
2.	The 37 regional banks that are members of The Second Association of Regional Banks, 5 city banks, 3 trust banks, 62 regional banks, 255 shinkin banks (including Shinkin Central Bank), 141 credit unions (including The Shinkumi Federation Bank), 613 agricultural cooperative and fishing cooperative credit unions (including The Norinchukin Bank and Shinren), and 14 labor banks (including The Rokinren Bank) have an automated teller service that provides for mutual access to their automated teller machines (abbreviated as “MICS”).
3.	The 37 regional banks that are members of The Second Association of Regional Banks have a multi-bank report service that uses an ISDN circuit exchange network to transfer data, enabling the transmission and receipt of general transfer and other data with companies and transmission of deposit and withdrawal statements and similar reports (abbreviated as “SDS”).
4.	The Bank has alliances with MUFG Bank, The Aichi Bank, Bank of Nagoya, The Hyakugo Bank, The Juroku Bank, San ju San Bank and AEON Bank providing mutual access to automated teller machines, and mutually free fees for the use of other-institution automated tellers.
5.	The Bank has an alliance with Japan Post Bank providing mutual access to automated teller machines for automated deposit and withdrawal services.
6.	The Bank has alliances with Seven Bank, E-net and Lawson Bank to provide automated teller deposit and withdrawal services through the automated teller machines installed in convenience stores, etc.
(7)	Business transfers, etc.

Not applicable.

(8)	Other important matters concerning the status of the bank

The business integration with The Aichi Bank, Ltd. is described in (1) Progress and results, etc. of business (challenges to be addressed by the Bank).

2	Matters related to corporate officers (directors and auditors)
(1)	Corporate officers
(As at the end of the fiscal year)

Name	Position and responsibilities	Significant concurrent positions	Others
Shigenobu Tokuoka	Chairman (Representative Director)
Hideo Kobayashi	President (Representative Director) (Concurrent service as executive officer) Internal auditing Department
Noriaki Kojima

Director and Senior Managing Executive Officer

(Representative Director)

General Planning and Administration Department

Funds Department

Sales Promotion Department

Sales Planning Department

Corporate Strategy Planning Department

Tokyo Office

Toshiyuki Wakao	Director and Managing Executive Officer Human Resources Department Loan Management Department
Hiroshi Kawai	Director and Executive Officer Risk Management Department Operations Administration Department
Junko Hiratsuka	Director and Executive Officer General Manager of Sales Planning Department
Yuki Shibata	Director (External Director)
Hiroyuki Noguchi	Director (External Director)	Chairman, Nippon Mutual Housing Loan Co., Ltd. Auditor, Shintohsho Real Estate Corporation
Akihiro Maeda	Full-Time Statutory Auditor
Kazuhiko Kimura	Auditor (External Auditor)	External Auditor, Nippon Thompson Co., Ltd.
Yoshiko Kurimoto	Auditor (External Auditor)	Councilor, Aichi International Association Director, Aichi Prefectural Welfare Services Corporation

(Notes)	1.	Full-time Auditor Akihiro Maeda, Auditor Kazuhiko Kimura, and Auditor Yoshiko Kurimoto have expertise in finance and accounting as described below.
・	Full-time Auditor Akihiro Maeda has developed considerable expertise in finance and accounting as a result of many years of experience at the Bank.
・	Auditor Kazuhiko Kimura has developed considerable expertise in finance and accounting as a result of many years of experience at financial institutions.
・	Auditor Yoshiko Kurimoto has developed considerable expertise in finance and accounting as a result of experience as the Director of the Auditing Committee Secretariat and other positions after joining the Aichi Prefectural government.

2.	The Bank has submitted notification to the Tokyo Stock Exchange and Nagoya Stock Exchange of the positions of external directors and external auditors as independent officers in accordance with the respective provisions of the exchanges.

(2)	Remuneration, etc. payable to Company Officers

1)	Total amount of officer remuneration

Category	Total remuneration, etc. (1 million yen)	Total remuneration, etc. by category (1 million yen)			Number paid
		Fixed remuneration (monetary remuneration)	Variable remuneration (monetary remuneration)	Stock options as remuneration
Directors (excluding external directors)	151	105	8	36	7
Auditors (excluding external auditors)	16	15	0	－	2
External Directors	11	10	0	－	3
External Auditors	9	9	0	－	2
Total	188	140	11	36	14

(Notes)	1.	Stated monetary amounts are rounded down to the nearest million yen.
	2.	The above includes two directors (of which, one is an external director) and one auditor who resigned as of the end of the 115th Annual General Meeting of Shareholders on June 25, 2021.
	3.	The stated amount of variable remuneration is the executive bonus scheduled for payment in June 2022.
	4.	Stock options as remuneration are non-cash remuneration, and the policies for allocation are described in “3) Remuneration, etc. policies.”

2)	General Meeting of Shareholders resolution on director and auditor remuneration, etc.

The 100th Annual General Meeting of Shareholders held on June 29, 2006 resolved a ceiling on director remuneration of 200 million yen per year, and a ceiling on auditor remuneration of 50 million yen per year. At the end of that General Meeting of Shareholders, the Bank had six directors (of which, zero were external directors) and four auditors (of which, two were external auditors).

The 107th Annual General Meeting of Shareholders held on June 21, 2013 resolved a ceiling of 50 million yen on stock option remuneration to directors. This remuneration is separate from monetary remuneration to directors. At the end of that General Meeting of Shareholders, the Bank had seven directors (excluding external directors).

3)	Remuneration, etc. policies

The Bank has adopted the following policies for determining executive remuneration, etc. for the purpose of improving enterprise value over the medium and long term.

(a)	Fixed remuneration takes into account the officer’s duties, evaluation, and results, etc.
(b)	Variable remuneration (executive bonus) is determined in light of the Bank’s results, etc.
(c)	External directors and auditors are not eligible for stock options as remuneration because their positions are independent of the execution of operations, but they are granted stock acquisition rights according to their positions as officers for the purpose of improving enterprise value and increasing share prices and motivation over the medium and long term. These stock acquisition rights have fixed periods for the exercise of rights.

A meeting of the Board of Directors on June 26, 2015 resolved to adopt the following policies for determining the remuneration, etc. of individual directors of the Bank. This resolution of the Board of Directors was adopted in light of the response to inquiries from the Board provided by a Remuneration Committee chaired by an external director. The Board of Directors determined to act in accordance with the stated policies after finding the remunerations, etc. for individual directors during the fiscal year under review to be consistent with the policy, the finalized remunerations, etc. to be consistent with the resolution of the Board of Directors, and the response of the Remuneration Committee to have been respected.

Individual auditor remunerations, etc. are determined in consultation with the auditor within the remuneration ceiling resolved by the 100th Annual General Meeting of Shareholders on June 29, 2006.

(3)	Liability limitation contracts

Name	Outline of limited liability agreements
Yuki Shibata (External Director)

The Bank executes liability limitation contracts with external directors under Article 31 of the Articles of Incorporation.

[Limitation of Liability Agreements with External Directors]

From the contract execution date onward, the maximum liability to external directors in compensation for damages inflicted on the Bank in relation to Article 423(1) of the Companies Act is the minimum liability amount set forth in Article 425 of the Companies Act when external directors, in the performance of their duties at the Bank, violate laws, ordinances or the Articles of Incorporation in spite of acting in good faith and with no material negligence.

Hiroyuki Noguchi (External Director)
Kazuhiko Kimura (External Auditor)

The Bank executes liability limitation contracts with external auditors under Article 43 of the Articles of Incorporation.

[Description of liability limitation contracts with external auditors]

From the contract execution date onward, the maximum liability to external auditors in compensation for damages inflicted on the Bank in relation to Article 423(1) of the Companies Act is the minimum liability amount set forth in Article 425 of the Companies Act when external auditors, in the performance of their duties at the Bank, violate laws, ordinances or the Articles of Incorporation in spite of acting in good faith and with no material negligence.

Yoshiko Kurimoto (External Auditor)

(4)	Indemnification contracts

Not applicable.

(5)	Matters concerning Directors and Officers Liability Insurance Contracts

The Bank has concluded a Directors and Officers Liability Insurance Contract as stipulated in Article 430-3, Paragraph 1 of the Companies Act with an insurance company. Below is an outline of the contracts.

Scope of insured parties	Outline of Directors and Officers Liability Insurance Contract
All directors, auditors and executive officers of the Bank	In the event of claims for compensation for damages resulting from actions taken by the insured party in relation to operations as an officer of the Bank (including non-action), contracts indemnify the insured party for compensation for damages and court costs, etc. However, the Damages, etc. incurred by officers who have committed bribery, other criminal actions, or intentionally broken laws is excluded from indemnification so as not to undermine the execution of duties by officers, etc. The Bank pays all insurance premiums.

3	External officers
(1)	Concurrent positions and other status of external directors

Name	Concurrent positions and other status
Hiroyuki Noguchi (External Director)	Director Hiroyuki Noguchi concurrently serves as Chair at Nippon Mutual Housing Loan Co., Ltd. and Auditor at Shintohsho Real Estate Corporation. There are no important transactional relationships between the Bank and either Nippon Mutual Housing Loan Co., Ltd. or Shintohsho Real Estate Corporation.
Kazuhiko Kimura (External Auditor)	Auditor Kazuhiko Kimura concurrently serves as External Auditor at Nippon Thompson Co., Ltd. There are no important transactional relationships between the Bank and Nippon Thompson Co., Ltd.
Yoshiko Kurimoto (External Auditor)	Auditor Yoshiko Kurimoto concurrently serves as a Councilor for Aichi International Association and a Director of Aichi Prefectural Welfare Services Corporation. There are no important transactional relationships between the Bank and either Aichi International Association or Aichi Prefectural Welfare Services Corporation.

(2)	Primary activities of external officers

Name	Term of appointment	Attendance at Board of Directors meetings	Comments in Board of Directors meetings and other activities
Yuki Shibata (External Director)	2 years and 9 months	Attended 16 of the 16 meetings of the Board of Directors held during the fiscal year under review.

In the Board of Directors, provided advice and recommendations as necessary on proposals and deliberations, etc. based on practical perspectives and a wealth of experience gained in many years of involvement in core corporate operations, and functioned effectively in the supervision of management.

As chair of the Human Resources Committee, attended 5 meetings of the Human Resources Committee during FY2021 to lead deliberations of human resources-related matters concerning directors and executive officers. Additionally served as a member of the Remuneration Committee and deliberated matters related to the monthly remuneration of directors and executive officers and the payment of executive bonuses.

Hiroyuki Noguchi (External Director)	9 months	Attended 14 of the 14 meetings of the Board of Directors held during the fiscal year under review after appointment as an external director.

In the Board of Directors, provided advice and recommendations as necessary on proposals and deliberations, etc. based on broad experience in addition to perspectives as an expert in banking operations, and functioned effectively in the supervision of management.

Served as the chair of the Remuneration Committee which met once during FY2021, and led the deliberation of matters related to the monthly remuneration of directors. Additionally served as a member of the Human Resources Committee and deliberated human resources-related matters concerning directors and executive officers.

Name	Term of appointment	Attendance at meetings of the Board of Directors and Board of Auditors	Comments at meetings of the Board of Directors and Board of Auditors, and other activities
Kazuhiko Kimura (External Auditor)	6 years and 9 months	Attended 15 of the 16 meetings of the Board of Directors and 15 of the 16 meetings of the Board of Auditors held during the fiscal year under review.	Provided advice and recommendations as necessary on proposals and deliberations, etc. from a wealth of experience in a broad range of auditing operations and perspectives as an expert in banking operations.
Yoshiko Kurimoto (External Auditor)	1 year and 9 months	Attended 16 of the 16 meetings of the Board of Directors and 16 of the 16 meetings of the Board of Auditors held during the fiscal year under review.	Provided advice and recommendations as necessary on proposals and deliberations, etc. based on broad perspectives gained through experience over many years in the core operations of Achi Prefectural Government administration.

(3)	External officer remuneration, etc.
(Unit: 1 million yen)

	Number paid	Remuneration, etc. from the Bank	Remuneration, etc. from the Bank’s parent company
Total amount of remuneration, etc.	5	21	－

(Notes)	1. Stated monetary amounts are rounded down to the nearest million yen.

2. Remuneration, etc. numbers above include 1 million yen in executive bonus scheduled for payment in June 2022 (external directors 0 yen, external auditors 0 yen).

(4)	Opinion of external officers

Not applicable.

4	Matters related to stock of the Bank
(1) Number of shares	Total number of authorized shares	Common stock	50,000 thousand shares
	Total Number of issued shares	Common stock	21,780 thousand shares

(Notes) The number of shares is rounded down to the nearest 1,000 shares.

(2) Number of shareholders at the end of this fiscal year	6,476

(3)	Major shareholders

Personal or trade name of shareholder	Investment in the Bank
	Number of shares held	Ownership ratio
	1,000 shares	%
MUFG Bank, Ltd.	8,534	39.19
Misono Service Co., Ltd.	2,174	9.98
Custody Bank of Japan, Ltd. (Trust Account 4)	992	4.55
The Master Trust Bank of Japan, Ltd. (Trust Account)	912	4.18
Custody Bank of Japan, Ltd. (Trust Account)	620	2.85
KT Capital Corporation	610	2.80
Chukyo Bank Employee Shareholding Association	417	1.91
Daido Life Insurance Company	329	1.51
Daiwa Can Company	296	1.36
Chukyo TV. Broadcasting Co., Ltd.	263	1.21

(Notes)	1.	The number of shares is rounded down to the nearest 1,000 shares.
	2.	The shareholding ratio is a percentage of the total after deduction of the 5,000 treasury shares and rounded down to two decimal places.

5	Financial Auditor
(1)	Status of Financial Auditor
(Unit: 1 million yen)

Personal or trade name	Compensation, etc. for the fiscal year	Others
Deloitte Touche Tohmatsu LLC Designated Limited Liability Partner Masaru Kishino Designated Limited Liability Partner Atsuki Jinno	59

(Reasons of Board of Auditors for agreeing to proposed remuneration, etc.)

The Board of Auditors reviewed the Auditing Plan of the Financial Auditor, the performance of accounting audit duties, and estimated remuneration in light of the Bank’s business, etc. and found the proposed auditing remuneration to be at a level sufficient for the Financial Auditor to secure the required auditing structure and auditing hours, and perform appropriate audits. It therefore agreed to the proposed remuneration, etc. to the Financial Auditor.

(Description of non-auditing services)

The Bank paid consideration to the Financial Auditor for advice and guidance concerning the review of the allowance for doubtful accounts and entrustment of operations, etc. related to the business integration between the Bank and The Aichi Bank, Ltd., which are services outside the services set forth in Article 2.1 of the Certified Public Accountants Act (non-auditing service).

(Notes)	1. Stated monetary amounts are rounded down to the nearest million yen.

2. The total monetary and other financial interest to be paid by the Bank and its sub-entities, etc. to the Financial Auditor is 108 million yen.

3. Under the audit agreement between the Bank and the financial auditor, the amount of audit remuneration for audits pursuant to the Companies Act and for audits pursuant to the Financial Instruments and Exchange Act is not clearly separated, and effectively cannot be separated, so the amount of remuneration, etc. pertaining to the current fiscal year states the total amount of both.

(2)	Limited liability agreements

Not applicable.

(3)	Indemnity Agreements

Not applicable.

(4)	Other matters concerning Financial Auditors
a	Policy on determining the termination or non-reappointment of financial auditor

The Board of Auditors reviews the Financial Auditor’s independence, quality control, general capacity and other factors in light of the Financial Auditor Valuation Standards. If, as a result of this review, it determines it to be necessary to dismiss or decline to reappoint the Financial Auditor, a proposal for the dismissal or non-reappointment of the Financial Auditor is submitted to the General Meeting of Shareholders for resolution.

In addition, if the financial auditor is deemed to fall under the subparagraphs of Article 340(1) of the Companies Act, the financial auditor will be dismissed based on the unanimous consent of theBoard of Auditors. In that event, an auditor appointed by the Board of Auditors will report the dismissal of the financial auditor and the reasons therefor at the first shareholders’ meeting convened after the dismissal.

b	Major subsidiaries audited by auditing firms other than the Bank’s Financial Auditor

Not applicable.

6	Basic guidelines concerning parties controlling decisions on financial and operational policies

Not applicable.

7	Matters concerning specific wholly-owned subsidiaries

Not applicable.

8	Matters concerning dealings with the parent company, etc.

Not applicable.

9	Accounting advisors

Not applicable.

10	Others

Not applicable.

End of 116th fiscal year	(As at March 31, 2022)	Balance Sheet
(Unit: 1 million yen)
Account title	Amount	Account title	Amount
(Assets)		(Liabilities)
Cash and due from banks	350,631	Deposits	1,860,209
Cash	14,428	Current account deposits	108,386
Deposits	336,203	Ordinary deposits	1,067,907
Securities	406,056	Savings deposits	11,227
Government bonds	106,489	Notice deposits	5,424
Local government bonds	85,585	Term deposits	645,009
Corporate bonds	90,505	Installment savings	12,878
Stock	28,124	Other deposits	9,374
Other securities	95,351	Negotiable certificates of deposit	5,310
Loans and bills discounted	1,549,149	Call money	45,000
Bills discounted	5,341	Payables under securities lending transactions	9,001
Loans on notes	31,811	Borrowed money	291,500
Loans on deeds	1,298,165	Borrowings	291,500
Overdrafts	213,830	Foreign exchange	57
Foreign exchange	6,589	Due to foreign banks (our accounts)	12
Foreign deposits paid	4,692	Accrued foreign bills	44
Foreign bills bought	3	Corporate bonds	5,000
Foreign bills receivable	1,893	Other liabilities	15,844
Other assets	17,948	Domestic exchange settlement account, credit	542
Domestic exchange settlement account, debit	218	Accrued corporate tax, etc.	558
Prepaid expenses	10	Accrued expenses	799
Accrued income	1,189	Unearned revenue	1,044
Financial derivatives	4,922	Reserve for interest on installment savings	0
Cash collateral paid for financial instruments	10,190	Financial derivatives	4,827
Other assets	1,417	Lease obligations	512
Tangible fixed assets	17,923	Asset retirement obligations	334
Buildings	3,289	Other liabilities	7,224
Land	13,327	Allowance for bonuses payable	519
Leased assets	274	Allowance for reimbursement of deposits	122
Construction in progress	397	Allowance for contingent loss	562
Other tangible fixed assets	634	Deferred tax liabilities	1,081
Intangible fixed assets	1,647	Deferred tax liabilities pertaining to revaluation	2,298
Software	1,345	Acceptances and guarantees	2,457
Leased assets	169	Total liabilities	2,238,964
Other intangible assets	131	(Equity)
Prepaid pension costs	3,234	Capital	31,879
Customers' liabilities for acceptances and guarantees	2,457	Capital surplus	23,219
Allowance for doubtful accounts	-10,467	Capital reserves	23,219
		Retained earnings	37,441
		Retained earnings reserves	3,683
		Other retained earnings.	33,758
		Reserve for tax purpose reduction entry of non-current assets	340
		General reserve	11,000
		Earned surplus brought forward	22,418
		Treasury shares	-11
		Total shareholders’ equity	92,528
		Valuation difference on available-for-sale securities	8,109
		Deferred gains or losses on hedges	472
		Revaluation reserve for land	4,864
		Total valuation and translation adjustments	13,446
		Share acquisition rights	230
		Total net assets	106,206
Total assets	2,345,171	Total liabilities and net assets	2,345,171

116th fiscal year	(	From April 1, 2021 To March 31, 2022)	Profit and loss statement

(Unit: 1 million yen)

Account title	Amount
Ordinary income		31,459
Interest income	19,716
Interest on loans and discounts	13,421
Interest and dividends on securities	5,900
Interest on deposits paid	375
Other interest income	19
Fees and commissions	5,470
Fund transfer fees received	1,281
Other fees and commissions	4,189
Other operating income	1,227
Foreign exchange trading income	93
Gain on sale of national government bonds	1,133
Other ordinary income	5,045
Gain on loan losses recovered	0
Gain on sale of securities	4,477
Other ordinary income	567
Ordinary expenses		24,932
Financing Costs	820
Interest on deposits received	149
Interest on negotiable certificates of deposit	8
Interest on call money	-1
Interest on securities lending transactions	6
Interest on bonds	56
Interest on interest rate swaps	581
Other interest expenses	20
Fees and commissions payable	2,164
Fund transfer fees paid	209
Other fees and commissions	1,954
Other operating expenses	1,404
Loss on sale of national government bonds	1,391
Financial derivatives expenses	12
Operating expenses	16,374
Other ordinary expenses	4,169
Provision for doubtful accounts	2,439
Loss on sale of	320
Amortization of equity	4
Other ordinary expenses	1,405
Ordinary income		6,526
Extraordinary profit		584
Gain on disposal of fixed assets	584
Extraordinary loss.		2,141
Loss on disposal of fixed assets	13
Impairment loss	1,250
Other extraordinary loss	876
Pre-tax net income		4,969
Corporate, inhabitants, and enterprise taxes	1,493
Adjustments to income taxes	-771
Total income taxes		722
Net income		4,246

End of 116th fiscal year	(As at March 31, 2022)	Consolidated Balance Sheet

(Unit: 1 million yen)

Account title	Amount	Account title	Amount
(Assets)		(Liabilities)
Cash and due from banks	350,633	Deposits	1,854,796
Securities	405,263	Negotiable certificates of deposit	5,310
Loans and bills discounted	1,549,464	Call money and bills sold	45,000
Foreign exchange	6,589	Payables under securities lending transactions	9,001
Other assets	21,757	Borrowed money	291,500
Tangible fixed assets	17,802	Foreign exchange	57
Buildings	3,409	Corporate bonds	5,000
Land	13,060	Other liabilities	22,374
Leased assets	291	Allowance for bonuses payable	534
Construction in progress	397	Allowance for reimbursement of deposits	122
Other tangible fixed assets	642	Allowance for contingent loss	562
Intangible fixed assets	1,724	Deferred tax liabilities	1,030
Software	1,361	Deferred tax liabilities pertaining to revaluation	2,298
Leased assets	228	Acceptances and guarantees	2,462
Other intangible assets	133	Total liabilities	2,240,049
Net defined benefit assets	3,251	(Equity)
Deferred tax assets	341	Capital	31,879
Customers' liabilities for acceptances and guarantees	2,462	Capital surplus	24,029
Allowance for doubtful accounts	-11,093	Retained earnings	38,551
		Treasury shares	-11
		Total shareholders’ equity	94,448
		Valuation difference on available-for-sale securities	8,110
		Deferred gains or losses on hedges	472
		Revaluation reserve for land	4,864
		Cumulative adjustments of retirement benefits	18
		Total of other comprehensive accumulated income	13,466
		Share acquisition rights	230
		Total net assets	108,146
Total assets	2,348,196	Total liabilities and net assets	2,348,196

116th fiscal year	(	From April 1, 2021 To March 31, 2022)	Consolidated Profit and Loss Statement

(Unit: 1 million yen)

Account title	Amount
Ordinary income		31,528
Interest income	19,085
Interest on loans and discounts	13,459
Interest and dividends on securities	5,231
Interest on deposits paid	375
Other interest income	19
Fees and commissions	5,985
Other operating income	1,415
Other ordinary income	5,042
Gain on loan losses recovered	1
Gain on sale of securities	4,477
Other ordinary income	563
Ordinary expenses		25,461
Financing Costs	821
Interest on deposits received	149
Interest on negotiable certificates of deposit	8
Interest on call money and bills sold	-1
Interest on securities lending transactions	6
Interest on bonds	56
Other interest expenses	602
Fees and commissions payable	1,993
Other operating expenses	1,404
Operating expenses	17,025
Other ordinary expenses	4,216
Provision for doubtful accounts	2,475
Other ordinary expenses	1,740
Ordinary income		6,067
Extraordinary profit		584
Gain on disposal of fixed assets	584
Extraordinary loss		2,141
Loss on disposal of fixed assets	13
Impairment loss	1,250
Other extraordinary loss	876
Net income before taxes and other adjustments		4,509
Corporate, inhabitants, and enterprise taxes	1,506
Adjustments to income taxes	-725
Total income taxes		781
Net income		3,728
Net income attributable to shareholders of the parent company		3,728

Note that the Japanese version of the Convocation Notice of the 116th Annual General Meeting of Shareholders has attached to it an Independent Auditor’s Report with an unqualified opinion provided by Deloitte Touche Tohmatsu LLC with regard to the non-consolidated and consolidated financial statements prepared by The Chukyo Bank, Limited in accordance with the laws of Japan.

Transcript of the Audit Report of the Board of Auditors

Audit report

Concerning the execution of duties by directors during the 116th fiscal year from April 1, 2021 to March 31, 2022, based on the audit reports prepared by each company auditor, and after careful discussions, this Auditing and Supervisory Committee has compiled this Audit Report, and reports as follows.

1.       The methods and content of the audits of company auditors and the Auditing and Supervisory Committee

(1)    In addition to establishing an audit policy, a division of duties, and the like, and receiving reports from each company auditor on the status and results of the implementation of audits, the Auditing and Supervisory Committee has received reports from the directors, etc. and the accounting auditor on the status of the execution of their duties, and has requested explanations as necessary.

(2)    In compliance with the Auditor Auditing Standards formulated by the Auditing and Supervisory Committee, and in accordance with auditing policies and assignments, individual auditors endeavored to facilitate communication with the directors, executive officers, internal auditing departments and other employees, collect information, and enhance the auditing environment. In addition, they performed audits according to the following methods.

1)     Attended meetings of the Board of Directors and other important meetings, received reports on the execution of duties from directors, executive officers, and employees, etc., requested explanations as necessary, reviewed important decision-making documents, etc. and audited the status of operations and assets in the head office and major branch offices. In regard to subsidiaries, the auditors received business reports from subsidiaries as necessary in order to ensure good communication and information exchange with the directors and auditors, etc. thereof.

2)     Received regular reports from directors, executive officers, and employees, etc. on the building and administration of systems to ensure that the execution of duties by directors as stated in the business report conforms to laws, ordinances and the Articles of Incorporation, and resolutions of the Board of Directors and systems established under those resolutions for the creation of the systems set forth in Article 100, Paragraph 1 and Paragraph 3 of the Enforcement Orders to the Companies Act as necessary to ensure the appropriate operation of corporate groupings comprising joint stock companies and their subsidiaries, requested explanations as necessary, and expressed opinions.

3)     As well as monitoring and verifying whether the financial auditor maintains an independent position and properly conducts its audit, the company auditors received reports and requested explanations as necessary from the financial auditor on the status of the execution of its duties. Further, the corporate auditors received a notice from the accounting auditor to the effect that it maintains “systems in order to ensure that its duties are properly performed (matters listed in each item under Article 131 of the Ordinance on Company Accounting) in accordance with “quality control standards for auditing” (October 28, 2005, Business Accounting Council), etc., and requested explanations as necessary.

Based on the methods above, the auditors examined the business report and attached schedules, financial statements (balance sheet, profit and loss statement, non-consolidated statements of changes in net assets and notes to specific items) and attached schedules, and consolidated financial statements (consolidated balance sheet, consolidated statements of income, consolidated statements of changes in net assets and notes to the consolidated financial statements) for the fiscal year.

2.       Audit Results

(1)       Audit results for the business report, etc.

1)     In our opinion, the business report and the annexed detailed statement comply with laws and ordinances and the articles of incorporation and accurately reflect the situation of the company.

2)     In our opinion, there has been no material misconduct or breach of laws and regulations or the articles of incorporation by a Director in the course of performing duties.

3)     We find that the Board of Directors’ resolutions with respect to the internal control systems are appropriate. Further, we found no matters that should be raised with regard to the details stated in the business report or the execution of the directors’ duties concerning those internal control systems.

(2)       Audit results for financial statements and their annexed detailed statements

We find the methods and results of the audits performed by Financial Auditor Deloitte Touche Tohmatsu LLC to be reasonable and appropriate.

(3)       Results of audit of consolidated financial statements

We find the methods and results of the audits performed by Financial Auditor Deloitte Touche Tohmatsu LLC to be reasonable and appropriate.

May 11, 2022
Board of Auditors, The Chukyo Bank, Limited

Full-time Auditor Akihiro Maeda	[seal]
External Auditor Kazuhiko Kimura	[seal]
External Auditor Yoshiko Kurimoto	[seal]

End of document

Exhibit 2-(1)-1

Details of The Aichi Bank, Ltd. Series 1 Rights to Subscribe for New Shares

1.	Name of rights to subscribe for new shares

The Aichi Bank, Ltd.             Series 1 Rights to Subscribe for New Shares

2.	Class and quantity of shares underlying the rights to subscribe for new shares

The class of shares underlying the rights to subscribe for new shares shall be common stock of the Bank, and the number of shares underlying each right to subscribe for new shares (the “Number of Shares Granted”) shall be 100; provided, however, that if the Bank carries out a share split (including allocation of shares of the Bank’s common stock without contribution; hereinafter the same for mentions of share split) or share consolidation of its common stock on or after the date of the grant of the rights to subscribe for new shares (the “Allocation Date”), the Number of Shares Granted shall be adjusted in accordance with the following formula, and fractional shares occurring as a result of the adjustment will be rounded down.

Adjusted Number of Shares Granted = pre-adjustment Number of Shares Granted × share split (or share consolidation) ratio

The adjusted Number of Shares Granted shall be applied from the day following the record date of the share split (or, if a record date is not specified, from the effective date) in the case of a share split and from the effective date in the case of a share consolidation; provided, however, that if a share split is carried out on the condition that a proposal to reduce the amount of surplus and increase capital or reserve funds is approved at a general meeting of shareholders, and if the record date for the share split is a day on or before the date of the conclusion of such general meeting of shareholders, the adjusted Number of Shares Granted shall be retroactively applied to the day following the record date from the day following the date of the close of the general meeting of shareholders.

In addition, if, after the Allocation Date, the Bank carries out a merger or company split, or if it is otherwise necessary to adjust the Number of Shares Granted in a similar manner to such cases, the Bank may appropriately adjust the Number of Shares Granted to a reasonable extent.

When adjusting the Number of Shares Granted, by the day before the adjusted Number of Shares Granted is applied, the Bank will notify or announce the necessary matters to the parties (the “Holders of Rights to Subscribe for New Shares”) who hold each of the rights to subscribe for new shares listed in the register of rights to subscribe for new shares; provided, however, that if notice or announcement cannot be made by the day before the date of application, notice or announcement shall be made promptly thereafter.

3.	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of assets contributed upon the exercise of each right to subscribe for new shares shall be the exercise price of one yen per share that can be delivered by exercising each right to subscribe for new shares, multiplied by the Number of Shares Granted.

4.	Method of calculating the amount to be paid in for rights to subscribe for new shares

The amount to be paid in for rights to subscribe for new shares will be the amount obtained by multiplying the Number of Shares Granted by the option price per share calculated using the Black-Scholes Model (with amounts less than one yen rounded to the nearest whole number) as of the Allocation Date of the rights to subscribe for new shares.

In addition, the party receiving allocation shall set off remuneration claims it holds against the Bank with its obligation to pay the paid-in amount for rights to subscribe for new shares, in lieu of payment of such paid-in amount.

5.	Exercisable period of the rights to subscribe for new shares

From July 21, 2012 to July 20, 2042

6.	Matters concerning increasing capital stock or capital reserves in the event shares are issued due to the exercise of rights to subscribe for new shares
(1)	The amount of capital increase when shares are issued upon exercise of the rights to subscribe for new shares will be half the upper limit for a capital increase calculated in accordance with Article 17(1) of the Regulations on Corporate Accounting, rounded up to the nearest yen.
(2)	The increase in capital reserve when shares are issued upon exercise of the rights to subscribe for new shares will be the upper limit for a capital increase described in (1) above less the capital increase stipulated in (1) above.
7.	Restrictions on transferring rights to subscribe for new shares

A resolution of the Board of Directors of the Bank is required for the acquisition of rights to subscribe for new shares by transfer.

8.	Call provision of the rights to subscribe for new shares

If a proposal set forth in (1), (2), (3), (4), or (5) below is approved by the Bank’s general meeting of shareholders (or decided by resolution of the Bank’s Board of Directors if a resolution of the general meeting of shareholders is not required), the Bank may acquire rights to subscribe for new shares without contribution on a date separately determined by the Bank’s Board of Directors.

(1)	Proposal to approve a merger agreement under which the Bank is the non-surviving company.
(2)	Proposal to approve a split agreement or split plan under which the Bank is the split company.
(3)	Proposal to approve a share exchange agreement or share transfer plan under which the Bank becomes a wholly owned subsidiary.
(4)	Proposal for approval of amendment of the Articles of Incorporation which stipulates that the approval of the Bank is required for the acquisition of shares by transfer as the content of all shares issued by the Bank; or
(5)	Proposal for approval of amendment of the Articles of Incorporation which provides that approval of the Bank is required for the acquisition by transfer of the class of shares underlying the rights to subscribe for new shares as the content of that class of shares, or that the Bank will acquire all of the shares of this type by a resolution of a general meeting of shareholders.
9.	Policy for determining the details of the delivery of rights to subscribe for new shares of the restructured company in a restructuring

If the Bank undergoes a merger (limited only to situations where the Bank dissolves through merger), absorption-type company split or incorporation-type company split (in both cases limited only to situations where the Bank becomes a demerged company), or share exchange or share transfer (in both cases limited only to situations where the Bank becomes a wholly owned subsidiary) (the above acts hereinafter collectively referred to as “Restructuring”), rights to subscribe for new shares to the corporation listed in the Companies Act, Article 236, Paragraph 1, Item (viii), (a) through (e) (hereinafter, “Restructured Company”) shall be delivered to each Holder of Rights to Subscribe for New Shares who holds rights to subscribe for new shares remaining (hereinafter, the “Remaining Rights to Subscribe for New Shares”) immediately prior to the effective date (for an absorption-type merger, the date the absorption-type merger takes effect; for a consolidation-type merger, the date a corporation under consolidation merger is established; for an absorption-type company split, the date the absorption-type company split takes effect; for an incorporation-type company split, the date a corporation under incorporation-type company split is established; for share exchange, the date the share is exchange takes effect; and for share transfer, the date a wholly owning parent company under share transfer is established; the same shall apply hereunder) of the Restructuring in each of the situations. However, this shall apply only when the delivery of rights to subscribe for new shares in the Restructured Company is provided for in the absorption-type merger agreement, consolidation-type merger agreement, absorption-type split agreement, incorporation-type split agreement, share exchange agreement, or share transfer plan in accordance with each of the following items.

(1)	The number of rights to subscribe for new shares of the Restructured Company to be granted

The same number as the number of the Remaining Rights to Subscribe for New Shares held by the Holder of Rights to Subscribe for New Shares shall be delivered to each Holder of Rights to Subscribe for New Shares.

(2)	Class of shares in the Restructured Company underlying the rights to subscribe for new shares

Common shares in the Restructured Company

(3)	Number of shares underlying the rights to subscribe for new shares of the Restructured Company

To be determined in accordance with 2. above and in consideration of the conditions for the Restructuring.

(4)	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of the assets to be contributed when exercising rights to subscribe for new shares will be the amount calculated by multiplying the exercise price after restructuring specified below by the number of Restructured Company shares underlying the rights to subscribe for new shares as determined according to item (3) above. The exercise price after restructuring will be one yen for each share of the Restructured Company that may be received as a result of the exercise of the issued rights to subscribe for new shares.

(5)	Exercisable period of the rights to subscribe for new shares

The period from the later of the commencement date of the rights to subscribe for new shares exercisable period set forth in 5. above or the date Restructuring takes effect until the last day of the above rights to subscribe for new shares exercisable period set forth in 5. above

(6)	Matters concerning increasing capital stock or capital reserves in the event shares are issued due to the exercise of rights to subscribe for new shares

To be determined in accordance with 6. above.

(7)	Restrictions on transferring rights to subscribe for new shares

A resolution of the Restructured Company’s Board of Directors is required for the acquisition of rights to subscribe for new shares by assignment.

(8)	Call provision of the rights to subscribe for new shares

To be determined in accordance with 8. above.

(9)	Other conditions for the exercise of rights to subscribe for new shares

To be determined in accordance with 11. below.

10.	Handling of fractional shares that occur when exercising rights to subscribe for new shares

In cases where the number of the shares to be issued to a Holder of Rights to Subscribe for New Shares that has exercised a right to subscribe for new shares includes a fractional share, it will be rounded down.

11.	Other conditions for the exercise of rights to subscribe for new shares
(1)	During the period set forth in 5. above, Holders of Rights to Subscribe for New Shares may exercise their rights to subscribe for new shares from the day after the day on which they lose their position as either director or company auditor of the Bank (the “Loss of Position Date”).
(2)	Notwithstanding (1) above, during the period set forth in 5. above, in the case set forth in (i) or (ii) below (however, with regard to (ii), except where provided in the merger agreement, share exchange agreement, or share transfer plan to the effect that rights to subscribe for new shares of the Restructured Company will be delivered to the Holder of Rights to Subscribe for New Shares in accordance with 9. above), Holders of Rights to Subscribe for New Shares may exercise their rights to subscribe for new shares only within the period respectively stipulated therein.
(i)	If a Holder of Rights to Subscribe for New Shares does not have a Loss of Position Date by July 20, 2041 From July 21, 2041 to July 20, 2042
(ii)	If a proposal for a merger agreement in which the Bank will be the non-surviving company, a share exchange agreement in which the Bank will be a wholly owned subsidiary, or a proposal for a share transfer agreement is approved by a general meeting of shareholders (or decided by resolution of the Board of Directors if a resolution of the general meeting of shareholders is not required)
A 15-day period from the day following the date of such approval.

(3)	(1) and (2)(i) above do not apply to persons who have succeeded to the rights to subscribe for new shares through inheritance.
(4)	In cases where Holders of Rights to Subscribe for New Shares waive their rights to subscribe for new shares, such rights to subscribe for new shares may not be exercised.
12.	Allocation Date for the rights to subscribe for new shares July 20, 2012

End of document.

Exhibit 2-(1)-2

Details of the Aichi Financial Group, Inc. Series 1 Rights to Subscribe for New Shares

1.	Name of rights to subscribe for new shares

Aichi Financial Group, Inc.          Series 1 Rights to Subscribe for New Shares

2.	Class and quantity of shares underlying the rights to subscribe for new shares

The class of shares underlying the rights to subscribe for new shares shall be common stock of the Company, and the number of shares underlying each right to subscribe for new shares (the “Number of Shares Granted”) shall be 333; provided, however, that if the Company carries out a share split (including allocation of shares of the Company’s common stock without contribution; hereinafter the same for mentions of share split) or share consolidation of its common stock on or after the date of the grant of the rights to subscribe for new shares (the “Allocation Date”), the Number of Shares Granted shall be adjusted in accordance with the following formula, and fractional shares occurring as a result of the adjustment will be rounded down.

Adjusted Number of Shares Granted = pre-adjustment Number of Shares Granted × share split (or share consolidation) ratio

The adjusted Number of Shares Granted shall be applied from the day following the record date of the share split (or, if a record date is not specified, from the effective date) in the case of a share split and from the effective date in the case of a share consolidation; provided, however, that if a share split is carried out on the condition that a proposal to reduce the amount of surplus and increase capital or reserve funds is approved at a general meeting of shareholders, and if the record date for the share split is a day on or before the date of the conclusion of such general meeting of shareholders, the adjusted Number of Shares Granted shall be retroactively applied to the day following the record date from the day following the date of the close of the general meeting of shareholders.

In addition, if, after the Allocation Date, the Company carries out a merger or company split, or if it is otherwise necessary to adjust the Number of Shares Granted in a similar manner to such cases, the Company may appropriately adjust the Number of Shares Granted to a reasonable extent.

When adjusting the Number of Shares Granted, by the day before the adjusted Number of Shares Granted is applied, the Company will notify or announce the necessary matters to the parties (the “Holders of Rights to Subscribe for New Shares”) who hold each of the rights to subscribe for new shares listed in the register of rights to subscribe for new shares; provided, however, that if notice or announcement cannot be made by the day before the date of application, notice or announcement shall be made promptly thereafter.

3.	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of assets contributed upon the exercise of each right to subscribe for new shares shall be the exercise price of one yen per share that can be delivered by exercising each right to subscribe for new shares, multiplied by the Number of Shares Granted.

4.	Exercisable period of the rights to subscribe for new shares

From October 3, 2022 to July 20, 2042

5.	Matters concerning increasing capital stock or capital reserves in the event shares are issued due to the exercise of rights to subscribe for new shares
(1)	The amount of capital increase when shares are issued upon exercise of the rights to subscribe for new shares will be half the upper limit for a capital increase calculated in accordance with Article 17(1) of the Regulations on Corporate Accounting, rounded up to the nearest yen.
(2)	The increase in capital reserve when shares are issued upon exercise of the rights to subscribe for new shares will be the upper limit for a capital increase described in (1) above less the capital increase stipulated in (1) above.

6.	Restrictions on transferring rights to subscribe for new shares

A resolution of the Board of Directors of the Company is required for the acquisition of rights to subscribe for new shares by transfer.

7.	Call provision of the rights to subscribe for new shares

If a proposal set forth in (1), (2), (3), (4), or (5) below is approved by the Company’s general meeting of shareholders (or decided by resolution of the Company’s Board of Directors if a resolution of the general meeting of shareholders is not required), the Company may acquire rights to subscribe for new shares without contribution on a date separately determined by the Company’s Board of Directors.

(1)	Proposal to approve a merger agreement under which the Company is the non-surviving company.
(2)	Proposal to approve a split agreement or split plan under which the Company is the split company.
(3)	Proposal to approve a share exchange agreement or share transfer plan under which the Company becomes a wholly owned subsidiary.
(4)	Proposal for approval of amendment of the Articles of Incorporation which stipulates that the approval of the Company is required for the acquisition of shares by transfer as the content of all shares issued by the Company; or
(5)	Proposal for approval of amendment of the Articles of Incorporation which provides that approval of the Company is required for the acquisition by transfer of the class of shares underlying the rights to subscribe for new shares as the content of that class of shares, or that the Company will acquire all of the shares of this type by a resolution of a general meeting of shareholders.
8.	Policy for determining the details of the delivery of rights to subscribe for new shares of the restructured company in a restructuring

If the Company undergoes a merger (limited only to situations where the Company dissolves through merger), absorption-type company split or incorporation-type company split (in both cases limited only to situations where the Company becomes a demerged company), or share exchange or share transfer (in both cases limited only to situations where the Company becomes a wholly owned subsidiary) (the above acts hereinafter collectively referred to as “Restructuring”), rights to subscribe for new shares to the corporation listed in the Companies Act, Article 236, Paragraph 1, Item (viii), (a) through (e) (hereinafter, “Restructured Company”) shall be delivered to each Holder of Rights to Subscribe for New Shares who holds rights to subscribe for new shares remaining (hereinafter, the “Remaining Rights to Subscribe for New Shares”) immediately prior to the effective date (for an absorption-type merger, the date the absorption-type merger takes effect; for a consolidation-type merger, the date a corporation under consolidation merger is established; for an absorption-type company split, the date the absorption-type company split takes effect; for an incorporation-type company split, the date a corporation under incorporation-type company split is established; for share exchange, the date the share is exchange takes effect; and for share transfer, the date a wholly owning parent company under share transfer is established; the same shall apply hereunder) of the Restructuring in each of the situations. However, this shall apply only when the delivery of rights to subscribe for new shares in the Restructured Company is provided for in the absorption-type merger agreement, consolidation-type merger agreement, absorption-type split agreement, incorporation-type split agreement, share exchange agreement, or share transfer plan in accordance with each of the following items.

(1)	The number of rights to subscribe for new shares of the Restructured Company to be granted

The same number as the number of the Remaining Rights to Subscribe for New Shares held by the Holder of Rights to Subscribe for New Shares shall be delivered to each Holder of Rights to Subscribe for New Shares.

(2)	Class of shares in the Restructured Company underlying the rights to subscribe for new shares

Common shares in the Restructured Company

(3)	Number of shares underlying the rights to subscribe for new shares of the Restructured Company

To be determined in accordance with 2. above and in consideration of the conditions for the Restructuring.

(4)	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of the assets to be contributed when exercising rights to subscribe for new shares will be the amount calculated by multiplying the exercise price after restructuring specified below by the number of Restructured Company shares underlying the rights to subscribe for new shares as determined according to item (3) above. The exercise price after restructuring will be one yen for each share of the Restructured Company that may be received as a result of the exercise of the issued rights to subscribe for new shares.

(5)	Exercisable period of the rights to subscribe for new shares

The period from the later of the commencement date of the rights to subscribe for new shares exercisable period set forth in 4. above or the date Restructuring takes effect until the last day of the above rights to subscribe for new shares exercisable period set forth in 4. above

(6)	Matters concerning increasing capital stock or capital reserves in the event shares are issued due to the exercise of rights to subscribe for new shares

To be determined in accordance with 5. above.

(7)	Restrictions on transferring rights to subscribe for new shares

A resolution of the Restructured Company’s Board of Directors is required for the acquisition of rights to subscribe for new shares by assignment.

(8)	Call provision of the rights to subscribe for new shares

To be determined in accordance with 7. above.

(9)	Other conditions for the exercise of rights to subscribe for new shares

To be determined in accordance with 10. below.

9.	Handling of fractional shares that occur when exercising rights to subscribe for new shares

In cases where the number of the shares to be issued to a Holder of Rights to Subscribe for New Shares that has exercised a right to subscribe for new shares includes a fractional share, it will be rounded down.

10.	Other conditions for the exercise of rights to subscribe for new shares
(1)	During the period set forth in 4. above, Holders of Rights to Subscribe for New Shares may exercise their rights to subscribe for new shares from the day after the day on which they lose their position as either director or company auditor of the Company, The Aichi Bank, Ltd., or The Chukyo Bank, Limited (the “Loss of Position Date”).
(2)	Notwithstanding (1) above, during the period set forth in 4. above, in the case set forth in (i) or (ii) below (however, with regard to (ii), except where provided in the merger agreement, share exchange agreement, or share transfer plan to the effect that rights to subscribe for new shares of the Restructured Company will be delivered to the Holder of Rights to Subscribe for New Shares in accordance with 8. above), Holders of Rights to Subscribe for New Shares may exercise their rights to subscribe for new shares only within the period respectively stipulated therein.
(i)	If a Holder of Rights to Subscribe for New Shares does not have a Loss of Position Date by July 20, 2041 From July 21, 2041 to July 20, 2042
(ii)	If a proposal for a merger agreement in which the Company will be the non-surviving company, a share exchange agreement in which the Company will be a wholly owned subsidiary, or a proposal for a share transfer agreement is approved by a general meeting of shareholders (or decided by resolution of the Board of Directors if a resolution of the general meeting of shareholders is not required)
A 15-day period from the day following the date of such approval.
(3)	(1) and (2)(i) above do not apply to persons who have succeeded to the rights to subscribe for new shares through inheritance.
(4)	In cases where Holders of Rights to Subscribe for New Shares waive their rights to subscribe for new shares, such rights to subscribe for new shares may not be exercised.
11.	Allocation Date for the rights to subscribe for new shares October 3, 2022

End of document.

Exhibit 2-(2)-1

Details of The Aichi Bank, Ltd. Series 2 Rights to Subscribe for New Shares

1.	Name of rights to subscribe for new shares

The Aichi Bank, Ltd.            Series 2 Rights to Subscribe for New Shares

2.	Class and quantity of shares underlying the rights to subscribe for new shares

The class of shares underlying the rights to subscribe for new shares shall be common stock of the Bank, and the number of shares underlying each right to subscribe for new shares (the “Number of Shares Granted”) shall be 100; provided, however, that if the Bank carries out a share split (including allocation of shares of the Bank’s common stock without contribution; hereinafter the same for mentions of share split) or share consolidation of its common stock on or after the date of the grant of the rights to subscribe for new shares (the “Allocation Date”), the Number of Shares Granted shall be adjusted in accordance with the following formula, and fractional shares occurring as a result of the adjustment will be rounded down.

Adjusted Number of Shares Granted = pre-adjustment Number of Shares Granted × share split (or share consolidation) ratio

The adjusted Number of Shares Granted shall be applied from the day following the record date of the share split (or, if a record date is not specified, from the effective date) in the case of a share split and from the effective date in the case of a share consolidation; provided, however, that if a share split is carried out on the condition that a proposal to reduce the amount of surplus and increase capital or reserve funds is approved at a general meeting of shareholders, and if the record date for the share split is a day on or before the date of the conclusion of such general meeting of shareholders, the adjusted Number of Shares Granted shall be retroactively applied to the day following the record date from the day following the date of the close of the general meeting of shareholders.

In addition, if, after the Allocation Date, the Bank carries out a merger or company split, or if it is otherwise necessary to adjust the Number of Shares Granted in a similar manner to such cases, the Bank may appropriately adjust the Number of Shares Granted to a reasonable extent.

When adjusting the Number of Shares Granted, by the day before the adjusted Number of Shares Granted is applied, the Bank will notify or announce the necessary matters to the parties (the “Holders of Rights to Subscribe for New Shares”) who hold each of the rights to subscribe for new shares listed in the register of rights to subscribe for new shares; provided, however, that if notice or announcement cannot be made by the day before the date of application, notice or announcement shall be made promptly thereafter.

3.	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of assets contributed upon the exercise of each right to subscribe for new shares shall be the exercise price of one yen per share that can be delivered by exercising each right to subscribe for new shares, multiplied by the Number of Shares Granted.

4.	Method of calculating the amount to be paid in for rights to subscribe for new shares

The amount to be paid in for rights to subscribe for new shares will be the amount obtained by multiplying the Number of Shares Granted by the option price per share calculated using the Black-Scholes Model (with amounts less than one yen rounded to the nearest whole number) as of the Allocation Date of the rights to subscribe for new shares.

In addition, the party receiving allocation shall set off remuneration claims it holds against the Bank with its obligation to pay the paid-in amount for rights to subscribe for new shares, in lieu of payment of such paid-in amount.

5.	Exercisable period of the rights to subscribe for new shares

From July 20, 2013 to July 19, 2043

6.	Matters concerning increasing capital stock or capital reserves in the event shares are issued due to the exercise of rights to subscribe for new shares
(1)	The amount of capital increase when shares are issued upon exercise of the rights to subscribe for new shares will be half the upper limit for a capital increase calculated in accordance with Article 17(1) of the Regulations on Corporate Accounting, rounded up to the nearest yen.
(2)	The increase in capital reserve when shares are issued upon exercise of the rights to subscribe for new shares will be the upper limit for a capital increase described in (1) above less the capital increase stipulated in (1) above.
7.	Restrictions on transferring rights to subscribe for new shares

A resolution of the Board of Directors of the Bank is required for the acquisition of rights to subscribe for new shares by transfer.

8.	Call provision of the rights to subscribe for new shares

If a proposal set forth in (1), (2), (3), (4), or (5) below is approved by the Bank’s general meeting of shareholders (or decided by resolution of the Bank’s Board of Directors if a resolution of the general meeting of shareholders is not required), the Bank may acquire rights to subscribe for new shares without contribution on a date separately determined by the Bank’s Board of Directors.

(1)	Proposal to approve a merger agreement under which the Bank is the non-surviving company.
(2)	Proposal to approve a split agreement or split plan under which the Bank is the split company.
(3)	Proposal to approve a share exchange agreement or share transfer plan under which the Bank becomes a wholly owned subsidiary.
(4)	Proposal for approval of amendment of the Articles of Incorporation which stipulates that the approval of the Bank is required for the acquisition of shares by transfer as the content of all shares issued by the Bank; or
(5)	Proposal for approval of amendment of the Articles of Incorporation which provides that approval of the Bank is required for the acquisition by transfer of the class of shares underlying the rights to subscribe for new shares as the content of that class of shares, or that the Bank will acquire all of the shares of this type by a resolution of a general meeting of shareholders.
9.	Policy for determining the details of the delivery of rights to subscribe for new shares of the restructured company in a restructuring

If the Bank undergoes a merger (limited only to situations where the Bank dissolves through merger), absorption-type company split or incorporation-type company split (in both cases limited only to situations where the Bank becomes a demerged company), or share exchange or share transfer (in both cases limited only to situations where the Bank becomes a wholly owned subsidiary) (the above acts hereinafter collectively referred to as “Restructuring”), rights to subscribe for new shares to the corporation listed in the Companies Act, Article 236, Paragraph 1, Item (viii), (a) through (e) (hereinafter, “Restructured Company”) shall be delivered to each Holder of Rights to Subscribe for New Shares who holds rights to subscribe for new shares remaining (hereinafter, the “Remaining Rights to Subscribe for New Shares”) immediately prior to the effective date (for an absorption-type merger, the date the absorption-type merger takes effect; for a consolidation-type merger, the date a corporation under consolidation merger is established; for an absorption-type company split, the date the absorption-type company split takes effect; for an incorporation-type company split, the date a corporation under incorporation-type company split is established; for share exchange, the date the share is exchange takes effect; and for share transfer, the date a wholly owning parent company under share transfer is established; the same shall apply hereunder) of the Restructuring in each of the situations. However, this shall apply only when the delivery of rights to subscribe for new shares in the Restructured Company is provided for in the absorption-type merger agreement, consolidation-type merger agreement, absorption-type split agreement, incorporation-type split agreement, share exchange agreement, or share transfer plan in accordance with each of the following items.

(1)	The number of rights to subscribe for new shares of the Restructured Company to be granted

The same number as the number of the Remaining Rights to Subscribe for New Shares held by the Holder of Rights to Subscribe for New Shares shall be delivered to each Holder of Rights to Subscribe for New Shares.

(2)	Class of shares in the Restructured Company underlying the rights to subscribe for new shares

Common shares in the Restructured Company

(3)	Number of shares underlying the rights to subscribe for new shares of the Restructured Company

To be determined in accordance with 2. above and in consideration of the conditions for the Restructuring.

(4)	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of the assets to be contributed when exercising rights to subscribe for new shares will be the amount calculated by multiplying the exercise price after restructuring specified below by the number of Restructured Company shares underlying the rights to subscribe for new shares as determined according to item (3) above. The exercise price after restructuring will be one yen for each share of the Restructured Company that may be received as a result of the exercise of the issued rights to subscribe for new shares.

(5)	Exercisable period of the rights to subscribe for new shares

The period from the later of the commencement date of the rights to subscribe for new shares exercisable period set forth in 5. above or the date Restructuring takes effect until the last day of the above rights to subscribe for new shares exercisable period set forth in 5. above

(6)	Matters concerning increasing capital stock or capital reserves in the event shares are issued due to the exercise of rights to subscribe for new shares

To be determined in accordance with 6. above.

(7)	Restrictions on transferring rights to subscribe for new shares

A resolution of the Restructured Company’s Board of Directors is required for the acquisition of rights to subscribe for new shares by assignment.

(8)	Call provision of the rights to subscribe for new shares

To be determined in accordance with 8. above.

(9)	Other conditions for the exercise of rights to subscribe for new shares

To be determined in accordance with 11. below.

10.	Handling of fractional shares that occur when exercising rights to subscribe for new shares

In cases where the number of the shares to be issued to a Holder of Rights to Subscribe for New Shares that has exercised a right to subscribe for new shares includes a fractional share, it will be rounded down.

11.	Other conditions for the exercise of rights to subscribe for new shares
(1)	During the period set forth in 5. above, Holders of Rights to Subscribe for New Shares may exercise their rights to subscribe for new shares from the day after the day on which they lose their position as either director or company auditor of the Bank (the “Loss of Position Date”).
(2)	Notwithstanding (1) above, during the period set forth in 5. above, in the case set forth in (i) or (ii) below (however, with regard to (ii), except where provided in the merger agreement, share exchange agreement, or share transfer plan to the effect that rights to subscribe for new shares of the Restructured Company will be delivered to the Holder of Rights to Subscribe for New Shares in accordance with 9. above), Holders of Rights to Subscribe for New Shares may exercise their rights to subscribe for new shares only within the period respectively stipulated therein.
(i)	If a Holder of Rights to Subscribe for New Shares does not have a Loss of Position Date by July 19, 2042 From July 20, 2042 to July 19, 2043
(ii)	If a proposal for a merger agreement in which the Bank will be the non-surviving company, a share exchange agreement in which the Bank will be a wholly owned subsidiary, or a proposal for a share transfer agreement is approved by a general meeting of shareholders (or decided by resolution of the Board of Directors if a resolution of the general meeting of shareholders is not required)
A 15-day period from the day following the date of such approval.

(3)	(1) and (2)(i) above do not apply to persons who have succeeded to the rights to subscribe for new shares through inheritance.
(4)	In cases where Holders of Rights to Subscribe for New Shares waive their rights to subscribe for new shares, such rights to subscribe for new shares may not be exercised.
12.	Allocation Date for the rights to subscribe for new shares July 19, 2013

End of document.

Exhibit 2-(2)-2

Details of the Aichi Financial Group, Inc. Series 2 Rights to Subscribe for New Shares

1.	Name of rights to subscribe for new shares

Aichi Financial Group, Inc.            Series 2 Rights to Subscribe for New Shares

2.	Class and quantity of shares underlying the rights to subscribe for new shares

The class of shares underlying the rights to subscribe for new shares shall be common stock of the Company, and the number of shares underlying each right to subscribe for new shares (the “Number of Shares Granted”) shall be 333; provided, however, that if the Company carries out a share split (including allocation of shares of the Company’s common stock without contribution; hereinafter the same for mentions of share split) or share consolidation of its common stock on or after the date of the grant of the rights to subscribe for new shares (the “Allocation Date”), the Number of Shares Granted shall be adjusted in accordance with the following formula, and fractional shares occurring as a result of the adjustment will be rounded down.

Adjusted Number of Shares Granted = pre-adjustment Number of Shares Granted × share split (or share consolidation) ratio

The adjusted Number of Shares Granted shall be applied from the day following the record date of the share split (or, if a record date is not specified, from the effective date) in the case of a share split and from the effective date in the case of a share consolidation; provided, however, that if a share split is carried out on the condition that a proposal to reduce the amount of surplus and increase capital or reserve funds is approved at a general meeting of shareholders, and if the record date for the share split is a day on or before the date of the conclusion of such general meeting of shareholders, the adjusted Number of Shares Granted shall be retroactively applied to the day following the record date from the day following the date of the close of the general meeting of shareholders.

In addition, if, after the Allocation Date, the Company carries out a merger or company split, or if it is otherwise necessary to adjust the Number of Shares Granted in a similar manner to such cases, the Company may appropriately adjust the Number of Shares Granted to a reasonable extent.

When adjusting the Number of Shares Granted, by the day before the adjusted Number of Shares Granted is applied, the Company will notify or announce the necessary matters to the parties (the “Holders of Rights to Subscribe for New Shares”) who hold each of the rights to subscribe for new shares listed in the register of rights to subscribe for new shares; provided, however, that if notice or announcement cannot be made by the day before the date of application, notice or announcement shall be made promptly thereafter.

3.	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of assets contributed upon the exercise of each right to subscribe for new shares shall be the exercise price of one yen per share that can be delivered by exercising each right to subscribe for new shares, multiplied by the Number of Shares Granted.

4.	Exercisable period of the rights to subscribe for new shares

From October 3, 2022 to July 19, 2043

5.	Matters concerning increasing capital stock or capital reserves in the event shares are issued due to the exercise of rights to subscribe for new shares
(1)	The amount of capital increase when shares are issued upon exercise of the rights to subscribe for new shares will be half the upper limit for a capital increase calculated in accordance with Article 17(1) of the Regulations on Corporate Accounting, rounded up to the nearest yen.
(2)	The increase in capital reserve when shares are issued upon exercise of the rights to subscribe for new shares will be the upper limit for a capital increase described in (1) above less the capital increase stipulated in (1) above.

6.	Restrictions on transferring rights to subscribe for new shares

A resolution of the Board of Directors of the Company is required for the acquisition of rights to subscribe for new shares by transfer.

7.	Call provision of the rights to subscribe for new shares

If a proposal set forth in (1), (2), (3), (4), or (5) below is approved by the Company’s general meeting of shareholders (or decided by resolution of the Company’s Board of Directors if a resolution of the general meeting of shareholders is not required), the Company may acquire rights to subscribe for new shares without contribution on a date separately determined by the Company’s Board of Directors.

(1)	Proposal to approve a merger agreement under which the Company is the non-surviving company.
(2)	Proposal to approve a split agreement or split plan under which the Company is the split company.
(3)	Proposal to approve a share exchange agreement or share transfer plan under which the Company becomes a wholly owned subsidiary.
(4)	Proposal for approval of amendment of the Articles of Incorporation which stipulates that the approval of the Company is required for the acquisition of shares by transfer as the content of all shares issued by the Company; or
(5)	Proposal for approval of amendment of the Articles of Incorporation which provides that approval of the Company is required for the acquisition by transfer of the class of shares underlying the rights to subscribe for new shares as the content of that class of shares, or that the Company will acquire all of the shares of this type by a resolution of a general meeting of shareholders.
8.	Policy for determining the details of the delivery of rights to subscribe for new shares of the restructured company in a restructuring

If the Company undergoes a merger (limited only to situations where the Company dissolves through merger), absorption-type company split or incorporation-type company split (in both cases limited only to situations where the Company becomes a demerged company), or share exchange or share transfer (in both cases limited only to situations where the Company becomes a wholly owned subsidiary) (the above acts hereinafter collectively referred to as “Restructuring”), rights to subscribe for new shares to the corporation listed in the Companies Act, Article 236, Paragraph 1, Item (viii), (a) through (e) (hereinafter, “Restructured Company”) shall be delivered to each Holder of Rights to Subscribe for New Shares who holds rights to subscribe for new shares remaining (hereinafter, the “Remaining Rights to Subscribe for New Shares”) immediately prior to the effective date (for an absorption-type merger, the date the absorption-type merger takes effect; for a consolidation-type merger, the date a corporation under consolidation merger is established; for an absorption-type company split, the date the absorption-type company split takes effect; for an incorporation-type company split, the date a corporation under incorporation-type company split is established; for share exchange, the date the share is exchange takes effect; and for share transfer, the date a wholly owning parent company under share transfer is established; the same shall apply hereunder) of the Restructuring in each of the situations. However, this shall apply only when the delivery of rights to subscribe for new shares in the Restructured Company is provided for in the absorption-type merger agreement, consolidation-type merger agreement, absorption-type split agreement, incorporation-type split agreement, share exchange agreement, or share transfer plan in accordance with each of the following items.

(1)	The number of rights to subscribe for new shares of the Restructured Company to be granted

The same number as the number of the Remaining Rights to Subscribe for New Shares held by the Holder of Rights to Subscribe for New Shares shall be delivered to each Holder of Rights to Subscribe for New Shares.

(2)	Class of shares in the Restructured Company underlying the rights to subscribe for new shares

Common shares in the Restructured Company

(3)	Number of shares underlying the rights to subscribe for new shares of the Restructured Company

To be determined in accordance with 2. above and in consideration of the conditions for the Restructuring.

(4)	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of the assets to be contributed when exercising rights to subscribe for new shares will be the amount calculated by multiplying the exercise price after restructuring specified below by the number of Restructured Company shares underlying the rights to subscribe for new shares as determined according to item (3) above. The exercise price after restructuring will be one yen for each share of the Restructured Company that may be received as a result of the exercise of the issued rights to subscribe for new shares.

(5)	Exercisable period of the rights to subscribe for new shares

The period from the later of the commencement date of the rights to subscribe for new shares exercisable period set forth in 4. above or the date Restructuring takes effect until the last day of the above rights to subscribe for new shares exercisable period set forth in 4. above

(6)	Matters concerning increasing capital stock or capital reserves in the event shares are issued due to the exercise of rights to subscribe for new shares

To be determined in accordance with 5. above.

(7)	Restrictions on transferring rights to subscribe for new shares

A resolution of the Restructured Company’s Board of Directors is required for the acquisition of rights to subscribe for new shares by assignment.

(8)	Call provision of the rights to subscribe for new shares

To be determined in accordance with 7. above.

(9)	Other conditions for the exercise of rights to subscribe for new shares

To be determined in accordance with 10. below.

9.	Handling of fractional shares that occur when exercising rights to subscribe for new shares

In cases where the number of the shares to be issued to a Holder of Rights to Subscribe for New Shares that has exercised a right to subscribe for new shares includes a fractional share, it will be rounded down.

10.	Other conditions for the exercise of rights to subscribe for new shares
(1)	During the period set forth in 4. above, Holders of Rights to Subscribe for New Shares may exercise their rights to subscribe for new shares from the day after the day on which they lose their position as either director or company auditor of the Company, The Aichi Bank, Ltd., or The Chukyo Bank, Limited (the “Loss of Position Date”).
(2)	Notwithstanding (1) above, during the period set forth in 4. above, in the case set forth in (i) or (ii) below (however, with regard to (ii), except where provided in the merger agreement, share exchange agreement, or share transfer plan to the effect that rights to subscribe for new shares of the Restructured Company will be delivered to the Holder of Rights to Subscribe for New Shares in accordance with 8. above), Holders of Rights to Subscribe for New Shares may exercise their rights to subscribe for new shares only within the period respectively stipulated therein.
(i)	If a Holder of Rights to Subscribe for New Shares does not have a Loss of Position Date by July 19, 2042 From July 20, 2042 to July 19, 2043
(ii)	If a proposal for a merger agreement in which the Company will be the non-surviving company, a share exchange agreement in which the Company will be a wholly owned subsidiary, or a proposal for a share transfer agreement is approved by a general meeting of shareholders (or decided by resolution of the Board of Directors if a resolution of the general meeting of shareholders is not required)
A 15-day period from the day following the date of such approval.
(3)	(1) and (2)(i) above do not apply to persons who have succeeded to the rights to subscribe for new shares through inheritance.
(4)	In cases where Holders of Rights to Subscribe for New Shares waive their rights to subscribe for new shares, such rights to subscribe for new shares may not be exercised.
11.	Allocation Date for the rights to subscribe for new shares October 3, 2022

End of document.

Exhibit 2-(3)-1

Details of The Aichi Bank, Ltd. Series 3 Rights to Subscribe for New Shares

1.	Name of rights to subscribe for new shares

The Aichi Bank, Ltd.            Series 3 Rights to Subscribe for New Shares

2.	Class and quantity of shares underlying the rights to subscribe for new shares

The class of shares underlying the rights to subscribe for new shares shall be common stock of the Bank, and the number of shares underlying each right to subscribe for new shares (the “Number of Shares Granted”) shall be 100; provided, however, that if the Bank carries out a share split (including allocation of shares of the Bank’s common stock without contribution; hereinafter the same for mentions of share split) or share consolidation of its common stock on or after the date of the grant of the rights to subscribe for new shares (the “Allocation Date”), the Number of Shares Granted shall be adjusted in accordance with the following formula, and fractional shares occurring as a result of the adjustment will be rounded down.

Adjusted Number of Shares Granted = pre-adjustment Number of Shares Granted × share split (or share consolidation) ratio

The adjusted Number of Shares Granted shall be applied from the day following the record date of the share split (or, if a record date is not specified, from the effective date) in the case of a share split and from the effective date in the case of a share consolidation; provided, however, that if a share split is carried out on the condition that a proposal to reduce the amount of surplus and increase capital or reserve funds is approved at a general meeting of shareholders, and if the record date for the share split is a day on or before the date of the conclusion of such general meeting of shareholders, the adjusted Number of Shares Granted shall be retroactively applied to the day following the record date from the day following the date of the close of the general meeting of shareholders.

In addition, if, after the Allocation Date, the Bank carries out a merger or company split, or if it is otherwise necessary to adjust the Number of Shares Granted in a similar manner to such cases, the Bank may appropriately adjust the Number of Shares Granted to a reasonable extent.

When adjusting the Number of Shares Granted, by the day before the adjusted Number of Shares Granted is applied, the Bank will notify or announce the necessary matters to the parties (the “Holders of Rights to Subscribe for New Shares”) who hold each of the rights to subscribe for new shares listed in the register of rights to subscribe for new shares; provided, however, that if notice or announcement cannot be made by the day before the date of application, notice or announcement shall be made promptly thereafter.

3.	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of assets contributed upon the exercise of each right to subscribe for new shares shall be the exercise price of one yen per share that can be delivered by exercising each right to subscribe for new shares, multiplied by the Number of Shares Granted.

4.	Method of calculating the amount to be paid in for rights to subscribe for new shares

The amount to be paid in for rights to subscribe for new shares will be the amount obtained by multiplying the Number of Shares Granted by the option price per share calculated using the Black-Scholes Model (with amounts less than one yen rounded to the nearest whole number) as of the Allocation Date of the rights to subscribe for new shares.

In addition, the party receiving allocation shall set off remuneration claims it holds against the Bank with its obligation to pay the paid-in amount for rights to subscribe for new shares, in lieu of payment of such paid-in amount.

5.	Exercisable period of the rights to subscribe for new shares

From July 26, 2014 to July 25, 2044

6.	Matters concerning increasing capital stock or capital reserves in the event shares are issued due to the exercise of rights to subscribe for new shares

(1)	The amount of capital increase when shares are issued upon exercise of the rights to subscribe for new shares will be half the upper limit for a capital increase calculated in accordance with Article 17(1) of the Regulations on Corporate Accounting, rounded up to the nearest yen.
(2)	The increase in capital reserve when shares are issued upon exercise of the rights to subscribe for new shares will be the upper limit for a capital increase described in (1) above less the capital increase stipulated in (1) above.
7.	Restrictions on transferring rights to subscribe for new shares

A resolution of the Board of Directors of the Bank is required for the acquisition of rights to subscribe for new shares by transfer.

8.	Call provision of the rights to subscribe for new shares

If a proposal set forth in (1), (2), (3), (4), or (5) below is approved by the Bank’s general meeting of shareholders (or decided by resolution of the Bank’s Board of Directors if a resolution of the general meeting of shareholders is not required), the Bank may acquire rights to subscribe for new shares without contribution on a date separately determined by the Bank’s Board of Directors.

(1)	Proposal to approve a merger agreement under which the Bank is the non-surviving company.
(2)	Proposal to approve a split agreement or split plan under which the Bank is the split company.
(3)	Proposal to approve a share exchange agreement or share transfer plan under which the Bank becomes a wholly owned subsidiary.
(4)	Proposal for approval of amendment of the Articles of Incorporation which stipulates that the approval of the Bank is required for the acquisition of shares by transfer as the content of all shares issued by the Bank; or
(5)	Proposal for approval of amendment of the Articles of Incorporation which provides that approval of the Bank is required for the acquisition by transfer of the class of shares underlying the rights to subscribe for new shares as the content of that class of shares, or that the Bank will acquire all of the shares of this type by a resolution of a general meeting of shareholders.
9.	Policy for determining the details of the delivery of rights to subscribe for new shares of the restructured company in a restructuring

If the Bank undergoes a merger (limited only to situations where the Bank dissolves through merger), absorption-type company split or incorporation-type company split (in both cases limited only to situations where the Bank becomes a demerged company), or share exchange or share transfer (in both cases limited only to situations where the Bank becomes a wholly owned subsidiary) (the above acts hereinafter collectively referred to as “Restructuring”), rights to subscribe for new shares to the corporation listed in the Companies Act, Article 236, Paragraph 1, Item (viii), (a) through (e) (hereinafter, “Restructured Company”) shall be delivered to each Holder of Rights to Subscribe for New Shares who holds rights to subscribe for new shares remaining (hereinafter, the “Remaining Rights to Subscribe for New Shares”) immediately prior to the effective date (for an absorption-type merger, the date the absorption-type merger takes effect; for a consolidation-type merger, the date a corporation under consolidation merger is established; for an absorption-type company split, the date the absorption-type company split takes effect; for an incorporation-type company split, the date a corporation under incorporation-type company split is established; for share exchange, the date the share is exchange takes effect; and for share transfer, the date a wholly owning parent company under share transfer is established; the same shall apply hereunder) of the Restructuring in each of the situations. However, this shall apply only when the delivery of rights to subscribe for new shares in the Restructured Company is provided for in the absorption-type merger agreement, consolidation-type merger agreement, absorption-type split agreement, incorporation-type split agreement, share exchange agreement, or share transfer plan in accordance with each of the following items.

(1)	The number of rights to subscribe for new shares of the Restructured Company to be granted

The same number as the number of the Remaining Rights to Subscribe for New Shares held by the Holder of Rights to Subscribe for New Shares shall be delivered to each Holder of Rights to Subscribe for New Shares.

(2)	Class of shares in the Restructured Company underlying the rights to subscribe for new shares

Common shares in the Restructured Company

(3)	Number of shares underlying the rights to subscribe for new shares of the Restructured Company

To be determined in accordance with 2. above and in consideration of the conditions for the Restructuring.

(4)	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of the assets to be contributed when exercising rights to subscribe for new shares will be the amount calculated by multiplying the exercise price after restructuring specified below by the number of Restructured Company shares underlying the rights to subscribe for new shares as determined according to item (3) above. The exercise price after restructuring will be one yen for each share of the Restructured Company that may be received as a result of the exercise of the issued rights to subscribe for new shares.

(5)	Exercisable period of the rights to subscribe for new shares

The period from the later of the commencement date of the rights to subscribe for new shares exercisable period set forth in 5. above or the date Restructuring takes effect until the last day of the above rights to subscribe for new shares exercisable period set forth in 5. above

(6)	Matters concerning increasing capital stock or capital reserves in the event shares are issued due to the exercise of rights to subscribe for new shares

To be determined in accordance with 6. above.

(7)	Restrictions on transferring rights to subscribe for new shares

A resolution of the Restructured Company’s Board of Directors is required for the acquisition of rights to subscribe for new shares by assignment.

(8)	Call provision of the rights to subscribe for new shares

To be determined in accordance with 8. above.

(9)	Other conditions for the exercise of rights to subscribe for new shares

To be determined in accordance with 11. below.

10.	Handling of fractional shares that occur when exercising rights to subscribe for new shares

In cases where the number of the shares to be issued to a Holder of Rights to Subscribe for New Shares that has exercised a right to subscribe for new shares includes a fractional share, it will be rounded down.

11.	Other conditions for the exercise of rights to subscribe for new shares
(1)	During the period set forth in 5. above, Holders of Rights to Subscribe for New Shares may exercise their rights to subscribe for new shares from the day after the day on which they lose their position as either director or company auditor of the Bank (the “Loss of Position Date”).
(2)	Notwithstanding (1) above, during the period set forth in 5. above, in the case set forth in (i) or (ii) below (however, with regard to (ii), except where provided in the merger agreement, share exchange agreement, or share transfer plan to the effect that rights to subscribe for new shares of the Restructured Company will be delivered to the Holder of Rights to Subscribe for New Shares in accordance with 9. above), Holders of Rights to Subscribe for New Shares may exercise their rights to subscribe for new shares only within the period respectively stipulated therein.
(i)	If a Holder of Rights to Subscribe for New Shares does not have a Loss of Position Date by July 25, 2043 From July 26, 2043 to July 25, 2044
(ii)	If a proposal for a merger agreement in which the Bank will be the non-surviving company, a share exchange agreement in which the Bank will be a wholly owned subsidiary, or a proposal for a share transfer agreement is approved by a general meeting of shareholders (or decided by resolution of the Board of Directors if a resolution of the general meeting of shareholders is not required)
A 15-day period from the day following the date of such approval.

(3)	(1) and (2)(i) above do not apply to persons who have succeeded to the rights to subscribe for new shares through inheritance.
(4)	In cases where Holders of Rights to Subscribe for New Shares waive their rights to subscribe for new shares, such rights to subscribe for new shares may not be exercised.
12.	Allocation Date for the rights to subscribe for new shares July 25, 2014

End of document.

Exhibit 2-(3)-2

Details of the Aichi Financial Group, Inc. Series 3 Rights to Subscribe for New Shares

1.	Name of rights to subscribe for new shares

Aichi Financial Group, Inc.             Series 3 Rights to Subscribe for New Shares

2.	Class and quantity of shares underlying the rights to subscribe for new shares

The class of shares underlying the rights to subscribe for new shares shall be common stock of the Company, and the number of shares underlying each right to subscribe for new shares (the “Number of Shares Granted”) shall be 333; provided, however, that if the Company carries out a share split (including allocation of shares of the Company’s common stock without contribution; hereinafter the same for mentions of share split) or share consolidation of its common stock on or after the date of the grant of the rights to subscribe for new shares (the “Allocation Date”), the Number of Shares Granted shall be adjusted in accordance with the following formula, and fractional shares occurring as a result of the adjustment will be rounded down.

Adjusted Number of Shares Granted = pre-adjustment Number of Shares Granted × share split (or share consolidation) ratio

The adjusted Number of Shares Granted shall be applied from the day following the record date of the share split (or, if a record date is not specified, from the effective date) in the case of a share split and from the effective date in the case of a share consolidation; provided, however, that if a share split is carried out on the condition that a proposal to reduce the amount of surplus and increase capital or reserve funds is approved at a general meeting of shareholders, and if the record date for the share split is a day on or before the date of the conclusion of such general meeting of shareholders, the adjusted Number of Shares Granted shall be retroactively applied to the day following the record date from the day following the date of the close of the general meeting of shareholders.

In addition, if, after the Allocation Date, the Company carries out a merger or company split, or if it is otherwise necessary to adjust the Number of Shares Granted in a similar manner to such cases, the Company may appropriately adjust the Number of Shares Granted to a reasonable extent.

When adjusting the Number of Shares Granted, by the day before the adjusted Number of Shares Granted is applied, the Company will notify or announce the necessary matters to the parties (the “Holders of Rights to Subscribe for New Shares”) who hold each of the rights to subscribe for new shares listed in the register of rights to subscribe for new shares; provided, however, that if notice or announcement cannot be made by the day before the date of application, notice or announcement shall be made promptly thereafter.

3.	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of assets contributed upon the exercise of each right to subscribe for new shares shall be the exercise price of one yen per share that can be delivered by exercising each right to subscribe for new shares, multiplied by the Number of Shares Granted.

4.	Exercisable period of the rights to subscribe for new shares

From October 3, 2022 to July 25, 2044

5.	Matters concerning increasing capital stock or capital reserves in the event shares are issued due to the exercise of rights to subscribe for new shares
(1)	The amount of capital increase when shares are issued upon exercise of the rights to subscribe for new shares will be half the upper limit for a capital increase calculated in accordance with Article 17(1) of the Regulations on Corporate Accounting, rounded up to the nearest yen.
(2)	The increase in capital reserve when shares are issued upon exercise of the rights to subscribe for new shares will be the upper limit for a capital increase described in (1) above less the capital increase stipulated in (1) above.

6.	Restrictions on transferring rights to subscribe for new shares

A resolution of the Board of Directors of the Company is required for the acquisition of rights to subscribe for new shares by transfer.

7.	Call provision of the rights to subscribe for new shares

If a proposal set forth in (1), (2), (3), (4), or (5) below is approved by the Company’s general meeting of shareholders (or decided by resolution of the Company’s Board of Directors if a resolution of the general meeting of shareholders is not required), the Company may acquire rights to subscribe for new shares without contribution on a date separately determined by the Company’s Board of Directors.

(1)	Proposal to approve a merger agreement under which the Company is the non-surviving company.
(2)	Proposal to approve a split agreement or split plan under which the Company is the split company.
(3)	Proposal to approve a share exchange agreement or share transfer plan under which the Company becomes a wholly owned subsidiary.
(4)	Proposal for approval of amendment of the Articles of Incorporation which stipulates that the approval of the Company is required for the acquisition of shares by transfer as the content of all shares issued by the Company; or
(5)	Proposal for approval of amendment of the Articles of Incorporation which provides that approval of the Company is required for the acquisition by transfer of the class of shares underlying the rights to subscribe for new shares as the content of that class of shares, or that the Company will acquire all of the shares of this type by a resolution of a general meeting of shareholders.
8.	Policy for determining the details of the delivery of rights to subscribe for new shares of the restructured company in a restructuring

If the Company undergoes a merger (limited only to situations where the Company dissolves through merger), absorption-type company split or incorporation-type company split (in both cases limited only to situations where the Company becomes a demerged company), or share exchange or share transfer (in both cases limited only to situations where the Company becomes a wholly owned subsidiary) (the above acts hereinafter collectively referred to as “Restructuring”), rights to subscribe for new shares to the corporation listed in the Companies Act, Article 236, Paragraph 1, Item (viii), (a) through (e) (hereinafter, “Restructured Company”) shall be delivered to each Holder of Rights to Subscribe for New Shares who holds rights to subscribe for new shares remaining (hereinafter, the “Remaining Rights to Subscribe for New Shares”) immediately prior to the effective date (for an absorption-type merger, the date the absorption-type merger takes effect; for a consolidation-type merger, the date a corporation under consolidation merger is established; for an absorption-type company split, the date the absorption-type company split takes effect; for an incorporation-type company split, the date a corporation under incorporation-type company split is established; for share exchange, the date the share is exchange takes effect; and for share transfer, the date a wholly owning parent company under share transfer is established; the same shall apply hereunder) of the Restructuring in each of the situations. However, this shall apply only when the delivery of rights to subscribe for new shares in the Restructured Company is provided for in the absorption-type merger agreement, consolidation-type merger agreement, absorption-type split agreement, incorporation-type split agreement, share exchange agreement, or share transfer plan in accordance with each of the following items.

(1)	The number of rights to subscribe for new shares of the Restructured Company to be granted

The same number as the number of the Remaining Rights to Subscribe for New Shares held by the Holder of Rights to Subscribe for New Shares shall be delivered to each Holder of Rights to Subscribe for New Shares.

(2)	Class of shares in the Restructured Company underlying the rights to subscribe for new shares

Common shares in the Restructured Company

(3)	Number of shares underlying the rights to subscribe for new shares of the Restructured Company

To be determined in accordance with 2. above and in consideration of the conditions for the Restructuring.

(4)	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of the assets to be contributed when exercising rights to subscribe for new shares will be the amount calculated by multiplying the exercise price after restructuring specified below by the number of Restructured Company shares underlying the rights to subscribe for new shares as determined according to item (3) above. The exercise price after restructuring will be one yen for each share of the Restructured Company that may be received as a result of the exercise of the issued rights to subscribe for new shares.

(5)	Exercisable period of the rights to subscribe for new shares

The period from the later of the commencement date of the rights to subscribe for new shares exercisable period set forth in 4. above or the date Restructuring takes effect until the last day of the above rights to subscribe for new shares exercisable period set forth in 4. above

(6)	Matters concerning increasing capital stock or capital reserves in the event shares are issued due to the exercise of rights to subscribe for new shares

To be determined in accordance with 5. above.

(7)	Restrictions on transferring rights to subscribe for new shares

A resolution of the Restructured Company’s Board of Directors is required for the acquisition of rights to subscribe for new shares by assignment.

(8)	Call provision of the rights to subscribe for new shares

To be determined in accordance with 7. above.

(9)	Other conditions for the exercise of rights to subscribe for new shares

To be determined in accordance with 10. below.

9.	Handling of fractional shares that occur when exercising rights to subscribe for new shares

In cases where the number of the shares to be issued to a Holder of Rights to Subscribe for New Shares that has exercised a right to subscribe for new shares includes a fractional share, it will be rounded down.

10.	Other conditions for the exercise of rights to subscribe for new shares
(1)	During the period set forth in 4. above, Holders of Rights to Subscribe for New Shares may exercise their rights to subscribe for new shares from the day after the day on which they lose their position as either director or company auditor of the Company, The Aichi Bank, Ltd., or The Chukyo Bank, Limited (the “Loss of Position Date”).
(2)	Notwithstanding (1) above, during the period set forth in 4. above, in the case set forth in (i) or (ii) below (however, with regard to (ii), except where provided in the merger agreement, share exchange agreement, or share transfer plan to the effect that rights to subscribe for new shares of the Restructured Company will be delivered to the Holder of Rights to Subscribe for New Shares in accordance with 8. above), Holders of Rights to Subscribe for New Shares may exercise their rights to subscribe for new shares only within the period respectively stipulated therein.
(i)	If a Holder of Rights to Subscribe for New Shares does not have a Loss of Position Date by July 25, 2043 From July 26, 2043 to July 25, 2044
(ii)	If a proposal for a merger agreement in which the Company will be the non-surviving company, a share exchange agreement in which the Company will be a wholly owned subsidiary, or a proposal for a share transfer agreement is approved by a general meeting of shareholders (or decided by resolution of the Board of Directors if a resolution of the general meeting of shareholders is not required)
A 15-day period from the day following the date of such approval.
(3)	(1) and (2)(i) above do not apply to persons who have succeeded to the rights to subscribe for new shares through inheritance.
(4)	In cases where Holders of Rights to Subscribe for New Shares waive their rights to subscribe for new shares, such rights to subscribe for new shares may not be exercised.
11.	Allocation Date for the rights to subscribe for new shares October 3, 2022

End of document.

Exhibit 2-(4)-1

Details of The Aichi Bank, Ltd. Series 4 Rights to Subscribe for New Shares

1.	Name of rights to subscribe for new shares

The Aichi Bank, Ltd.             Series 4 Rights to Subscribe for New Shares

2.	Class and quantity of shares underlying the rights to subscribe for new shares

The class of shares underlying the rights to subscribe for new shares shall be common stock of the Bank, and the number of shares underlying each right to subscribe for new shares (the “Number of Shares Granted”) shall be 100; provided, however, that if the Bank carries out a share split (including allocation of shares of the Bank’s common stock without contribution; hereinafter the same for mentions of share split) or share consolidation of its common stock on or after the date of the grant of the rights to subscribe for new shares (the “Allocation Date”), the Number of Shares Granted shall be adjusted in accordance with the following formula, and fractional shares occurring as a result of the adjustment will be rounded down.

Adjusted Number of Shares Granted = pre-adjustment Number of Shares Granted × share split (or share consolidation) ratio

The adjusted Number of Shares Granted shall be applied from the day following the record date of the share split (or, if a record date is not specified, from the effective date) in the case of a share split and from the effective date in the case of a share consolidation; provided, however, that if a share split is carried out on the condition that a proposal to reduce the amount of surplus and increase capital or reserve funds is approved at a general meeting of shareholders, and if the record date for the share split is a day on or before the date of the conclusion of such general meeting of shareholders, the adjusted Number of Shares Granted shall be retroactively applied to the day following the record date from the day following the date of the close of the general meeting of shareholders.

In addition, if, after the Allocation Date, the Bank carries out a merger or company split, or if it is otherwise necessary to adjust the Number of Shares Granted in a similar manner to such cases, the Bank may appropriately adjust the Number of Shares Granted to a reasonable extent.

When adjusting the Number of Shares Granted, by the day before the adjusted Number of Shares Granted is applied, the Bank will notify or announce the necessary matters to the parties (the “Holders of Rights to Subscribe for New Shares”) who hold each of the rights to subscribe for new shares listed in the register of rights to subscribe for new shares; provided, however, that if notice or announcement cannot be made by the day before the date of application, notice or announcement shall be made promptly thereafter.

3.	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of assets contributed upon the exercise of each right to subscribe for new shares shall be the exercise price of one yen per share that can be delivered by exercising each right to subscribe for new shares, multiplied by the Number of Shares Granted.

4.	Method of calculating the amount to be paid in for rights to subscribe for new shares

The amount to be paid in for rights to subscribe for new shares will be the amount obtained by multiplying the Number of Shares Granted by the option price per share calculated using the Black-Scholes Model (with amounts less than one yen rounded to the nearest whole number) as of the Allocation Date of the rights to subscribe for new shares.

In addition, the party receiving allocation shall set off remuneration claims it holds against the Bank with its obligation to pay the paid-in amount for rights to subscribe for new shares, in lieu of payment of such paid-in amount.

5.	Exercisable period of the rights to subscribe for new shares

From July 25, 2015 to July 24, 2045

6.	Matters concerning increasing capital stock or capital reserves in the event shares are issued due to the exercise of rights to subscribe for new shares

(1)	The amount of capital increase when shares are issued upon exercise of the rights to subscribe for new shares will be half the upper limit for a capital increase calculated in accordance with Article 17(1) of the Regulations on Corporate Accounting, rounded up to the nearest yen.
(2)	The increase in capital reserve when shares are issued upon exercise of the rights to subscribe for new shares will be the upper limit for a capital increase described in (1) above less the capital increase stipulated in (1) above.
7.	Restrictions on transferring rights to subscribe for new shares

A resolution of the Board of Directors of the Bank is required for the acquisition of rights to subscribe for new shares by transfer.

8.	Call provision of the rights to subscribe for new shares

If a proposal set forth in (1), (2), (3), (4), or (5) below is approved by the Bank’s general meeting of shareholders (or decided by resolution of the Bank’s Board of Directors if a resolution of the general meeting of shareholders is not required), the Bank may acquire rights to subscribe for new shares without contribution on a date separately determined by the Bank’s Board of Directors.

(1)	Proposal to approve a merger agreement under which the Bank is the non-surviving company.
(2)	Proposal to approve a split agreement or split plan under which the Bank is the split company.
(3)	Proposal to approve a share exchange agreement or share transfer plan under which the Bank becomes a wholly owned subsidiary.
(4)	Proposal for approval of amendment of the Articles of Incorporation which stipulates that the approval of the Bank is required for the acquisition of shares by transfer as the content of all shares issued by the Bank; or
(5)	Proposal for approval of amendment of the Articles of Incorporation which provides that approval of the Bank is required for the acquisition by transfer of the class of shares underlying the rights to subscribe for new shares as the content of that class of shares, or that the Bank will acquire all of the shares of this type by a resolution of a general meeting of shareholders.
9.	Policy for determining the details of the delivery of rights to subscribe for new shares of the restructured company in a restructuring

If the Bank undergoes a merger (limited only to situations where the Bank dissolves through merger), absorption-type company split or incorporation-type company split (in both cases limited only to situations where the Bank becomes a demerged company), or share exchange or share transfer (in both cases limited only to situations where the Bank becomes a wholly owned subsidiary) (the above acts hereinafter collectively referred to as “Restructuring”), rights to subscribe for new shares to the corporation listed in the Companies Act, Article 236, Paragraph 1, Item (viii), (a) through (e) (hereinafter, “Restructured Company”) shall be delivered to each Holder of Rights to Subscribe for New Shares who holds rights to subscribe for new shares remaining (hereinafter, the “Remaining Rights to Subscribe for New Shares”) immediately prior to the effective date (for an absorption-type merger, the date the absorption-type merger takes effect; for a consolidation-type merger, the date a corporation under consolidation merger is established; for an absorption-type company split, the date the absorption-type company split takes effect; for an incorporation-type company split, the date a corporation under incorporation-type company split is established; for share exchange, the date the share is exchange takes effect; and for share transfer, the date a wholly owning parent company under share transfer is established; the same shall apply hereunder) of the Restructuring in each of the situations. However, this shall apply only when the delivery of rights to subscribe for new shares in the Restructured Company is provided for in the absorption-type merger agreement, consolidation-type merger agreement, absorption-type split agreement, incorporation-type split agreement, share exchange agreement, or share transfer plan in accordance with each of the following items.

(1)	The number of rights to subscribe for new shares of the Restructured Company to be granted

The same number as the number of the Remaining Rights to Subscribe for New Shares held by the Holder of Rights to Subscribe for New Shares shall be delivered to each Holder of Rights to Subscribe for New Shares.

(2)	Class of shares in the Restructured Company underlying the rights to subscribe for new shares

Common shares in the Restructured Company

(3)	Number of shares underlying the rights to subscribe for new shares of the Restructured Company

To be determined in accordance with 2. above and in consideration of the conditions for the Restructuring.

(4)	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of the assets to be contributed when exercising rights to subscribe for new shares will be the amount calculated by multiplying the exercise price after restructuring specified below by the number of Restructured Company shares underlying the rights to subscribe for new shares as determined according to item (3) above. The exercise price after restructuring will be one yen for each share of the Restructured Company that may be received as a result of the exercise of the issued rights to subscribe for new shares.

(5)	Exercisable period of the rights to subscribe for new shares

The period from the later of the commencement date of the rights to subscribe for new shares exercisable period set forth in 5. above or the date Restructuring takes effect until the last day of the above rights to subscribe for new shares exercisable period set forth in 5. above

(6)	Matters concerning increasing capital stock or capital reserves in the event shares are issued due to the exercise of rights to subscribe for new shares

To be determined in accordance with 6. above.

(7)	Restrictions on transferring rights to subscribe for new shares

A resolution of the Restructured Company’s Board of Directors is required for the acquisition of rights to subscribe for new shares by assignment.

(8)	Call provision of the rights to subscribe for new shares

To be determined in accordance with 8. above.

(9)	Other conditions for the exercise of rights to subscribe for new shares

To be determined in accordance with 11. below.

10.	Handling of fractional shares that occur when exercising rights to subscribe for new shares

In cases where the number of the shares to be issued to a Holder of Rights to Subscribe for New Shares that has exercised a right to subscribe for new shares includes a fractional share, it will be rounded down.

11.	Other conditions for the exercise of rights to subscribe for new shares
(1)	During the period set forth in 5. above, Holders of Rights to Subscribe for New Shares may exercise their rights to subscribe for new shares from the day after the day on which they lose their position as either director or company auditor of the Bank (the “Loss of Position Date”).
(2)	Notwithstanding (1) above, during the period set forth in 5. above, in the case set forth in (i) or (ii) below (however, with regard to (ii), except where provided in the merger agreement, share exchange agreement, or share transfer plan to the effect that rights to subscribe for new shares of the Restructured Company will be delivered to the Holder of Rights to Subscribe for New Shares in accordance with 9. above), Holders of Rights to Subscribe for New Shares may exercise their rights to subscribe for new shares only within the period respectively stipulated therein.
(i)	If a Holder of Rights to Subscribe for New Shares does not have a Loss of Position Date by July 24, 2044 From July 25, 2044 to July 24, 2045
(ii)	If a proposal for a merger agreement in which the Bank will be the non-surviving company, a share exchange agreement in which the Bank will be a wholly owned subsidiary, or a proposal for a share transfer agreement is approved by a general meeting of shareholders (or decided by resolution of the Board of Directors if a resolution of the general meeting of shareholders is not required)
A 15-day period from the day following the date of such approval.

(3)	(1) and (2)(i) above do not apply to persons who have succeeded to the rights to subscribe for new shares through inheritance.
(4)	In cases where Holders of Rights to Subscribe for New Shares waive their rights to subscribe for new shares, such rights to subscribe for new shares may not be exercised.
12.	Allocation Date for the rights to subscribe for new shares July 24, 2015

End of document.

Exhibit 2-(4)-2

Details of the Aichi Financial Group, Inc. Series 4 Rights to Subscribe for New Shares

1.	Name of rights to subscribe for new shares

Aichi Financial Group, Inc.             Series 4 Rights to Subscribe for New Shares

2.	Class and quantity of shares underlying the rights to subscribe for new shares

The class of shares underlying the rights to subscribe for new shares shall be common stock of the Company, and the number of shares underlying each right to subscribe for new shares (the “Number of Shares Granted”) shall be 333; provided, however, that if the Company carries out a share split (including allocation of shares of the Company’s common stock without contribution; hereinafter the same for mentions of share split) or share consolidation of its common stock on or after the date of the grant of the rights to subscribe for new shares (the “Allocation Date”), the Number of Shares Granted shall be adjusted in accordance with the following formula, and fractional shares occurring as a result of the adjustment will be rounded down.

Adjusted Number of Shares Granted = pre-adjustment Number of Shares Granted × share split (or share consolidation) ratio

The adjusted Number of Shares Granted shall be applied from the day following the record date of the share split (or, if a record date is not specified, from the effective date) in the case of a share split and from the effective date in the case of a share consolidation; provided, however, that if a share split is carried out on the condition that a proposal to reduce the amount of surplus and increase capital or reserve funds is approved at a general meeting of shareholders, and if the record date for the share split is a day on or before the date of the conclusion of such general meeting of shareholders, the adjusted Number of Shares Granted shall be retroactively applied to the day following the record date from the day following the date of the close of the general meeting of shareholders.

In addition, if, after the Allocation Date, the Company carries out a merger or company split, or if it is otherwise necessary to adjust the Number of Shares Granted in a similar manner to such cases, the Company may appropriately adjust the Number of Shares Granted to a reasonable extent.

When adjusting the Number of Shares Granted, by the day before the adjusted Number of Shares Granted is applied, the Company will notify or announce the necessary matters to the parties (the “Holders of Rights to Subscribe for New Shares”) who hold each of the rights to subscribe for new shares listed in the register of rights to subscribe for new shares; provided, however, that if notice or announcement cannot be made by the day before the date of application, notice or announcement shall be made promptly thereafter.

3.	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of assets contributed upon the exercise of each right to subscribe for new shares shall be the exercise price of one yen per share that can be delivered by exercising each right to subscribe for new shares, multiplied by the Number of Shares Granted.

4.	Exercisable period of the rights to subscribe for new shares

From October 3, 2022 to July 24, 2045

5.	Matters concerning increasing capital stock or capital reserves in the event shares are issued due to the exercise of rights to subscribe for new shares
(1)	The amount of capital increase when shares are issued upon exercise of the rights to subscribe for new shares will be half the upper limit for a capital increase calculated in accordance with Article 17(1) of the Regulations on Corporate Accounting, rounded up to the nearest yen.
(2)	The increase in capital reserve when shares are issued upon exercise of the rights to subscribe for new shares will be the upper limit for a capital increase described in (1) above less the capital increase stipulated in (1) above.

6.	Restrictions on transferring rights to subscribe for new shares

A resolution of the Board of Directors of the Company is required for the acquisition of rights to subscribe for new shares by transfer.

7.	Call provision of the rights to subscribe for new shares

If a proposal set forth in (1), (2), (3), (4), or (5) below is approved by the Company’s general meeting of shareholders (or decided by resolution of the Company’s Board of Directors if a resolution of the general meeting of shareholders is not required), the Company may acquire rights to subscribe for new shares without contribution on a date separately determined by the Company’s Board of Directors.

(1)	Proposal to approve a merger agreement under which the Company is the non-surviving company.
(2)	Proposal to approve a split agreement or split plan under which the Company is the split company.
(3)	Proposal to approve a share exchange agreement or share transfer plan under which the Company becomes a wholly owned subsidiary.
(4)	Proposal for approval of amendment of the Articles of Incorporation which stipulates that the approval of the Company is required for the acquisition of shares by transfer as the content of all shares issued by the Company; or
(5)	Proposal for approval of amendment of the Articles of Incorporation which provides that approval of the Company is required for the acquisition by transfer of the class of shares underlying the rights to subscribe for new shares as the content of that class of shares, or that the Company will acquire all of the shares of this type by a resolution of a general meeting of shareholders.
8.	Policy for determining the details of the delivery of rights to subscribe for new shares of the restructured company in a restructuring

If the Company undergoes a merger (limited only to situations where the Company dissolves through merger), absorption-type company split or incorporation-type company split (in both cases limited only to situations where the Company becomes a demerged company), or share exchange or share transfer (in both cases limited only to situations where the Company becomes a wholly owned subsidiary) (the above acts hereinafter collectively referred to as “Restructuring”), rights to subscribe for new shares to the corporation listed in the Companies Act, Article 236, Paragraph 1, Item (viii), (a) through (e) (hereinafter, “Restructured Company”) shall be delivered to each Holder of Rights to Subscribe for New Shares who holds rights to subscribe for new shares remaining (hereinafter, the “Remaining Rights to Subscribe for New Shares”) immediately prior to the effective date (for an absorption-type merger, the date the absorption-type merger takes effect; for a consolidation-type merger, the date a corporation under consolidation merger is established; for an absorption-type company split, the date the absorption-type company split takes effect; for an incorporation-type company split, the date a corporation under incorporation-type company split is established; for share exchange, the date the share is exchange takes effect; and for share transfer, the date a wholly owning parent company under share transfer is established; the same shall apply hereunder) of the Restructuring in each of the situations. However, this shall apply only when the delivery of rights to subscribe for new shares in the Restructured Company is provided for in the absorption-type merger agreement, consolidation-type merger agreement, absorption-type split agreement, incorporation-type split agreement, share exchange agreement, or share transfer plan in accordance with each of the following items.

(1)	The number of rights to subscribe for new shares of the Restructured Company to be granted

The same number as the number of the Remaining Rights to Subscribe for New Shares held by the Holder of Rights to Subscribe for New Shares shall be delivered to each Holder of Rights to Subscribe for New Shares.

(2)	Class of shares in the Restructured Company underlying the rights to subscribe for new shares

Common shares in the Restructured Company

(3)	Number of shares underlying the rights to subscribe for new shares of the Restructured Company

To be determined in accordance with 2. above and in consideration of the conditions for the Restructuring.

(4)	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of the assets to be contributed when exercising rights to subscribe for new shares will be the amount calculated by multiplying the exercise price after restructuring specified below by the number of Restructured Company shares underlying the rights to subscribe for new shares as determined according to item (3) above. The exercise price after restructuring will be one yen for each share of the Restructured Company that may be received as a result of the exercise of the issued rights to subscribe for new shares.

(5)	Exercisable period of the rights to subscribe for new shares

The period from the later of the commencement date of the rights to subscribe for new shares exercisable period set forth in 4. above or the date Restructuring takes effect until the last day of the above rights to subscribe for new shares exercisable period set forth in 4. above

(6)	Matters concerning increasing capital stock or capital reserves in the event shares are issued due to the exercise of rights to subscribe for new shares

To be determined in accordance with 5. above.

(7)	Restrictions on transferring rights to subscribe for new shares

A resolution of the Restructured Company’s Board of Directors is required for the acquisition of rights to subscribe for new shares by assignment.

(8)	Call provision of the rights to subscribe for new shares

To be determined in accordance with 7. above.

(9)	Other conditions for the exercise of rights to subscribe for new shares

To be determined in accordance with 10. below.

9.	Handling of fractional shares that occur when exercising rights to subscribe for new shares

In cases where the number of the shares to be issued to a Holder of Rights to Subscribe for New Shares that has exercised a right to subscribe for new shares includes a fractional share, it will be rounded down.

10.	Other conditions for the exercise of rights to subscribe for new shares
(1)	During the period set forth in 4. above, Holders of Rights to Subscribe for New Shares may exercise their rights to subscribe for new shares from the day after the day on which they lose their position as either director or company auditor of the Company, The Aichi Bank, Ltd., or The Chukyo Bank, Limited (the “Loss of Position Date”).
(2)	Notwithstanding (1) above, during the period set forth in 4. above, in the case set forth in (i) or (ii) below (however, with regard to (ii), except where provided in the merger agreement, share exchange agreement, or share transfer plan to the effect that rights to subscribe for new shares of the Restructured Company will be delivered to the Holder of Rights to Subscribe for New Shares in accordance with 8. above), Holders of Rights to Subscribe for New Shares may exercise their rights to subscribe for new shares only within the period respectively stipulated therein.
(i)	If a Holder of Rights to Subscribe for New Shares does not have a Loss of Position Date by July 24, 2044 From July 25, 2044 to July 24, 2045
(ii)	If a proposal for a merger agreement in which the Company will be the non-surviving company, a share exchange agreement in which the Company will be a wholly owned subsidiary, or a proposal for a share transfer agreement is approved by a general meeting of shareholders (or decided by resolution of the Board of Directors if a resolution of the general meeting of shareholders is not required)
A 15-day period from the day following the date of such approval.
(3)	(1) and (2)(i) above do not apply to persons who have succeeded to the rights to subscribe for new shares through inheritance.
(4)	In cases where Holders of Rights to Subscribe for New Shares waive their rights to subscribe for new shares, such rights to subscribe for new shares may not be exercised.
11.	Allocation Date for the rights to subscribe for new shares October 3, 2022

End of document.

Exhibit 2-(5)-1

Details of The Aichi Bank, Ltd. Series 5 Rights to Subscribe for New Shares

1.	Name of rights to subscribe for new shares

The Aichi Bank, Ltd.             Series 5 Rights to Subscribe for New Shares

2.	Class and quantity of shares underlying the rights to subscribe for new shares

The class of shares underlying the rights to subscribe for new shares shall be common stock of the Bank, and the number of shares underlying each right to subscribe for new shares (the “Number of Shares Granted”) shall be 100; provided, however, that if the Bank carries out a share split (including allocation of shares of the Bank’s common stock without contribution; hereinafter the same for mentions of share split) or share consolidation of its common stock on or after the date of the grant of the rights to subscribe for new shares (the “Allocation Date”), the Number of Shares Granted shall be adjusted in accordance with the following formula, and fractional shares occurring as a result of the adjustment will be rounded down.

Adjusted Number of Shares Granted = pre-adjustment Number of Shares Granted × share split (or share consolidation) ratio

The adjusted Number of Shares Granted shall be applied from the day following the record date of the share split (or, if a record date is not specified, from the effective date) in the case of a share split and from the effective date in the case of a share consolidation; provided, however, that if a share split is carried out on the condition that a proposal to reduce the amount of surplus and increase capital or reserve funds is approved at a general meeting of shareholders, and if the record date for the share split is a day on or before the date of the conclusion of such general meeting of shareholders, the adjusted Number of Shares Granted shall be retroactively applied to the day following the record date from the day following the date of the close of the general meeting of shareholders.

In addition, if, after the Allocation Date, the Bank carries out a merger or company split, or if it is otherwise necessary to adjust the Number of Shares Granted in a similar manner to such cases, the Bank may appropriately adjust the Number of Shares Granted to a reasonable extent.

When adjusting the Number of Shares Granted, by the day before the adjusted Number of Shares Granted is applied, the Bank will notify or announce the necessary matters to the parties (the “Holders of Rights to Subscribe for New Shares”) who hold each of the rights to subscribe for new shares listed in the register of rights to subscribe for new shares; provided, however, that if notice or announcement cannot be made by the day before the date of application, notice or announcement shall be made promptly thereafter.

3.	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of assets contributed upon the exercise of each right to subscribe for new shares shall be the exercise price of one yen per share that can be delivered by exercising each right to subscribe for new shares, multiplied by the Number of Shares Granted.

4.	Method of calculating the amount to be paid in for rights to subscribe for new shares

The amount to be paid in for rights to subscribe for new shares will be the amount obtained by multiplying the Number of Shares Granted by the option price per share calculated using the Black-Scholes Model (with amounts less than one yen rounded to the nearest whole number) as of the Allocation Date of the rights to subscribe for new shares.

In addition, the party receiving allocation shall set off remuneration claims it holds against the Bank with its obligation to pay the paid-in amount for rights to subscribe for new shares, in lieu of payment of such paid-in amount.

5.	Exercisable period of the rights to subscribe for new shares

From July 23, 2016 to July 22, 2046

6.	Matters concerning increasing capital stock or capital reserves in the event shares are issued due to the exercise of rights to subscribe for new shares

(1)	The amount of capital increase when shares are issued upon exercise of the rights to subscribe for new shares will be half the upper limit for a capital increase calculated in accordance with Article 17(1) of the Regulations on Corporate Accounting, rounded up to the nearest yen.
(2)	The increase in capital reserve when shares are issued upon exercise of the rights to subscribe for new shares will be the upper limit for a capital increase described in (1) above less the capital increase stipulated in (1) above.
7.	Restrictions on transferring rights to subscribe for new shares

A resolution of the Board of Directors of the Bank is required for the acquisition of rights to subscribe for new shares by transfer.

8.	Call provision of the rights to subscribe for new shares

If a proposal set forth in (1), (2), (3), (4), or (5) below is approved by the Bank’s general meeting of shareholders (or decided by resolution of the Bank’s Board of Directors if a resolution of the general meeting of shareholders is not required), the Bank may acquire rights to subscribe for new shares without contribution on a date separately determined by the Bank’s Board of Directors.

(1)	Proposal to approve a merger agreement under which the Bank is the non-surviving company.
(2)	Proposal to approve a split agreement or split plan under which the Bank is the split company.
(3)	Proposal to approve a share exchange agreement or share transfer plan under which the Bank becomes a wholly owned subsidiary.
(4)	Proposal for approval of amendment of the Articles of Incorporation which stipulates that the approval of the Bank is required for the acquisition of shares by transfer as the content of all shares issued by the Bank; or
(5)	Proposal for approval of amendment of the Articles of Incorporation which provides that approval of the Bank is required for the acquisition by transfer of the class of shares underlying the rights to subscribe for new shares as the content of that class of shares, or that the Bank will acquire all of the shares of this type by a resolution of a general meeting of shareholders.
9.	Policy for determining the details of the delivery of rights to subscribe for new shares of the restructured company in a restructuring

If the Bank undergoes a merger (limited only to situations where the Bank dissolves through merger), absorption-type company split or incorporation-type company split (in both cases limited only to situations where the Bank becomes a demerged company), or share exchange or share transfer (in both cases limited only to situations where the Bank becomes a wholly owned subsidiary) (the above acts hereinafter collectively referred to as “Restructuring”), rights to subscribe for new shares to the corporation listed in the Companies Act, Article 236, Paragraph 1, Item (viii), (a) through (e) (hereinafter, “Restructured Company”) shall be delivered to each Holder of Rights to Subscribe for New Shares who holds rights to subscribe for new shares remaining (hereinafter, the “Remaining Rights to Subscribe for New Shares”) immediately prior to the effective date (for an absorption-type merger, the date the absorption-type merger takes effect; for a consolidation-type merger, the date a corporation under consolidation merger is established; for an absorption-type company split, the date the absorption-type company split takes effect; for an incorporation-type company split, the date a corporation under incorporation-type company split is established; for share exchange, the date the share is exchange takes effect; and for share transfer, the date a wholly owning parent company under share transfer is established; the same shall apply hereunder) of the Restructuring in each of the situations. However, this shall apply only when the delivery of rights to subscribe for new shares in the Restructured Company is provided for in the absorption-type merger agreement, consolidation-type merger agreement, absorption-type split agreement, incorporation-type split agreement, share exchange agreement, or share transfer plan in accordance with each of the following items.

(1)	The number of rights to subscribe for new shares of the Restructured Company to be granted

The same number as the number of the Remaining Rights to Subscribe for New Shares held by the Holder of Rights to Subscribe for New Shares shall be delivered to each Holder of Rights to Subscribe for New Shares.

(2)	Class of shares in the Restructured Company underlying the rights to subscribe for new shares

Common shares in the Restructured Company

(3)	Number of shares underlying the rights to subscribe for new shares of the Restructured Company

To be determined in accordance with 2. above and in consideration of the conditions for the Restructuring.

(4)	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of the assets to be contributed when exercising rights to subscribe for new shares will be the amount calculated by multiplying the exercise price after restructuring specified below by the number of Restructured Company shares underlying the rights to subscribe for new shares as determined according to item (3) above. The exercise price after restructuring will be one yen for each share of the Restructured Company that may be received as a result of the exercise of the issued rights to subscribe for new shares.

(5)	Exercisable period of the rights to subscribe for new shares

The period from the later of the commencement date of the rights to subscribe for new shares exercisable period set forth in 5. above or the date Restructuring takes effect until the last day of the above rights to subscribe for new shares exercisable period set forth in 5. above

(6)	Matters concerning increasing capital stock or capital reserves in the event shares are issued due to the exercise of rights to subscribe for new shares

To be determined in accordance with 6. above.

(7)	Restrictions on transferring rights to subscribe for new shares

A resolution of the Restructured Company’s Board of Directors is required for the acquisition of rights to subscribe for new shares by assignment.

(8)	Call provision of the rights to subscribe for new shares

To be determined in accordance with 8. above.

(9)	Other conditions for the exercise of rights to subscribe for new shares

To be determined in accordance with 11. below.

10.	Handling of fractional shares that occur when exercising rights to subscribe for new shares

In cases where the number of the shares to be issued to a Holder of Rights to Subscribe for New Shares that has exercised a right to subscribe for new shares includes a fractional share, it will be rounded down.

11.	Other conditions for the exercise of rights to subscribe for new shares
(1)	During the period set forth in 5. above, Holders of Rights to Subscribe for New Shares may exercise their rights to subscribe for new shares from the day after the day on which they lose their position as director (including a director who is a company auditor) of the Bank (the “Loss of Position Date”).
(2)	Notwithstanding (1) above, during the period set forth in 5. above, in the case set forth in (i) or (ii) below (however, with regard to (ii), except where provided in the merger agreement, share exchange agreement, or share transfer plan to the effect that rights to subscribe for new shares of the Restructured Company will be delivered to the Holder of Rights to Subscribe for New Shares in accordance with 9. above), Holders of Rights to Subscribe for New Shares may exercise their rights to subscribe for new shares only within the period respectively stipulated therein.
(i)	If a Holder of Rights to Subscribe for New Shares does not have a Loss of Position Date by July 22, 2045 From July 23, 2045 to July 22, 2046
(ii)	If a proposal for a merger agreement in which the Bank will be the non-surviving company, a share exchange agreement in which the Bank will be a wholly owned subsidiary, or a proposal for a share transfer agreement is approved by a general meeting of shareholders (or decided by resolution of the Board of Directors if a resolution of the general meeting of shareholders is not required)
A 15-day period from the day following the date of such approval.

(3)	(1) and (2)(i) above do not apply to persons who have succeeded to the rights to subscribe for new shares through inheritance.
(4)	In cases where Holders of Rights to Subscribe for New Shares waive their rights to subscribe for new shares, such rights to subscribe for new shares may not be exercised.
12.	Allocation Date for the rights to subscribe for new shares July 22, 2016

End of document.

Exhibit 2-(5)-2

Details of the Aichi Financial Group, Inc. Series 5 Rights to Subscribe for New Shares

1.	Name of rights to subscribe for new shares

Aichi Financial Group, Inc.             Series 5 Rights to Subscribe for New Shares

2.	Class and quantity of shares underlying the rights to subscribe for new shares

The class of shares underlying the rights to subscribe for new shares shall be common stock of the Company, and the number of shares underlying each right to subscribe for new shares (the “Number of Shares Granted”) shall be 333; provided, however, that if the Company carries out a share split (including allocation of shares of the Company’s common stock without contribution; hereinafter the same for mentions of share split) or share consolidation of its common stock on or after the date of the grant of the rights to subscribe for new shares (the “Allocation Date”), the Number of Shares Granted shall be adjusted in accordance with the following formula, and fractional shares occurring as a result of the adjustment will be rounded down.

Adjusted Number of Shares Granted = pre-adjustment Number of Shares Granted × share split (or share consolidation) ratio

The adjusted Number of Shares Granted shall be applied from the day following the record date of the share split (or, if a record date is not specified, from the effective date) in the case of a share split and from the effective date in the case of a share consolidation; provided, however, that if a share split is carried out on the condition that a proposal to reduce the amount of surplus and increase capital or reserve funds is approved at a general meeting of shareholders, and if the record date for the share split is a day on or before the date of the conclusion of such general meeting of shareholders, the adjusted Number of Shares Granted shall be retroactively applied to the day following the record date from the day following the date of the close of the general meeting of shareholders.

In addition, if, after the Allocation Date, the Company carries out a merger or company split, or if it is otherwise necessary to adjust the Number of Shares Granted in a similar manner to such cases, the Company may appropriately adjust the Number of Shares Granted to a reasonable extent.

When adjusting the Number of Shares Granted, by the day before the adjusted Number of Shares Granted is applied, the Company will notify or announce the necessary matters to the parties (the “Holders of Rights to Subscribe for New Shares”) who hold each of the rights to subscribe for new shares listed in the register of rights to subscribe for new shares; provided, however, that if notice or announcement cannot be made by the day before the date of application, notice or announcement shall be made promptly thereafter.

3.	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of assets contributed upon the exercise of each right to subscribe for new shares shall be the exercise price of one yen per share that can be delivered by exercising each right to subscribe for new shares, multiplied by the Number of Shares Granted.

4.	Exercisable period of the rights to subscribe for new shares

From October 3, 2022 to July 22, 2046

5.	Matters concerning increasing capital stock or capital reserves in the event shares are issued due to the exercise of rights to subscribe for new shares
(1)	The amount of capital increase when shares are issued upon exercise of the rights to subscribe for new shares will be half the upper limit for a capital increase calculated in accordance with Article 17(1) of the Regulations on Corporate Accounting, rounded up to the nearest yen.
(2)	The increase in capital reserve when shares are issued upon exercise of the rights to subscribe for new shares will be the upper limit for a capital increase described in (1) above less the capital increase stipulated in (1) above.

6.	Restrictions on transferring rights to subscribe for new shares

A resolution of the Board of Directors of the Company is required for the acquisition of rights to subscribe for new shares by transfer.

7.	Call provision of the rights to subscribe for new shares

If a proposal set forth in (1), (2), (3), (4), or (5) below is approved by the Company’s general meeting of shareholders (or decided by resolution of the Company’s Board of Directors if a resolution of the general meeting of shareholders is not required), the Company may acquire rights to subscribe for new shares without contribution on a date separately determined by the Company’s Board of Directors.

(1)	Proposal to approve a merger agreement under which the Company is the non-surviving company.
(2)	Proposal to approve a split agreement or split plan under which the Company is the split company.
(3)	Proposal to approve a share exchange agreement or share transfer plan under which the Company becomes a wholly owned subsidiary.
(4)	Proposal for approval of amendment of the Articles of Incorporation which stipulates that the approval of the Company is required for the acquisition of shares by transfer as the content of all shares issued by the Company; or
(5)	Proposal for approval of amendment of the Articles of Incorporation which provides that approval of the Company is required for the acquisition by transfer of the class of shares underlying the rights to subscribe for new shares as the content of that class of shares, or that the Company will acquire all of the shares of this type by a resolution of a general meeting of shareholders.
8.	Policy for determining the details of the delivery of rights to subscribe for new shares of the restructured company in a restructuring

If the Company undergoes a merger (limited only to situations where the Company dissolves through merger), absorption-type company split or incorporation-type company split (in both cases limited only to situations where the Company becomes a demerged company), or share exchange or share transfer (in both cases limited only to situations where the Company becomes a wholly owned subsidiary) (the above acts hereinafter collectively referred to as “Restructuring”), rights to subscribe for new shares to the corporation listed in the Companies Act, Article 236, Paragraph 1, Item (viii), (a) through (e) (hereinafter, “Restructured Company”) shall be delivered to each Holder of Rights to Subscribe for New Shares who holds rights to subscribe for new shares remaining (hereinafter, the “Remaining Rights to Subscribe for New Shares”) immediately prior to the effective date (for an absorption-type merger, the date the absorption-type merger takes effect; for a consolidation-type merger, the date a corporation under consolidation merger is established; for an absorption-type company split, the date the absorption-type company split takes effect; for an incorporation-type company split, the date a corporation under incorporation-type company split is established; for share exchange, the date the share is exchange takes effect; and for share transfer, the date a wholly owning parent company under share transfer is established; the same shall apply hereunder) of the Restructuring in each of the situations. However, this shall apply only when the delivery of rights to subscribe for new shares in the Restructured Company is provided for in the absorption-type merger agreement, consolidation-type merger agreement, absorption-type split agreement, incorporation-type split agreement, share exchange agreement, or share transfer plan in accordance with each of the following items.

(1)	The number of rights to subscribe for new shares of the Restructured Company to be granted

The same number as the number of the Remaining Rights to Subscribe for New Shares held by the Holder of Rights to Subscribe for New Shares shall be delivered to each Holder of Rights to Subscribe for New Shares.

(2)	Class of shares in the Restructured Company underlying the rights to subscribe for new shares

Common shares in the Restructured Company

(3)	Number of shares underlying the rights to subscribe for new shares of the Restructured Company

To be determined in accordance with 2. above and in consideration of the conditions for the Restructuring.

(4)	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of the assets to be contributed when exercising rights to subscribe for new shares will be the amount calculated by multiplying the exercise price after restructuring specified below by the number of Restructured Company shares underlying the rights to subscribe for new shares as determined according to item (3) above. The exercise price after restructuring will be one yen for each share of the Restructured Company that may be received as a result of the exercise of the issued rights to subscribe for new shares.

(5)	Exercisable period of the rights to subscribe for new shares

The period from the later of the commencement date of the rights to subscribe for new shares exercisable period set forth in 4. above or the date Restructuring takes effect until the last day of the above rights to subscribe for new shares exercisable period set forth in 4. above

(6)	Matters concerning increasing capital stock or capital reserves in the event shares are issued due to the exercise of rights to subscribe for new shares

To be determined in accordance with 5. above.

(7)	Restrictions on transferring rights to subscribe for new shares

A resolution of the Restructured Company’s Board of Directors is required for the acquisition of rights to subscribe for new shares by assignment.

(8)	Call provision of the rights to subscribe for new shares

To be determined in accordance with 7. above.

(9)	Other conditions for the exercise of rights to subscribe for new shares

To be determined in accordance with 10. below.

9.	Handling of fractional shares that occur when exercising rights to subscribe for new shares

In cases where the number of the shares to be issued to a Holder of Rights to Subscribe for New Shares that has exercised a right to subscribe for new shares includes a fractional share, it will be rounded down.

10.	Other conditions for the exercise of rights to subscribe for new shares
(1)	During the period set forth in 4. above, Holders of Rights to Subscribe for New Shares may exercise their rights to subscribe for new shares from the day after the day on which they lose their position as director (including a director who is a company auditor) of the Company, The Aichi Bank, Ltd., or The Chukyo Bank, Limited (the “Loss of Position Date”).
(2)	Notwithstanding (1) above, during the period set forth in 4. above, in the case set forth in (i) or (ii) below (however, with regard to (ii), except where provided in the merger agreement, share exchange agreement, or share transfer plan to the effect that rights to subscribe for new shares of the Restructured Company will be delivered to the Holder of Rights to Subscribe for New Shares in accordance with 8. above), Holders of Rights to Subscribe for New Shares may exercise their rights to subscribe for new shares only within the period respectively stipulated therein.
(i)	If a Holder of Rights to Subscribe for New Shares does not have a Loss of Position Date by July 22, 2045 From July 23, 2045 to July 22, 2046
(ii)	If a proposal for a merger agreement in which the Company will be the non-surviving company, a share exchange agreement in which the Company will be a wholly owned subsidiary, or a proposal for a share transfer agreement is approved by a general meeting of shareholders (or decided by resolution of the Board of Directors if a resolution of the general meeting of shareholders is not required)
A 15-day period from the day following the date of such approval.
(3)	(1) and (2)(i) above do not apply to persons who have succeeded to the rights to subscribe for new shares through inheritance.
(4)	In cases where Holders of Rights to Subscribe for New Shares waive their rights to subscribe for new shares, such rights to subscribe for new shares may not be exercised.
11.	Allocation Date for the rights to subscribe for new shares October 3, 2022

End of document.

Exhibit 2-(6)-1

Details of the The Aichi Bank, Ltd. Series 6 Rights to Subscribe for New Shares

1.	Name of rights to subscribe for new shares

The Aichi Bank, Ltd.             Series 6 Rights to Subscribe for New Shares

2.	Class and quantity of shares underlying the rights to subscribe for new shares

The class of shares underlying the rights to subscribe for new shares shall be common stock of the Bank, and the number of shares underlying each right to subscribe for new shares (the “Number of Shares Granted”) shall be 100; provided, however, that if the Bank carries out a share split (including allocation of shares of the Bank’s common stock without contribution; hereinafter the same for mentions of share split) or share consolidation of its common stock on or after the date of the grant of the rights to subscribe for new shares (the “Allocation Date”), the Number of Shares Granted shall be adjusted in accordance with the following formula, and fractional shares occurring as a result of the adjustment will be rounded down.

Adjusted Number of Shares Granted = pre-adjustment Number of Shares Granted × share split (or share consolidation) ratio

The adjusted Number of Shares Granted shall be applied from the day following the record date of the share split (or, if a record date is not specified, from the effective date) in the case of a share split and from the effective date in the case of a share consolidation; provided, however, that if a share split is carried out on the condition that a proposal to reduce the amount of surplus and increase capital or reserve funds is approved at a general meeting of shareholders, and if the record date for the share split is a day on or before the date of the conclusion of such general meeting of shareholders, the adjusted Number of Shares Granted shall be retroactively applied to the day following the record date from the day following the date of the close of the general meeting of shareholders.

In addition, if, after the Allocation Date, the Bank carries out a merger or company split, or if it is otherwise necessary to adjust the Number of Shares Granted in a similar manner to such cases, the Bank may appropriately adjust the Number of Shares Granted to a reasonable extent.

When adjusting the Number of Shares Granted, by the day before the adjusted Number of Shares Granted is applied, the Bank will notify or announce the necessary matters to the parties (the “Holders of Rights to Subscribe for New Shares”) who hold each of the rights to subscribe for new shares listed in the register of rights to subscribe for new shares; provided, however, that if notice or announcement cannot be made by the day before the date of application, notice or announcement shall be made promptly thereafter.

3.	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of assets contributed upon the exercise of each right to subscribe for new shares shall be the exercise price of one yen per share that can be delivered by exercising each right to subscribe for new shares, multiplied by the Number of Shares Granted.

4.	Method of calculating the amount to be paid in for rights to subscribe for new shares

The amount to be paid in for rights to subscribe for new shares will be the amount obtained by multiplying the Number of Shares Granted by the option price per share calculated using the Black-Scholes Model (with amounts less than one yen rounded to the nearest whole number) as of the Allocation Date of the rights to subscribe for new shares.

In addition, the party receiving allocation shall set off remuneration claims it holds against the Bank with its obligation to pay the paid-in amount for rights to subscribe for new shares, in lieu of payment of such paid-in amount.

5.	Exercisable period of the rights to subscribe for new shares

From July 22, 2017 to July 21, 2047

6.	Matters concerning increasing capital stock or capital reserves in the event shares are issued due to the exercise of rights to subscribe for new shares

(1)	The amount of capital increase when shares are issued upon exercise of the rights to subscribe for new shares will be half the upper limit for a capital increase calculated in accordance with Article 17(1) of the Regulations on Corporate Accounting, rounded up to the nearest yen.
(2)	The increase in capital reserve when shares are issued upon exercise of the rights to subscribe for new shares will be the upper limit for a capital increase described in (1) above less the capital increase stipulated in (1) above.
7.	Restrictions on transferring rights to subscribe for new shares

A resolution of the Board of Directors of the Bank is required for the acquisition of rights to subscribe for new shares by transfer.

8.	Call provision of the rights to subscribe for new shares

If a proposal set forth in (1), (2), (3), (4), or (5) below is approved by the Bank’s general meeting of shareholders (or decided by resolution of the Bank’s Board of Directors if a resolution of the general meeting of shareholders is not required), the Bank may acquire rights to subscribe for new shares without contribution on a date separately determined by the Bank’s Board of Directors.

(1)	Proposal to approve a merger agreement under which the Bank is the non-surviving company.
(2)	Proposal to approve a split agreement or split plan under which the Bank is the split company.
(3)	Proposal to approve a share exchange agreement or share transfer plan under which the Bank becomes a wholly owned subsidiary.
(4)	Proposal for approval of amendment of the Articles of Incorporation which stipulates that the approval of the Bank is required for the acquisition of shares by transfer as the content of all shares issued by the Bank; or
(5)	Proposal for approval of amendment of the Articles of Incorporation which provides that approval of the Bank is required for the acquisition by transfer of the class of shares underlying the rights to subscribe for new shares as the content of that class of shares, or that the Bank will acquire all of the shares of this type by a resolution of a general meeting of shareholders.
9.	Policy for determining the details of the delivery of rights to subscribe for new shares of the restructured company in a restructuring

If the Bank undergoes a merger (limited only to situations where the Bank dissolves through merger), absorption-type company split or incorporation-type company split (in both cases limited only to situations where the Bank becomes a demerged company), or share exchange or share transfer (in both cases limited only to situations where the Bank becomes a wholly owned subsidiary) (the above acts hereinafter collectively referred to as “Restructuring”), rights to subscribe for new shares to the corporation listed in the Companies Act, Article 236, Paragraph 1, Item (viii), (a) through (e) (hereinafter, “Restructured Company”) shall be delivered to each Holder of Rights to Subscribe for New Shares who holds rights to subscribe for new shares remaining (hereinafter, the “Remaining Rights to Subscribe for New Shares”) immediately prior to the effective date (for an absorption-type merger, the date the absorption-type merger takes effect; for a consolidation-type merger, the date a corporation under consolidation merger is established; for an absorption-type company split, the date the absorption-type company split takes effect; for an incorporation-type company split, the date a corporation under incorporation-type company split is established; for share exchange, the date the share is exchange takes effect; and for share transfer, the date a wholly owning parent company under share transfer is established; the same shall apply hereunder) of the Restructuring in each of the situations. However, this shall apply only when the delivery of rights to subscribe for new shares in the Restructured Company is provided for in the absorption-type merger agreement, consolidation-type merger agreement, absorption-type split agreement, incorporation-type split agreement, share exchange agreement, or share transfer plan in accordance with each of the following items.

(1)	The number of rights to subscribe for new shares of the Restructured Company to be granted

The same number as the number of the Remaining Rights to Subscribe for New Shares held by the Holder of Rights to Subscribe for New Shares shall be delivered to each Holder of Rights to Subscribe for New Shares.

(2)	Class of shares in the Restructured Company underlying the rights to subscribe for new shares

Common shares in the Restructured Company

(3)	Number of shares underlying the rights to subscribe for new shares of the Restructured Company

To be determined in accordance with 2. above and in consideration of the conditions for the Restructuring.

(4)	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of the assets to be contributed when exercising rights to subscribe for new shares will be the amount calculated by multiplying the exercise price after restructuring specified below by the number of Restructured Company shares underlying the rights to subscribe for new shares as determined according to item (3) above. The exercise price after restructuring will be one yen for each share of the Restructured Company that may be received as a result of the exercise of the issued rights to subscribe for new shares.

(5)	Exercisable period of the rights to subscribe for new shares

The period from the later of the commencement date of the rights to subscribe for new shares exercisable period set forth in 5. above or the date Restructuring takes effect until the last day of the above rights to subscribe for new shares exercisable period set forth in 5. above

(6)	Matters concerning increasing capital stock or capital reserves in the event shares are issued due to the exercise of rights to subscribe for new shares

To be determined in accordance with 6. above.

(7)	Restrictions on transferring rights to subscribe for new shares

A resolution of the Restructured Company’s Board of Directors is required for the acquisition of rights to subscribe for new shares by assignment.

(8)	Call provision of the rights to subscribe for new shares

To be determined in accordance with 8. above.

(9)	Other conditions for the exercise of rights to subscribe for new shares

To be determined in accordance with 11. below.

10.	Handling of fractional shares that occur when exercising rights to subscribe for new shares

In cases where the number of the shares to be issued to a Holder of Rights to Subscribe for New Shares that has exercised a right to subscribe for new shares includes a fractional share, it will be rounded down.

11.	Other conditions for the exercise of rights to subscribe for new shares
(1)	During the period set forth in 5. above, Holders of Rights to Subscribe for New Shares may exercise their rights to subscribe for new shares from the day after the day on which they lose their position as director (including a director who is a company auditor) of the Bank (the “Loss of Position Date”).
(2)	Notwithstanding (1) above, during the period set forth in 5. above, in the case set forth in (i) or (ii) below (however, with regard to (ii), except where provided in the merger agreement, share exchange agreement, or share transfer plan to the effect that rights to subscribe for new shares of the Restructured Company will be delivered to the Holder of Rights to Subscribe for New Shares in accordance with 9. above), Holders of Rights to Subscribe for New Shares may exercise their rights to subscribe for new shares only within the period respectively stipulated therein.
(i)	If a Holder of Rights to Subscribe for New Shares does not have a Loss of Position Date by July 21, 2046 From July 22, 2046 to July 21, 2047
(ii)	If a proposal for a merger agreement in which the Bank will be the non-surviving company, a share exchange agreement in which the Bank will be a wholly owned subsidiary, or a proposal for a share transfer agreement is approved by a general meeting of shareholders (or decided by resolution of the Board of Directors if a resolution of the general meeting of shareholders is not required)
A 15-day period from the day following the date of such approval.

(3)	(1) and (2)(i) above do not apply to persons who have succeeded to the rights to subscribe for new shares through inheritance.
(4)	In cases where Holders of Rights to Subscribe for New Shares waive their rights to subscribe for new shares, such rights to subscribe for new shares may not be exercised.
12.	Allocation Date for the rights to subscribe for new shares July 21, 2017

End of document.

Exhibit 2-(6)-2

Details of the Aichi Financial Group, Inc. Series 6 Rights to Subscribe for New Shares

1.	Name of rights to subscribe for new shares

Aichi Financial Group, Inc.             Series 6 Rights to Subscribe for New Shares

2.	Class and quantity of shares underlying the rights to subscribe for new shares

The class of shares underlying the rights to subscribe for new shares shall be common stock of the Company, and the number of shares underlying each right to subscribe for new shares (the “Number of Shares Granted”) shall be 333; provided, however, that if the Company carries out a share split (including allocation of shares of the Company’s common stock without contribution; hereinafter the same for mentions of share split) or share consolidation of its common stock on or after the date of the grant of the rights to subscribe for new shares (the “Allocation Date”), the Number of Shares Granted shall be adjusted in accordance with the following formula, and fractional shares occurring as a result of the adjustment will be rounded down.

Adjusted Number of Shares Granted = pre-adjustment Number of Shares Granted × share split (or share consolidation) ratio

The adjusted Number of Shares Granted shall be applied from the day following the record date of the share split (or, if a record date is not specified, from the effective date) in the case of a share split and from the effective date in the case of a share consolidation; provided, however, that if a share split is carried out on the condition that a proposal to reduce the amount of surplus and increase capital or reserve funds is approved at a general meeting of shareholders, and if the record date for the share split is a day on or before the date of the conclusion of such general meeting of shareholders, the adjusted Number of Shares Granted shall be retroactively applied to the day following the record date from the day following the date of the close of the general meeting of shareholders.

In addition, if, after the Allocation Date, the Company carries out a merger or company split, or if it is otherwise necessary to adjust the Number of Shares Granted in a similar manner to such cases, the Company may appropriately adjust the Number of Shares Granted to a reasonable extent.

When adjusting the Number of Shares Granted, by the day before the adjusted Number of Shares Granted is applied, the Company will notify or announce the necessary matters to the parties (the “Holders of Rights to Subscribe for New Shares”) who hold each of the rights to subscribe for new shares listed in the register of rights to subscribe for new shares; provided, however, that if notice or announcement cannot be made by the day before the date of application, notice or announcement shall be made promptly thereafter.

3.	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of assets contributed upon the exercise of each right to subscribe for new shares shall be the exercise price of one yen per share that can be delivered by exercising each right to subscribe for new shares, multiplied by the Number of Shares Granted.

4.	Exercisable period of the rights to subscribe for new shares

From October 3, 2022 to July 21, 2047

5.	Matters concerning increasing capital stock or capital reserves in the event shares are issued due to the exercise of rights to subscribe for new shares
(1)	The amount of capital increase when shares are issued upon exercise of the rights to subscribe for new shares will be half the upper limit for a capital increase calculated in accordance with Article 17(1) of the Regulations on Corporate Accounting, rounded up to the nearest yen.
(2)	The increase in capital reserve when shares are issued upon exercise of the rights to subscribe for new shares will be the upper limit for a capital increase described in (1) above less the capital increase stipulated in (1) above.

6.	Restrictions on transferring rights to subscribe for new shares

A resolution of the Board of Directors of the Company is required for the acquisition of rights to subscribe for new shares by transfer.

7.	Call provision of the rights to subscribe for new shares

If a proposal set forth in (1), (2), (3), (4), or (5) below is approved by the Company’s general meeting of shareholders (or decided by resolution of the Company’s Board of Directors if a resolution of the general meeting of shareholders is not required), the Company may acquire rights to subscribe for new shares without contribution on a date separately determined by the Company’s Board of Directors.

(1)	Proposal to approve a merger agreement under which the Company is the non-surviving company.
(2)	Proposal to approve a split agreement or split plan under which the Company is the split company.
(3)	Proposal to approve a share exchange agreement or share transfer plan under which the Company becomes a wholly owned subsidiary.
(4)	Proposal for approval of amendment of the Articles of Incorporation which stipulates that the approval of the Company is required for the acquisition of shares by transfer as the content of all shares issued by the Company; or
(5)	Proposal for approval of amendment of the Articles of Incorporation which provides that approval of the Company is required for the acquisition by transfer of the class of shares underlying the rights to subscribe for new shares as the content of that class of shares, or that the Company will acquire all of the shares of this type by a resolution of a general meeting of shareholders.
8.	Policy for determining the details of the delivery of rights to subscribe for new shares of the restructured company in a restructuring

If the Company undergoes a merger (limited only to situations where the Company dissolves through merger), absorption-type company split or incorporation-type company split (in both cases limited only to situations where the Company becomes a demerged company), or share exchange or share transfer (in both cases limited only to situations where the Company becomes a wholly owned subsidiary) (the above acts hereinafter collectively referred to as “Restructuring”), rights to subscribe for new shares to the corporation listed in the Companies Act, Article 236, Paragraph 1, Item (viii), (a) through (e) (hereinafter, “Restructured Company”) shall be delivered to each Holder of Rights to Subscribe for New Shares who holds rights to subscribe for new shares remaining (hereinafter, the “Remaining Rights to Subscribe for New Shares”) immediately prior to the effective date (for an absorption-type merger, the date the absorption-type merger takes effect; for a consolidation-type merger, the date a corporation under consolidation merger is established; for an absorption-type company split, the date the absorption-type company split takes effect; for an incorporation-type company split, the date a corporation under incorporation-type company split is established; for share exchange, the date the share is exchange takes effect; and for share transfer, the date a wholly owning parent company under share transfer is established; the same shall apply hereunder) of the Restructuring in each of the situations. However, this shall apply only when the delivery of rights to subscribe for new shares in the Restructured Company is provided for in the absorption-type merger agreement, consolidation-type merger agreement, absorption-type split agreement, incorporation-type split agreement, share exchange agreement, or share transfer plan in accordance with each of the following items.

(1)	The number of rights to subscribe for new shares of the Restructured Company to be granted

The same number as the number of the Remaining Rights to Subscribe for New Shares held by the Holder of Rights to Subscribe for New Shares shall be delivered to each Holder of Rights to Subscribe for New Shares.

(2)	Class of shares in the Restructured Company underlying the rights to subscribe for new shares

Common shares in the Restructured Company

(3)	Number of shares underlying the rights to subscribe for new shares of the Restructured Company

To be determined in accordance with 2. above and in consideration of the conditions for the Restructuring.

(4)	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of the assets to be contributed when exercising rights to subscribe for new shares will be the amount calculated by multiplying the exercise price after restructuring specified below by the number of Restructured Company shares underlying the rights to subscribe for new shares as determined according to item (3) above. The exercise price after restructuring will be one yen for each share of the Restructured Company that may be received as a result of the exercise of the issued rights to subscribe for new shares.

(5)	Exercisable period of the rights to subscribe for new shares

The period from the later of the commencement date of the rights to subscribe for new shares exercisable period set forth in 4. above or the date Restructuring takes effect until the last day of the above rights to subscribe for new shares exercisable period set forth in 4. above

(6)	Matters concerning increasing capital stock or capital reserves in the event shares are issued due to the exercise of rights to subscribe for new shares

To be determined in accordance with 5. above.

(7)	Restrictions on transferring rights to subscribe for new shares

A resolution of the Restructured Company’s Board of Directors is required for the acquisition of rights to subscribe for new shares by assignment.

(8)	Call provision of the rights to subscribe for new shares

To be determined in accordance with 7. above.

(9)	Other conditions for the exercise of rights to subscribe for new shares

To be determined in accordance with 10. below.

9.	Handling of fractional shares that occur when exercising rights to subscribe for new shares

In cases where the number of the shares to be issued to a Holder of Rights to Subscribe for New Shares that has exercised a right to subscribe for new shares includes a fractional share, it will be rounded down.

10.	Other conditions for the exercise of rights to subscribe for new shares
(1)	During the period set forth in 4. above, Holders of Rights to Subscribe for New Shares may exercise their rights to subscribe for new shares from the day after the day on which they lose their position as director (including a director who is a company auditor) of the Company, The Aichi Bank, Ltd., or The Chukyo Bank, Limited (the “Loss of Position Date”).
(2)	Notwithstanding (1) above, during the period set forth in 4. above, in the case set forth in (i) or (ii) below (however, with regard to (ii), except where provided in the merger agreement, share exchange agreement, or share transfer plan to the effect that rights to subscribe for new shares of the Restructured Company will be delivered to the Holder of Rights to Subscribe for New Shares in accordance with 8. above), Holders of Rights to Subscribe for New Shares may exercise their rights to subscribe for new shares only within the period respectively stipulated therein.
(i)	If a Holder of Rights to Subscribe for New Shares does not have a Loss of Position Date by July 21, 2046 From July 22, 2046 to July 21, 2047
(ii)	If a proposal for a merger agreement in which the Company will be the non-surviving company, a share exchange agreement in which the Company will be a wholly owned subsidiary, or a proposal for a share transfer agreement is approved by a general meeting of shareholders (or decided by resolution of the Board of Directors if a resolution of the general meeting of shareholders is not required)
A 15-day period from the day following the date of such approval.
(3)	(1) and (2)(i) above do not apply to persons who have succeeded to the rights to subscribe for new shares through inheritance.
(4)	In cases where Holders of Rights to Subscribe for New Shares waive their rights to subscribe for new shares, such rights to subscribe for new shares may not be exercised.
11.	Allocation Date for the rights to subscribe for new shares October 3, 2022

End of document.

Exhibit 2-(7)-1

Details of The Aichi Bank, Ltd. Series 7 Rights to Subscribe for New Shares

1.	Name of rights to subscribe for new shares

The Aichi Bank, Ltd.             Series 7 Rights to Subscribe for New Shares

2.	Class and quantity of shares underlying the rights to subscribe for new shares

The class of shares underlying the rights to subscribe for new shares shall be common stock of the Bank, and the number of shares underlying each right to subscribe for new shares (the “Number of Shares Granted”) shall be 100; provided, however, that if the Bank carries out a share split (including allocation of shares of the Bank’s common stock without contribution; hereinafter the same for mentions of share split) or share consolidation of its common stock on or after the date of the grant of the rights to subscribe for new shares (the “Allocation Date”), the Number of Shares Granted shall be adjusted in accordance with the following formula, and fractional shares occurring as a result of the adjustment will be rounded down.

Adjusted Number of Shares Granted = pre-adjustment Number of Shares Granted × share split (or share consolidation) ratio

The adjusted Number of Shares Granted shall be applied from the day following the record date of the share split (or, if a record date is not specified, from the effective date) in the case of a share split and from the effective date in the case of a share consolidation; provided, however, that if a share split is carried out on the condition that a proposal to reduce the amount of surplus and increase capital or reserve funds is approved at a general meeting of shareholders, and if the record date for the share split is a day on or before the date of the conclusion of such general meeting of shareholders, the adjusted Number of Shares Granted shall be retroactively applied to the day following the record date from the day following the date of the close of the general meeting of shareholders.

In addition, if, after the Allocation Date, the Bank carries out a merger or company split, or if it is otherwise necessary to adjust the Number of Shares Granted in a similar manner to such cases, the Bank may appropriately adjust the Number of Shares Granted to a reasonable extent.

When adjusting the Number of Shares Granted, by the day before the adjusted Number of Shares Granted is applied, the Bank will notify or announce the necessary matters to the parties (the “Holders of Rights to Subscribe for New Shares”) who hold each of the rights to subscribe for new shares listed in the register of rights to subscribe for new shares; provided, however, that if notice or announcement cannot be made by the day before the date of application, notice or announcement shall be made promptly thereafter.

3.	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of assets contributed upon the exercise of each right to subscribe for new shares shall be the exercise price of one yen per share that can be delivered by exercising each right to subscribe for new shares, multiplied by the Number of Shares Granted.

4.	Method of calculating the amount to be paid in for rights to subscribe for new shares

The amount to be paid in for rights to subscribe for new shares will be the amount obtained by multiplying the Number of Shares Granted by the option price per share calculated using the Black-Scholes Model (with amounts less than one yen rounded to the nearest whole number) as of the Allocation Date of the rights to subscribe for new shares.

In addition, the party receiving allocation shall set off remuneration claims it holds against the Bank with its obligation to pay the paid-in amount for rights to subscribe for new shares, in lieu of payment of such paid-in amount.

5.	Exercisable period of the rights to subscribe for new shares

From July 21, 2018 to July 20, 2048

6.	Matters concerning increasing capital stock or capital reserves in the event shares are issued due to the exercise of rights to subscribe for new shares

(1)	The amount of capital increase when shares are issued upon exercise of the rights to subscribe for new shares will be half the upper limit for a capital increase calculated in accordance with Article 17(1) of the Regulations on Corporate Accounting, rounded up to the nearest yen.
(2)	The increase in capital reserve when shares are issued upon exercise of the rights to subscribe for new shares will be the upper limit for a capital increase described in (1) above less the capital increase stipulated in (1) above.
7.	Restrictions on transferring rights to subscribe for new shares

A resolution of the Board of Directors of the Bank is required for the acquisition of rights to subscribe for new shares by transfer.

8.	Call provision of the rights to subscribe for new shares

If a proposal set forth in (1), (2), (3), (4), or (5) below is approved by the Bank’s general meeting of shareholders (or decided by resolution of the Bank’s Board of Directors if a resolution of the general meeting of shareholders is not required), the Bank may acquire rights to subscribe for new shares without contribution on a date separately determined by the Bank’s Board of Directors.

(1)	Proposal to approve a merger agreement under which the Bank is the non-surviving company.
(2)	Proposal to approve a split agreement or split plan under which the Bank is the split company.
(3)	Proposal to approve a share exchange agreement or share transfer plan under which the Bank becomes a wholly owned subsidiary.
(4)	Proposal for approval of amendment of the Articles of Incorporation which stipulates that the approval of the Bank is required for the acquisition of shares by transfer as the content of all shares issued by the Bank; or
(5)	Proposal for approval of amendment of the Articles of Incorporation which provides that approval of the Bank is required for the acquisition by transfer of the class of shares underlying the rights to subscribe for new shares as the content of that class of shares, or that the Bank will acquire all of the shares of this type by a resolution of a general meeting of shareholders.
9.	Policy for determining the details of the delivery of rights to subscribe for new shares of the restructured company in a restructuring

If the Bank undergoes a merger (limited only to situations where the Bank dissolves through merger), absorption-type company split or incorporation-type company split (in both cases limited only to situations where the Bank becomes a demerged company), or share exchange or share transfer (in both cases limited only to situations where the Bank becomes a wholly owned subsidiary) (the above acts hereinafter collectively referred to as “Restructuring”), rights to subscribe for new shares to the corporation listed in the Companies Act, Article 236, Paragraph 1, Item (viii), (a) through (e) (hereinafter, “Restructured Company”) shall be delivered to each Holder of Rights to Subscribe for New Shares who holds rights to subscribe for new shares remaining (hereinafter, the “Remaining Rights to Subscribe for New Shares”) immediately prior to the effective date (for an absorption-type merger, the date the absorption-type merger takes effect; for a consolidation-type merger, the date a corporation under consolidation merger is established; for an absorption-type company split, the date the absorption-type company split takes effect; for an incorporation-type company split, the date a corporation under incorporation-type company split is established; for share exchange, the date the share is exchange takes effect; and for share transfer, the date a wholly owning parent company under share transfer is established; the same shall apply hereunder) of the Restructuring in each of the situations. However, this shall apply only when the delivery of rights to subscribe for new shares in the Restructured Company is provided for in the absorption-type merger agreement, consolidation-type merger agreement, absorption-type split agreement, incorporation-type split agreement, share exchange agreement, or share transfer plan in accordance with each of the following items.

(1)	The number of rights to subscribe for new shares of the Restructured Company to be granted

The same number as the number of the Remaining Rights to Subscribe for New Shares held by the Holder of Rights to Subscribe for New Shares shall be delivered to each Holder of Rights to Subscribe for New Shares.

(2)	Class of shares in the Restructured Company underlying the rights to subscribe for new shares

Common shares in the Restructured Company

(3)	Number of shares underlying the rights to subscribe for new shares of the Restructured Company

To be determined in accordance with 2. above and in consideration of the conditions for the Restructuring.

(4)	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of the assets to be contributed when exercising rights to subscribe for new shares will be the amount calculated by multiplying the exercise price after restructuring specified below by the number of Restructured Company shares underlying the rights to subscribe for new shares as determined according to item (3) above. The exercise price after restructuring will be one yen for each share of the Restructured Company that may be received as a result of the exercise of the issued rights to subscribe for new shares.

(5)	Exercisable period of the rights to subscribe for new shares

The period from the later of the commencement date of the rights to subscribe for new shares exercisable period set forth in 5. above or the date Restructuring takes effect until the last day of the above rights to subscribe for new shares exercisable period set forth in 5. above

(6)	Matters concerning increasing capital stock or capital reserves in the event shares are issued due to the exercise of rights to subscribe for new shares

To be determined in accordance with 6. above.

(7)	Restrictions on transferring rights to subscribe for new shares

A resolution of the Restructured Company’s Board of Directors is required for the acquisition of rights to subscribe for new shares by assignment.

(8)	Call provision of the rights to subscribe for new shares

To be determined in accordance with 8. above.

(9)	Other conditions for the exercise of rights to subscribe for new shares

To be determined in accordance with 11. below.

10.	Handling of fractional shares that occur when exercising rights to subscribe for new shares

In cases where the number of the shares to be issued to a Holder of Rights to Subscribe for New Shares that has exercised a right to subscribe for new shares includes a fractional share, it will be rounded down.

11.	Other conditions for the exercise of rights to subscribe for new shares
(1)	During the period set forth in 5. above, Holders of Rights to Subscribe for New Shares may exercise their rights to subscribe for new shares from the day after the day on which they lose their position as director (including a director who is a company auditor) of the Bank (the “Loss of Position Date”).
(2)	Notwithstanding (1) above, during the period set forth in 5. above, in the case set forth in (i) or (ii) below (however, with regard to (ii), except where provided in the merger agreement, share exchange agreement, or share transfer plan to the effect that rights to subscribe for new shares of the Restructured Company will be delivered to the Holder of Rights to Subscribe for New Shares in accordance with 9. above), Holders of Rights to Subscribe for New Shares may exercise their rights to subscribe for new shares only within the period respectively stipulated therein.
(i)	If a Holder of Rights to Subscribe for New Shares does not have a Loss of Position Date by July 20, 2047 From July 21, 2047 to July 20, 2048
(ii)	If a proposal for a merger agreement in which the Bank will be the non-surviving company, a share exchange agreement in which the Bank will be a wholly owned subsidiary, or a proposal for a share transfer agreement is approved by a general meeting of shareholders (or decided by resolution of the Board of Directors if a resolution of the general meeting of shareholders is not required)
A 15-day period from the day following the date of such approval.

(3)	(1) and (2)(i) above do not apply to persons who have succeeded to the rights to subscribe for new shares through inheritance.
(4)	In cases where Holders of Rights to Subscribe for New Shares waive their rights to subscribe for new shares, such rights to subscribe for new shares may not be exercised.
12.	Allocation Date for the rights to subscribe for new shares July 20, 2018

End of document.

Exhibit 2-(7)-2

Details of the Aichi Financial Group, Inc. Series 7 Rights to Subscribe for New Shares

1.	Name of rights to subscribe for new shares

Aichi Financial Group, Inc.             Series 7 Rights to Subscribe for New Shares

2.	Class and quantity of shares underlying the rights to subscribe for new shares

The class of shares underlying the rights to subscribe for new shares shall be common stock of the Company, and the number of shares underlying each right to subscribe for new shares (the “Number of Shares Granted”) shall be 333; provided, however, that if the Company carries out a share split (including allocation of shares of the Company’s common stock without contribution; hereinafter the same for mentions of share split) or share consolidation of its common stock on or after the date of the grant of the rights to subscribe for new shares (the “Allocation Date”), the Number of Shares Granted shall be adjusted in accordance with the following formula, and fractional shares occurring as a result of the adjustment will be rounded down.

Adjusted Number of Shares Granted = pre-adjustment Number of Shares Granted × share split (or share consolidation) ratio

The adjusted Number of Shares Granted shall be applied from the day following the record date of the share split (or, if a record date is not specified, from the effective date) in the case of a share split and from the effective date in the case of a share consolidation; provided, however, that if a share split is carried out on the condition that a proposal to reduce the amount of surplus and increase capital or reserve funds is approved at a general meeting of shareholders, and if the record date for the share split is a day on or before the date of the conclusion of such general meeting of shareholders, the adjusted Number of Shares Granted shall be retroactively applied to the day following the record date from the day following the date of the close of the general meeting of shareholders.

In addition, if, after the Allocation Date, the Company carries out a merger or company split, or if it is otherwise necessary to adjust the Number of Shares Granted in a similar manner to such cases, the Company may appropriately adjust the Number of Shares Granted to a reasonable extent.

When adjusting the Number of Shares Granted, by the day before the adjusted Number of Shares Granted is applied, the Company will notify or announce the necessary matters to the parties (the “Holders of Rights to Subscribe for New Shares”) who hold each of the rights to subscribe for new shares listed in the register of rights to subscribe for new shares; provided, however, that if notice or announcement cannot be made by the day before the date of application, notice or announcement shall be made promptly thereafter.

3.	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of assets contributed upon the exercise of each right to subscribe for new shares shall be the exercise price of one yen per share that can be delivered by exercising each right to subscribe for new shares, multiplied by the Number of Shares Granted.

4.	Exercisable period of the rights to subscribe for new shares

From October 3, 2022 to July 20, 2048

5.	Matters concerning increasing capital stock or capital reserves in the event shares are issued due to the exercise of rights to subscribe for new shares
(1)	The amount of capital increase when shares are issued upon exercise of the rights to subscribe for new shares will be half the upper limit for a capital increase calculated in accordance with Article 17(1) of the Regulations on Corporate Accounting, rounded up to the nearest yen.
(2)	The increase in capital reserve when shares are issued upon exercise of the rights to subscribe for new shares will be the upper limit for a capital increase described in (1) above less the capital increase stipulated in (1) above.

6.	Restrictions on transferring rights to subscribe for new shares

A resolution of the Board of Directors of the Company is required for the acquisition of rights to subscribe for new shares by transfer.

7.	Call provision of the rights to subscribe for new shares

If a proposal set forth in (1), (2), (3), (4), or (5) below is approved by the Company’s general meeting of shareholders (or decided by resolution of the Company’s Board of Directors if a resolution of the general meeting of shareholders is not required), the Company may acquire rights to subscribe for new shares without contribution on a date separately determined by the Company’s Board of Directors.

(1)	Proposal to approve a merger agreement under which the Company is the non-surviving company.
(2)	Proposal to approve a split agreement or split plan under which the Company is the split company.
(3)	Proposal to approve a share exchange agreement or share transfer plan under which the Company becomes a wholly owned subsidiary.
(4)	Proposal for approval of amendment of the Articles of Incorporation which stipulates that the approval of the Company is required for the acquisition of shares by transfer as the content of all shares issued by the Company; or
(5)	Proposal for approval of amendment of the Articles of Incorporation which provides that approval of the Company is required for the acquisition by transfer of the class of shares underlying the rights to subscribe for new shares as the content of that class of shares, or that the Company will acquire all of the shares of this type by a resolution of a general meeting of shareholders.
8.	Policy for determining the details of the delivery of rights to subscribe for new shares of the restructured company in a restructuring

If the Company undergoes a merger (limited only to situations where the Company dissolves through merger), absorption-type company split or incorporation-type company split (in both cases limited only to situations where the Company becomes a demerged company), or share exchange or share transfer (in both cases limited only to situations where the Company becomes a wholly owned subsidiary) (the above acts hereinafter collectively referred to as “Restructuring”), rights to subscribe for new shares to the corporation listed in the Companies Act, Article 236, Paragraph 1, Item (viii), (a) through (e) (hereinafter, “Restructured Company”) shall be delivered to each Holder of Rights to Subscribe for New Shares who holds rights to subscribe for new shares remaining (hereinafter, the “Remaining Rights to Subscribe for New Shares”) immediately prior to the effective date (for an absorption-type merger, the date the absorption-type merger takes effect; for a consolidation-type merger, the date a corporation under consolidation merger is established; for an absorption-type company split, the date the absorption-type company split takes effect; for an incorporation-type company split, the date a corporation under incorporation-type company split is established; for share exchange, the date the share is exchange takes effect; and for share transfer, the date a wholly owning parent company under share transfer is established; the same shall apply hereunder) of the Restructuring in each of the situations. However, this shall apply only when the delivery of rights to subscribe for new shares in the Restructured Company is provided for in the absorption-type merger agreement, consolidation-type merger agreement, absorption-type split agreement, incorporation-type split agreement, share exchange agreement, or share transfer plan in accordance with each of the following items.

(1)	The number of rights to subscribe for new shares of the Restructured Company to be granted

The same number as the number of the Remaining Rights to Subscribe for New Shares held by the Holder of Rights to Subscribe for New Shares shall be delivered to each Holder of Rights to Subscribe for New Shares.

(2)	Class of shares in the Restructured Company underlying the rights to subscribe for new shares

Common shares in the Restructured Company

(3)	Number of shares underlying the rights to subscribe for new shares of the Restructured Company

To be determined in accordance with 2. above and in consideration of the conditions for the Restructuring.

(4)	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of the assets to be contributed when exercising rights to subscribe for new shares will be the amount calculated by multiplying the exercise price after restructuring specified below by the number of Restructured Company shares underlying the rights to subscribe for new shares as determined according to item (3) above. The exercise price after restructuring will be one yen for each share of the Restructured Company that may be received as a result of the exercise of the issued rights to subscribe for new shares.

(5)	Exercisable period of the rights to subscribe for new shares

The period from the later of the commencement date of the rights to subscribe for new shares exercisable period set forth in 4. above or the date Restructuring takes effect until the last day of the above rights to subscribe for new shares exercisable period set forth in 4. above

(6)	Matters concerning increasing capital stock or capital reserves in the event shares are issued due to the exercise of rights to subscribe for new shares

To be determined in accordance with 5. above.

(7)	Restrictions on transferring rights to subscribe for new shares

A resolution of the Restructured Company’s Board of Directors is required for the acquisition of rights to subscribe for new shares by assignment.

(8)	Call provision of the rights to subscribe for new shares

To be determined in accordance with 7. above.

(9)	Other conditions for the exercise of rights to subscribe for new shares

To be determined in accordance with 10. below.

9.	Handling of fractional shares that occur when exercising rights to subscribe for new shares

In cases where the number of the shares to be issued to a Holder of Rights to Subscribe for New Shares that has exercised a right to subscribe for new shares includes a fractional share, it will be rounded down.

10.	Other conditions for the exercise of rights to subscribe for new shares
(1)	During the period set forth in 4. above, Holders of Rights to Subscribe for New Shares may exercise their rights to subscribe for new shares from the day after the day on which they lose their position as director (including a director who is a company auditor) of the Company, The Aichi Bank, Ltd., or The Chukyo Bank, Limited (the “Loss of Position Date”).
(2)	Notwithstanding (1) above, during the period set forth in 4. above, in the case set forth in (i) or (ii) below (however, with regard to (ii), except where provided in the merger agreement, share exchange agreement, or share transfer plan to the effect that rights to subscribe for new shares of the Restructured Company will be delivered to the Holder of Rights to Subscribe for New Shares in accordance with 8. above), Holders of Rights to Subscribe for New Shares may exercise their rights to subscribe for new shares only within the period respectively stipulated therein.
(i)	If a Holder of Rights to Subscribe for New Shares does not have a Loss of Position Date by July 20, 2047 From July 21, 2047 to July 20, 2048
(ii)	If a proposal for a merger agreement in which the Company will be the non-surviving company, a share exchange agreement in which the Company will be a wholly owned subsidiary, or a proposal for a share transfer agreement is approved by a general meeting of shareholders (or decided by resolution of the Board of Directors if a resolution of the general meeting of shareholders is not required)
A 15-day period from the day following the date of such approval.
(3)	(1) and (2)(i) above do not apply to persons who have succeeded to the rights to subscribe for new shares through inheritance.
(4)	In cases where Holders of Rights to Subscribe for New Shares waive their rights to subscribe for new shares, such rights to subscribe for new shares may not be exercised.
11.	Allocation Date for the rights to subscribe for new shares October 3, 2022

End of document.

Exhibit 2-(8)-1

Details of The Aichi Bank, Ltd. Series 8 Rights to Subscribe for New Shares

1.	Name of rights to subscribe for new shares

The Aichi Bank, Ltd.             Series 8 Rights to Subscribe for New Shares

2.	Class and quantity of shares underlying the rights to subscribe for new shares

The class of shares underlying the rights to subscribe for new shares shall be common stock of the Bank, and the number of shares underlying each right to subscribe for new shares (the “Number of Shares Granted”) shall be 100; provided, however, that if the Bank carries out a share split (including allocation of shares of the Bank’s common stock without contribution; hereinafter the same for mentions of share split) or share consolidation of its common stock on or after the date of the grant of the rights to subscribe for new shares (the “Allocation Date”), the Number of Shares Granted shall be adjusted in accordance with the following formula, and fractional shares occurring as a result of the adjustment will be rounded down.

Adjusted Number of Shares Granted = pre-adjustment Number of Shares Granted × share split (or share consolidation) ratio

The adjusted Number of Shares Granted shall be applied from the day following the record date of the share split (or, if a record date is not specified, from the effective date) in the case of a share split and from the effective date in the case of a share consolidation; provided, however, that if a share split is carried out on the condition that a proposal to reduce the amount of surplus and increase capital or reserve funds is approved at a general meeting of shareholders, and if the record date for the share split is a day on or before the date of the conclusion of such general meeting of shareholders, the adjusted Number of Shares Granted shall be retroactively applied to the day following the record date from the day following the date of the close of the general meeting of shareholders.

In addition, if, after the Allocation Date, the Bank carries out a merger or company split, or if it is otherwise necessary to adjust the Number of Shares Granted in a similar manner to such cases, the Bank may appropriately adjust the Number of Shares Granted to a reasonable extent.

When adjusting the Number of Shares Granted, by the day before the adjusted Number of Shares Granted is applied, the Bank will notify or announce the necessary matters to the parties (the “Holders of Rights to Subscribe for New Shares”) who hold each of the rights to subscribe for new shares listed in the register of rights to subscribe for new shares; provided, however, that if notice or announcement cannot be made by the day before the date of application, notice or announcement shall be made promptly thereafter.

3.	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of assets contributed upon the exercise of each right to subscribe for new shares shall be the exercise price of one yen per share that can be delivered by exercising each right to subscribe for new shares, multiplied by the Number of Shares Granted.

4.	Method of calculating the amount to be paid in for rights to subscribe for new shares

The amount to be paid in for rights to subscribe for new shares will be the amount obtained by multiplying the Number of Shares Granted by the option price per share calculated using the Black-Scholes Model (with amounts less than one yen rounded to the nearest whole number) as of the Allocation Date of the rights to subscribe for new shares.

In addition, the party receiving allocation shall set off remuneration claims it holds against the Bank with its obligation to pay the paid-in amount for rights to subscribe for new shares, in lieu of payment of such paid-in amount.

5.	Exercisable period of the rights to subscribe for new shares

From July 20, 2019 to July 19, 2049

6.	Matters concerning increasing capital stock or capital reserves in the event shares are issued due to the exercise of rights to subscribe for new shares

(1)	The amount of capital increase when shares are issued upon exercise of the rights to subscribe for new shares will be half the upper limit for a capital increase calculated in accordance with Article 17(1) of the Regulations on Corporate Accounting, rounded up to the nearest yen.
(2)	The increase in capital reserve when shares are issued upon exercise of the rights to subscribe for new shares will be the upper limit for a capital increase described in (1) above less the capital increase stipulated in (1) above.
7.	Restrictions on transferring rights to subscribe for new shares

A resolution of the Board of Directors of the Bank is required for the acquisition of rights to subscribe for new shares by transfer.

8.	Call provision of the rights to subscribe for new shares

If a proposal set forth in (1), (2), (3), (4), or (5) below is approved by the Bank’s general meeting of shareholders (or decided by resolution of the Bank’s Board of Directors if a resolution of the general meeting of shareholders is not required), the Bank may acquire rights to subscribe for new shares without contribution on a date separately determined by the Bank’s Board of Directors.

(1)	Proposal to approve a merger agreement under which the Bank is the non-surviving company.
(2)	Proposal to approve a split agreement or split plan under which the Bank is the split company.
(3)	Proposal to approve a share exchange agreement or share transfer plan under which the Bank becomes a wholly owned subsidiary.
(4)	Proposal for approval of amendment of the Articles of Incorporation which stipulates that the approval of the Bank is required for the acquisition of shares by transfer as the content of all shares issued by the Bank; or
(5)	Proposal for approval of amendment of the Articles of Incorporation which provides that approval of the Bank is required for the acquisition by transfer of the class of shares underlying the rights to subscribe for new shares as the content of that class of shares, or that the Bank will acquire all of the shares of this type by a resolution of a general meeting of shareholders.
9.	Policy for determining the details of the delivery of rights to subscribe for new shares of the restructured company in a restructuring

If the Bank undergoes a merger (limited only to situations where the Bank dissolves through merger), absorption-type company split or incorporation-type company split (in both cases limited only to situations where the Bank becomes a demerged company), or share exchange or share transfer (in both cases limited only to situations where the Bank becomes a wholly owned subsidiary) (the above acts hereinafter collectively referred to as “Restructuring”), rights to subscribe for new shares to the corporation listed in the Companies Act, Article 236, Paragraph 1, Item (viii), (a) through (e) (hereinafter, “Restructured Company”) shall be delivered to each Holder of Rights to Subscribe for New Shares who holds rights to subscribe for new shares remaining (hereinafter, the “Remaining Rights to Subscribe for New Shares”) immediately prior to the effective date (for an absorption-type merger, the date the absorption-type merger takes effect; for a consolidation-type merger, the date a corporation under consolidation merger is established; for an absorption-type company split, the date the absorption-type company split takes effect; for an incorporation-type company split, the date a corporation under incorporation-type company split is established; for share exchange, the date the share is exchange takes effect; and for share transfer, the date a wholly owning parent company under share transfer is established; the same shall apply hereunder) of the Restructuring in each of the situations. However, this shall apply only when the delivery of rights to subscribe for new shares in the Restructured Company is provided for in the absorption-type merger agreement, consolidation-type merger agreement, absorption-type split agreement, incorporation-type split agreement, share exchange agreement, or share transfer plan in accordance with each of the following items.

(1)	The number of rights to subscribe for new shares of the Restructured Company to be granted

The same number as the number of the Remaining Rights to Subscribe for New Shares held by the Holder of Rights to Subscribe for New Shares shall be delivered to each Holder of Rights to Subscribe for New Shares.

(2)	Class of shares in the Restructured Company underlying the rights to subscribe for new shares

Common shares in the Restructured Company

(3)	Number of shares underlying the rights to subscribe for new shares of the Restructured Company

To be determined in accordance with 2. above and in consideration of the conditions for the Restructuring.

(4)	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of the assets to be contributed when exercising rights to subscribe for new shares will be the amount calculated by multiplying the exercise price after restructuring specified below by the number of Restructured Company shares underlying the rights to subscribe for new shares as determined according to item (3) above. The exercise price after restructuring will be one yen for each share of the Restructured Company that may be received as a result of the exercise of the issued rights to subscribe for new shares.

(5)	Exercisable period of the rights to subscribe for new shares

The period from the later of the commencement date of the rights to subscribe for new shares exercisable period set forth in 5. above or the date Restructuring takes effect until the last day of the above rights to subscribe for new shares exercisable period set forth in 5. above

(6)	Matters concerning increasing capital stock or capital reserves in the event shares are issued due to the exercise of rights to subscribe for new shares

To be determined in accordance with 6. above.

(7)	Restrictions on transferring rights to subscribe for new shares

A resolution of the Restructured Company’s Board of Directors is required for the acquisition of rights to subscribe for new shares by assignment.

(8)	Call provision of the rights to subscribe for new shares

To be determined in accordance with 8. above.

(9)	Other conditions for the exercise of rights to subscribe for new shares

To be determined in accordance with 11. below.

10.	Handling of fractional shares that occur when exercising rights to subscribe for new shares

In cases where the number of the shares to be issued to a Holder of Rights to Subscribe for New Shares that has exercised a right to subscribe for new shares includes a fractional share, it will be rounded down.

11.	Other conditions for the exercise of rights to subscribe for new shares
(1)	During the period set forth in 5. above, Holders of Rights to Subscribe for New Shares may exercise their rights to subscribe for new shares from the day after the day on which they lose their position as director (including a director who is a company auditor) of the Bank (the “Loss of Position Date”).
(2)	Notwithstanding (1) above, during the period set forth in 5. above, in the case set forth in (i) or (ii) below (however, with regard to (ii), except where provided in the merger agreement, share exchange agreement, or share transfer plan to the effect that rights to subscribe for new shares of the Restructured Company will be delivered to the Holder of Rights to Subscribe for New Shares in accordance with 9. above), Holders of Rights to Subscribe for New Shares may exercise their rights to subscribe for new shares only within the period respectively stipulated therein.
(i)	If a Holder of Rights to Subscribe for New Shares does not have a Loss of Position Date by July 19, 2048 From July 20, 2048 to July 19, 2049
(ii)	If a proposal for a merger agreement in which the Bank will be the non-surviving company, a share exchange agreement in which the Bank will be a wholly owned subsidiary, or a proposal for a share transfer agreement is approved by a general meeting of shareholders (or decided by resolution of the Board of Directors if a resolution of the general meeting of shareholders is not required)
A 15-day period from the day following the date of such approval.

(3)	(1) and (2)(i) above do not apply to persons who have succeeded to the rights to subscribe for new shares through inheritance.
(4)	In cases where Holders of Rights to Subscribe for New Shares waive their rights to subscribe for new shares, such rights to subscribe for new shares may not be exercised.
12.	Allocation Date for the rights to subscribe for new shares July 19, 2019

End of document.

Exhibit 2-(8)-2

Details of the Aichi Financial Group, Inc. Series 8 Rights to Subscribe for New Shares

1.	Name of rights to subscribe for new shares

Aichi Financial Group, Inc.             Series 8 Rights to Subscribe for New Shares

2.	Class and quantity of shares underlying the rights to subscribe for new shares

The class of shares underlying the rights to subscribe for new shares shall be common stock of the Company, and the number of shares underlying each right to subscribe for new shares (the “Number of Shares Granted”) shall be 333; provided, however, that if the Company carries out a share split (including allocation of shares of the Company’s common stock without contribution; hereinafter the same for mentions of share split) or share consolidation of its common stock on or after the date of the grant of the rights to subscribe for new shares (the “Allocation Date”), the Number of Shares Granted shall be adjusted in accordance with the following formula, and fractional shares occurring as a result of the adjustment will be rounded down.

Adjusted Number of Shares Granted = pre-adjustment Number of Shares Granted × share split (or share consolidation) ratio

The adjusted Number of Shares Granted shall be applied from the day following the record date of the share split (or, if a record date is not specified, from the effective date) in the case of a share split and from the effective date in the case of a share consolidation; provided, however, that if a share split is carried out on the condition that a proposal to reduce the amount of surplus and increase capital or reserve funds is approved at a general meeting of shareholders, and if the record date for the share split is a day on or before the date of the conclusion of such general meeting of shareholders, the adjusted Number of Shares Granted shall be retroactively applied to the day following the record date from the day following the date of the close of the general meeting of shareholders.

In addition, if, after the Allocation Date, the Company carries out a merger or company split, or if it is otherwise necessary to adjust the Number of Shares Granted in a similar manner to such cases, the Company may appropriately adjust the Number of Shares Granted to a reasonable extent.

When adjusting the Number of Shares Granted, by the day before the adjusted Number of Shares Granted is applied, the Company will notify or announce the necessary matters to the parties (the “Holders of Rights to Subscribe for New Shares”) who hold each of the rights to subscribe for new shares listed in the register of rights to subscribe for new shares; provided, however, that if notice or announcement cannot be made by the day before the date of application, notice or announcement shall be made promptly thereafter.

3.	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of assets contributed upon the exercise of each right to subscribe for new shares shall be the exercise price of one yen per share that can be delivered by exercising each right to subscribe for new shares, multiplied by the Number of Shares Granted.

4.	Exercisable period of the rights to subscribe for new shares

From October 3, 2022 to July 19, 2049

5.	Matters concerning increasing capital stock or capital reserves in the event shares are issued due to the exercise of rights to subscribe for new shares
(1)	The amount of capital increase when shares are issued upon exercise of the rights to subscribe for new shares will be half the upper limit for a capital increase calculated in accordance with Article 17(1) of the Regulations on Corporate Accounting, rounded up to the nearest yen.
(2)	The increase in capital reserve when shares are issued upon exercise of the rights to subscribe for new shares will be the upper limit for a capital increase described in (1) above less the capital increase stipulated in (1) above.

6.	Restrictions on transferring rights to subscribe for new shares

A resolution of the Board of Directors of the Company is required for the acquisition of rights to subscribe for new shares by transfer.

7.	Call provision of the rights to subscribe for new shares

If a proposal set forth in (1), (2), (3), (4), or (5) below is approved by the Company’s general meeting of shareholders (or decided by resolution of the Company’s Board of Directors if a resolution of the general meeting of shareholders is not required), the Company may acquire rights to subscribe for new shares without contribution on a date separately determined by the Company’s Board of Directors.

(1)	Proposal to approve a merger agreement under which the Company is the non-surviving company.
(2)	Proposal to approve a split agreement or split plan under which the Company is the split company.
(3)	Proposal to approve a share exchange agreement or share transfer plan under which the Company becomes a wholly owned subsidiary.
(4)	Proposal for approval of amendment of the Articles of Incorporation which stipulates that the approval of the Company is required for the acquisition of shares by transfer as the content of all shares issued by the Company; or
(5)	Proposal for approval of amendment of the Articles of Incorporation which provides that approval of the Company is required for the acquisition by transfer of the class of shares underlying the rights to subscribe for new shares as the content of that class of shares, or that the Company will acquire all of the shares of this type by a resolution of a general meeting of shareholders.
8.	Policy for determining the details of the delivery of rights to subscribe for new shares of the restructured company in a restructuring

If the Company undergoes a merger (limited only to situations where the Company dissolves through merger), absorption-type company split or incorporation-type company split (in both cases limited only to situations where the Company becomes a demerged company), or share exchange or share transfer (in both cases limited only to situations where the Company becomes a wholly owned subsidiary) (the above acts hereinafter collectively referred to as “Restructuring”), rights to subscribe for new shares to the corporation listed in the Companies Act, Article 236, Paragraph 1, Item (viii), (a) through (e) (hereinafter, “Restructured Company”) shall be delivered to each Holder of Rights to Subscribe for New Shares who holds rights to subscribe for new shares remaining (hereinafter, the “Remaining Rights to Subscribe for New Shares”) immediately prior to the effective date (for an absorption-type merger, the date the absorption-type merger takes effect; for a consolidation-type merger, the date a corporation under consolidation merger is established; for an absorption-type company split, the date the absorption-type company split takes effect; for an incorporation-type company split, the date a corporation under incorporation-type company split is established; for share exchange, the date the share is exchange takes effect; and for share transfer, the date a wholly owning parent company under share transfer is established; the same shall apply hereunder) of the Restructuring in each of the situations. However, this shall apply only when the delivery of rights to subscribe for new shares in the Restructured Company is provided for in the absorption-type merger agreement, consolidation-type merger agreement, absorption-type split agreement, incorporation-type split agreement, share exchange agreement, or share transfer plan in accordance with each of the following items.

(1)	The number of rights to subscribe for new shares of the Restructured Company to be granted

The same number as the number of the Remaining Rights to Subscribe for New Shares held by the Holder of Rights to Subscribe for New Shares shall be delivered to each Holder of Rights to Subscribe for New Shares.

(2)	Class of shares in the Restructured Company underlying the rights to subscribe for new shares

Common shares in the Restructured Company

(3)	Number of shares underlying the rights to subscribe for new shares of the Restructured Company

To be determined in accordance with 2. above and in consideration of the conditions for the Restructuring.

(4)	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of the assets to be contributed when exercising rights to subscribe for new shares will be the amount calculated by multiplying the exercise price after restructuring specified below by the number of Restructured Company shares underlying the rights to subscribe for new shares as determined according to item (3) above. The exercise price after restructuring will be one yen for each share of the Restructured Company that may be received as a result of the exercise of the issued rights to subscribe for new shares.

(5)	Exercisable period of the rights to subscribe for new shares

The period from the later of the commencement date of the rights to subscribe for new shares exercisable period set forth in 4. above or the date Restructuring takes effect until the last day of the above rights to subscribe for new shares exercisable period set forth in 4. above

(6)	Matters concerning increasing capital stock or capital reserves in the event shares are issued due to the exercise of rights to subscribe for new shares

To be determined in accordance with 5. above.

(7)	Restrictions on transferring rights to subscribe for new shares

A resolution of the Restructured Company’s Board of Directors is required for the acquisition of rights to subscribe for new shares by assignment.

(8)	Call provision of the rights to subscribe for new shares

To be determined in accordance with 7. above.

(9)	Other conditions for the exercise of rights to subscribe for new shares

To be determined in accordance with 10. below.

9.	Handling of fractional shares that occur when exercising rights to subscribe for new shares

In cases where the number of the shares to be issued to a Holder of Rights to Subscribe for New Shares that has exercised a right to subscribe for new shares includes a fractional share, it will be rounded down.

10.	Other conditions for the exercise of rights to subscribe for new shares
(1)	During the period set forth in 4. above, Holders of Rights to Subscribe for New Shares may exercise their rights to subscribe for new shares from the day after the day on which they lose their position as director (including a director who is a company auditor) of the Company, The Aichi Bank, Ltd., or The Chukyo Bank, Limited (the “Loss of Position Date”).
(2)	Notwithstanding (1) above, during the period set forth in 4. above, in the case set forth in (i) or (ii) below (however, with regard to (ii), except where provided in the merger agreement, share exchange agreement, or share transfer plan to the effect that rights to subscribe for new shares of the Restructured Company will be delivered to the Holder of Rights to Subscribe for New Shares in accordance with 8. above), Holders of Rights to Subscribe for New Shares may exercise their rights to subscribe for new shares only within the period respectively stipulated therein.
(i)	If a Holder of Rights to Subscribe for New Shares does not have a Loss of Position Date by July 19, 2048 From July 20, 2048 to July 19, 2049
(ii)	If a proposal for a merger agreement in which the Company will be the non-surviving company, a share exchange agreement in which the Company will be a wholly owned subsidiary, or a proposal for a share transfer agreement is approved by a general meeting of shareholders (or decided by resolution of the Board of Directors if a resolution of the general meeting of shareholders is not required)
A 15-day period from the day following the date of such approval.
(3)	(1) and (2)(i) above do not apply to persons who have succeeded to the rights to subscribe for new shares through inheritance.
(4)	In cases where Holders of Rights to Subscribe for New Shares waive their rights to subscribe for new shares, such rights to subscribe for new shares may not be exercised.
11.	Allocation Date for the rights to subscribe for new shares October 3, 2022

End of document.

Exhibit 2-(9)-1

Details of The Aichi Bank, Ltd. Series 9 Rights to Subscribe for New Shares

1.	Name of rights to subscribe for new shares

The Aichi Bank, Ltd.             Series 9 Rights to Subscribe for New Shares

2.	Class and quantity of shares underlying the rights to subscribe for new shares

The class of shares underlying the rights to subscribe for new shares shall be common stock of the Bank, and the number of shares underlying each right to subscribe for new shares (the “Number of Shares Granted”) shall be 100; provided, however, that if the Bank carries out a share split (including allocation of shares of the Bank’s common stock without contribution; hereinafter the same for mentions of share split) or share consolidation of its common stock on or after the date of the grant of the rights to subscribe for new shares (the “Allocation Date”), the Number of Shares Granted shall be adjusted in accordance with the following formula, and fractional shares occurring as a result of the adjustment will be rounded down.

Adjusted Number of Shares Granted = pre-adjustment Number of Shares Granted × share split (or share consolidation) ratio

The adjusted Number of Shares Granted shall be applied from the day following the record date of the share split (or, if a record date is not specified, from the effective date) in the case of a share split and from the effective date in the case of a share consolidation; provided, however, that if a share split is carried out on the condition that a proposal to reduce the amount of surplus and increase capital or reserve funds is approved at a general meeting of shareholders, and if the record date for the share split is a day on or before the date of the conclusion of such general meeting of shareholders, the adjusted Number of Shares Granted shall be retroactively applied to the day following the record date from the day following the date of the close of the general meeting of shareholders.

In addition, if, after the Allocation Date, the Bank carries out a merger or company split, or if it is otherwise necessary to adjust the Number of Shares Granted in a similar manner to such cases, the Bank may appropriately adjust the Number of Shares Granted to a reasonable extent.

When adjusting the Number of Shares Granted, by the day before the adjusted Number of Shares Granted is applied, the Bank will notify or announce the necessary matters to the parties (the “Holders of Rights to Subscribe for New Shares”) who hold each of the rights to subscribe for new shares listed in the register of rights to subscribe for new shares; provided, however, that if notice or announcement cannot be made by the day before the date of application, notice or announcement shall be made promptly thereafter.

3.	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of assets contributed upon the exercise of each right to subscribe for new shares shall be the exercise price of one yen per share that can be delivered by exercising each right to subscribe for new shares, multiplied by the Number of Shares Granted.

4.	Method of calculating the amount to be paid in for rights to subscribe for new shares

The amount to be paid in for rights to subscribe for new shares will be the amount obtained by multiplying the Number of Shares Granted by the option price per share calculated using the Black-Scholes Model (with amounts less than one yen rounded to the nearest whole number) as of the Allocation Date of the rights to subscribe for new shares.

In addition, the party receiving allocation shall set off remuneration claims it holds against the Bank with its obligation to pay the paid-in amount for rights to subscribe for new shares, in lieu of payment of such paid-in amount.

5.	Exercisable period of the rights to subscribe for new shares

From July 23, 2020 to July 22, 2050

6.	Matters concerning increasing capital stock or capital reserves in the event shares are issued due to the exercise of rights to subscribe for new shares

(1)	The amount of capital increase when shares are issued upon exercise of the rights to subscribe for new shares will be half the upper limit for a capital increase calculated in accordance with Article 17(1) of the Regulations on Corporate Accounting, rounded up to the nearest yen.
(2)	The increase in capital reserve when shares are issued upon exercise of the rights to subscribe for new shares will be the upper limit for a capital increase described in (1) above less the capital increase stipulated in (1) above.
7.	Restrictions on transferring rights to subscribe for new shares

A resolution of the Board of Directors of the Bank is required for the acquisition of rights to subscribe for new shares by transfer.

8.	Call provision of the rights to subscribe for new shares

If a proposal set forth in (1), (2), (3), (4), or (5) below is approved by the Bank’s general meeting of shareholders (or decided by resolution of the Bank’s Board of Directors if a resolution of the general meeting of shareholders is not required), the Bank may acquire rights to subscribe for new shares without contribution on a date separately determined by the Bank’s Board of Directors.

(1)	Proposal to approve a merger agreement under which the Bank is the non-surviving company.
(2)	Proposal to approve a split agreement or split plan under which the Bank is the split company.
(3)	Proposal to approve a share exchange agreement or share transfer plan under which the Bank becomes a wholly owned subsidiary.
(4)	Proposal for approval of amendment of the Articles of Incorporation which stipulates that the approval of the Bank is required for the acquisition of shares by transfer as the content of all shares issued by the Bank; or
(5)	Proposal for approval of amendment of the Articles of Incorporation which provides that approval of the Bank is required for the acquisition by transfer of the class of shares underlying the rights to subscribe for new shares as the content of that class of shares, or that the Bank will acquire all of the shares of this type by a resolution of a general meeting of shareholders.
9.	Policy for determining the details of the delivery of rights to subscribe for new shares of the restructured company in a restructuring

If the Bank undergoes a merger (limited only to situations where the Bank dissolves through merger), absorption-type company split or incorporation-type company split (in both cases limited only to situations where the Bank becomes a demerged company), or share exchange or share transfer (in both cases limited only to situations where the Bank becomes a wholly owned subsidiary) (the above acts hereinafter collectively referred to as “Restructuring”), rights to subscribe for new shares to the corporation listed in the Companies Act, Article 236, Paragraph 1, Item (viii), (a) through (e) (hereinafter, “Restructured Company”) shall be delivered to each Holder of Rights to Subscribe for New Shares who holds rights to subscribe for new shares remaining (hereinafter, the “Remaining Rights to Subscribe for New Shares”) immediately prior to the effective date (for an absorption-type merger, the date the absorption-type merger takes effect; for a consolidation-type merger, the date a corporation under consolidation merger is established; for an absorption-type company split, the date the absorption-type company split takes effect; for an incorporation-type company split, the date a corporation under incorporation-type company split is established; for share exchange, the date the share is exchange takes effect; and for share transfer, the date a wholly owning parent company under share transfer is established; the same shall apply hereunder) of the Restructuring in each of the situations. However, this shall apply only when the delivery of rights to subscribe for new shares in the Restructured Company is provided for in the absorption-type merger agreement, consolidation-type merger agreement, absorption-type split agreement, incorporation-type split agreement, share exchange agreement, or share transfer plan in accordance with each of the following items.

(1)	The number of rights to subscribe for new shares of the Restructured Company to be granted

The same number as the number of the Remaining Rights to Subscribe for New Shares held by the Holder of Rights to Subscribe for New Shares shall be delivered to each Holder of Rights to Subscribe for New Shares.

(2)	Class of shares in the Restructured Company underlying the rights to subscribe for new shares

Common shares in the Restructured Company

(3)	Number of shares underlying the rights to subscribe for new shares of the Restructured Company

To be determined in accordance with 2. above and in consideration of the conditions for the Restructuring.

(4)	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of the assets to be contributed when exercising rights to subscribe for new shares will be the amount calculated by multiplying the exercise price after restructuring specified below by the number of Restructured Company shares underlying the rights to subscribe for new shares as determined according to item (3) above. The exercise price after restructuring will be one yen for each share of the Restructured Company that may be received as a result of the exercise of the issued rights to subscribe for new shares.

(5)	Exercisable period of the rights to subscribe for new shares

The period from the later of the commencement date of the rights to subscribe for new shares exercisable period set forth in 5. above or the date Restructuring takes effect until the last day of the above rights to subscribe for new shares exercisable period set forth in 5. above

(6)	Matters concerning increasing capital stock or capital reserves in the event shares are issued due to the exercise of rights to subscribe for new shares

To be determined in accordance with 6. above.

(7)	Restrictions on transferring rights to subscribe for new shares

A resolution of the Restructured Company’s Board of Directors is required for the acquisition of rights to subscribe for new shares by assignment.

(8)	Call provision of the rights to subscribe for new shares

To be determined in accordance with 8. above.

(9)	Other conditions for the exercise of rights to subscribe for new shares

To be determined in accordance with 11. below.

10.	Handling of fractional shares that occur when exercising rights to subscribe for new shares

In cases where the number of the shares to be issued to a Holder of Rights to Subscribe for New Shares that has exercised a right to subscribe for new shares includes a fractional share, it will be rounded down.

11.	Other conditions for the exercise of rights to subscribe for new shares
(1)	During the period set forth in 5. above, Holders of Rights to Subscribe for New Shares may exercise their rights to subscribe for new shares from the day after the day on which they lose their position as director (including a director who is a company auditor) of the Bank (the “Loss of Position Date”).
(2)	Notwithstanding (1) above, during the period set forth in 5. above, in the case set forth in (i) or (ii) below (however, with regard to (ii), except where provided in the merger agreement, share exchange agreement, or share transfer plan to the effect that rights to subscribe for new shares of the Restructured Company will be delivered to the Holder of Rights to Subscribe for New Shares in accordance with 9. above), Holders of Rights to Subscribe for New Shares may exercise their rights to subscribe for new shares only within the period respectively stipulated therein.
(i)	If a Holder of Rights to Subscribe for New Shares does not have a Loss of Position Date by July 22, 2049 From July 23, 2049 to July 22, 2050
(ii)	If a proposal for a merger agreement in which the Bank will be the non-surviving company, a share exchange agreement in which the Bank will be a wholly owned subsidiary, or a proposal for a share transfer agreement is approved by a general meeting of shareholders (or decided by resolution of the Board of Directors if a resolution of the general meeting of shareholders is not required)
A 15-day period from the day following the date of such approval.

(3)	(1) and (2)(i) above do not apply to persons who have succeeded to the rights to subscribe for new shares through inheritance.
(4)	In cases where Holders of Rights to Subscribe for New Shares waive their rights to subscribe for new shares, such rights to subscribe for new shares may not be exercised.
12.	Allocation Date for the rights to subscribe for new shares July 22, 2020

End of document.

Exhibit 2-(9)-2

Details of the Aichi Financial Group, Inc. Series 9 Rights to Subscribe for New Shares

1.	Name of rights to subscribe for new shares

Aichi Financial Group, Inc.             Series 9 Rights to Subscribe for New Shares

2.	Class and quantity of shares underlying the rights to subscribe for new shares

The class of shares underlying the rights to subscribe for new shares shall be common stock of the Company, and the number of shares underlying each right to subscribe for new shares (the “Number of Shares Granted”) shall be 333; provided, however, that if the Company carries out a share split (including allocation of shares of the Company’s common stock without contribution; hereinafter the same for mentions of share split) or share consolidation of its common stock on or after the date of the grant of the rights to subscribe for new shares (the “Allocation Date”), the Number of Shares Granted shall be adjusted in accordance with the following formula, and fractional shares occurring as a result of the adjustment will be rounded down.

Adjusted Number of Shares Granted = pre-adjustment Number of Shares Granted × share split (or share consolidation) ratio

The adjusted Number of Shares Granted shall be applied from the day following the record date of the share split (or, if a record date is not specified, from the effective date) in the case of a share split and from the effective date in the case of a share consolidation; provided, however, that if a share split is carried out on the condition that a proposal to reduce the amount of surplus and increase capital or reserve funds is approved at a general meeting of shareholders, and if the record date for the share split is a day on or before the date of the conclusion of such general meeting of shareholders, the adjusted Number of Shares Granted shall be retroactively applied to the day following the record date from the day following the date of the close of the general meeting of shareholders.

In addition, if, after the Allocation Date, the Company carries out a merger or company split, or if it is otherwise necessary to adjust the Number of Shares Granted in a similar manner to such cases, the Company may appropriately adjust the Number of Shares Granted to a reasonable extent.

When adjusting the Number of Shares Granted, by the day before the adjusted Number of Shares Granted is applied, the Company will notify or announce the necessary matters to the parties (the “Holders of Rights to Subscribe for New Shares”) who hold each of the rights to subscribe for new shares listed in the register of rights to subscribe for new shares; provided, however, that if notice or announcement cannot be made by the day before the date of application, notice or announcement shall be made promptly thereafter.

3.	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of assets contributed upon the exercise of each right to subscribe for new shares shall be the exercise price of one yen per share that can be delivered by exercising each right to subscribe for new shares, multiplied by the Number of Shares Granted.

4.	Exercisable period of the rights to subscribe for new shares

From October 3, 2022 to July 22, 2050

5.	Matters concerning increasing capital stock or capital reserves in the event shares are issued due to the exercise of rights to subscribe for new shares
(1)	The amount of capital increase when shares are issued upon exercise of the rights to subscribe for new shares will be half the upper limit for a capital increase calculated in accordance with Article 17(1) of the Regulations on Corporate Accounting, rounded up to the nearest yen.
(2)	The increase in capital reserve when shares are issued upon exercise of the rights to subscribe for new shares will be the upper limit for a capital increase described in (1) above less the capital increase stipulated in (1) above.

6.	Restrictions on transferring rights to subscribe for new shares

A resolution of the Board of Directors of the Company is required for the acquisition of rights to subscribe for new shares by transfer.

7.	Call provision of the rights to subscribe for new shares

If a proposal set forth in (1), (2), (3), (4), or (5) below is approved by the Company’s general meeting of shareholders (or decided by resolution of the Company’s Board of Directors if a resolution of the general meeting of shareholders is not required), the Company may acquire rights to subscribe for new shares without contribution on a date separately determined by the Company’s Board of Directors.

(1)	Proposal to approve a merger agreement under which the Company is the non-surviving company.
(2)	Proposal to approve a split agreement or split plan under which the Company is the split company.
(3)	Proposal to approve a share exchange agreement or share transfer plan under which the Company becomes a wholly owned subsidiary.
(4)	Proposal for approval of amendment of the Articles of Incorporation which stipulates that the approval of the Company is required for the acquisition of shares by transfer as the content of all shares issued by the Company; or
(5)	Proposal for approval of amendment of the Articles of Incorporation which provides that approval of the Company is required for the acquisition by transfer of the class of shares underlying the rights to subscribe for new shares as the content of that class of shares, or that the Company will acquire all of the shares of this type by a resolution of a general meeting of shareholders.
8.	Policy for determining the details of the delivery of rights to subscribe for new shares of the restructured company in a restructuring

If the Company undergoes a merger (limited only to situations where the Company dissolves through merger), absorption-type company split or incorporation-type company split (in both cases limited only to situations where the Company becomes a demerged company), or share exchange or share transfer (in both cases limited only to situations where the Company becomes a wholly owned subsidiary) (the above acts hereinafter collectively referred to as “Restructuring”), rights to subscribe for new shares to the corporation listed in the Companies Act, Article 236, Paragraph 1, Item (viii), (a) through (e) (hereinafter, “Restructured Company”) shall be delivered to each Holder of Rights to Subscribe for New Shares who holds rights to subscribe for new shares remaining (hereinafter, the “Remaining Rights to Subscribe for New Shares”) immediately prior to the effective date (for an absorption-type merger, the date the absorption-type merger takes effect; for a consolidation-type merger, the date a corporation under consolidation merger is established; for an absorption-type company split, the date the absorption-type company split takes effect; for an incorporation-type company split, the date a corporation under incorporation-type company split is established; for share exchange, the date the share is exchange takes effect; and for share transfer, the date a wholly owning parent company under share transfer is established; the same shall apply hereunder) of the Restructuring in each of the situations. However, this shall apply only when the delivery of rights to subscribe for new shares in the Restructured Company is provided for in the absorption-type merger agreement, consolidation-type merger agreement, absorption-type split agreement, incorporation-type split agreement, share exchange agreement, or share transfer plan in accordance with each of the following items.

(1)	The number of rights to subscribe for new shares of the Restructured Company to be granted

The same number as the number of the Remaining Rights to Subscribe for New Shares held by the Holder of Rights to Subscribe for New Shares shall be delivered to each Holder of Rights to Subscribe for New Shares.

(2)	Class of shares in the Restructured Company underlying the rights to subscribe for new shares

Common shares in the Restructured Company

(3)	Number of shares underlying the rights to subscribe for new shares of the Restructured Company

To be determined in accordance with 2. above and in consideration of the conditions for the Restructuring.

(4)	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of the assets to be contributed when exercising rights to subscribe for new shares will be the amount calculated by multiplying the exercise price after restructuring specified below by the number of Restructured Company shares underlying the rights to subscribe for new shares as determined according to item (3) above. The exercise price after restructuring will be one yen for each share of the Restructured Company that may be received as a result of the exercise of the issued rights to subscribe for new shares.

(5)	Exercisable period of the rights to subscribe for new shares

The period from the later of the commencement date of the rights to subscribe for new shares exercisable period set forth in 4. above or the date Restructuring takes effect until the last day of the above rights to subscribe for new shares exercisable period set forth in 4. above

(6)	Matters concerning increasing capital stock or capital reserves in the event shares are issued due to the exercise of rights to subscribe for new shares

To be determined in accordance with 5. above.

(7)	Restrictions on transferring rights to subscribe for new shares

A resolution of the Restructured Company’s Board of Directors is required for the acquisition of rights to subscribe for new shares by assignment.

(8)	Call provision of the rights to subscribe for new shares

To be determined in accordance with 7. above.

(9)	Other conditions for the exercise of rights to subscribe for new shares

To be determined in accordance with 10. below.

9.	Handling of fractional shares that occur when exercising rights to subscribe for new shares

In cases where the number of the shares to be issued to a Holder of Rights to Subscribe for New Shares that has exercised a right to subscribe for new shares includes a fractional share, it will be rounded down.

10.	Other conditions for the exercise of rights to subscribe for new shares
(1)	During the period set forth in 4. above, Holders of Rights to Subscribe for New Shares may exercise their rights to subscribe for new shares from the day after the day on which they lose their position as director (including a director who is a company auditor) of the Company, The Aichi Bank, Ltd., or The Chukyo Bank, Limited (the “Loss of Position Date”).
(2)	Notwithstanding (1) above, during the period set forth in 4. above, in the case set forth in (i) or (ii) below (however, with regard to (ii), except where provided in the merger agreement, share exchange agreement, or share transfer plan to the effect that rights to subscribe for new shares of the Restructured Company will be delivered to the Holder of Rights to Subscribe for New Shares in accordance with 8. above), Holders of Rights to Subscribe for New Shares may exercise their rights to subscribe for new shares only within the period respectively stipulated therein.
(i)	If a Holder of Rights to Subscribe for New Shares does not have a Loss of Position Date by July 22, 2049 From July 23, 2049 to July 22, 2050
(ii)	If a proposal for a merger agreement in which the Company will be the non-surviving company, a share exchange agreement in which the Company will be a wholly owned subsidiary, or a proposal for a share transfer agreement is approved by a general meeting of shareholders (or decided by resolution of the Board of Directors if a resolution of the general meeting of shareholders is not required)
A 15-day period from the day following the date of such approval.
(3)	(1) and (2)(i) above do not apply to persons who have succeeded to the rights to subscribe for new shares through inheritance.
(4)	In cases where Holders of Rights to Subscribe for New Shares waive their rights to subscribe for new shares, such rights to subscribe for new shares may not be exercised.
11.	Allocation Date for the rights to subscribe for new shares October 3, 2022

End of document.

Exhibit 2-(10)-1

Details of The Aichi Bank, Ltd. Series 10 Rights to Subscribe for New Shares

1.	Name of rights to subscribe for new shares

The Aichi Bank, Ltd.             Series 10 Rights to Subscribe for New Shares

2.	Class and quantity of shares underlying the rights to subscribe for new shares

The class of shares underlying the rights to subscribe for new shares shall be common stock of the Bank, and the number of shares underlying each right to subscribe for new shares (the “Number of Shares Granted”) shall be 100; provided, however, that if the Bank carries out a share split (including allocation of shares of the Bank’s common stock without contribution; hereinafter the same for mentions of share split) or share consolidation of its common stock on or after the date of the grant of the rights to subscribe for new shares (the “Allocation Date”), the Number of Shares Granted shall be adjusted in accordance with the following formula, and fractional shares occurring as a result of the adjustment will be rounded down.

Adjusted Number of Shares Granted = pre-adjustment Number of Shares Granted × share split (or share consolidation) ratio

The adjusted Number of Shares Granted shall be applied from the day following the record date of the share split (or, if a record date is not specified, from the effective date) in the case of a share split and from the effective date in the case of a share consolidation; provided, however, that if a share split is carried out on the condition that a proposal to reduce the amount of surplus and increase capital or reserve funds is approved at a general meeting of shareholders, and if the record date for the share split is a day on or before the date of the conclusion of such general meeting of shareholders, the adjusted Number of Shares Granted shall be retroactively applied to the day following the record date from the day following the date of the close of the general meeting of shareholders.

In addition, if, after the Allocation Date, the Bank carries out a merger or company split, or if it is otherwise necessary to adjust the Number of Shares Granted in a similar manner to such cases, the Bank may appropriately adjust the Number of Shares Granted to a reasonable extent.

When adjusting the Number of Shares Granted, by the day before the adjusted Number of Shares Granted is applied, the Bank will notify or announce the necessary matters to the parties (the “Holders of Rights to Subscribe for New Shares”) who hold each of the rights to subscribe for new shares listed in the register of rights to subscribe for new shares; provided, however, that if notice or announcement cannot be made by the day before the date of application, notice or announcement shall be made promptly thereafter.

3.	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of assets contributed upon the exercise of each right to subscribe for new shares shall be the exercise price of one yen per share that can be delivered by exercising each right to subscribe for new shares, multiplied by the Number of Shares Granted.

4.	Method of calculating the amount to be paid in for rights to subscribe for new shares

The amount to be paid in for rights to subscribe for new shares will be the amount obtained by multiplying the Number of Shares Granted by the option price per share calculated using the Black-Scholes Model (with amounts less than one yen rounded to the nearest whole number) as of the Allocation Date of the rights to subscribe for new shares.

In addition, the party receiving allocation shall set off remuneration claims it holds against the Bank with its obligation to pay the paid-in amount for rights to subscribe for new shares, in lieu of payment of such paid-in amount.

5.	Exercisable period of the rights to subscribe for new shares

From July 22, 2021 to July 21, 2051

6.	Matters concerning increasing capital stock or capital reserves in the event shares are issued due to the exercise of rights to subscribe for new shares

(1)	The amount of capital increase when shares are issued upon exercise of the rights to subscribe for new shares will be half the upper limit for a capital increase calculated in accordance with Article 17(1) of the Regulations on Corporate Accounting, rounded up to the nearest yen.
(2)	The increase in capital reserve when shares are issued upon exercise of the rights to subscribe for new shares will be the upper limit for a capital increase described in (1) above less the capital increase stipulated in (1) above.
7.	Restrictions on transferring rights to subscribe for new shares

A resolution of the Board of Directors of the Bank is required for the acquisition of rights to subscribe for new shares by transfer.

8.	Call provision of the rights to subscribe for new shares

If a proposal set forth in (1), (2), (3), (4), or (5) below is approved by the Bank’s general meeting of shareholders (or decided by resolution of the Bank’s Board of Directors if a resolution of the general meeting of shareholders is not required), the Bank may acquire rights to subscribe for new shares without contribution on a date separately determined by the Bank’s Board of Directors.

(1)	Proposal to approve a merger agreement under which the Bank is the non-surviving company.
(2)	Proposal to approve a split agreement or split plan under which the Bank is the split company.
(3)	Proposal to approve a share exchange agreement or share transfer plan under which the Bank becomes a wholly owned subsidiary.
(4)	Proposal for approval of amendment of the Articles of Incorporation which stipulates that the approval of the Bank is required for the acquisition of shares by transfer as the content of all shares issued by the Bank; or
(5)	Proposal for approval of amendment of the Articles of Incorporation which provides that approval of the Bank is required for the acquisition by transfer of the class of shares underlying the rights to subscribe for new shares as the content of that class of shares, or that the Bank will acquire all of the shares of this type by a resolution of a general meeting of shareholders.
9.	Policy for determining the details of the delivery of rights to subscribe for new shares of the restructured company in a restructuring

If the Bank undergoes a merger (limited only to situations where the Bank dissolves through merger), absorption-type company split or incorporation-type company split (in both cases limited only to situations where the Bank becomes a demerged company), or share exchange or share transfer (in both cases limited only to situations where the Bank becomes a wholly owned subsidiary) (the above acts hereinafter collectively referred to as “Restructuring”), rights to subscribe for new shares to the corporation listed in the Companies Act, Article 236, Paragraph 1, Item (viii), (a) through (e) (hereinafter, “Restructured Company”) shall be delivered to each Holder of Rights to Subscribe for New Shares who holds rights to subscribe for new shares remaining (hereinafter, the “Remaining Rights to Subscribe for New Shares”) immediately prior to the effective date (for an absorption-type merger, the date the absorption-type merger takes effect; for a consolidation-type merger, the date a corporation under consolidation merger is established; for an absorption-type company split, the date the absorption-type company split takes effect; for an incorporation-type company split, the date a corporation under incorporation-type company split is established; for share exchange, the date the share is exchange takes effect; and for share transfer, the date a wholly owning parent company under share transfer is established; the same shall apply hereunder) of the Restructuring in each of the situations. However, this shall apply only when the delivery of rights to subscribe for new shares in the Restructured Company is provided for in the absorption-type merger agreement, consolidation-type merger agreement, absorption-type split agreement, incorporation-type split agreement, share exchange agreement, or share transfer plan in accordance with each of the following items.

(1)	The number of rights to subscribe for new shares of the Restructured Company to be granted

The same number as the number of the Remaining Rights to Subscribe for New Shares held by the Holder of Rights to Subscribe for New Shares shall be delivered to each Holder of Rights to Subscribe for New Shares.

(2)	Class of shares in the Restructured Company underlying the rights to subscribe for new shares

Common shares in the Restructured Company

(3)	Number of shares underlying the rights to subscribe for new shares of the Restructured Company

To be determined in accordance with 2. above and in consideration of the conditions for the Restructuring.

(4)	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of the assets to be contributed when exercising rights to subscribe for new shares will be the amount calculated by multiplying the exercise price after restructuring specified below by the number of Restructured Company shares underlying the rights to subscribe for new shares as determined according to item (3) above. The exercise price after restructuring will be one yen for each share of the Restructured Company that may be received as a result of the exercise of the issued rights to subscribe for new shares.

(5)	Exercisable period of the rights to subscribe for new shares

The period from the later of the commencement date of the rights to subscribe for new shares exercisable period set forth in 5. above or the date Restructuring takes effect until the last day of the above rights to subscribe for new shares exercisable period set forth in 5. above

(6)	Matters concerning increasing capital stock or capital reserves in the event shares are issued due to the exercise of rights to subscribe for new shares

To be determined in accordance with 6. above.

(7)	Restrictions on transferring rights to subscribe for new shares

A resolution of the Restructured Company’s Board of Directors is required for the acquisition of rights to subscribe for new shares by assignment.

(8)	Call provision of the rights to subscribe for new shares

To be determined in accordance with 8. above.

(9)	Other conditions for the exercise of rights to subscribe for new shares

To be determined in accordance with 11. below.

10.	Handling of fractional shares that occur when exercising rights to subscribe for new shares

In cases where the number of the shares to be issued to a Holder of Rights to Subscribe for New Shares that has exercised a right to subscribe for new shares includes a fractional share, it will be rounded down.

11.	Other conditions for the exercise of rights to subscribe for new shares
(1)	During the period set forth in 5. above, Holders of Rights to Subscribe for New Shares may exercise their rights to subscribe for new shares from the day after the day on which they lose their position as director (including a director who is a company auditor) of the Bank (the “Loss of Position Date”).
(2)	Notwithstanding (1) above, during the period set forth in 5. above, in the case set forth in (i) or (ii) below (however, with regard to (ii), except where provided in the merger agreement, share exchange agreement, or share transfer plan to the effect that rights to subscribe for new shares of the Restructured Company will be delivered to the Holder of Rights to Subscribe for New Shares in accordance with 9. above), Holders of Rights to Subscribe for New Shares may exercise their rights to subscribe for new shares only within the period respectively stipulated therein.
(i)	If a Holder of Rights to Subscribe for New Shares does not have a Loss of Position Date by July 21, 2050 From July 22, 2050 to July 21, 2051
(ii)	If a proposal for a merger agreement in which the Bank will be the non-surviving company, a share exchange agreement in which the Bank will be a wholly owned subsidiary, or a proposal for a share transfer agreement is approved by a general meeting of shareholders (or decided by resolution of the Board of Directors if a resolution of the general meeting of shareholders is not required)
A 15-day period from the day following the date of such approval.

(3)	(1) and (2)(i) above do not apply to persons who have succeeded to the rights to subscribe for new shares through inheritance.
(4)	In cases where Holders of Rights to Subscribe for New Shares waive their rights to subscribe for new shares, such rights to subscribe for new shares may not be exercised.
12.	Allocation Date for the rights to subscribe for new shares July 21, 2021

End of document.

Exhibit 2-(10)-2

Details of the Aichi Financial Group, Inc. Series 10 Rights to Subscribe for New Shares

1.	Name of rights to subscribe for new shares

Aichi Financial Group, Inc.             Series 10 Rights to Subscribe for New Shares

2.	Class and quantity of shares underlying the rights to subscribe for new shares

The class of shares underlying the rights to subscribe for new shares shall be common stock of the Company, and the number of shares underlying each right to subscribe for new shares (the “Number of Shares Granted”) shall be 333; provided, however, that if the Company carries out a share split (including allocation of shares of the Company’s common stock without contribution; hereinafter the same for mentions of share split) or share consolidation of its common stock on or after the date of the grant of the rights to subscribe for new shares (the “Allocation Date”), the Number of Shares Granted shall be adjusted in accordance with the following formula, and fractional shares occurring as a result of the adjustment will be rounded down.

Adjusted Number of Shares Granted = pre-adjustment Number of Shares Granted × share split (or share consolidation) ratio

The adjusted Number of Shares Granted shall be applied from the day following the record date of the share split (or, if a record date is not specified, from the effective date) in the case of a share split and from the effective date in the case of a share consolidation; provided, however, that if a share split is carried out on the condition that a proposal to reduce the amount of surplus and increase capital or reserve funds is approved at a general meeting of shareholders, and if the record date for the share split is a day on or before the date of the conclusion of such general meeting of shareholders, the adjusted Number of Shares Granted shall be retroactively applied to the day following the record date from the day following the date of the close of the general meeting of shareholders.

In addition, if, after the Allocation Date, the Company carries out a merger or company split, or if it is otherwise necessary to adjust the Number of Shares Granted in a similar manner to such cases, the Company may appropriately adjust the Number of Shares Granted to a reasonable extent.

When adjusting the Number of Shares Granted, by the day before the adjusted Number of Shares Granted is applied, the Company will notify or announce the necessary matters to the parties (the “Holders of Rights to Subscribe for New Shares”) who hold each of the rights to subscribe for new shares listed in the register of rights to subscribe for new shares; provided, however, that if notice or announcement cannot be made by the day before the date of application, notice or announcement shall be made promptly thereafter.

3.	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of assets contributed upon the exercise of each right to subscribe for new shares shall be the exercise price of one yen per share that can be delivered by exercising each right to subscribe for new shares, multiplied by the Number of Shares Granted.

4.	Exercisable period of the rights to subscribe for new shares

From October 3, 2022 to July 21, 2051

5.	Matters concerning increasing capital stock or capital reserves in the event shares are issued due to the exercise of rights to subscribe for new shares
(1)	The amount of capital increase when shares are issued upon exercise of the rights to subscribe for new shares will be half the upper limit for a capital increase calculated in accordance with Article 17(1) of the Regulations on Corporate Accounting, rounded up to the nearest yen.
(2)	The increase in capital reserve when shares are issued upon exercise of the rights to subscribe for new shares will be the upper limit for a capital increase described in (1) above less the capital increase stipulated in (1) above.

6.	Restrictions on transferring rights to subscribe for new shares

A resolution of the Board of Directors of the Company is required for the acquisition of rights to subscribe for new shares by transfer.

7.	Call provision of the rights to subscribe for new shares

If a proposal set forth in (1), (2), (3), (4), or (5) below is approved by the Company’s general meeting of shareholders (or decided by resolution of the Company’s Board of Directors if a resolution of the general meeting of shareholders is not required), the Company may acquire rights to subscribe for new shares without contribution on a date separately determined by the Company’s Board of Directors.

(1)	Proposal to approve a merger agreement under which the Company is the non-surviving company.
(2)	Proposal to approve a split agreement or split plan under which the Company is the split company.
(3)	Proposal to approve a share exchange agreement or share transfer plan under which the Company becomes a wholly owned subsidiary.
(4)	Proposal for approval of amendment of the Articles of Incorporation which stipulates that the approval of the Company is required for the acquisition of shares by transfer as the content of all shares issued by the Company; or
(5)	Proposal for approval of amendment of the Articles of Incorporation which provides that approval of the Company is required for the acquisition by transfer of the class of shares underlying the rights to subscribe for new shares as the content of that class of shares, or that the Company will acquire all of the shares of this type by a resolution of a general meeting of shareholders.
8.	Policy for determining the details of the delivery of rights to subscribe for new shares of the restructured company in a restructuring

If the Company undergoes a merger (limited only to situations where the Company dissolves through merger), absorption-type company split or incorporation-type company split (in both cases limited only to situations where the Company becomes a demerged company), or share exchange or share transfer (in both cases limited only to situations where the Company becomes a wholly owned subsidiary) (the above acts hereinafter collectively referred to as “Restructuring”), rights to subscribe for new shares to the corporation listed in the Companies Act, Article 236, Paragraph 1, Item (viii), (a) through (e) (hereinafter, “Restructured Company”) shall be delivered to each Holder of Rights to Subscribe for New Shares who holds rights to subscribe for new shares remaining (hereinafter, the “Remaining Rights to Subscribe for New Shares”) immediately prior to the effective date (for an absorption-type merger, the date the absorption-type merger takes effect; for a consolidation-type merger, the date a corporation under consolidation merger is established; for an absorption-type company split, the date the absorption-type company split takes effect; for an incorporation-type company split, the date a corporation under incorporation-type company split is established; for share exchange, the date the share is exchange takes effect; and for share transfer, the date a wholly owning parent company under share transfer is established; the same shall apply hereunder) of the Restructuring in each of the situations. However, this shall apply only when the delivery of rights to subscribe for new shares in the Restructured Company is provided for in the absorption-type merger agreement, consolidation-type merger agreement, absorption-type split agreement, incorporation-type split agreement, share exchange agreement, or share transfer plan in accordance with each of the following items.

(1)	The number of rights to subscribe for new shares of the Restructured Company to be granted

The same number as the number of the Remaining Rights to Subscribe for New Shares held by the Holder of Rights to Subscribe for New Shares shall be delivered to each Holder of Rights to Subscribe for New Shares.

(2)	Class of shares in the Restructured Company underlying the rights to subscribe for new shares

Common shares in the Restructured Company

(3)	Number of shares underlying the rights to subscribe for new shares of the Restructured Company

To be determined in accordance with 2. above and in consideration of the conditions for the Restructuring.

(4)	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of the assets to be contributed when exercising rights to subscribe for new shares will be the amount calculated by multiplying the exercise price after restructuring specified below by the number of Restructured Company shares underlying the rights to subscribe for new shares as determined according to item (3) above. The exercise price after restructuring will be one yen for each share of the Restructured Company that may be received as a result of the exercise of the issued rights to subscribe for new shares.

(5)	Exercisable period of the rights to subscribe for new shares

The period from the later of the commencement date of the rights to subscribe for new shares exercisable period set forth in 4. above or the date Restructuring takes effect until the last day of the above rights to subscribe for new shares exercisable period set forth in 4. above

(6)	Matters concerning increasing capital stock or capital reserves in the event shares are issued due to the exercise of rights to subscribe for new shares

To be determined in accordance with 5. above.

(7)	Restrictions on transferring rights to subscribe for new shares

A resolution of the Restructured Company’s Board of Directors is required for the acquisition of rights to subscribe for new shares by assignment.

(8)	Call provision of the rights to subscribe for new shares

To be determined in accordance with 7. above.

(9)	Other conditions for the exercise of rights to subscribe for new shares

To be determined in accordance with 10. below.

9.	Handling of fractional shares that occur when exercising rights to subscribe for new shares

In cases where the number of the shares to be issued to a Holder of Rights to Subscribe for New Shares that has exercised a right to subscribe for new shares includes a fractional share, it will be rounded down.

10.	Other conditions for the exercise of rights to subscribe for new shares
(1)	During the period set forth in 4. above, Holders of Rights to Subscribe for New Shares may exercise their rights to subscribe for new shares from the day after the day on which they lose their position as director (including a director who is a company auditor) of the Company, The Aichi Bank, Ltd., or The Chukyo Bank, Limited (the “Loss of Position Date”).
(2)	Notwithstanding (1) above, during the period set forth in 4. above, in the case set forth in (i) or (ii) below (however, with regard to (ii), except where provided in the merger agreement, share exchange agreement, or share transfer plan to the effect that rights to subscribe for new shares of the Restructured Company will be delivered to the Holder of Rights to Subscribe for New Shares in accordance with 8. above), Holders of Rights to Subscribe for New Shares may exercise their rights to subscribe for new shares only within the period respectively stipulated therein.
(i)	If a Holder of Rights to Subscribe for New Shares does not have a Loss of Position Date by July 21, 2050 From July 22, 2050 to July 21, 2051
(ii)	If a proposal for a merger agreement in which the Company will be the non-surviving company, a share exchange agreement in which the Company will be a wholly owned subsidiary, or a proposal for a share transfer agreement is approved by a general meeting of shareholders (or decided by resolution of the Board of Directors if a resolution of the general meeting of shareholders is not required)
A 15-day period from the day following the date of such approval.
(3)	(1) and (2)(i) above do not apply to persons who have succeeded to the rights to subscribe for new shares through inheritance.
(4)	In cases where Holders of Rights to Subscribe for New Shares waive their rights to subscribe for new shares, such rights to subscribe for new shares may not be exercised.
11.	Allocation Date for the rights to subscribe for new shares October 3, 2022

End of document.

Exhibit 3-(1)-1

Details of The Chukyo Bank, Limited Series 1 Rights to Subscribe for New Shares

1.	Name of rights to subscribe for new shares

The Chukyo Bank, Limited            Series 1 Rights to Subscribe for New Shares

2.	Total number of rights to subscribe for new shares

351

The aforementioned total number is the planned number to be allocated, and if the total number of the rights to subscribe for new shares to be allocated is reduced if applications for subscription are not made or the like, the total number of rights to subscribe for new shares allocated shall be regarded as the total number of rights to subscribe for new shares issued.

3.	Persons eligible for allocation of rights to subscribe for new shares and the number of such persons, and the number of rights to subscribe for new shares to be allocated
Directors of the Bank	Seven	218 rights
Executive officers of the Bank	Seven	133 rights
4.	Class and number of shares underlying the rights to subscribe for new shares

The class of shares underlying the rights to subscribe for new shares shall be common stock of the Bank, and the number of shares underlying each right to subscribe for new shares (the “Number of Shares Granted”) shall be 1,000 shares (with the adjusted Number of Shares Granted as 100 due to the share consolidation with an effective date of October 1, 2016 (the adjustment method is as set forth below)).

If the Bank conducts a share split (including allocation of shares of the Bank’s common stock without contribution; hereinafter the same for mentions of share split) or a share consolidation of its common stock after the date set forth in 14. below on which the rights to subscribe for new shares are allocated (the “Allocation Date”), the Number of Shares Granted will be adjusted in accordance with the following formula. However, the adjustment will only apply to those shares underlying rights to subscribe for new shares that had not been exercised by the time of the split or reverse split. Fractional shares occurring as a result of the adjustment will be rounded down.

Adjusted Number of Shares Granted = pre-adjustment Number of Shares Granted × share split (or share consolidation) ratio

The adjusted Number of Shares Granted shall be applied from the day following the record date of the share split (or, if a record date is not specified, from the effective date) in the case of a share split and from the effective date in the case of a share consolidation; provided, however, that if a share split is carried out on the condition that a proposal to reduce the amount of surplus and increase capital or reserves is approved at a general meeting of shareholders of the Bank, and if the record date for the share split is a day on or before the date of the conclusion of such general meeting of shareholders, the adjusted Number of Shares Granted shall be applied from the day following the date of conclusion of the general meeting of shareholders.

In addition to the above, if, after the Allocation Date, the Bank carries out a merger, company split or share exchange, or if it is otherwise necessary to adjust the Number of Shares Granted in a similar manner to such cases, the Bank may adjust the Number of Shares Granted as deemed necessary by the Board of Directors of the Bank.

5.	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of assets contributed upon the exercise of each right to subscribe for new shares shall be the exercise price of one yen per share that can be delivered by exercising each right to subscribe for new shares, multiplied by the Number of Shares Granted.

6.	Method of calculating the amount to be paid in for rights to subscribe for new shares

The paid-in amount for each right to subscribe for new shares shall be obtained by multiplying the option price per share which is calculated based on the following formula and the basis figures from (ii) through (vii) below by the Number of Shares Granted (with amounts less than one yen rounded up).

(i)	Option price per share (C)
(ii)	Share price (S): closing price of ordinary transactions of common shares of the Bank on the Tokyo Stock Exchange on July 31, 2013 (or, if there is no closing price, the standard price on the next trading day)
(iii)	Exercise price (X): as stated in 5. above
(iv)	Expected remaining period (t): 2.9 years
(v)	Volatility (s): calculated based on the closing price of ordinary transactions of common shares of the Bank on each trading date over 2.9 years (from September 6, 2010 to July 31, 2013).
(vi)	Risk-free interest rate (r): rate of interest on government bonds corresponding to the expected remaining period
(vii)	Dividend yield (l): dividend per share for the most recent fiscal year ÷ share price set out in (ii) above
(viii)	Cumulative distribution function of standard normal distribution (N(.))

The amount calculated in accordance with the foregoing is the fair value of the rights to subscribe for new shares and does not constitute an advantageous issuance. In addition, the party receiving allocation shall set off remuneration claims it holds against the Bank with its obligation to pay the paid-in amount for rights to subscribe for new shares.

7.	Exercisable period of the rights to subscribe for new shares

From August 1, 2013 to July 31, 2043.

8.	Conditions for exercise of rights to subscribe for new shares
(i)	Holders of Rights to Subscribe for New Shares may exercise rights to subscribe for new shares within 10 days (or the next business day if the 10th day falls on a holiday) from the day following the day on which they lose their position as director or executive officer of the Bank.
(ii)	Notwithstanding (i) above, if a proposal to approve a merger agreement in which the Bank is the non-surviving company, a proposal to approve a company split agreement or company split plan in which the Bank will become the splitting company, or a proposal to approve a share exchange agreement or share transfer plan in which the Bank becomes a wholly owned subsidiary is approved by the general meeting of shareholders of the Bank (or resolved by the Board of Directors of the Bank or decided by an executive officer delegated in accordance with the provisions of Article 416(4) of the Companies Act, if a resolution of the general meeting of shareholders is not required), the rights to subscribe for new shares may only be exercised for a period of 30 days from the day following the date of approval; provided, however, that this shall exclude cases in which the rights to subscribe for new shares of the Restructured Company are delivered to Holders of Rights to Subscribe for New Shares in accordance with the delivery of rights to subscribe for new shares in conjunction with Restructuring prescribed in 12. below.
(iii)	Other terms and conditions shall be as set forth in the Agreement on Allocation of Rights to Subscribe for New Shares entered into between the Bank and the Holder of Rights to Subscribe for New Shares.
9.	Capital and capital reserve to be increased in the case of issuance of shares upon exercise of the rights to subscribe for new shares

(i)	The amount of capital increase when shares are issued upon exercise of the rights to subscribe for new shares will be half the upper limit for a capital increase calculated in accordance with Article 17(1) of the Regulations on Corporate Accounting, rounded up to the nearest yen.
(ii)	The increase in capital reserve when shares are issued upon exercise of the rights to subscribe for new shares will be the upper limit for a capital increase described in (i) above less the capital increase stipulated in (i) above.
10.	Call provision of the rights to subscribe for new shares

If a proposal set forth in (i), (ii), (iii), (iv), or (v) below is approved by the Bank’s general meeting of shareholders (or resolved by the Board of Directors of the Bank or decided by an executive officer delegated in accordance with the provisions of Article 416(4) of the Companies Act, if a resolution of the general meeting of shareholders is not required), the Bank may acquire the rights to subscribe for new shares without contribution on a date separately determined by the Bank’s Board of Directors.

(i)	Proposal to approve a merger agreement under which the Bank is the non-surviving company.
(ii)	Proposal to approve a company split agreement or a company split plan under which the Bank would become the splitting company.
(iii)	Proposal to approve a share exchange agreement or share transfer plan under which the Bank becomes a wholly owned subsidiary.
(iv)	Proposal for approval of amendment of the Articles of Incorporation which stipulates that the approval of the Bank is required for the acquisition of shares by transfer as the content of all shares issued by the Bank; or
(v)	Proposal for approval of amendment of the Articles of Incorporation which provides that approval of the Bank is required for the acquisition by transfer of the class of shares underlying the rights to subscribe for new shares as the content of that class of shares, or that the Bank will acquire all of the shares of this type by a resolution of a general meeting of shareholders.
11.	Restrictions on acquisition of rights to subscribe for new shares by transfer

A resolution of the Board of Directors of the Bank is required for the transfer of rights to subscribe for new shares.

12.	Delivery of rights to subscribe for new shares associated with Restructuring

If the Bank undergoes a merger (limited only to situations where the Bank dissolves through merger), absorption-type company split or incorporation-type company split (in both cases limited only to situations where the Bank becomes a demerged company), or share exchange or share transfer (in both cases limited only to situations where the Bank becomes a wholly owned subsidiary) (the above acts hereinafter collectively referred to as “Restructuring”), rights to subscribe for new shares to the corporation listed in the Companies Act, Article 236, Paragraph 1, Item (viii), (a) through (e) (hereinafter, “Restructured Company”) shall be delivered to each Holder of Rights to Subscribe for New Shares who holds rights to subscribe for new shares remaining (hereinafter, the “Remaining Rights to Subscribe for New Shares”) immediately prior to the effective date (for an absorption-type merger, the date the absorption-type merger takes effect; for a consolidation-type merger, the date a corporation under consolidation merger is established; for an absorption-type company split, the date the absorption-type company split takes effect; for an incorporation-type company split, the date a corporation under incorporation-type company split is established; for share exchange, the date the share is exchange takes effect; and for share transfer, the date a wholly owning parent company under share transfer is established; the same shall apply hereunder) of the Restructuring in each of the situations. However, this shall apply only when the delivery of rights to subscribe for new shares in the Restructured Company is provided for in the absorption-type merger agreement, consolidation-type merger agreement, absorption-type split agreement, incorporation-type split agreement, share exchange agreement, or share transfer plan in accordance with each of the following items.

(i)	The number of rights to subscribe for new shares of the Restructured Company to be granted
The same number as the number of the Remaining Rights to Subscribe for New Shares held by the Holder of Rights to Subscribe for New Shares shall be delivered to each Holder of Rights to Subscribe for New Shares.

(ii)	Class of shares in the Restructured Company underlying the rights to subscribe for new shares Common shares in the Restructured Company
(iii)	Number of shares underlying the rights to subscribe for new shares of the Restructured Company
To be determined in accordance with 4. above and in consideration of the conditions for the Restructuring.
(iv)	Value of assets contributed upon exercise of rights to subscribe for new shares
The value of the assets to be contributed when exercising rights to subscribe for new shares will be the amount calculated by multiplying the payment price after restructuring specified below by the number of Restructured Company shares underlying the rights to subscribe for new shares as determined according to item (iii) above. The exercise price after restructuring will be one yen for each share of the Restructured Company that may be received as a result of the exercise of the issued rights to subscribe for new shares.
(v)	Exercisable period of the rights to subscribe for new shares
The period from the later of the commencement date of the rights to subscribe for new shares exercisable period set forth in 7. or the date Restructuring takes effect until the last day of the above rights to subscribe for new shares exercisable period set forth in 7.
(vi)	Capital and capital reserve to be increased in the case of issuance of shares upon exercise of the rights to subscribe for new shares To be determined in accordance with 9.
(vii)	Restrictions on acquisition of rights to subscribe for new shares by transfer
A resolution of the Restructured Company’s board of directors is required for the acquisition of rights to subscribe for new shares by transfer.
(viii)	Conditions for exercise of rights to subscribe for new shares To be determined in accordance with 8.
(ix)	Call provision of the rights to subscribe for new shares To be determined in accordance with 10.
13.	Handling of fractional shares that occur when exercising rights to subscribe for new shares

In cases where the number of the shares to be issued to a Holder of Rights to Subscribe for New Shares that has exercised a right to subscribe for new shares includes a fractional share, it will be rounded down.

14.	The day on which the rights to subscribe for new shares are allocated

July 31, 2013

15.	Method of requesting exercise of rights to subscribe for new shares and making payment
(i)	When exercising rights to subscribe for new shares, the written request for exercise of rights to subscribe for new shares shall be completed in the form prescribed by the Bank, and upon affixing the name and seal or signature thereto, shall be submitted to the location for submitting requests to exercise rights to subscribe for new shares set out in 16.
(ii)	In addition to submission of the written request for exercise of rights to subscribe for new shares set forth in (i) above, in accordance with the provisions of Article 281(1) of the Companies Act, the full amount of the amount obtained by multiplying the value of assets to be contributed upon exercise of the rights to subscribe for new shares by the number of rights to subscribe for new shares subject to exercise shall be transferred in cash to the account designated by the Bank at the location for handling payment set forth in 17. by the date designated by the Bank.
16.	Location for submitting requests to exercise rights to subscribe for new shares

The Bank’s Human Resources Department (or the department in charge of such operations at the time)

17.	Location for handling payment of money to be contributed upon exercise of the rights to subscribe for new shares

The Bank’s Headquarters Sales Department (or the succeeding bank or branch of such bank or branch at the time)

18.	Handling after exercise of rights to subscribe for new shares

Promptly after the completion of the exercise procedures, the Bank shall carry out the procedures necessary for the entry or record of the shares to be acquired by Holders of Rights to Subscribe for New Shares through the exercise of rights to subscribe for new shares into an account in the name of the Holder of Rights to Subscribe for New Shares opened by the Holder of Rights to Subscribe for New Shares in advance at a financial instruments service operator, etc. designated by the Bank.

19.	Handling due to replacement of the provisions of these terms and conditions or other measures

If it is necessary to replace the provisions of these terms and conditions or take other measures, the handling of matters related thereto may be amended in accordance with the provisions of the Companies Act and the intent of the rights to subscribe for new shares by the method the Bank deems appropriate, and such amendment shall form an integral part of these terms and conditions.

20.	Public notice regarding issuance terms and conditions

The Bank shall keep a certified copy of the terms and conditions of the issuance of rights to subscribe for new shares at its headquarters and make it available for inspection by the Holders of Rights to Subscribe for New Shares during its business hours.

21.	Other

The administration necessary for the issuance of the rights to subscribe for new shares, such as determination of details regarding the issuance and allocation of the rights to subscribe for new shares and the performance, etc. of procedures necessary for the issuance of the rights to subscribe for new shares, shall be delegated to the Bank’s Human Resources Department.

End of document.

Exhibit 3-(1)-2

Details of the Aichi Financial Group, Inc. Series 11 Rights to Subscribe for New Shares

1.	Name of rights to subscribe for new shares

Aichi Financial Group, Inc.              Series 11 Rights to Subscribe for New Shares

2.	Class and number of shares underlying the rights to subscribe for new shares

The class of shares underlying the rights to subscribe for new shares shall be common stock of the Company, and the number of shares underlying each right to subscribe for new shares (the “Number of Shares Granted”) shall be 100 shares.

If the Company conducts a share split (including allocation of shares of the Company’s common stock without contribution; hereinafter the same for mentions of share split) or a share consolidation of its common stock after the date set forth in 11. below on which the rights to subscribe for new shares are allocated (the “Allocation Date”), the Number of Shares Granted will be adjusted in accordance with the following formula. However, the adjustment will only apply to those shares underlying rights to subscribe for new shares that had not been exercised by the time of the split or reverse split. Fractional shares occurring as a result of the adjustment will be rounded down.

Adjusted Number of Shares Granted = pre-adjustment Number of Shares Granted × share split (or share consolidation) ratio

The adjusted Number of Shares Granted shall be applied from the day following the record date of the share split (or, if a record date is not specified, from the effective date) in the case of a share split and from the effective date in the case of a share consolidation; provided, however, that if a share split is carried out on the condition that a proposal to reduce the amount of surplus and increase capital or reserves is approved at a general meeting of shareholders of the Company, and if the record date for the share split is a day on or before the date of the conclusion of such general meeting of shareholders, the adjusted Number of Shares Granted shall be applied from the day following the date of conclusion of the general meeting of shareholders.

In addition to the above, if, after the Allocation Date, the Company carries out a merger, company split or share exchange, or if it is otherwise necessary to adjust the Number of Shares Granted in a similar manner to such cases, the Company may adjust the Number of Shares Granted as deemed necessary by the Board of Directors of the Company.

3.	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of assets contributed upon the exercise of each right to subscribe for new shares shall be the exercise price of one yen per share that can be delivered by exercising each right to subscribe for new shares, multiplied by the Number of Shares Granted.

4.	Exercisable period of the rights to subscribe for new shares

From October 3, 2022 to July 31, 2043.

5.	Conditions for exercise of rights to subscribe for new shares
(i)	Holders of Rights to Subscribe for New Shares may exercise rights to subscribe for new shares within 10 days (or the next business day if the 10th day falls on a holiday) from the day following the day on which they lose their position as director or executive officer of the Company, The Aichi Bank, Ltd., or The Chukyo Bank, Limited.
(ii)	Notwithstanding (i) above, if a proposal to approve a merger agreement in which the Company is the non-surviving company, a proposal to approve a company split agreement or company split plan in which the Company will become the splitting company, or a proposal to approve a share exchange agreement or share transfer plan in which the Company becomes a wholly owned subsidiary is approved by the general meeting of shareholders of the Company (or resolved by the Board of Directors of the Company if a resolution of the general meeting of shareholders is not required), the rights to subscribe for new shares may only be exercised for a period of 30 days from the day following the date of approval; provided, however, that this shall exclude cases in which the rights to subscribe for new shares of the Restructured Company are delivered to Holders of Rights to Subscribe for New Shares in accordance with the delivery of rights to subscribe for new shares in conjunction with Restructuring prescribed in 9. below.

(iii)	Other terms and conditions shall be as set forth in the Agreement on Allocation of Series 1 Rights to Subscribe for New Shares (Share-Based Compensation Type Stock Options) entered into between The Chukyo Bank, Limited and the Holder of Rights to Subscribe for New Shares. In this case, “The Chukyo Bank, Limited” shall be replaced with “Aichi Financial Group, Inc.,” and “Agreement on Allocation of Series 1 Rights to Subscribe for New Shares (Share-Based Compensation Type Stock Options)” shall be replaced with “Series 11 Rights to Subscribe for New Shares of Aichi Financial Group, Inc.” in the agreement.
6.	Capital and capital reserve to be increased in the case of issuance of shares upon exercise of the rights to subscribe for new shares
(i)	The amount of capital increase when shares are issued upon exercise of the rights to subscribe for new shares will be half the upper limit for a capital increase calculated in accordance with Article 17(1) of the Regulations on Corporate Accounting, rounded up to the nearest yen.
(ii)	The increase in capital reserve when shares are issued upon exercise of the rights to subscribe for new shares will be the upper limit for a capital increase described in (i) above less the capital increase stipulated in (i) above.
7.	Call provision of the rights to subscribe for new shares

If a proposal set forth in (i), (ii), (iii), (iv), or (v) below is approved by the Company’s general meeting of shareholders (or resolved by the Board of Directors of the Company if a resolution of the general meeting of shareholders is not required), the Company may acquire the rights to subscribe for new shares without contribution on a date separately determined by the Company’s Board of Directors.

(i)	Proposal to approve a merger agreement under which the Company is the non-surviving company.
(ii)	Proposal to approve a company split agreement or a company split plan under which the Company would become the splitting company.
(iii)	Proposal to approve a share exchange agreement or share transfer plan under which the Company becomes a wholly owned subsidiary.
(iv)	Proposal for approval of amendment of the Articles of Incorporation which stipulates that the approval of the Company is required for the acquisition of shares by transfer as the content of all shares issued by the Company; or
(v)	Proposal for approval of amendment of the Articles of Incorporation which provides that approval of the Company is required for the acquisition by transfer of the class of shares underlying the rights to subscribe for new shares as the content of that class of shares, or that the Company will acquire all of the shares of this type by a resolution of a general meeting of shareholders.
8.	Restrictions on acquisition of rights to subscribe for new shares by transfer

A resolution of the Board of Directors of the Company is required for the transfer of rights to subscribe for new shares.

9.	Delivery of rights to subscribe for new shares associated with Restructuring

If the Company undergoes a merger (limited only to situations where the Company dissolves through merger), absorption-type company split or incorporation-type company split (in both cases limited only to situations where the Company becomes a demerged company), or share exchange or share transfer (in both cases limited only to situations where the Company becomes a wholly owned subsidiary) (the above acts hereinafter collectively referred to as “Restructuring”), rights to subscribe for new shares to the corporation listed in the Companies Act, Article 236, Paragraph 1, Item (viii), (a) through (e) (hereinafter, “Restructured Company”) shall be delivered to each Holder of Rights to Subscribe for New Shares who holds rights to subscribe for new shares remaining (hereinafter, the “Remaining Rights to Subscribe for New Shares”) immediately prior to the effective date (for an absorption-type merger, the date the absorption-type merger takes effect; for a consolidation-type merger, the date a corporation under consolidation merger is established; for an absorption-type company split, the date the absorption-type company split takes effect; for an incorporation-type company split, the date a corporation under incorporation-type company split is established; for share exchange, the date the share is exchange takes effect; and for share transfer, the date a wholly owning parent company under share transfer is established; the same shall apply hereunder) of the Restructuring in each of the situations. However, this shall apply only when the delivery of rights to subscribe for new shares in the Restructured Company is provided for in the absorption-type merger agreement, consolidation-type merger agreement, absorption-type split agreement, incorporation-type split agreement, share exchange agreement, or share transfer plan in accordance with each of the following items.

(i)	The number of rights to subscribe for new shares of the Restructured Company to be granted
The same number as the number of the Remaining Rights to Subscribe for New Shares held by the Holder of Rights to Subscribe for New Shares shall be delivered to each Holder of Rights to Subscribe for New Shares.
(ii)	Class of shares in the Restructured Company underlying the rights to subscribe for new shares Common shares in the Restructured Company
(iii)	Number of shares underlying the rights to subscribe for new shares of the Restructured Company
To be determined in accordance with 2. above and in consideration of the conditions for the Restructuring.
(iv)	Value of assets contributed upon exercise of rights to subscribe for new shares
The value of the assets to be contributed when exercising rights to subscribe for new shares will be the amount calculated by multiplying the payment price after restructuring specified below by the number of Restructured Company shares underlying the rights to subscribe for new shares as determined according to item (iii) above. The exercise price after restructuring will be one yen for each share of the Restructured Company that may be received as a result of the exercise of the issued rights to subscribe for new shares.
(v)	Exercisable period of the rights to subscribe for new shares
The period from the later of the commencement date of the rights to subscribe for new shares exercisable period set forth in 4. or the date Restructuring takes effect until the last day of the above rights to subscribe for new shares exercisable period set forth in 4.
(vi)	Capital and capital reserve to be increased in the case of issuance of shares upon exercise of the rights to subscribe for new shares To be determined in accordance with 6.
(vii)	Restrictions on acquisition of rights to subscribe for new shares by transfer
A resolution of the Restructured Company’s board of directors is required for the acquisition of rights to subscribe for new shares by transfer.
(viii)	Conditions for exercise of rights to subscribe for new shares To be determined in accordance with 5.
(ix)	Call provision of the rights to subscribe for new shares To be determined in accordance with 7.
10.	Handling of fractional shares that occur when exercising rights to subscribe for new shares

In cases where the number of the shares to be issued to a Holder of Rights to Subscribe for New Shares that has exercised a right to subscribe for new shares includes a fractional share, it will be rounded down.

11.	The day on which the rights to subscribe for new shares are allocated

October 3, 2022

End of document.

Exhibit 3-(2)-1

Details of The Chukyo Bank, Limited Series 2 Rights to Subscribe for New Shares

1.	Name of rights to subscribe for new shares

The Chukyo Bank, Limited            Series 2 Rights to Subscribe for New Shares

2.	Total number of rights to subscribe for new shares

321

The aforementioned total number is the planned number to be allocated, and if the total number of the rights to subscribe for new shares to be allocated is reduced if applications for subscription are not made or the like, the total number of rights to subscribe for new shares allocated shall be regarded as the total number of rights to subscribe for new shares issued.

3.	Persons eligible for allocation of rights to subscribe for new shares and the number of such persons, and the number of rights to subscribe for new shares to be allocated
Directors of the Bank	Seven	195 rights
Executive officers of the Bank	Seven	126 rights
4.	Class and number of shares underlying the rights to subscribe for new shares

The class of shares underlying the rights to subscribe for new shares shall be common stock of the Bank, and the number of shares underlying each right to subscribe for new shares (the “Number of Shares Granted”) shall be 1,000 shares (with the adjusted Number of Shares Granted as 100 due to the share consolidation with an effective date of October 1, 2016 (the adjustment method is as set forth below)).

If the Bank conducts a share split (including allocation of shares of the Bank’s common stock without contribution; hereinafter the same for mentions of share split) or a share consolidation of its common stock after the date set forth in 14. below on which the rights to subscribe for new shares are allocated (the “Allocation Date”), the Number of Shares Granted will be adjusted in accordance with the following formula. However, the adjustment will only apply to those shares underlying rights to subscribe for new shares that had not been exercised by the time of the split or reverse split. Fractional shares occurring as a result of the adjustment will be rounded down.

Adjusted Number of Shares Granted = pre-adjustment Number of Shares Granted × share split (or share consolidation) ratio

The adjusted Number of Shares Granted shall be applied from the day following the record date of the share split (or, if a record date is not specified, from the effective date) in the case of a share split and from the effective date in the case of a share consolidation; provided, however, that if a share split is carried out on the condition that a proposal to reduce the amount of surplus and increase capital or reserves is approved at a general meeting of shareholders of the Bank, and if the record date for the share split is a day on or before the date of the conclusion of such general meeting of shareholders, the adjusted Number of Shares Granted shall be applied from the day following the date of conclusion of the general meeting of shareholders.

In addition to the above, if, after the Allocation Date, the Bank carries out a merger, company split or share exchange, or if it is otherwise necessary to adjust the Number of Shares Granted in a similar manner to such cases, the Bank may adjust the Number of Shares Granted as deemed necessary by the Board of Directors of the Bank.

5.	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of assets contributed upon the exercise of each right to subscribe for new shares shall be the exercise price of one yen per share that can be delivered by exercising each right to subscribe for new shares, multiplied by the Number of Shares Granted.

6.	Method of calculating the amount to be paid in for rights to subscribe for new shares

The paid-in amount for each right to subscribe for new shares shall be obtained by multiplying the option price per share which is calculated based on the following formula and the basis figures from (ii) through (vii) below by the Number of Shares Granted (with amounts less than one yen rounded up).

(i)	Option price per share (C)
(ii)	Share price (S): closing price of ordinary transactions of common shares of the Bank on the Tokyo Stock Exchange on July 30, 2014 (or, if there is no closing price, the standard price on the next trading day)
(iii)	Exercise price (X): as stated in 5. above
(iv)	Expected remaining period (t): 2.8 years
(v)	Volatility (s): calculated based on the closing price of ordinary transactions of common shares of the Bank on each trading date over 2.8 years (from October 12, 2011 to July 30, 2014).
(vi)	Risk-free interest rate (r): rate of interest on government bonds corresponding to the expected remaining period
(vii)	Dividend yield (l): dividend per share for the most recent fiscal year ÷ share price set out in (ii) above
(viii)	Cumulative distribution function of standard normal distribution (N(.))

The amount calculated in accordance with the foregoing is the fair value of the rights to subscribe for new shares and does not constitute an advantageous issuance. In addition, the party receiving allocation shall set off remuneration claims it holds against the Bank with its obligation to pay the paid-in amount for rights to subscribe for new shares.

7.	Exercisable period of the rights to subscribe for new shares

From July 31, 2014 to July 30, 2044.

8.	Conditions for exercise of rights to subscribe for new shares
(i)	Holders of Rights to Subscribe for New Shares may exercise rights to subscribe for new shares within 10 days (or the next business day if the 10th day falls on a holiday) from the day following the day on which they lose their position as director or executive officer of the Bank.
(ii)	Notwithstanding (i) above, if a proposal to approve a merger agreement in which the Bank is the non-surviving company, a proposal to approve a company split agreement or company split plan in which the Bank will become the splitting company, or a proposal to approve a share exchange agreement or share transfer plan in which the Bank becomes a wholly owned subsidiary is approved by the general meeting of shareholders of the Bank (or resolved by the Board of Directors of the Bank or decided by an executive officer delegated in accordance with the provisions of Article 416(4) of the Companies Act, if a resolution of the general meeting of shareholders is not required), the rights to subscribe for new shares may only be exercised for a period of 30 days from the day following the date of approval; provided, however, that this shall exclude cases in which the rights to subscribe for new shares of the Restructured Company are delivered to Holders of Rights to Subscribe for New Shares in accordance with the delivery of rights to subscribe for new shares in conjunction with Restructuring prescribed in 12. below.
(iii)	Other terms and conditions shall be as set forth in the Agreement on Allocation of Rights to Subscribe for New Shares entered into between the Bank and the Holder of Rights to Subscribe for New Shares.
9.	Capital and capital reserve to be increased in the case of issuance of shares upon exercise of the rights to subscribe for new shares

(i)	The amount of capital increase when shares are issued upon exercise of the rights to subscribe for new shares will be half the upper limit for a capital increase calculated in accordance with Article 17(1) of the Regulations on Corporate Accounting, rounded up to the nearest yen.
(ii)	The increase in capital reserve when shares are issued upon exercise of the rights to subscribe for new shares will be the upper limit for a capital increase described in (i) above less the capital increase stipulated in (i) above.
10.	Call provision of the rights to subscribe for new shares

If a proposal set forth in (i), (ii), (iii), (iv), or (v) below is approved by the Bank’s general meeting of shareholders (or resolved by the Board of Directors of the Bank or decided by an executive officer delegated in accordance with the provisions of Article 416(4) of the Companies Act, if a resolution of the general meeting of shareholders is not required), the Bank may acquire the rights to subscribe for new shares without contribution on a date separately determined by the Bank’s Board of Directors.

(i)	Proposal to approve a merger agreement under which the Bank is the non-surviving company.
(ii)	Proposal to approve a company split agreement or a company split plan under which the Bank would become the splitting company.
(iii)	Proposal to approve a share exchange agreement or share transfer plan under which the Bank becomes a wholly owned subsidiary.
(iv)	Proposal for approval of amendment of the Articles of Incorporation which stipulates that the approval of the Bank is required for the acquisition of shares by transfer as the content of all shares issued by the Bank; or
(v)	Proposal for approval of amendment of the Articles of Incorporation which provides that approval of the Bank is required for the acquisition by transfer of the class of shares underlying the rights to subscribe for new shares as the content of that class of shares, or that the Bank will acquire all of the shares of this type by a resolution of a general meeting of shareholders.
11.	Restrictions on acquisition of rights to subscribe for new shares by transfer

A resolution of the Board of Directors of the Bank is required for the transfer of rights to subscribe for new shares.

12.	Delivery of rights to subscribe for new shares associated with Restructuring

If the Bank undergoes a merger (limited only to situations where the Bank dissolves through merger), absorption-type company split or incorporation-type company split (in both cases limited only to situations where the Bank becomes a demerged company), or share exchange or share transfer (in both cases limited only to situations where the Bank becomes a wholly owned subsidiary) (the above acts hereinafter collectively referred to as “Restructuring”), rights to subscribe for new shares to the corporation listed in the Companies Act, Article 236, Paragraph 1, Item (viii), (a) through (e) (hereinafter, “Restructured Company”) shall be delivered to each Holder of Rights to Subscribe for New Shares who holds rights to subscribe for new shares remaining (hereinafter, the “Remaining Rights to Subscribe for New Shares”) immediately prior to the effective date (for an absorption-type merger, the date the absorption-type merger takes effect; for a consolidation-type merger, the date a corporation under consolidation merger is established; for an absorption-type company split, the date the absorption-type company split takes effect; for an incorporation-type company split, the date a corporation under incorporation-type company split is established; for share exchange, the date the share is exchange takes effect; and for share transfer, the date a wholly owning parent company under share transfer is established; the same shall apply hereunder) of the Restructuring in each of the situations. However, this shall apply only when the delivery of rights to subscribe for new shares in the Restructured Company is provided for in the absorption-type merger agreement, consolidation-type merger agreement, absorption-type split agreement, incorporation-type split agreement, share exchange agreement, or share transfer plan in accordance with each of the following items.

(i)	The number of rights to subscribe for new shares of the Restructured Company to be granted
The same number as the number of the Remaining Rights to Subscribe for New Shares held by the Holder of Rights to Subscribe for New Shares shall be delivered to each Holder of Rights to Subscribe for New Shares.

(ii)	Class of shares in the Restructured Company underlying the rights to subscribe for new shares Common shares in the Restructured Company
(iii)	Number of shares underlying the rights to subscribe for new shares of the Restructured Company
To be determined in accordance with 4. above and in consideration of the conditions for the Restructuring.
(iv)	Value of assets contributed upon exercise of rights to subscribe for new shares
The value of the assets to be contributed when exercising rights to subscribe for new shares will be the amount calculated by multiplying the payment price after restructuring specified below by the number of Restructured Company shares underlying the rights to subscribe for new shares as determined according to item (iii) above. The exercise price after restructuring will be one yen for each share of the Restructured Company that may be received as a result of the exercise of the issued rights to subscribe for new shares.
(v)	Exercisable period of the rights to subscribe for new shares
The period from the later of the commencement date of the rights to subscribe for new shares exercisable period set forth in 7. or the date Restructuring takes effect until the last day of the above rights to subscribe for new shares exercisable period set forth in 7.
(vi)	Capital and capital reserve to be increased in the case of issuance of shares upon exercise of the rights to subscribe for new shares To be determined in accordance with 9.
(vii)	Restrictions on acquisition of rights to subscribe for new shares by transfer
A resolution of the Restructured Company’s board of directors is required for the acquisition of rights to subscribe for new shares by transfer.
(viii)	Conditions for exercise of rights to subscribe for new shares To be determined in accordance with 8.
(ix)	Call provision of the rights to subscribe for new shares To be determined in accordance with 10.
13.	Handling of fractional shares that occur when exercising rights to subscribe for new shares

In cases where the number of the shares to be issued to a Holder of Rights to Subscribe for New Shares that has exercised a right to subscribe for new shares includes a fractional share, it will be rounded down.

14.	The day on which the rights to subscribe for new shares are allocated

July 30, 2014

15.	Method of requesting exercise of rights to subscribe for new shares and making payment
(i)	When exercising rights to subscribe for new shares, the written request for exercise of rights to subscribe for new shares shall be completed in the form prescribed by the Bank, and upon affixing the name and seal or signature thereto, shall be submitted to the location for submitting requests to exercise rights to subscribe for new shares set out in 16.
(ii)	In addition to submission of the written request for exercise of rights to subscribe for new shares set forth in (i) above, in accordance with the provisions of Article 281(1) of the Companies Act, the full amount of the amount obtained by multiplying the value of assets to be contributed upon exercise of the rights to subscribe for new shares by the number of rights to subscribe for new shares subject to exercise shall be transferred in cash to the account designated by the Bank at the location for handling payment set forth in 17. by the date designated by the Bank.
16.	Location for submitting requests to exercise rights to subscribe for new shares

The Bank’s Human Resources Department (or the department in charge of such operations at the time)

17.	Location for handling payment of money to be contributed upon exercise of the rights to subscribe for new shares

The Bank’s Headquarters Sales Department (or the succeeding bank or branch of such bank or branch at the time)

18.	Handling after exercise of rights to subscribe for new shares

Promptly after the completion of the exercise procedures, the Bank shall carry out the procedures necessary for the entry or record of the shares to be acquired by Holders of Rights to Subscribe for New Shares through the exercise of rights to subscribe for new shares into an account in the name of the Holder of Rights to Subscribe for New Shares opened by the Holder of Rights to Subscribe for New Shares in advance at a financial instruments service operator, etc. designated by the Bank.

19.	Handling due to replacement of the provisions of these terms and conditions or other measures

If it is necessary to replace the provisions of these terms and conditions or take other measures, the handling of matters related thereto may be amended in accordance with the provisions of the Companies Act and the intent of the rights to subscribe for new shares by the method the Bank deems appropriate, and such amendment shall form an integral part of these terms and conditions.

20.	Public notice regarding issuance terms and conditions

The Bank shall keep a certified copy of the terms and conditions of the issuance of rights to subscribe for new shares at its headquarters and make it available for inspection by the Holders of Rights to Subscribe for New Shares during its business hours.

21.	Other

The administration necessary for the issuance of the rights to subscribe for new shares, such as determination of details regarding the issuance and allocation of the rights to subscribe for new shares and the performance, etc. of procedures necessary for the issuance of the rights to subscribe for new shares, shall be delegated to the Bank’s Human Resources Department.

End of document.

Exhibit 3-(2)-2

Details of the Aichi Financial Group, Inc. Series 12 Rights to Subscribe for New Shares

1.	Name of rights to subscribe for new shares

Aichi Financial Group, Inc.             Series 12 Rights to Subscribe for New Shares

2.	Class and number of shares underlying the rights to subscribe for new shares

The class of shares underlying the rights to subscribe for new shares shall be common stock of the Company, and the number of shares underlying each right to subscribe for new shares (the “Number of Shares Granted”) shall be 100 shares.

If the Company conducts a share split (including allocation of shares of the Company’s common stock without contribution; hereinafter the same for mentions of share split) or a share consolidation of its common stock after the date set forth in 11. below on which the rights to subscribe for new shares are allocated (the “Allocation Date”), the Number of Shares Granted will be adjusted in accordance with the following formula. However, the adjustment will only apply to those shares underlying rights to subscribe for new shares that had not been exercised by the time of the split or reverse split. Fractional shares occurring as a result of the adjustment will be rounded down.

Adjusted Number of Shares Granted = pre-adjustment Number of Shares Granted × share split (or share consolidation) ratio

The adjusted Number of Shares Granted shall be applied from the day following the record date of the share split (or, if a record date is not specified, from the effective date) in the case of a share split and from the effective date in the case of a share consolidation; provided, however, that if a share split is carried out on the condition that a proposal to reduce the amount of surplus and increase capital or reserves is approved at a general meeting of shareholders of the Company, and if the record date for the share split is a day on or before the date of the conclusion of such general meeting of shareholders, the adjusted Number of Shares Granted shall be applied from the day following the date of conclusion of the general meeting of shareholders.

In addition to the above, if, after the Allocation Date, the Company carries out a merger, company split or share exchange, or if it is otherwise necessary to adjust the Number of Shares Granted in a similar manner to such cases, the Company may adjust the Number of Shares Granted as deemed necessary by the Board of Directors of the Company.

3.	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of assets contributed upon the exercise of each right to subscribe for new shares shall be the exercise price of one yen per share that can be delivered by exercising each right to subscribe for new shares, multiplied by the Number of Shares Granted.

4.	Exercisable period of the rights to subscribe for new shares

From October 3, 2022 to July 30, 2044.

5.	Conditions for exercise of rights to subscribe for new shares
(i)	Holders of Rights to Subscribe for New Shares may exercise rights to subscribe for new shares within 10 days (or the next business day if the 10th day falls on a holiday) from the day following the day on which they lose their position as director or executive officer of the Company, The Aichi Bank, Ltd., or The Chukyo Bank, Limited.
(ii)	Notwithstanding (i) above, if a proposal to approve a merger agreement in which the Company is the non-surviving company, a proposal to approve a company split agreement or company split plan in which the Company will become the splitting company, or a proposal to approve a share exchange agreement or share transfer plan in which the Company becomes a wholly owned subsidiary is approved by the general meeting of shareholders of the Company (or resolved by the Board of Directors of the Company if a resolution of the general meeting of shareholders is not required), the rights to subscribe for new shares may only be exercised for a period of 30 days from the day following the date of approval; provided, however, that this shall exclude cases in which the rights to subscribe for new shares of the Restructured Company are delivered to Holders of Rights to Subscribe for New Shares in accordance with the delivery of rights to subscribe for new shares in conjunction with Restructuring prescribed in 9. below.

(iii)	Other terms and conditions shall be as set forth in the Agreement on Allocation of Series 2 Rights to Subscribe for New Shares (Share-Based Compensation Type Stock Options) entered into between The Chukyo Bank, Limited and the Holder of Rights to Subscribe for New Shares. In this case, “The Chukyo Bank, Limited” shall be replaced with “Aichi Financial Group, Inc.,” and “Agreement on Allocation of Series 2 Rights to Subscribe for New Shares (Share-Based Compensation Type Stock Options)” shall be replaced with “Series 12 Rights to Subscribe for New Shares of Aichi Financial Group, Inc.” in the agreement.
6.	Capital and capital reserve to be increased in the case of issuance of shares upon exercise of the rights to subscribe for new shares
(i)	The amount of capital increase when shares are issued upon exercise of the rights to subscribe for new shares will be half the upper limit for a capital increase calculated in accordance with Article 17(1) of the Regulations on Corporate Accounting, rounded up to the nearest yen.
(ii)	The increase in capital reserve when shares are issued upon exercise of the rights to subscribe for new shares will be the upper limit for a capital increase described in (i) above less the capital increase stipulated in (i) above.
7.	Call provision of the rights to subscribe for new shares

If a proposal set forth in (i), (ii), (iii), (iv), or (v) below is approved by the Company’s general meeting of shareholders (or resolved by the Board of Directors of the Company if a resolution of the general meeting of shareholders is not required), the Company may acquire the rights to subscribe for new shares without contribution on a date separately determined by the Company’s Board of Directors.

(i)	Proposal to approve a merger agreement under which the Company is the non-surviving company.
(ii)	Proposal to approve a company split agreement or a company split plan under which the Company would become the splitting company.
(iii)	Proposal to approve a share exchange agreement or share transfer plan under which the Company becomes a wholly owned subsidiary.
(iv)	Proposal for approval of amendment of the Articles of Incorporation which stipulates that the approval of the Company is required for the acquisition of shares by transfer as the content of all shares issued by the Company; or
(v)	Proposal for approval of amendment of the Articles of Incorporation which provides that approval of the Company is required for the acquisition by transfer of the class of shares underlying the rights to subscribe for new shares as the content of that class of shares, or that the Company will acquire all of the shares of this type by a resolution of a general meeting of shareholders.
8.	Restrictions on acquisition of rights to subscribe for new shares by transfer

A resolution of the Board of Directors of the Company is required for the transfer of rights to subscribe for new shares.

9.	Delivery of rights to subscribe for new shares associated with Restructuring

If the Company undergoes a merger (limited only to situations where the Company dissolves through merger), absorption-type company split or incorporation-type company split (in both cases limited only to situations where the Company becomes a demerged company), or share exchange or share transfer (in both cases limited only to situations where the Company becomes a wholly owned subsidiary) (the above acts hereinafter collectively referred to as “Restructuring”), rights to subscribe for new shares to the corporation listed in the Companies Act, Article 236, Paragraph 1, Item (viii), (a) through (e) (hereinafter, “Restructured Company”) shall be delivered to each Holder of Rights to Subscribe for New Shares who holds rights to subscribe for new shares remaining (hereinafter, the “Remaining Rights to Subscribe for New Shares”) immediately prior to the effective date (for an absorption-type merger, the date the absorption-type merger takes effect; for a consolidation-type merger, the date a corporation under consolidation merger is established; for an absorption-type company split, the date the absorption-type company split takes effect; for an incorporation-type company split, the date a corporation under incorporation-type company split is established; for share exchange, the date the share is exchange takes effect; and for share transfer, the date a wholly owning parent company under share transfer is established; the same shall apply hereunder) of the Restructuring in each of the situations. However, this shall apply only when the delivery of rights to subscribe for new shares in the Restructured Company is provided for in the absorption-type merger agreement, consolidation-type merger agreement, absorption-type split agreement, incorporation-type split agreement, share exchange agreement, or share transfer plan in accordance with each of the following items.

(i)	The number of rights to subscribe for new shares of the Restructured Company to be granted
The same number as the number of the Remaining Rights to Subscribe for New Shares held by the Holder of Rights to Subscribe for New Shares shall be delivered to each Holder of Rights to Subscribe for New Shares.
(ii)	Class of shares in the Restructured Company underlying the rights to subscribe for new shares Common shares in the Restructured Company
(iii)	Number of shares underlying the rights to subscribe for new shares of the Restructured Company
To be determined in accordance with 2. above and in consideration of the conditions for the Restructuring.
(iv)	Value of assets contributed upon exercise of rights to subscribe for new shares
The value of the assets to be contributed when exercising rights to subscribe for new shares will be the amount calculated by multiplying the payment price after restructuring specified below by the number of Restructured Company shares underlying the rights to subscribe for new shares as determined according to item (iii) above. The exercise price after restructuring will be one yen for each share of the Restructured Company that may be received as a result of the exercise of the issued rights to subscribe for new shares.
(v)	Exercisable period of the rights to subscribe for new shares
The period from the later of the commencement date of the rights to subscribe for new shares exercisable period set forth in 4. or the date Restructuring takes effect until the last day of the above rights to subscribe for new shares exercisable period set forth in 4.
(vi)	Capital and capital reserve to be increased in the case of issuance of shares upon exercise of the rights to subscribe for new shares To be determined in accordance with 6.
(vii)	Restrictions on acquisition of rights to subscribe for new shares by transfer
A resolution of the Restructured Company’s board of directors is required for the acquisition of rights to subscribe for new shares by transfer.
(viii)	Conditions for exercise of rights to subscribe for new shares To be determined in accordance with 5.
(ix)	Call provision of the rights to subscribe for new shares To be determined in accordance with 7.
10.	Handling of fractional shares that occur when exercising rights to subscribe for new shares

In cases where the number of the shares to be issued to a Holder of Rights to Subscribe for New Shares that has exercised a right to subscribe for new shares includes a fractional share, it will be rounded down.

11.	The day on which the rights to subscribe for new shares are allocated

October 3, 2022

End of document.

Exhibit 3-(3)-1

Details of The Chukyo Bank, Limited Series 3 Rights to Subscribe for New Shares

1.	Name of rights to subscribe for new shares

The Chukyo Bank, Limited            Series 3 Rights to Subscribe for New Shares

2.	Total number of rights to subscribe for new shares

291

The aforementioned total number is the planned number to be allocated, and if the total number of the rights to subscribe for new shares to be allocated is reduced if applications for subscription are not made or the like, the total number of rights to subscribe for new shares allocated shall be regarded as the total number of rights to subscribe for new shares issued.

3.	Persons eligible for allocation of rights to subscribe for new shares and the number of such persons, and the number of rights to subscribe for new shares to be allocated
Directors of the Bank	Eight	207 rights
Executive officers of the Bank	Six	84 rights
4.	Class and number of shares underlying the rights to subscribe for new shares

The class of shares underlying the rights to subscribe for new shares shall be common stock of the Bank, and the number of shares underlying each right to subscribe for new shares (the “Number of Shares Granted”) shall be 1,000 shares (with the adjusted Number of Shares Granted as 100 due to the share consolidation with an effective date of October 1, 2016 (the adjustment method is as set forth below)).

If the Bank conducts a share split (including allocation of shares of the Bank’s common stock without contribution; hereinafter the same for mentions of share split) or a share consolidation of its common stock after the date set forth in 14. below on which the rights to subscribe for new shares are allocated (the “Allocation Date”), the Number of Shares Granted will be adjusted in accordance with the following formula. However, the adjustment will only apply to those shares underlying rights to subscribe for new shares that had not been exercised by the time of the split or reverse split. Fractional shares occurring as a result of the adjustment will be rounded down.

Adjusted Number of Shares Granted = pre-adjustment Number of Shares Granted × share split (or share consolidation) ratio

The adjusted Number of Shares Granted shall be applied from the day following the record date of the share split (or, if a record date is not specified, from the effective date) in the case of a share split and from the effective date in the case of a share consolidation; provided, however, that if a share split is carried out on the condition that a proposal to reduce the amount of surplus and increase capital or reserves is approved at a general meeting of shareholders of the Bank, and if the record date for the share split is a day on or before the date of the conclusion of such general meeting of shareholders, the adjusted Number of Shares Granted shall be applied from the day following the date of conclusion of the general meeting of shareholders.

In addition to the above, if, after the Allocation Date, the Bank carries out a merger, company split or share exchange, or if it is otherwise necessary to adjust the Number of Shares Granted in a similar manner to such cases, the Bank may adjust the Number of Shares Granted as deemed necessary by the Board of Directors of the Bank.

5.	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of assets contributed upon the exercise of each right to subscribe for new shares shall be the exercise price of one yen per share that can be delivered by exercising each right to subscribe for new shares, multiplied by the Number of Shares Granted.

6.	Method of calculating the amount to be paid in for rights to subscribe for new shares

The paid-in amount for each right to subscribe for new shares shall be obtained by multiplying the option price per share which is calculated based on the following formula and the basis figures from (ii) through (vii) below by the Number of Shares Granted (with amounts less than one yen rounded up).

(i)	Option price per share (C)
(ii)	Share price (S): closing price of ordinary transactions of common shares of the Bank on the Tokyo Stock Exchange on July 30, 2015 (or, if there is no closing price, the standard price on the next trading day)
(iii)	Exercise price (X): as stated in 5. above
(iv)	Expected remaining period (t): 3.4 years
(v)	Volatility (s): calculated based on the closing price of ordinary transactions of common shares of the Bank on each trading date over 3.4 years (from March 6, 2012 to July 30, 2015).
(vi)	Risk-free interest rate (r): rate of interest on government bonds corresponding to the expected remaining period
(vii)	Dividend yield (l): dividend per share for the most recent fiscal year ÷ share price set out in (ii) above
(viii)	Cumulative distribution function of standard normal distribution (N(.))

The amount calculated in accordance with the foregoing is the fair value of the rights to subscribe for new shares and does not constitute an advantageous issuance. In addition, the party receiving allocation shall set off remuneration claims it holds against the Bank with its obligation to pay the paid-in amount for rights to subscribe for new shares.

7.	Exercisable period of the rights to subscribe for new shares

From July 31, 2015 to July 30, 2045.

8.	Conditions for exercise of rights to subscribe for new shares
(i)	Holders of Rights to Subscribe for New Shares may exercise rights to subscribe for new shares within 10 days (or the next business day if the 10th day falls on a holiday) from the day following the day on which they lose their position as director or executive officer of the Bank.
(ii)	Notwithstanding (i) above, if a proposal to approve a merger agreement in which the Bank is the non-surviving company, a proposal to approve a company split agreement or company split plan in which the Bank will become the splitting company, or a proposal to approve a share exchange agreement or share transfer plan in which the Bank becomes a wholly owned subsidiary is approved by the general meeting of shareholders of the Bank (or resolved by the Board of Directors of the Bank or decided by an executive officer delegated in accordance with the provisions of Article 416(4) of the Companies Act, if a resolution of the general meeting of shareholders is not required), the rights to subscribe for new shares may only be exercised for a period of 30 days from the day following the date of approval; provided, however, that this shall exclude cases in which the rights to subscribe for new shares of the Restructured Company are delivered to Holders of Rights to Subscribe for New Shares in accordance with the delivery of rights to subscribe for new shares in conjunction with Restructuring prescribed in 12. below.
(iii)	Other terms and conditions shall be as set forth in the Agreement on Allocation of Rights to Subscribe for New Shares entered into between the Bank and the Holder of Rights to Subscribe for New Shares.
9.	Capital and capital reserve to be increased in the case of issuance of shares upon exercise of the rights to subscribe for new shares

(i)	The amount of capital increase when shares are issued upon exercise of the rights to subscribe for new shares will be half the upper limit for a capital increase calculated in accordance with Article 17(1) of the Regulations on Corporate Accounting, rounded up to the nearest yen.
(ii)	The increase in capital reserve when shares are issued upon exercise of the rights to subscribe for new shares will be the upper limit for a capital increase described in (i) above less the capital increase stipulated in (i) above.
10.	Call provision of the rights to subscribe for new shares

If a proposal set forth in (i), (ii), (iii), (iv), or (v) below is approved by the Bank’s general meeting of shareholders (or resolved by the Board of Directors of the Bank or decided by an executive officer delegated in accordance with the provisions of Article 416(4) of the Companies Act, if a resolution of the general meeting of shareholders is not required), the Bank may acquire the rights to subscribe for new shares without contribution on a date separately determined by the Bank’s Board of Directors.

(i)	Proposal to approve a merger agreement under which the Bank is the non-surviving company.
(ii)	Proposal to approve a company split agreement or a company split plan under which the Bank would become the splitting company.
(iii)	Proposal to approve a share exchange agreement or share transfer plan under which the Bank becomes a wholly owned subsidiary.
(iv)	Proposal for approval of amendment of the Articles of Incorporation which stipulates that the approval of the Bank is required for the acquisition of shares by transfer as the content of all shares issued by the Bank; or
(v)	Proposal for approval of amendment of the Articles of Incorporation which provides that approval of the Bank is required for the acquisition by transfer of the class of shares underlying the rights to subscribe for new shares as the content of that class of shares, or that the Bank will acquire all of the shares of this type by a resolution of a general meeting of shareholders.
11.	Restrictions on acquisition of rights to subscribe for new shares by transfer

A resolution of the Board of Directors of the Bank is required for the transfer of rights to subscribe for new shares.

12.	Delivery of rights to subscribe for new shares associated with Restructuring

If the Bank undergoes a merger (limited only to situations where the Bank dissolves through merger), absorption-type company split or incorporation-type company split (in both cases limited only to situations where the Bank becomes a demerged company), or share exchange or share transfer (in both cases limited only to situations where the Bank becomes a wholly owned subsidiary) (the above acts hereinafter collectively referred to as “Restructuring”), rights to subscribe for new shares to the corporation listed in the Companies Act, Article 236, Paragraph 1, Item (viii), (a) through (e) (hereinafter, “Restructured Company”) shall be delivered to each Holder of Rights to Subscribe for New Shares who holds rights to subscribe for new shares remaining (hereinafter, the “Remaining Rights to Subscribe for New Shares”) immediately prior to the effective date (for an absorption-type merger, the date the absorption-type merger takes effect; for a consolidation-type merger, the date a corporation under consolidation merger is established; for an absorption-type company split, the date the absorption-type company split takes effect; for an incorporation-type company split, the date a corporation under incorporation-type company split is established; for share exchange, the date the share is exchange takes effect; and for share transfer, the date a wholly owning parent company under share transfer is established; the same shall apply hereunder) of the Restructuring in each of the situations. However, this shall apply only when the delivery of rights to subscribe for new shares in the Restructured Company is provided for in the absorption-type merger agreement, consolidation-type merger agreement, absorption-type split agreement, incorporation-type split agreement, share exchange agreement, or share transfer plan in accordance with each of the following items.

(i)	The number of rights to subscribe for new shares of the Restructured Company to be granted
The same number as the number of the Remaining Rights to Subscribe for New Shares held by the Holder of Rights to Subscribe for New Shares shall be delivered to each Holder of Rights to Subscribe for New Shares.

(ii)	Class of shares in the Restructured Company underlying the rights to subscribe for new shares Common shares in the Restructured Company
(iii)	Number of shares underlying the rights to subscribe for new shares of the Restructured Company
To be determined in accordance with 4. above and in consideration of the conditions for the Restructuring.
(iv)	Value of assets contributed upon exercise of rights to subscribe for new shares
The value of the assets to be contributed when exercising rights to subscribe for new shares will be the amount calculated by multiplying the payment price after restructuring specified below by the number of Restructured Company shares underlying the rights to subscribe for new shares as determined according to item (iii) above. The exercise price after restructuring will be one yen for each share of the Restructured Company that may be received as a result of the exercise of the issued rights to subscribe for new shares.
(v)	Exercisable period of the rights to subscribe for new shares
The period from the later of the commencement date of the rights to subscribe for new shares exercisable period set forth in 7. or the date Restructuring takes effect until the last day of the above rights to subscribe for new shares exercisable period set forth in 7.
(vi)	Capital and capital reserve to be increased in the case of issuance of shares upon exercise of the rights to subscribe for new shares To be determined in accordance with 9.
(vii)	Restrictions on acquisition of rights to subscribe for new shares by transfer
A resolution of the Restructured Company’s board of directors is required for the acquisition of rights to subscribe for new shares by transfer.
(viii)	Conditions for exercise of rights to subscribe for new shares To be determined in accordance with 8.
(ix)	Call provision of the rights to subscribe for new shares To be determined in accordance with 10.
13.	Handling of fractional shares that occur when exercising rights to subscribe for new shares

In cases where the number of the shares to be issued to a Holder of Rights to Subscribe for New Shares that has exercised a right to subscribe for new shares includes a fractional share, it will be rounded down.

14.	The day on which the rights to subscribe for new shares are allocated

July 30, 2015

15.	Method of requesting exercise of rights to subscribe for new shares and making payment
(i)	When exercising rights to subscribe for new shares, the written request for exercise of rights to subscribe for new shares shall be completed in the form prescribed by the Bank, and upon affixing the name and seal or signature thereto, shall be submitted to the location for submitting requests to exercise rights to subscribe for new shares set out in 16.
(ii)	In addition to submission of the written request for exercise of rights to subscribe for new shares set forth in (i) above, in accordance with the provisions of Article 281(1) of the Companies Act, the full amount of the amount obtained by multiplying the value of assets to be contributed upon exercise of the rights to subscribe for new shares by the number of rights to subscribe for new shares subject to exercise shall be transferred in cash to the account designated by the Bank at the location for handling payment set forth in 17. by the date designated by the Bank.
16.	Location for submitting requests to exercise rights to subscribe for new shares

The Bank’s Human Resources Department (or the department in charge of such operations at the time)

17.	Location for handling payment of money to be contributed upon exercise of the rights to subscribe for new shares

The Bank’s Headquarters Sales Department (or the succeeding bank or branch of such bank or branch at the time)

18.	Handling after exercise of rights to subscribe for new shares

Promptly after the completion of the exercise procedures, the Bank shall carry out the procedures necessary for the entry or record of the shares to be acquired by Holders of Rights to Subscribe for New Shares through the exercise of rights to subscribe for new shares into an account in the name of the Holder of Rights to Subscribe for New Shares opened by the Holder of Rights to Subscribe for New Shares in advance at a financial instruments service operator, etc. designated by the Bank.

19.	Handling due to replacement of the provisions of these terms and conditions or other measures

If it is necessary to replace the provisions of these terms and conditions or take other measures, the handling of matters related thereto may be amended in accordance with the provisions of the Companies Act and the intent of the rights to subscribe for new shares by the method the Bank deems appropriate, and such amendment shall form an integral part of these terms and conditions.

20.	Public notice regarding issuance terms and conditions

The Bank shall keep a certified copy of the terms and conditions of the issuance of rights to subscribe for new shares at its headquarters and make it available for inspection by the Holders of Rights to Subscribe for New Shares during its business hours.

21.	Other

The administration necessary for the issuance of the rights to subscribe for new shares, such as determination of details regarding the issuance and allocation of the rights to subscribe for new shares and the performance, etc. of procedures necessary for the issuance of the rights to subscribe for new shares, shall be delegated to the Bank’s Human Resources Department.

End of document.

Exhibit 3-(3)-2

Details of the Aichi Financial Group, Inc. Series 13 Rights Rights to Subscribe for New Shares

1.	Name of rights to subscribe for new shares

Aichi Financial Group, Inc.             Series 13 Rights to Subscribe for New Shares

2.	Class and number of shares underlying the rights to subscribe for new shares

The class of shares underlying the rights to subscribe for new shares shall be common stock of the Company, and the number of shares underlying each right to subscribe for new shares (the “Number of Shares Granted”) shall be 100 shares.

If the Company conducts a share split (including allocation of shares of the Company’s common stock without contribution; hereinafter the same for mentions of share split) or a share consolidation of its common stock after the date set forth in 11. below on which the rights to subscribe for new shares are allocated (the “Allocation Date”), the Number of Shares Granted will be adjusted in accordance with the following formula. However, the adjustment will only apply to those shares underlying rights to subscribe for new shares that had not been exercised by the time of the split or reverse split. Fractional shares occurring as a result of the adjustment will be rounded down.

Adjusted Number of Shares Granted = pre-adjustment Number of Shares Granted × share split (or share consolidation) ratio

The adjusted Number of Shares Granted shall be applied from the day following the record date of the share split (or, if a record date is not specified, from the effective date) in the case of a share split and from the effective date in the case of a share consolidation; provided, however, that if a share split is carried out on the condition that a proposal to reduce the amount of surplus and increase capital or reserves is approved at a general meeting of shareholders of the Company, and if the record date for the share split is a day on or before the date of the conclusion of such general meeting of shareholders, the adjusted Number of Shares Granted shall be applied from the day following the date of conclusion of the general meeting of shareholders.

In addition to the above, if, after the Allocation Date, the Company carries out a merger, company split or share exchange, or if it is otherwise necessary to adjust the Number of Shares Granted in a similar manner to such cases, the Company may adjust the Number of Shares Granted as deemed necessary by the Board of Directors of the Company.

3.	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of assets contributed upon the exercise of each right to subscribe for new shares shall be the exercise price of one yen per share that can be delivered by exercising each right to subscribe for new shares, multiplied by the Number of Shares Granted.

4.	Exercisable period of the rights to subscribe for new shares

From October 3, 2022 to July 30, 2045.

5.	Conditions for exercise of rights to subscribe for new shares
(i)	Holders of Rights to Subscribe for New Shares may exercise rights to subscribe for new shares within 10 days (or the next business day if the 10th day falls on a holiday) from the day following the day on which they lose their position as director or executive officer of the Company, The Aichi Bank, Ltd., or The Chukyo Bank, Limited.
(ii)	Notwithstanding (i) above, if a proposal to approve a merger agreement in which the Company is the non-surviving company, a proposal to approve a company split agreement or company split plan in which the Company will become the splitting company, or a proposal to approve a share exchange agreement or share transfer plan in which the Company becomes a wholly owned subsidiary is approved by the general meeting of shareholders of the Company (or resolved by the Board of Directors of the Company if a resolution of the general meeting of shareholders is not required), the rights to subscribe for new shares may only be exercised for a period of 30 days from the day following the date of approval; provided, however, that this shall exclude cases in which the rights to subscribe for new shares of the Restructured Company are delivered to Holders of Rights to Subscribe for New Shares in accordance with the delivery of rights to subscribe for new shares in conjunction with Restructuring prescribed in 9. below.

(iii)	Other terms and conditions shall be as set forth in the Agreement on Allocation of Series 3 Rights to Subscribe for New Shares (Share-Based Compensation Type Stock Options) entered into between The Chukyo Bank, Limited and the Holder of Rights to Subscribe for New Shares. In this case, “The Chukyo Bank, Limited” shall be replaced with “Aichi Financial Group, Inc.,” and “Agreement on Allocation of Series 3 Rights to Subscribe for New Shares (Share-Based Compensation Type Stock Options)” shall be replaced with “Series 13 Rights Rights to Subscribe for New Shares of Aichi Financial Group, Inc.” in the agreement.
6.	Capital and capital reserve to be increased in the case of issuance of shares upon exercise of the rights to subscribe for new shares
(i)	The amount of capital increase when shares are issued upon exercise of the rights to subscribe for new shares will be half the upper limit for a capital increase calculated in accordance with Article 17(1) of the Regulations on Corporate Accounting, rounded up to the nearest yen.
(ii)	The increase in capital reserve when shares are issued upon exercise of the rights to subscribe for new shares will be the upper limit for a capital increase described in (i) above less the capital increase stipulated in (i) above.
7.	Call provision of the rights to subscribe for new shares

If a proposal set forth in (i), (ii), (iii), (iv), or (v) below is approved by the Company’s general meeting of shareholders (or resolved by the Board of Directors of the Company if a resolution of the general meeting of shareholders is not required), the Company may acquire the rights to subscribe for new shares without contribution on a date separately determined by the Company’s Board of Directors.

(i)	Proposal to approve a merger agreement under which the Company is the non-surviving company.
(ii)	Proposal to approve a company split agreement or a company split plan under which the Company would become the splitting company.
(iii)	Proposal to approve a share exchange agreement or share transfer plan under which the Company becomes a wholly owned subsidiary.
(iv)	Proposal for approval of amendment of the Articles of Incorporation which stipulates that the approval of the Company is required for the acquisition of shares by transfer as the content of all shares issued by the Company; or
(v)	Proposal for approval of amendment of the Articles of Incorporation which provides that approval of the Company is required for the acquisition by transfer of the class of shares underlying the rights to subscribe for new shares as the content of that class of shares, or that the Company will acquire all of the shares of this type by a resolution of a general meeting of shareholders.
8.	Restrictions on acquisition of rights to subscribe for new shares by transfer

A resolution of the Board of Directors of the Company is required for the transfer of rights to subscribe for new shares.

9.	Delivery of rights to subscribe for new shares associated with Restructuring

If the Company undergoes a merger (limited only to situations where the Company dissolves through merger), absorption-type company split or incorporation-type company split (in both cases limited only to situations where the Company becomes a demerged company), or share exchange or share transfer (in both cases limited only to situations where the Company becomes a wholly owned subsidiary) (the above acts hereinafter collectively referred to as “Restructuring”), rights to subscribe for new shares to the corporation listed in the Companies Act, Article 236, Paragraph 1, Item (viii), (a) through (e) (hereinafter, “Restructured Company”) shall be delivered to each Holder of Rights to Subscribe for New Shares who holds rights to subscribe for new shares remaining (hereinafter, the “Remaining Rights to Subscribe for New Shares”) immediately prior to the effective date (for an absorption-type merger, the date the absorption-type merger takes effect; for a consolidation-type merger, the date a corporation under consolidation merger is established; for an absorption-type company split, the date the absorption-type company split takes effect; for an incorporation-type company split, the date a corporation under incorporation-type company split is established; for share exchange, the date the share is exchange takes effect; and for share transfer, the date a wholly owning parent company under share transfer is established; the same shall apply hereunder) of the Restructuring in each of the situations. However, this shall apply only when the delivery of rights to subscribe for new shares in the Restructured Company is provided for in the absorption-type merger agreement, consolidation-type merger agreement, absorption-type split agreement, incorporation-type split agreement, share exchange agreement, or share transfer plan in accordance with each of the following items.

(i)	The number of rights to subscribe for new shares of the Restructured Company to be granted
The same number as the number of the Remaining Rights to Subscribe for New Shares held by the Holder of Rights to Subscribe for New Shares shall be delivered to each Holder of Rights to Subscribe for New Shares.
(ii)	Class of shares in the Restructured Company underlying the rights to subscribe for new shares Common shares in the Restructured Company
(iii)	Number of shares underlying the rights to subscribe for new shares of the Restructured Company
To be determined in accordance with 2. above and in consideration of the conditions for the Restructuring.
(iv)	Value of assets contributed upon exercise of rights to subscribe for new shares
The value of the assets to be contributed when exercising rights to subscribe for new shares will be the amount calculated by multiplying the payment price after restructuring specified below by the number of Restructured Company shares underlying the rights to subscribe for new shares as determined according to item (iii) above. The exercise price after restructuring will be one yen for each share of the Restructured Company that may be received as a result of the exercise of the issued rights to subscribe for new shares.
(v)	Exercisable period of the rights to subscribe for new shares
The period from the later of the commencement date of the rights to subscribe for new shares exercisable period set forth in 4. or the date Restructuring takes effect until the last day of the above rights to subscribe for new shares exercisable period set forth in 4.
(vi)	Capital and capital reserve to be increased in the case of issuance of shares upon exercise of the rights to subscribe for new shares To be determined in accordance with 6.
(vii)	Restrictions on acquisition of rights to subscribe for new shares by transfer
A resolution of the Restructured Company’s board of directors is required for the acquisition of rights to subscribe for new shares by transfer.
(viii)	Conditions for exercise of rights to subscribe for new shares To be determined in accordance with 5.
(ix)	Call provision of the rights to subscribe for new shares To be determined in accordance with 7.
10.	Handling of fractional shares that occur when exercising rights to subscribe for new shares

In cases where the number of the shares to be issued to a Holder of Rights to Subscribe for New Shares that has exercised a right to subscribe for new shares includes a fractional share, it will be rounded down.

11.	The day on which the rights to subscribe for new shares are allocated

October 3, 2022

End of document.

Exhibit 3-(4)-1

Details of The Chukyo Bank, Limited Series 4 Rights to Subscribe for New Shares

1.	Name of rights to subscribe for new shares

The Chukyo Bank, Limited            Series 4 Rights to Subscribe for New Shares

2.	Total number of rights to subscribe for new shares

283

The aforementioned total number is the planned number to be allocated, and if the total number of the rights to subscribe for new shares to be allocated is reduced if applications for subscription are not made or the like, the total number of rights to subscribe for new shares allocated shall be regarded as the total number of rights to subscribe for new shares issued.

3.	Persons eligible for allocation of rights to subscribe for new shares and the number of such persons, and the number of rights to subscribe for new shares to be allocated
Directors of the Bank	Eight	191 rights
Executive officers of the Bank	Seven	92 rights
4.	Class and number of shares underlying the rights to subscribe for new shares

The class of shares underlying the rights to subscribe for new shares shall be common stock of the Bank, and the number of shares underlying each right to subscribe for new shares (the “Number of Shares Granted”) shall be 1,000 shares (with the adjusted Number of Shares Granted as 100 due to the share consolidation with an effective date of October 1, 2016 (the adjustment method is as set forth below)).

If the Bank conducts a share split (including allocation of shares of the Bank’s common stock without contribution; hereinafter the same for mentions of share split) or a share consolidation of its common stock after the date set forth in 14. below on which the rights to subscribe for new shares are allocated (the “Allocation Date”), the Number of Shares Granted will be adjusted in accordance with the following formula. However, the adjustment will only apply to those shares underlying rights to subscribe for new shares that had not been exercised by the time of the split or reverse split. Fractional shares occurring as a result of the adjustment will be rounded down.

Adjusted Number of Shares Granted = pre-adjustment Number of Shares Granted × share split (or share consolidation) ratio

The adjusted Number of Shares Granted shall be applied from the day following the record date of the share split (or, if a record date is not specified, from the effective date) in the case of a share split and from the effective date in the case of a share consolidation; provided, however, that if a share split is carried out on the condition that a proposal to reduce the amount of surplus and increase capital or reserves is approved at a general meeting of shareholders of the Bank, and if the record date for the share split is a day on or before the date of the conclusion of such general meeting of shareholders, the adjusted Number of Shares Granted shall be applied from the day following the date of conclusion of the general meeting of shareholders.

In addition to the above, if, after the Allocation Date, the Bank carries out a merger, company split or share exchange, or if it is otherwise necessary to adjust the Number of Shares Granted in a similar manner to such cases, the Bank may adjust the Number of Shares Granted as deemed necessary by the Board of Directors of the Bank.

5.	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of assets contributed upon the exercise of each right to subscribe for new shares shall be the exercise price of one yen per share that can be delivered by exercising each right to subscribe for new shares, multiplied by the Number of Shares Granted.

6.	Method of calculating the amount to be paid in for rights to subscribe for new shares

The paid-in amount for each right to subscribe for new shares shall be obtained by multiplying the option price per share which is calculated based on the following formula and the basis figures from (ii) through (vii) below by the Number of Shares Granted (with amounts less than one yen rounded up).

(i)	Option price per share (C)
(ii)	Share price (S): closing price of ordinary transactions of common shares of the Bank on the Tokyo Stock Exchange on July 27, 2016 (or, if there is no closing price, the standard price on the next trading day)
(iii)	Exercise price (X): as stated in 5. above
(iv)	Expected remaining period (t): 3.4 years
(v)	Volatility (s): calculated based on the closing price of ordinary transactions of common shares of the Bank on each trading date over 3.4 years (from March 4, 2013 to July 27, 2016).
(vi)	Risk-free interest rate (r): rate of interest on government bonds corresponding to the expected remaining period
(vii)	Dividend yield (l): dividend per share for the most recent fiscal year ÷ share price set out in (ii) above
(viii)	Cumulative distribution function of standard normal distribution (N(.))

The amount calculated in accordance with the foregoing is the fair value of the rights to subscribe for new shares and does not constitute an advantageous issuance. In addition, the party receiving allocation shall set off remuneration claims it holds against the Bank with its obligation to pay the paid-in amount for rights to subscribe for new shares.

7.	Exercisable period of the rights to subscribe for new shares

From July 28, 2016 to July 27, 2046.

8.	Conditions for exercise of rights to subscribe for new shares
(i)	Holders of Rights to Subscribe for New Shares may exercise rights to subscribe for new shares within 10 days (or the next business day if the 10th day falls on a holiday) from the day following the day on which they lose their position as director or executive officer of the Bank.
(ii)	Notwithstanding (i) above, if a proposal to approve a merger agreement in which the Bank is the non-surviving company, a proposal to approve a company split agreement or company split plan in which the Bank will become the splitting company, or a proposal to approve a share exchange agreement or share transfer plan in which the Bank becomes a wholly owned subsidiary is approved by the general meeting of shareholders of the Bank (or resolved by the Board of Directors of the Bank or decided by an executive officer delegated in accordance with the provisions of Article 416(4) of the Companies Act, if a resolution of the general meeting of shareholders is not required), the rights to subscribe for new shares may only be exercised for a period of 30 days from the day following the date of approval; provided, however, that this shall exclude cases in which the rights to subscribe for new shares of the Restructured Company are delivered to Holders of Rights to Subscribe for New Shares in accordance with the delivery of rights to subscribe for new shares in conjunction with Restructuring prescribed in 12. below.
(iii)	Other terms and conditions shall be as set forth in the Agreement on Allocation of Rights to Subscribe for New Shares entered into between the Bank and the Holder of Rights to Subscribe for New Shares.
9.	Capital and capital reserve to be increased in the case of issuance of shares upon exercise of the rights to subscribe for new shares

(i)	The amount of capital increase when shares are issued upon exercise of the rights to subscribe for new shares will be half the upper limit for a capital increase calculated in accordance with Article 17(1) of the Regulations on Corporate Accounting, rounded up to the nearest yen.
(ii)	The increase in capital reserve when shares are issued upon exercise of the rights to subscribe for new shares will be the upper limit for a capital increase described in (i) above less the capital increase stipulated in (i) above.
10.	Call provision of the rights to subscribe for new shares

If a proposal set forth in (i), (ii), (iii), (iv), or (v) below is approved by the Bank’s general meeting of shareholders (or resolved by the Board of Directors of the Bank or decided by an executive officer delegated in accordance with the provisions of Article 416(4) of the Companies Act, if a resolution of the general meeting of shareholders is not required), the Bank may acquire the rights to subscribe for new shares without contribution on a date separately determined by the Bank’s Board of Directors.

(i)	Proposal to approve a merger agreement under which the Bank is the non-surviving company.
(ii)	Proposal to approve a company split agreement or a company split plan under which the Bank would become the splitting company.
(iii)	Proposal to approve a share exchange agreement or share transfer plan under which the Bank becomes a wholly owned subsidiary.
(iv)	Proposal for approval of amendment of the Articles of Incorporation which stipulates that the approval of the Bank is required for the acquisition of shares by transfer as the content of all shares issued by the Bank; or
(v)	Proposal for approval of amendment of the Articles of Incorporation which provides that approval of the Bank is required for the acquisition by transfer of the class of shares underlying the rights to subscribe for new shares as the content of that class of shares, or that the Bank will acquire all of the shares of this type by a resolution of a general meeting of shareholders.
11.	Restrictions on acquisition of rights to subscribe for new shares by transfer

A resolution of the Board of Directors of the Bank is required for the transfer of rights to subscribe for new shares.

12.	Delivery of rights to subscribe for new shares associated with Restructuring

If the Bank undergoes a merger (limited only to situations where the Bank dissolves through merger), absorption-type company split or incorporation-type company split (in both cases limited only to situations where the Bank becomes a demerged company), or share exchange or share transfer (in both cases limited only to situations where the Bank becomes a wholly owned subsidiary) (the above acts hereinafter collectively referred to as “Restructuring”), rights to subscribe for new shares to the corporation listed in the Companies Act, Article 236, Paragraph 1, Item (viii), (a) through (e) (hereinafter, “Restructured Company”) shall be delivered to each Holder of Rights to Subscribe for New Shares who holds rights to subscribe for new shares remaining (hereinafter, the “Remaining Rights to Subscribe for New Shares”) immediately prior to the effective date (for an absorption-type merger, the date the absorption-type merger takes effect; for a consolidation-type merger, the date a corporation under consolidation merger is established; for an absorption-type company split, the date the absorption-type company split takes effect; for an incorporation-type company split, the date a corporation under incorporation-type company split is established; for share exchange, the date the share is exchange takes effect; and for share transfer, the date a wholly owning parent company under share transfer is established; the same shall apply hereunder) of the Restructuring in each of the situations. However, this shall apply only when the delivery of rights to subscribe for new shares in the Restructured Company is provided for in the absorption-type merger agreement, consolidation-type merger agreement, absorption-type split agreement, incorporation-type split agreement, share exchange agreement, or share transfer plan in accordance with each of the following items.

(i)	The number of rights to subscribe for new shares of the Restructured Company to be granted
The same number as the number of the Remaining Rights to Subscribe for New Shares held by the Holder of Rights to Subscribe for New Shares shall be delivered to each Holder of Rights to Subscribe for New Shares.

(ii)	Class of shares in the Restructured Company underlying the rights to subscribe for new shares Common shares in the Restructured Company
(iii)	Number of shares underlying the rights to subscribe for new shares of the Restructured Company
To be determined in accordance with 4. above and in consideration of the conditions for the Restructuring.
(iv)	Value of assets contributed upon exercise of rights to subscribe for new shares
The value of the assets to be contributed when exercising rights to subscribe for new shares will be the amount calculated by multiplying the payment price after restructuring specified below by the number of Restructured Company shares underlying the rights to subscribe for new shares as determined according to item (iii) above. The exercise price after restructuring will be one yen for each share of the Restructured Company that may be received as a result of the exercise of the issued rights to subscribe for new shares.
(v)	Exercisable period of the rights to subscribe for new shares
The period from the later of the commencement date of the rights to subscribe for new shares exercisable period set forth in 7. or the date Restructuring takes effect until the last day of the above rights to subscribe for new shares exercisable period set forth in 7.
(vi)	Capital and capital reserve to be increased in the case of issuance of shares upon exercise of the rights to subscribe for new shares To be determined in accordance with 9.
(vii)	Restrictions on acquisition of rights to subscribe for new shares by transfer
A resolution of the Restructured Company’s board of directors is required for the acquisition of rights to subscribe for new shares by transfer.
(viii)	Conditions for exercise of rights to subscribe for new shares To be determined in accordance with 8.
(ix)	Call provision of the rights to subscribe for new shares To be determined in accordance with 10.
13.	Handling of fractional shares that occur when exercising rights to subscribe for new shares

In cases where the number of the shares to be issued to a Holder of Rights to Subscribe for New Shares that has exercised a right to subscribe for new shares includes a fractional share, it will be rounded down.

14.	The day on which the rights to subscribe for new shares are allocated

July 27, 2016

15.	Method of requesting exercise of rights to subscribe for new shares and making payment
(i)	When exercising rights to subscribe for new shares, the written request for exercise of rights to subscribe for new shares shall be completed in the form prescribed by the Bank, and upon affixing the name and seal or signature thereto, shall be submitted to the location for submitting requests to exercise rights to subscribe for new shares set out in 16.
(ii)	In addition to submission of the written request for exercise of rights to subscribe for new shares set forth in (i) above, in accordance with the provisions of Article 281(1) of the Companies Act, the full amount of the amount obtained by multiplying the value of assets to be contributed upon exercise of the rights to subscribe for new shares by the number of rights to subscribe for new shares subject to exercise shall be transferred in cash to the account designated by the Bank at the location for handling payment set forth in 17. by the date designated by the Bank.
16.	Location for submitting requests to exercise rights to subscribe for new shares

The Bank’s Human Resources Department (or the department in charge of such operations at the time)

17.	Location for handling payment of money to be contributed upon exercise of the rights to subscribe for new shares

The Bank’s Headquarters Sales Department (or the succeeding bank or branch of such bank or branch at the time)

18.	Handling after exercise of rights to subscribe for new shares

Promptly after the completion of the exercise procedures, the Bank shall carry out the procedures necessary for the entry or record of the shares to be acquired by Holders of Rights to Subscribe for New Shares through the exercise of rights to subscribe for new shares into an account in the name of the Holder of Rights to Subscribe for New Shares opened by the Holder of Rights to Subscribe for New Shares in advance at a financial instruments service operator, etc. designated by the Bank.

19.	Handling due to replacement of the provisions of these terms and conditions or other measures

If it is necessary to replace the provisions of these terms and conditions or take other measures, the handling of matters related thereto may be amended in accordance with the provisions of the Companies Act and the intent of the rights to subscribe for new shares by the method the Bank deems appropriate, and such amendment shall form an integral part of these terms and conditions.

20.	Public notice regarding issuance terms and conditions

The Bank shall keep a certified copy of the terms and conditions of the issuance of rights to subscribe for new shares at its headquarters and make it available for inspection by the Holders of Rights to Subscribe for New Shares during its business hours.

21.	Other

The administration necessary for the issuance of the rights to subscribe for new shares, such as determination of details regarding the issuance and allocation of the rights to subscribe for new shares and the performance, etc. of procedures necessary for the issuance of the rights to subscribe for new shares, shall be delegated to the Bank’s Human Resources Department.

End of document.

Exhibit 3-(4)-2

Details of the Aichi Financial Group, Inc. Series 14 Rights to Subscribe for New Shares

1.	Name of rights to subscribe for new shares

Aichi Financial Group, Inc.             Series 14 Rights to Subscribe for New Shares

2.	Class and number of shares underlying the rights to subscribe for new shares

The class of shares underlying the rights to subscribe for new shares shall be common stock of the Company, and the number of shares underlying each right to subscribe for new shares (the “Number of Shares Granted”) shall be 100 shares.

If the Company conducts a share split (including allocation of shares of the Company’s common stock without contribution; hereinafter the same for mentions of share split) or a share consolidation of its common stock after the date set forth in 11. below on which the rights to subscribe for new shares are allocated (the “Allocation Date”), the Number of Shares Granted will be adjusted in accordance with the following formula. However, the adjustment will only apply to those shares underlying rights to subscribe for new shares that had not been exercised by the time of the split or reverse split. Fractional shares occurring as a result of the adjustment will be rounded down.

Adjusted Number of Shares Granted = pre-adjustment Number of Shares Granted × share split (or share consolidation) ratio

The adjusted Number of Shares Granted shall be applied from the day following the record date of the share split (or, if a record date is not specified, from the effective date) in the case of a share split and from the effective date in the case of a share consolidation; provided, however, that if a share split is carried out on the condition that a proposal to reduce the amount of surplus and increase capital or reserves is approved at a general meeting of shareholders of the Company, and if the record date for the share split is a day on or before the date of the conclusion of such general meeting of shareholders, the adjusted Number of Shares Granted shall be applied from the day following the date of conclusion of the general meeting of shareholders.

In addition to the above, if, after the Allocation Date, the Company carries out a merger, company split or share exchange, or if it is otherwise necessary to adjust the Number of Shares Granted in a similar manner to such cases, the Company may adjust the Number of Shares Granted as deemed necessary by the Board of Directors of the Company.

3.	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of assets contributed upon the exercise of each right to subscribe for new shares shall be the exercise price of one yen per share that can be delivered by exercising each right to subscribe for new shares, multiplied by the Number of Shares Granted.

4.	Exercisable period of the rights to subscribe for new shares

From October 3, 2022 to July 27, 2046.

5.	Conditions for exercise of rights to subscribe for new shares
(i)	Holders of Rights to Subscribe for New Shares may exercise rights to subscribe for new shares within 10 days (or the next business day if the 10th day falls on a holiday) from the day following the day on which they lose their position as director or executive officer of the Company, The Aichi Bank, Ltd., or The Chukyo Bank, Limited.
(ii)	Notwithstanding (i) above, if a proposal to approve a merger agreement in which the Company is the non-surviving company, a proposal to approve a company split agreement or company split plan in which the Company will become the splitting company, or a proposal to approve a share exchange agreement or share transfer plan in which the Company becomes a wholly owned subsidiary is approved by the general meeting of shareholders of the Company (or resolved by the Board of Directors of the Company if a resolution of the general meeting of shareholders is not required), the rights to subscribe for new shares may only be exercised for a period of 30 days from the day following the date of approval; provided, however, that this shall exclude cases in which the rights to subscribe for new shares of the Restructured Company are delivered to Holders of Rights to Subscribe for New Shares in accordance with the delivery of rights to subscribe for new shares in conjunction with Restructuring prescribed in 9. below.

(iii)	Other terms and conditions shall be as set forth in the Agreement on Allocation of Series 4 Rights to Subscribe for New Shares (Share-Based Compensation Type Stock Options) entered into between The Chukyo Bank, Limited and the Holder of Rights to Subscribe for New Shares. In this case, “The Chukyo Bank, Limited” shall be replaced with “Aichi Financial Group, Inc.,” and “Agreement on Allocation of Series 4 Rights to Subscribe for New Shares (Share-Based Compensation Type Stock Options)” shall be replaced with “Series 14 Rights to Subscribe for New Shares of Aichi Financial Group, Inc.” in the agreement.
6.	Capital and capital reserve to be increased in the case of issuance of shares upon exercise of the rights to subscribe for new shares
(i)	The amount of capital increase when shares are issued upon exercise of the rights to subscribe for new shares will be half the upper limit for a capital increase calculated in accordance with Article 17(1) of the Regulations on Corporate Accounting, rounded up to the nearest yen.
(ii)	The increase in capital reserve when shares are issued upon exercise of the rights to subscribe for new shares will be the upper limit for a capital increase described in (i) above less the capital increase stipulated in (i) above.
7.	Call provision of the rights to subscribe for new shares

If a proposal set forth in (i), (ii), (iii), (iv), or (v) below is approved by the Company’s general meeting of shareholders (or resolved by the Board of Directors of the Company if a resolution of the general meeting of shareholders is not required), the Company may acquire the rights to subscribe for new shares without contribution on a date separately determined by the Company’s Board of Directors.

(i)	Proposal to approve a merger agreement under which the Company is the non-surviving company.
(ii)	Proposal to approve a company split agreement or a company split plan under which the Company would become the splitting company.
(iii)	Proposal to approve a share exchange agreement or share transfer plan under which the Company becomes a wholly owned subsidiary.
(iv)	Proposal for approval of amendment of the Articles of Incorporation which stipulates that the approval of the Company is required for the acquisition of shares by transfer as the content of all shares issued by the Company; or
(v)	Proposal for approval of amendment of the Articles of Incorporation which provides that approval of the Company is required for the acquisition by transfer of the class of shares underlying the rights to subscribe for new shares as the content of that class of shares, or that the Company will acquire all of the shares of this type by a resolution of a general meeting of shareholders.
8.	Restrictions on acquisition of rights to subscribe for new shares by transfer

A resolution of the Board of Directors of the Company is required for the transfer of rights to subscribe for new shares.

9.	Delivery of rights to subscribe for new shares associated with Restructuring

If the Company undergoes a merger (limited only to situations where the Company dissolves through merger), absorption-type company split or incorporation-type company split (in both cases limited only to situations where the Company becomes a demerged company), or share exchange or share transfer (in both cases limited only to situations where the Company becomes a wholly owned subsidiary) (the above acts hereinafter collectively referred to as “Restructuring”), rights to subscribe for new shares to the corporation listed in the Companies Act, Article 236, Paragraph 1, Item (viii), (a) through (e) (hereinafter, “Restructured Company”) shall be delivered to each Holder of Rights to Subscribe for New Shares who holds rights to subscribe for new shares remaining (hereinafter, the “Remaining Rights to Subscribe for New Shares”) immediately prior to the effective date (for an absorption-type merger, the date the absorption-type merger takes effect; for a consolidation-type merger, the date a corporation under consolidation merger is established; for an absorption-type company split, the date the absorption-type company split takes effect; for an incorporation-type company split, the date a corporation under incorporation-type company split is established; for share exchange, the date the share is exchange takes effect; and for share transfer, the date a wholly owning parent company under share transfer is established; the same shall apply hereunder) of the Restructuring in each of the situations. However, this shall apply only when the delivery of rights to subscribe for new shares in the Restructured Company is provided for in the absorption-type merger agreement, consolidation-type merger agreement, absorption-type split agreement, incorporation-type split agreement, share exchange agreement, or share transfer plan in accordance with each of the following items.

(i)	The number of rights to subscribe for new shares of the Restructured Company to be granted
The same number as the number of the Remaining Rights to Subscribe for New Shares held by the Holder of Rights to Subscribe for New Shares shall be delivered to each Holder of Rights to Subscribe for New Shares.
(ii)	Class of shares in the Restructured Company underlying the rights to subscribe for new shares Common shares in the Restructured Company
(iii)	Number of shares underlying the rights to subscribe for new shares of the Restructured Company
To be determined in accordance with 2. above and in consideration of the conditions for the Restructuring.
(iv)	Value of assets contributed upon exercise of rights to subscribe for new shares
The value of the assets to be contributed when exercising rights to subscribe for new shares will be the amount calculated by multiplying the payment price after restructuring specified below by the number of Restructured Company shares underlying the rights to subscribe for new shares as determined according to item (iii) above. The exercise price after restructuring will be one yen for each share of the Restructured Company that may be received as a result of the exercise of the issued rights to subscribe for new shares.
(v)	Exercisable period of the rights to subscribe for new shares
The period from the later of the commencement date of the rights to subscribe for new shares exercisable period set forth in 4. or the date Restructuring takes effect until the last day of the above rights to subscribe for new shares exercisable period set forth in 4.
(vi)	Capital and capital reserve to be increased in the case of issuance of shares upon exercise of the rights to subscribe for new shares To be determined in accordance with 6.
(vii)	Restrictions on acquisition of rights to subscribe for new shares by transfer
A resolution of the Restructured Company’s board of directors is required for the acquisition of rights to subscribe for new shares by transfer.
(viii)	Conditions for exercise of rights to subscribe for new shares To be determined in accordance with 5.
(ix)	Call provision of the rights to subscribe for new shares To be determined in accordance with 7.
10.	Handling of fractional shares that occur when exercising rights to subscribe for new shares

In cases where the number of the shares to be issued to a Holder of Rights to Subscribe for New Shares that has exercised a right to subscribe for new shares includes a fractional share, it will be rounded down.

11.	The day on which the rights to subscribe for new shares are allocated

October 3, 2022

End of document.

Exhibit 3-(5)-1

Details of The Chukyo Bank, Limited Series 5 Rights to Subscribe for New Shares

1.	Name of rights to subscribe for new shares

The Chukyo Bank, Limited            Series 5 Rights to Subscribe for New Shares

2.	Total number of rights to subscribe for new shares

339

The aforementioned total number is the planned number to be allocated, and if the total number of the rights to subscribe for new shares to be allocated is reduced if applications for subscription are not made or the like, the total number of rights to subscribe for new shares allocated shall be regarded as the total number of rights to subscribe for new shares issued.

3.	Persons eligible for allocation of rights to subscribe for new shares and the number of such persons, and the number of rights to subscribe for new shares to be allocated
Directors of the Bank	Eight	212 rights
Executive officers of the Bank	Nine	127 rights
4.	Class and number of shares underlying the rights to subscribe for new shares

The class of shares underlying the rights to subscribe for new shares shall be common stock of the Bank, and the number of shares underlying each right to subscribe for new shares (the “Number of Shares Granted”) shall be 100 shares.

If the Bank conducts a share split (including allocation of shares of the Bank’s common stock without contribution; hereinafter the same for mentions of share split) or a share consolidation of its common stock after the date set forth in 14. below on which the rights to subscribe for new shares are allocated (the “Allocation Date”), the Number of Shares Granted will be adjusted in accordance with the following formula. However, the adjustment will only apply to those shares underlying rights to subscribe for new shares that had not been exercised by the time of the split or reverse split. Fractional shares occurring as a result of the adjustment will be rounded down.

Adjusted Number of Shares Granted = pre-adjustment Number of Shares Granted × share split (or share consolidation) ratio

The adjusted Number of Shares Granted shall be applied from the day following the record date of the share split (or, if a record date is not specified, from the effective date) in the case of a share split and from the effective date in the case of a share consolidation; provided, however, that if a share split is carried out on the condition that a proposal to reduce the amount of surplus and increase capital or reserves is approved at a general meeting of shareholders of the Bank, and if the record date for the share split is a day on or before the date of the conclusion of such general meeting of shareholders, the adjusted Number of Shares Granted shall be applied from the day following the date of conclusion of the general meeting of shareholders.

In addition to the above, if, after the Allocation Date, the Bank carries out a merger, company split or share exchange, or if it is otherwise necessary to adjust the Number of Shares Granted in a similar manner to such cases, the Bank may adjust the Number of Shares Granted as deemed necessary by the Board of Directors of the Bank.

5.	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of assets contributed upon the exercise of each right to subscribe for new shares shall be the exercise price of one yen per share that can be delivered by exercising each right to subscribe for new shares, multiplied by the Number of Shares Granted.

6.	Method of calculating the amount to be paid in for rights to subscribe for new shares

The paid-in amount for each right to subscribe for new shares shall be obtained by multiplying the option price per share which is calculated based on the following formula and the basis figures from (ii) through (vii) below by the Number of Shares Granted (with amounts less than one yen rounded up).

(i)	Option price per share (C)
(ii)	Share price (S): closing price of ordinary transactions of common shares of the Bank on the Tokyo Stock Exchange on July 26, 2017 (or, if there is no closing price, the standard price on the next trading day)
(iii)	Exercise price (X): as stated in 5. above
(iv)	Expected remaining period (t): 3.4 years
(v)	Volatility (s): calculated based on the closing price of ordinary transactions of common shares of the Bank on each trading date over 3.4 years (from March 3, 2014 to July 26, 2017).
(vi)	Risk-free interest rate (r): rate of interest on government bonds corresponding to the expected remaining period
(vii)	Dividend yield (l): dividend per share for the most recent fiscal year ÷ share price set out in (ii) above
(viii)	Cumulative distribution function of standard normal distribution (N(.))

The amount calculated in accordance with the foregoing is the fair value of the rights to subscribe for new shares and does not constitute an advantageous issuance. In addition, the party receiving allocation shall set off remuneration claims it holds against the Bank with its obligation to pay the paid-in amount for rights to subscribe for new shares.

7.	Exercisable period of the rights to subscribe for new shares

From July 27, 2017 to July 26, 2047.

8.	Conditions for exercise of rights to subscribe for new shares
(i)	Holders of Rights to Subscribe for New Shares may exercise rights to subscribe for new shares within 10 days (or the next business day if the 10th day falls on a holiday) from the day following the day on which they lose their position as director or executive officer of the Bank.
(ii)	Notwithstanding (i) above, if a proposal to approve a merger agreement in which the Bank is the non-surviving company, a proposal to approve a company split agreement or company split plan in which the Bank will become the splitting company, or a proposal to approve a share exchange agreement or share transfer plan in which the Bank becomes a wholly owned subsidiary is approved by the general meeting of shareholders of the Bank (or resolved by the Board of Directors of the Bank or decided by an executive officer delegated in accordance with the provisions of Article 416(4) of the Companies Act, if a resolution of the general meeting of shareholders is not required), the rights to subscribe for new shares may only be exercised for a period of 30 days from the day following the date of approval; provided, however, that this shall exclude cases in which the rights to subscribe for new shares of the Restructured Company are delivered to Holders of Rights to Subscribe for New Shares in accordance with the delivery of rights to subscribe for new shares in conjunction with Restructuring prescribed in 12. below.
(iii)	Other terms and conditions shall be as set forth in the Agreement on Allocation of Rights to Subscribe for New Shares entered into between the Bank and the Holder of Rights to Subscribe for New Shares.
9.	Capital and capital reserve to be increased in the case of issuance of shares upon exercise of the rights to subscribe for new shares
(i)	The amount of capital increase when shares are issued upon exercise of the rights to subscribe for new shares will be half the upper limit for a capital increase calculated in accordance with Article 17(1) of the Regulations on Corporate Accounting, rounded up to the nearest yen.

(ii)	The increase in capital reserve when shares are issued upon exercise of the rights to subscribe for new shares will be the upper limit for a capital increase described in (i) above less the capital increase stipulated in (i) above.
10.	Call provision of the rights to subscribe for new shares

If a proposal set forth in (i), (ii), (iii), (iv), or (v) below is approved by the Bank’s general meeting of shareholders (or resolved by the Board of Directors of the Bank or decided by an executive officer delegated in accordance with the provisions of Article 416(4) of the Companies Act, if a resolution of the general meeting of shareholders is not required), the Bank may acquire the rights to subscribe for new shares without contribution on a date separately determined by the Bank’s Board of Directors.

(i)	Proposal to approve a merger agreement under which the Bank is the non-surviving company.
(ii)	Proposal to approve a company split agreement or a company split plan under which the Bank would become the splitting company.
(iii)	Proposal to approve a share exchange agreement or share transfer plan under which the Bank becomes a wholly owned subsidiary.
(iv)	Proposal for approval of amendment of the Articles of Incorporation which stipulates that the approval of the Bank is required for the acquisition of shares by transfer as the content of all shares issued by the Bank; or
(v)	Proposal for approval of amendment of the Articles of Incorporation which provides that approval of the Bank is required for the acquisition by transfer of the class of shares underlying the rights to subscribe for new shares as the content of that class of shares, or that the Bank will acquire all of the shares of this type by a resolution of a general meeting of shareholders.
11.	Restrictions on acquisition of rights to subscribe for new shares by transfer

A resolution of the Board of Directors of the Bank is required for the transfer of rights to subscribe for new shares.

12.	Delivery of rights to subscribe for new shares associated with Restructuring

If the Bank undergoes a merger (limited only to situations where the Bank dissolves through merger), absorption-type company split or incorporation-type company split (in both cases limited only to situations where the Bank becomes a demerged company), or share exchange or share transfer (in both cases limited only to situations where the Bank becomes a wholly owned subsidiary) (the above acts hereinafter collectively referred to as “Restructuring”), rights to subscribe for new shares to the corporation listed in the Companies Act, Article 236, Paragraph 1, Item (viii), (a) through (e) (hereinafter, “Restructured Company”) shall be delivered to each Holder of Rights to Subscribe for New Shares who holds rights to subscribe for new shares remaining (hereinafter, the “Remaining Rights to Subscribe for New Shares”) immediately prior to the effective date (for an absorption-type merger, the date the absorption-type merger takes effect; for a consolidation-type merger, the date a corporation under consolidation merger is established; for an absorption-type company split, the date the absorption-type company split takes effect; for an incorporation-type company split, the date a corporation under incorporation-type company split is established; for share exchange, the date the share is exchange takes effect; and for share transfer, the date a wholly owning parent company under share transfer is established; the same shall apply hereunder) of the Restructuring in each of the situations. However, this shall apply only when the delivery of rights to subscribe for new shares in the Restructured Company is provided for in the absorption-type merger agreement, consolidation-type merger agreement, absorption-type split agreement, incorporation-type split agreement, share exchange agreement, or share transfer plan in accordance with each of the following items.

(i)	The number of rights to subscribe for new shares of the Restructured Company to be granted
The same number as the number of the Remaining Rights to Subscribe for New Shares held by the Holder of Rights to Subscribe for New Shares shall be delivered to each Holder of Rights to Subscribe for New Shares.
(ii)	Class of shares in the Restructured Company underlying the rights to subscribe for new shares Common shares in the Restructured Company

(iii)	Number of shares underlying the rights to subscribe for new shares of the Restructured Company
To be determined in accordance with 4. above and in consideration of the conditions for the Restructuring.
(iv)	Value of assets contributed upon exercise of rights to subscribe for new shares
The value of the assets to be contributed when exercising rights to subscribe for new shares will be the amount calculated by multiplying the payment price after restructuring specified below by the number of Restructured Company shares underlying the rights to subscribe for new shares as determined according to item (iii) above. The exercise price after restructuring will be one yen for each share of the Restructured Company that may be received as a result of the exercise of the issued rights to subscribe for new shares.
(v)	Exercisable period of the rights to subscribe for new shares
The period from the later of the commencement date of the rights to subscribe for new shares exercisable period set forth in 7. or the date Restructuring takes effect until the last day of the above rights to subscribe for new shares exercisable period set forth in 7.
(vi)	Capital and capital reserve to be increased in the case of issuance of shares upon exercise of the rights to subscribe for new shares To be determined in accordance with 9.
(vii)	Restrictions on acquisition of rights to subscribe for new shares by transfer
A resolution of the Restructured Company’s board of directors is required for the acquisition of rights to subscribe for new shares by transfer.
(viii)	Conditions for exercise of rights to subscribe for new shares To be determined in accordance with 8.
(ix)	Call provision of the rights to subscribe for new shares To be determined in accordance with 10.
13.	Handling of fractional shares that occur when exercising rights to subscribe for new shares

In cases where the number of the shares to be issued to a Holder of Rights to Subscribe for New Shares that has exercised a right to subscribe for new shares includes a fractional share, it will be rounded down.

14.	The day on which the rights to subscribe for new shares are allocated

July 26, 2017

15.	Method of requesting exercise of rights to subscribe for new shares and making payment
(i)	When exercising rights to subscribe for new shares, the written request for exercise of rights to subscribe for new shares shall be completed in the form prescribed by the Bank, and upon affixing the name and seal or signature thereto, shall be submitted to the location for submitting requests to exercise rights to subscribe for new shares set out in 16.
(ii)	In addition to submission of the written request for exercise of rights to subscribe for new shares set forth in (i) above, in accordance with the provisions of Article 281(1) of the Companies Act, the full amount of the amount obtained by multiplying the value of assets to be contributed upon exercise of the rights to subscribe for new shares by the number of rights to subscribe for new shares subject to exercise shall be transferred in cash to the account designated by the Bank at the location for handling payment set forth in 17. by the date designated by the Bank.
16.	Location for submitting requests to exercise rights to subscribe for new shares

The Bank’s Human Resources Department (or the department in charge of such operations at the time)

17.	Location for handling payment of money to be contributed upon exercise of the rights to subscribe for new shares

The Bank’s Headquarters Sales Department (or the succeeding bank or branch of such bank or branch at the time)

18.	Handling after exercise of rights to subscribe for new shares

Promptly after the completion of the exercise procedures, the Bank shall carry out the procedures necessary for the entry or record of the shares to be acquired by Holders of Rights to Subscribe for New Shares through the exercise of rights to subscribe for new shares into an account in the name of the Holder of Rights to Subscribe for New Shares opened by the Holder of Rights to Subscribe for New Shares in advance at a financial instruments service operator, etc. designated by the Bank.

19.	Handling due to replacement of the provisions of these terms and conditions or other measures

If it is necessary to replace the provisions of these terms and conditions or take other measures, the handling of matters related thereto may be amended in accordance with the provisions of the Companies Act and the intent of the rights to subscribe for new shares by the method the Bank deems appropriate, and such amendment shall form an integral part of these terms and conditions.

20.	Public notice regarding issuance terms and conditions

The Bank shall keep a certified copy of the terms and conditions of the issuance of rights to subscribe for new shares at its headquarters and make it available for inspection by the Holders of Rights to Subscribe for New Shares during its business hours.

21.	Other

The administration necessary for the issuance of the rights to subscribe for new shares, such as determination of details regarding the issuance and allocation of the rights to subscribe for new shares and the performance, etc. of procedures necessary for the issuance of the rights to subscribe for new shares, shall be delegated to the Bank’s Human Resources Department.

End of document.

Exhibit 3-(5)-2

Details of the Aichi Financial Group, Inc. Series 15 Rights to Subscribe for New Shares

1.	Name of rights to subscribe for new shares

Aichi Financial Group, Inc.             Series 15 Rights to Subscribe for New Shares

2.	Class and number of shares underlying the rights to subscribe for new shares

The class of shares underlying the rights to subscribe for new shares shall be common stock of the Company, and the number of shares underlying each right to subscribe for new shares (the “Number of Shares Granted”) shall be 100 shares.

If the Company conducts a share split (including allocation of shares of the Company’s common stock without contribution; hereinafter the same for mentions of share split) or a share consolidation of its common stock after the date set forth in 11. below on which the rights to subscribe for new shares are allocated (the “Allocation Date”), the Number of Shares Granted will be adjusted in accordance with the following formula. However, the adjustment will only apply to those shares underlying rights to subscribe for new shares that had not been exercised by the time of the split or reverse split. Fractional shares occurring as a result of the adjustment will be rounded down.

Adjusted Number of Shares Granted = pre-adjustment Number of Shares Granted × share split (or share consolidation) ratio

The adjusted Number of Shares Granted shall be applied from the day following the record date of the share split (or, if a record date is not specified, from the effective date) in the case of a share split and from the effective date in the case of a share consolidation; provided, however, that if a share split is carried out on the condition that a proposal to reduce the amount of surplus and increase capital or reserves is approved at a general meeting of shareholders of the Company, and if the record date for the share split is a day on or before the date of the conclusion of such general meeting of shareholders, the adjusted Number of Shares Granted shall be applied from the day following the date of conclusion of the general meeting of shareholders.

In addition to the above, if, after the Allocation Date, the Company carries out a merger, company split or share exchange, or if it is otherwise necessary to adjust the Number of Shares Granted in a similar manner to such cases, the Company may adjust the Number of Shares Granted as deemed necessary by the Board of Directors of the Company.

3.	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of assets contributed upon the exercise of each right to subscribe for new shares shall be the exercise price of one yen per share that can be delivered by exercising each right to subscribe for new shares, multiplied by the Number of Shares Granted.

4.	Exercisable period of the rights to subscribe for new shares

From October 3, 2022 to July 26, 2047.

5.	Conditions for exercise of rights to subscribe for new shares
(i)	Holders of Rights to Subscribe for New Shares may exercise rights to subscribe for new shares within 10 days (or the next business day if the 10th day falls on a holiday) from the day following the day on which they lose their position as director or executive officer of the Company, The Aichi Bank, Ltd., or The Chukyo Bank, Limited.
(ii)	Notwithstanding (i) above, if a proposal to approve a merger agreement in which the Company is the non-surviving company, a proposal to approve a company split agreement or company split plan in which the Company will become the splitting company, or a proposal to approve a share exchange agreement or share transfer plan in which the Company becomes a wholly owned subsidiary is approved by the general meeting of shareholders of the Company (or resolved by the Board of Directors of the Company if a resolution of the general meeting of shareholders is not required), the rights to subscribe for new shares may only be exercised for a period of 30 days from the day following the date of approval; provided, however, that this shall exclude cases in which the rights to subscribe for new shares of the Restructured Company are delivered to Holders of Rights to Subscribe for New Shares in accordance with the delivery of rights to subscribe for new shares in conjunction with Restructuring prescribed in 9. below.

(iii)	Other terms and conditions shall be as set forth in the Agreement on Allocation of Series 5 Rights to Subscribe for New Shares (Share-Based Compensation Type Stock Options) entered into between The Chukyo Bank, Limited and the Holder of Rights to Subscribe for New Shares. In this case, “The Chukyo Bank, Limited” shall be replaced with “Aichi Financial Group, Inc.,” and “Agreement on Allocation of Series 5 Rights to Subscribe for New Shares (Share-Based Compensation Type Stock Options)” shall be replaced with “Series 15 Rights to Subscribe for New Shares of Aichi Financial Group, Inc.” in the agreement.
6.	Capital and capital reserve to be increased in the case of issuance of shares upon exercise of the rights to subscribe for new shares
(i)	The amount of capital increase when shares are issued upon exercise of the rights to subscribe for new shares will be half the upper limit for a capital increase calculated in accordance with Article 17(1) of the Regulations on Corporate Accounting, rounded up to the nearest yen.
(ii)	The increase in capital reserve when shares are issued upon exercise of the rights to subscribe for new shares will be the upper limit for a capital increase described in (i) above less the capital increase stipulated in (i) above.
7.	Call provision of the rights to subscribe for new shares

If a proposal set forth in (i), (ii), (iii), (iv), or (v) below is approved by the Company’s general meeting of shareholders (or resolved by the Board of Directors of the Company if a resolution of the general meeting of shareholders is not required), the Company may acquire the rights to subscribe for new shares without contribution on a date separately determined by the Company’s Board of Directors.

(i)	Proposal to approve a merger agreement under which the Company is the non-surviving company.
(ii)	Proposal to approve a company split agreement or a company split plan under which the Company would become the splitting company.
(iii)	Proposal to approve a share exchange agreement or share transfer plan under which the Company becomes a wholly owned subsidiary.
(iv)	Proposal for approval of amendment of the Articles of Incorporation which stipulates that the approval of the Company is required for the acquisition of shares by transfer as the content of all shares issued by the Company; or
(v)	Proposal for approval of amendment of the Articles of Incorporation which provides that approval of the Company is required for the acquisition by transfer of the class of shares underlying the rights to subscribe for new shares as the content of that class of shares, or that the Company will acquire all of the shares of this type by a resolution of a general meeting of shareholders.
8.	Restrictions on acquisition of rights to subscribe for new shares by transfer

A resolution of the Board of Directors of the Company is required for the transfer of rights to subscribe for new shares.

9.	Delivery of rights to subscribe for new shares associated with Restructuring

If the Company undergoes a merger (limited only to situations where the Company dissolves through merger), absorption-type company split or incorporation-type company split (in both cases limited only to situations where the Company becomes a demerged company), or share exchange or share transfer (in both cases limited only to situations where the Company becomes a wholly owned subsidiary) (the above acts hereinafter collectively referred to as “Restructuring”), rights to subscribe for new shares to the corporation listed in the Companies Act, Article 236, Paragraph 1, Item (viii), (a) through (e) (hereinafter, “Restructured Company”) shall be delivered to each Holder of Rights to Subscribe for New Shares who holds rights to subscribe for new shares remaining (hereinafter, the “Remaining Rights to Subscribe for New Shares”) immediately prior to the effective date (for an absorption-type merger, the date the absorption-type merger takes effect; for a consolidation-type merger, the date a corporation under consolidation merger is established; for an absorption-type company split, the date the absorption-type company split takes effect; for an incorporation-type company split, the date a corporation under incorporation-type company split is established; for share exchange, the date the share is exchange takes effect; and for share transfer, the date a wholly owning parent company under share transfer is established; the same shall apply hereunder) of the Restructuring in each of the situations. However, this shall apply only when the delivery of rights to subscribe for new shares in the Restructured Company is provided for in the absorption-type merger agreement, consolidation-type merger agreement, absorption-type split agreement, incorporation-type split agreement, share exchange agreement, or share transfer plan in accordance with each of the following items.

(i)	The number of rights to subscribe for new shares of the Restructured Company to be granted
The same number as the number of the Remaining Rights to Subscribe for New Shares held by the Holder of Rights to Subscribe for New Shares shall be delivered to each Holder of Rights to Subscribe for New Shares.
(ii)	Class of shares in the Restructured Company underlying the rights to subscribe for new shares Common shares in the Restructured Company
(iii)	Number of shares underlying the rights to subscribe for new shares of the Restructured Company
To be determined in accordance with 2. above and in consideration of the conditions for the Restructuring.
(iv)	Value of assets contributed upon exercise of rights to subscribe for new shares
The value of the assets to be contributed when exercising rights to subscribe for new shares will be the amount calculated by multiplying the payment price after restructuring specified below by the number of Restructured Company shares underlying the rights to subscribe for new shares as determined according to item (iii) above. The exercise price after restructuring will be one yen for each share of the Restructured Company that may be received as a result of the exercise of the issued rights to subscribe for new shares.
(v)	Exercisable period of the rights to subscribe for new shares
The period from the later of the commencement date of the rights to subscribe for new shares exercisable period set forth in 4. or the date Restructuring takes effect until the last day of the above rights to subscribe for new shares exercisable period set forth in 4.
(vi)	Capital and capital reserve to be increased in the case of issuance of shares upon exercise of the rights to subscribe for new shares To be determined in accordance with 6.
(vii)	Restrictions on acquisition of rights to subscribe for new shares by transfer
A resolution of the Restructured Company’s board of directors is required for the acquisition of rights to subscribe for new shares by transfer.
(viii)	Conditions for exercise of rights to subscribe for new shares To be determined in accordance with 5.
(ix)	Call provision of the rights to subscribe for new shares To be determined in accordance with 7.
10.	Handling of fractional shares that occur when exercising rights to subscribe for new shares

In cases where the number of the shares to be issued to a Holder of Rights to Subscribe for New Shares that has exercised a right to subscribe for new shares includes a fractional share, it will be rounded down.

11.	The day on which the rights to subscribe for new shares are allocated

October 3, 2022

End of document.

Exhibit 3-(6)-1

Details of The Chukyo Bank, Limited Series 6 Rights to Subscribe for New Shares

1.	Name of rights to subscribe for new shares

The Chukyo Bank, Limited            Series 6 Rights to Subscribe for New Shares

2.	Total number of rights to subscribe for new shares

328

The aforementioned total number is the planned number to be allocated, and if the total number of the rights to subscribe for new shares to be allocated is reduced if applications for subscription are not made or the like, the total number of rights to subscribe for new shares allocated shall be regarded as the total number of rights to subscribe for new shares issued.

3.	Persons eligible for allocation of rights to subscribe for new shares and the number of such persons, and the number of rights to subscribe for new shares to be allocated
Directors of the Bank	Seven	194 rights
Executive officers of the Bank	Ten	134 rights
4.	Class and number of shares underlying the rights to subscribe for new shares

The class of shares underlying the rights to subscribe for new shares shall be common stock of the Bank, and the number of shares underlying each right to subscribe for new shares (the “Number of Shares Granted”) shall be 100 shares.

If the Bank conducts a share split (including allocation of shares of the Bank’s common stock without contribution; hereinafter the same for mentions of share split) or a share consolidation of its common stock after the date set forth in 14. below on which the rights to subscribe for new shares are allocated (the “Allocation Date”), the Number of Shares Granted will be adjusted in accordance with the following formula. However, the adjustment will only apply to those shares underlying rights to subscribe for new shares that had not been exercised by the time of the split or reverse split. Fractional shares occurring as a result of the adjustment will be rounded down.

Adjusted Number of Shares Granted = pre-adjustment Number of Shares Granted × share split (or share consolidation) ratio

The adjusted Number of Shares Granted shall be applied from the day following the record date of the share split (or, if a record date is not specified, from the effective date) in the case of a share split and from the effective date in the case of a share consolidation; provided, however, that if a share split is carried out on the condition that a proposal to reduce the amount of surplus and increase capital or reserves is approved at a general meeting of shareholders of the Bank, and if the record date for the share split is a day on or before the date of the conclusion of such general meeting of shareholders, the adjusted Number of Shares Granted shall be applied from the day following the date of conclusion of the general meeting of shareholders.

In addition to the above, if, after the Allocation Date, the Bank carries out a merger, company split or share exchange, or if it is otherwise necessary to adjust the Number of Shares Granted in a similar manner to such cases, the Bank may adjust the Number of Shares Granted as deemed necessary by the Board of Directors of the Bank.

5.	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of assets contributed upon the exercise of each right to subscribe for new shares shall be the exercise price of one yen per share that can be delivered by exercising each right to subscribe for new shares, multiplied by the Number of Shares Granted.

6.	Method of calculating the amount to be paid in for rights to subscribe for new shares

The paid-in amount for each right to subscribe for new shares shall be obtained by multiplying the option price per share which is calculated based on the following formula and the basis figures from (ii) through (vii) below by the Number of Shares Granted (with amounts less than one yen rounded up).

(i)	Option price per share (C)
(ii)	Share price (S): closing price of ordinary transactions of common shares of the Bank on the Tokyo Stock Exchange on August 1, 2018 (or, if there is no closing price, the standard price on the next trading day)
(iii)	Exercise price (X): as stated in 5. above
(iv)	Expected remaining period (t): 3.4 years
(v)	Volatility (s): calculated based on the closing price of ordinary transactions of common shares of the Bank on each trading date over 3.4 years (from March 9, 2015 to August 1, 2018).
(vi)	Risk-free interest rate (r): rate of interest on government bonds corresponding to the expected remaining period
(vii)	Dividend yield (l): dividend per share for the most recent fiscal year ÷ share price set out in (ii) above
(viii)	Cumulative distribution function of standard normal distribution (N(.))

The amount calculated in accordance with the foregoing is the fair value of the rights to subscribe for new shares and does not constitute an advantageous issuance. In addition, the party receiving allocation shall set off remuneration claims it holds against the Bank with its obligation to pay the paid-in amount for rights to subscribe for new shares.

7.	Exercisable period of the rights to subscribe for new shares

From August 2, 2018 to August 1, 2048.

8.	Conditions for exercise of rights to subscribe for new shares
(i)	Holders of Rights to Subscribe for New Shares may exercise rights to subscribe for new shares within 10 days (or the next business day if the 10th day falls on a holiday) from the day following the day on which they lose their position as director or executive officer of the Bank.
(ii)	Notwithstanding (i) above, if a proposal to approve a merger agreement in which the Bank is the non-surviving company, a proposal to approve a company split agreement or company split plan in which the Bank will become the splitting company, or a proposal to approve a share exchange agreement or share transfer plan in which the Bank becomes a wholly owned subsidiary is approved by the general meeting of shareholders of the Bank (or resolved by the Board of Directors of the Bank or decided by an executive officer delegated in accordance with the provisions of Article 416(4) of the Companies Act, if a resolution of the general meeting of shareholders is not required), the rights to subscribe for new shares may only be exercised for a period of 30 days from the day following the date of approval; provided, however, that this shall exclude cases in which the rights to subscribe for new shares of the Restructured Company are delivered to Holders of Rights to Subscribe for New Shares in accordance with the delivery of rights to subscribe for new shares in conjunction with Restructuring prescribed in 12. below.
(iii)	Other terms and conditions shall be as set forth in the Agreement on Allocation of Rights to Subscribe for New Shares entered into between the Bank and the Holder of Rights to Subscribe for New Shares.
9.	Capital and capital reserve to be increased in the case of issuance of shares upon exercise of the rights to subscribe for new shares
(i)	The amount of capital increase when shares are issued upon exercise of the rights to subscribe for new shares will be half the upper limit for a capital increase calculated in accordance with Article 17(1) of the Regulations on Corporate Accounting, rounded up to the nearest yen.

(ii)	The increase in capital reserve when shares are issued upon exercise of the rights to subscribe for new shares will be the upper limit for a capital increase described in (i) above less the capital increase stipulated in (i) above.
10.	Call provision of the rights to subscribe for new shares

If a proposal set forth in (i), (ii), (iii), (iv), or (v) below is approved by the Bank’s general meeting of shareholders (or resolved by the Board of Directors of the Bank or decided by an executive officer delegated in accordance with the provisions of Article 416(4) of the Companies Act, if a resolution of the general meeting of shareholders is not required), the Bank may acquire the rights to subscribe for new shares without contribution on a date separately determined by the Bank’s Board of Directors.

(i)	Proposal to approve a merger agreement under which the Bank is the non-surviving company.
(ii)	Proposal to approve a company split agreement or a company split plan under which the Bank would become the splitting company.
(iii)	Proposal to approve a share exchange agreement or share transfer plan under which the Bank becomes a wholly owned subsidiary.
(iv)	Proposal for approval of amendment of the Articles of Incorporation which stipulates that the approval of the Bank is required for the acquisition of shares by transfer as the content of all shares issued by the Bank; or
(v)	Proposal for approval of amendment of the Articles of Incorporation which provides that approval of the Bank is required for the acquisition by transfer of the class of shares underlying the rights to subscribe for new shares as the content of that class of shares, or that the Bank will acquire all of the shares of this type by a resolution of a general meeting of shareholders.
11.	Restrictions on acquisition of rights to subscribe for new shares by transfer

A resolution of the Board of Directors of the Bank is required for the transfer of rights to subscribe for new shares.

12.	Delivery of rights to subscribe for new shares associated with Restructuring

If the Bank undergoes a merger (limited only to situations where the Bank dissolves through merger), absorption-type company split or incorporation-type company split (in both cases limited only to situations where the Bank becomes a demerged company), or share exchange or share transfer (in both cases limited only to situations where the Bank becomes a wholly owned subsidiary) (the above acts hereinafter collectively referred to as “Restructuring”), rights to subscribe for new shares to the corporation listed in the Companies Act, Article 236, Paragraph 1, Item (viii), (a) through (e) (hereinafter, “Restructured Company”) shall be delivered to each Holder of Rights to Subscribe for New Shares who holds rights to subscribe for new shares remaining (hereinafter, the “Remaining Rights to Subscribe for New Shares”) immediately prior to the effective date (for an absorption-type merger, the date the absorption-type merger takes effect; for a consolidation-type merger, the date a corporation under consolidation merger is established; for an absorption-type company split, the date the absorption-type company split takes effect; for an incorporation-type company split, the date a corporation under incorporation-type company split is established; for share exchange, the date the share is exchange takes effect; and for share transfer, the date a wholly owning parent company under share transfer is established; the same shall apply hereunder) of the Restructuring in each of the situations. However, this shall apply only when the delivery of rights to subscribe for new shares in the Restructured Company is provided for in the absorption-type merger agreement, consolidation-type merger agreement, absorption-type split agreement, incorporation-type split agreement, share exchange agreement, or share transfer plan in accordance with each of the following items.

(i)	The number of rights to subscribe for new shares of the Restructured Company to be granted
The same number as the number of the Remaining Rights to Subscribe for New Shares held by the Holder of Rights to Subscribe for New Shares shall be delivered to each Holder of Rights to Subscribe for New Shares.
(ii)	Class of shares in the Restructured Company underlying the rights to subscribe for new shares Common shares in the Restructured Company

(iii)	Number of shares underlying the rights to subscribe for new shares of the Restructured Company
To be determined in accordance with 4. above and in consideration of the conditions for the Restructuring.
(iv)	Value of assets contributed upon exercise of rights to subscribe for new shares
The value of the assets to be contributed when exercising rights to subscribe for new shares will be the amount calculated by multiplying the payment price after restructuring specified below by the number of Restructured Company shares underlying the rights to subscribe for new shares as determined according to item (iii) above. The exercise price after restructuring will be one yen for each share of the Restructured Company that may be received as a result of the exercise of the issued rights to subscribe for new shares.
(v)	Exercisable period of the rights to subscribe for new shares
The period from the later of the commencement date of the rights to subscribe for new shares exercisable period set forth in 7. or the date Restructuring takes effect until the last day of the above rights to subscribe for new shares exercisable period set forth in 7.
(vi)	Capital and capital reserve to be increased in the case of issuance of shares upon exercise of the rights to subscribe for new shares To be determined in accordance with 9.
(vii)	Restrictions on acquisition of rights to subscribe for new shares by transfer
A resolution of the Restructured Company’s board of directors is required for the acquisition of rights to subscribe for new shares by transfer.
(viii)	Conditions for exercise of rights to subscribe for new shares To be determined in accordance with 8.
(ix)	Call provision of the rights to subscribe for new shares To be determined in accordance with 10.
13.	Handling of fractional shares that occur when exercising rights to subscribe for new shares

In cases where the number of the shares to be issued to a Holder of Rights to Subscribe for New Shares that has exercised a right to subscribe for new shares includes a fractional share, it will be rounded down.

14.	The day on which the rights to subscribe for new shares are allocated

August 1, 2018

15.	Method of requesting exercise of rights to subscribe for new shares and making payment
(i)	When exercising rights to subscribe for new shares, the written request for exercise of rights to subscribe for new shares shall be completed in the form prescribed by the Bank, and upon affixing the name and seal or signature thereto, shall be submitted to the location for submitting requests to exercise rights to subscribe for new shares set out in 16.
(ii)	In addition to submission of the written request for exercise of rights to subscribe for new shares set forth in (i) above, in accordance with the provisions of Article 281(1) of the Companies Act, the full amount of the amount obtained by multiplying the value of assets to be contributed upon exercise of the rights to subscribe for new shares by the number of rights to subscribe for new shares subject to exercise shall be transferred in cash to the account designated by the Bank at the location for handling payment set forth in 17. by the date designated by the Bank.
16.	Location for submitting requests to exercise rights to subscribe for new shares

The Bank’s Human Resources Department (or the department in charge of such operations at the time)

17.	Location for handling payment of money to be contributed upon exercise of the rights to subscribe for new shares

The Bank’s Headquarters Sales Department (or the succeeding bank or branch of such bank or branch at the time)

18.	Handling after exercise of rights to subscribe for new shares

Promptly after the completion of the exercise procedures, the Bank shall carry out the procedures necessary for the entry or record of the shares to be acquired by Holders of Rights to Subscribe for New Shares through the exercise of rights to subscribe for new shares into an account in the name of the Holder of Rights to Subscribe for New Shares opened by the Holder of Rights to Subscribe for New Shares in advance at a financial instruments service operator, etc. designated by the Bank.

19.	Handling due to replacement of the provisions of these terms and conditions or other measures

If it is necessary to replace the provisions of these terms and conditions or take other measures, the handling of matters related thereto may be amended in accordance with the provisions of the Companies Act and the intent of the rights to subscribe for new shares by the method the Bank deems appropriate, and such amendment shall form an integral part of these terms and conditions.

20.	Public notice regarding issuance terms and conditions

The Bank shall keep a certified copy of the terms and conditions of the issuance of rights to subscribe for new shares at its headquarters and make it available for inspection by the Holders of Rights to Subscribe for New Shares during its business hours.

21.	Other

The administration necessary for the issuance of the rights to subscribe for new shares, such as determination of details regarding the issuance and allocation of the rights to subscribe for new shares and the performance, etc. of procedures necessary for the issuance of the rights to subscribe for new shares, shall be delegated to the Bank’s Human Resources Department.

End of document.

Exhibit 3-(6)-2

Details of the Aichi Financial Group, Inc. Series 16 Rights to Subscribe for New Shares

1.	Name of rights to subscribe for new shares

Aichi Financial Group, Inc.             Series 16 Rights to Subscribe for New Shares

2.	Class and number of shares underlying the rights to subscribe for new shares

The class of shares underlying the rights to subscribe for new shares shall be common stock of the Company, and the number of shares underlying each right to subscribe for new shares (the “Number of Shares Granted”) shall be 100 shares.

If the Company conducts a share split (including allocation of shares of the Company’s common stock without contribution; hereinafter the same for mentions of share split) or a share consolidation of its common stock after the date set forth in 11. below on which the rights to subscribe for new shares are allocated (the “Allocation Date”), the Number of Shares Granted will be adjusted in accordance with the following formula. However, the adjustment will only apply to those shares underlying rights to subscribe for new shares that had not been exercised by the time of the split or reverse split. Fractional shares occurring as a result of the adjustment will be rounded down.

Adjusted Number of Shares Granted = pre-adjustment Number of Shares Granted × share split (or share consolidation) ratio

The adjusted Number of Shares Granted shall be applied from the day following the record date of the share split (or, if a record date is not specified, from the effective date) in the case of a share split and from the effective date in the case of a share consolidation; provided, however, that if a share split is carried out on the condition that a proposal to reduce the amount of surplus and increase capital or reserves is approved at a general meeting of shareholders of the Company, and if the record date for the share split is a day on or before the date of the conclusion of such general meeting of shareholders, the adjusted Number of Shares Granted shall be applied from the day following the date of conclusion of the general meeting of shareholders.

In addition to the above, if, after the Allocation Date, the Company carries out a merger, company split or share exchange, or if it is otherwise necessary to adjust the Number of Shares Granted in a similar manner to such cases, the Company may adjust the Number of Shares Granted as deemed necessary by the Board of Directors of the Company.

3.	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of assets contributed upon the exercise of each right to subscribe for new shares shall be the exercise price of one yen per share that can be delivered by exercising each right to subscribe for new shares, multiplied by the Number of Shares Granted.

4.	Exercisable period of the rights to subscribe for new shares

From October 3, 2022 to August 1, 2048.

5.	Conditions for exercise of rights to subscribe for new shares
(i)	Holders of Rights to Subscribe for New Shares may exercise rights to subscribe for new shares within 10 days (or the next business day if the 10th day falls on a holiday) from the day following the day on which they lose their position as director or executive officer of the Company, The Aichi Bank, Ltd., or The Chukyo Bank, Limited.
(ii)	Notwithstanding (i) above, if a proposal to approve a merger agreement in which the Company is the non-surviving company, a proposal to approve a company split agreement or company split plan in which the Company will become the splitting company, or a proposal to approve a share exchange agreement or share transfer plan in which the Company becomes a wholly owned subsidiary is approved by the general meeting of shareholders of the Company (or resolved by the Board of Directors of the Company if a resolution of the general meeting of shareholders is not required), the rights to subscribe for new shares may only be exercised for a period of 30 days from the day following the date of approval; provided, however, that this shall exclude cases in which the rights to subscribe for new shares of the Restructured Company are delivered to Holders of Rights to Subscribe for New Shares in accordance with the delivery of rights to subscribe for new shares in conjunction with Restructuring prescribed in 9. below.

(iii)	Other terms and conditions shall be as set forth in the Agreement on Allocation of Series 6 Rights to Subscribe for New Shares (Share-Based Compensation Type Stock Options) entered into between The Chukyo Bank, Limited and the Holder of Rights to Subscribe for New Shares. In this case, “The Chukyo Bank, Limited” shall be replaced with “Aichi Financial Group, Inc.,” and “Agreement on Allocation of Series 6 Rights to Subscribe for New Shares (Share-Based Compensation Type Stock Options)” shall be replaced with “Series 16 Rights to Subscribe for New Shares of Aichi Financial Group, Inc.” in the agreement.
6.	Capital and capital reserve to be increased in the case of issuance of shares upon exercise of the rights to subscribe for new shares
(i)	The amount of capital increase when shares are issued upon exercise of the rights to subscribe for new shares will be half the upper limit for a capital increase calculated in accordance with Article 17(1) of the Regulations on Corporate Accounting, rounded up to the nearest yen.
(ii)	The increase in capital reserve when shares are issued upon exercise of the rights to subscribe for new shares will be the upper limit for a capital increase described in (i) above less the capital increase stipulated in (i) above.
7.	Call provision of the rights to subscribe for new shares

If a proposal set forth in (i), (ii), (iii), (iv), or (v) below is approved by the Company’s general meeting of shareholders (or resolved by the Board of Directors of the Company if a resolution of the general meeting of shareholders is not required), the Company may acquire the rights to subscribe for new shares without contribution on a date separately determined by the Company’s Board of Directors.

(i)	Proposal to approve a merger agreement under which the Company is the non-surviving company.
(ii)	Proposal to approve a company split agreement or a company split plan under which the Company would become the splitting company.
(iii)	Proposal to approve a share exchange agreement or share transfer plan under which the Company becomes a wholly owned subsidiary.
(iv)	Proposal for approval of amendment of the Articles of Incorporation which stipulates that the approval of the Company is required for the acquisition of shares by transfer as the content of all shares issued by the Company; or
(v)	Proposal for approval of amendment of the Articles of Incorporation which provides that approval of the Company is required for the acquisition by transfer of the class of shares underlying the rights to subscribe for new shares as the content of that class of shares, or that the Company will acquire all of the shares of this type by a resolution of a general meeting of shareholders.
8.	Restrictions on acquisition of rights to subscribe for new shares by transfer

A resolution of the Board of Directors of the Company is required for the transfer of rights to subscribe for new shares.

9.	Delivery of rights to subscribe for new shares associated with Restructuring

If the Company undergoes a merger (limited only to situations where the Company dissolves through merger), absorption-type company split or incorporation-type company split (in both cases limited only to situations where the Company becomes a demerged company), or share exchange or share transfer (in both cases limited only to situations where the Company becomes a wholly owned subsidiary) (the above acts hereinafter collectively referred to as “Restructuring”), rights to subscribe for new shares to the corporation listed in the Companies Act, Article 236, Paragraph 1, Item (viii), (a) through (e) (hereinafter, “Restructured Company”) shall be delivered to each Holder of Rights to Subscribe for New Shares who holds rights to subscribe for new shares remaining (hereinafter, the “Remaining Rights to Subscribe for New Shares”) immediately prior to the effective date (for an absorption-type merger, the date the absorption-type merger takes effect; for a consolidation-type merger, the date a corporation under consolidation merger is established; for an absorption-type company split, the date the absorption-type company split takes effect; for an incorporation-type company split, the date a corporation under incorporation-type company split is established; for share exchange, the date the share is exchange takes effect; and for share transfer, the date a wholly owning parent company under share transfer is established; the same shall apply hereunder) of the Restructuring in each of the situations. However, this shall apply only when the delivery of rights to subscribe for new shares in the Restructured Company is provided for in the absorption-type merger agreement, consolidation-type merger agreement, absorption-type split agreement, incorporation-type split agreement, share exchange agreement, or share transfer plan in accordance with each of the following items.

(i)	The number of rights to subscribe for new shares of the Restructured Company to be granted
The same number as the number of the Remaining Rights to Subscribe for New Shares held by the Holder of Rights to Subscribe for New Shares shall be delivered to each Holder of Rights to Subscribe for New Shares.
(ii)	Class of shares in the Restructured Company underlying the rights to subscribe for new shares Common shares in the Restructured Company
(iii)	Number of shares underlying the rights to subscribe for new shares of the Restructured Company
To be determined in accordance with 2. above and in consideration of the conditions for the Restructuring.
(iv)	Value of assets contributed upon exercise of rights to subscribe for new shares
The value of the assets to be contributed when exercising rights to subscribe for new shares will be the amount calculated by multiplying the payment price after restructuring specified below by the number of Restructured Company shares underlying the rights to subscribe for new shares as determined according to item (iii) above. The exercise price after restructuring will be one yen for each share of the Restructured Company that may be received as a result of the exercise of the issued rights to subscribe for new shares.
(v)	Exercisable period of the rights to subscribe for new shares
The period from the later of the commencement date of the rights to subscribe for new shares exercisable period set forth in 4. or the date Restructuring takes effect until the last day of the above rights to subscribe for new shares exercisable period set forth in 4.
(vi)	Capital and capital reserve to be increased in the case of issuance of shares upon exercise of the rights to subscribe for new shares To be determined in accordance with 6.
(vii)	Restrictions on acquisition of rights to subscribe for new shares by transfer
A resolution of the Restructured Company’s board of directors is required for the acquisition of rights to subscribe for new shares by transfer.
(viii)	Conditions for exercise of rights to subscribe for new shares To be determined in accordance with 5.
(ix)	Call provision of the rights to subscribe for new shares To be determined in accordance with 7.
10.	Handling of fractional shares that occur when exercising rights to subscribe for new shares

In cases where the number of the shares to be issued to a Holder of Rights to Subscribe for New Shares that has exercised a right to subscribe for new shares includes a fractional share, it will be rounded down.

11.	The day on which the rights to subscribe for new shares are allocated

October 3, 2022

End of document.

Exhibit 3-(7)-1

Details of The Chukyo Bank, Limited Series 7 Rights to Subscribe for New Shares

1.	Name of rights to subscribe for new shares

The Chukyo Bank, Limited            Series 7 Rights to Subscribe for New Shares

2.	Total number of rights to subscribe for new shares

376

The aforementioned total number is the planned number to be allocated, and if the total number of the rights to subscribe for new shares to be allocated is reduced if applications for subscription are not made or the like, the total number of rights to subscribe for new shares allocated shall be regarded as the total number of rights to subscribe for new shares issued.

3.	Persons eligible for allocation of rights to subscribe for new shares and the number of such persons, and the number of rights to subscribe for new shares to be allocated
Directors of the Bank	Eight	227 rights
Executive officers of the Bank	Ten	149 rights
4.	Class and number of shares underlying the rights to subscribe for new shares

The class of shares underlying the rights to subscribe for new shares shall be common stock of the Bank, and the number of shares underlying each right to subscribe for new shares (the “Number of Shares Granted”) shall be 100 shares.

If the Bank conducts a share split (including allocation of shares of the Bank’s common stock without contribution; hereinafter the same for mentions of share split) or a share consolidation of its common stock after the date set forth in 14. below on which the rights to subscribe for new shares are allocated (the “Allocation Date”), the Number of Shares Granted will be adjusted in accordance with the following formula. However, the adjustment will only apply to those shares underlying rights to subscribe for new shares that had not been exercised by the time of the split or reverse split. Fractional shares occurring as a result of the adjustment will be rounded down.

Adjusted Number of Shares Granted = pre-adjustment Number of Shares Granted × share split (or share consolidation) ratio

The adjusted Number of Shares Granted shall be applied from the day following the record date of the share split (or, if a record date is not specified, from the effective date) in the case of a share split and from the effective date in the case of a share consolidation; provided, however, that if a share split is carried out on the condition that a proposal to reduce the amount of surplus and increase capital or reserves is approved at a general meeting of shareholders of the Bank, and if the record date for the share split is a day on or before the date of the conclusion of such general meeting of shareholders, the adjusted Number of Shares Granted shall be applied from the day following the date of conclusion of the general meeting of shareholders.

In addition to the above, if, after the Allocation Date, the Bank carries out a merger, company split or share exchange, or if it is otherwise necessary to adjust the Number of Shares Granted in a similar manner to such cases, the Bank may adjust the Number of Shares Granted as deemed necessary by the Board of Directors of the Bank.

5.	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of assets contributed upon the exercise of each right to subscribe for new shares shall be the exercise price of one yen per share that can be delivered by exercising each right to subscribe for new shares, multiplied by the Number of Shares Granted.

6.	Method of calculating the amount to be paid in for rights to subscribe for new shares

The paid-in amount for each right to subscribe for new shares shall be obtained by multiplying the option price per share which is calculated based on the following formula and the basis figures from (ii) through (vii) below by the Number of Shares Granted (with amounts less than one yen rounded up).

(i)	Option price per share (C)
(ii)	Share price (S): closing price of ordinary transactions of common shares of the Bank on the Tokyo Stock Exchange on July 31, 2019 (or, if there is no closing price, the standard price on the next trading day)
(iii)	Exercise price (X): as stated in 5. above
(iv)	Expected remaining period (t): 3.2 years
(v)	Volatility (s): calculated based on the closing price of ordinary transactions of common shares of the Bank on each trading date over 3.2 years (from May 19, 2016 to July 31, 2019).
(vi)	Risk-free interest rate (r): rate of interest on government bonds corresponding to the expected remaining period
(vii)	Dividend yield (l): dividend per share for the most recent fiscal year ÷ share price set out in (ii) above
(viii)	Cumulative distribution function of standard normal distribution (N(.))

The amount calculated in accordance with the foregoing is the fair value of the rights to subscribe for new shares and does not constitute an advantageous issuance. In addition, the party receiving allocation shall set off remuneration claims it holds against the Bank with its obligation to pay the paid-in amount for rights to subscribe for new shares.

7.	Exercisable period of the rights to subscribe for new shares

From August 1, 2019 to July 31, 2049.

8.	Conditions for exercise of rights to subscribe for new shares
(i)	Holders of Rights to Subscribe for New Shares may exercise rights to subscribe for new shares within 10 days (or the next business day if the 10th day falls on a holiday) from the day following the day on which they lose their position as director or executive officer of the Bank.
(ii)	Notwithstanding (i) above, if a proposal to approve a merger agreement in which the Bank is the non-surviving company, a proposal to approve a company split agreement or company split plan in which the Bank will become the splitting company, or a proposal to approve a share exchange agreement or share transfer plan in which the Bank becomes a wholly owned subsidiary is approved by the general meeting of shareholders of the Bank (or resolved by the Board of Directors of the Bank or decided by an executive officer delegated in accordance with the provisions of Article 416(4) of the Companies Act, if a resolution of the general meeting of shareholders is not required), the rights to subscribe for new shares may only be exercised for a period of 30 days from the day following the date of approval; provided, however, that this shall exclude cases in which the rights to subscribe for new shares of the Restructured Company are delivered to Holders of Rights to Subscribe for New Shares in accordance with the delivery of rights to subscribe for new shares in conjunction with Restructuring prescribed in 12. below.
(iii)	Other terms and conditions shall be as set forth in the Agreement on Allocation of Rights to Subscribe for New Shares entered into between the Bank and the Holder of Rights to Subscribe for New Shares.
9.	Capital and capital reserve to be increased in the case of issuance of shares upon exercise of the rights to subscribe for new shares
(i)	The amount of capital increase when shares are issued upon exercise of the rights to subscribe for new shares will be half the upper limit for a capital increase calculated in accordance with Article 17(1) of the Regulations on Corporate Accounting, rounded up to the nearest yen.

(ii)	The increase in capital reserve when shares are issued upon exercise of the rights to subscribe for new shares will be the upper limit for a capital increase described in (i) above less the capital increase stipulated in (i) above.
10.	Call provision of the rights to subscribe for new shares

If a proposal set forth in (i), (ii), (iii), (iv), or (v) below is approved by the Bank’s general meeting of shareholders (or resolved by the Board of Directors of the Bank or decided by an executive officer delegated in accordance with the provisions of Article 416(4) of the Companies Act, if a resolution of the general meeting of shareholders is not required), the Bank may acquire the rights to subscribe for new shares without contribution on a date separately determined by the Bank’s Board of Directors.

(i)	Proposal to approve a merger agreement under which the Bank is the non-surviving company.
(ii)	Proposal to approve a company split agreement or a company split plan under which the Bank would become the splitting company.
(iii)	Proposal to approve a share exchange agreement or share transfer plan under which the Bank becomes a wholly owned subsidiary.
(iv)	Proposal for approval of amendment of the Articles of Incorporation which stipulates that the approval of the Bank is required for the acquisition of shares by transfer as the content of all shares issued by the Bank; or
(v)	Proposal for approval of amendment of the Articles of Incorporation which provides that approval of the Bank is required for the acquisition by transfer of the class of shares underlying the rights to subscribe for new shares as the content of that class of shares, or that the Bank will acquire all of the shares of this type by a resolution of a general meeting of shareholders.
11.	Restrictions on acquisition of rights to subscribe for new shares by transfer

A resolution of the Board of Directors of the Bank is required for the transfer of rights to subscribe for new shares.

12.	Delivery of rights to subscribe for new shares associated with Restructuring

If the Bank undergoes a merger (limited only to situations where the Bank dissolves through merger), absorption-type company split or incorporation-type company split (in both cases limited only to situations where the Bank becomes a demerged company), or share exchange or share transfer (in both cases limited only to situations where the Bank becomes a wholly owned subsidiary) (the above acts hereinafter collectively referred to as “Restructuring”), rights to subscribe for new shares to the corporation listed in the Companies Act, Article 236, Paragraph 1, Item (viii), (a) through (e) (hereinafter, “Restructured Company”) shall be delivered to each Holder of Rights to Subscribe for New Shares who holds rights to subscribe for new shares remaining (hereinafter, the “Remaining Rights to Subscribe for New Shares”) immediately prior to the effective date (for an absorption-type merger, the date the absorption-type merger takes effect; for a consolidation-type merger, the date a corporation under consolidation merger is established; for an absorption-type company split, the date the absorption-type company split takes effect; for an incorporation-type company split, the date a corporation under incorporation-type company split is established; for share exchange, the date the share is exchange takes effect; and for share transfer, the date a wholly owning parent company under share transfer is established; the same shall apply hereunder) of the Restructuring in each of the situations. However, this shall apply only when the delivery of rights to subscribe for new shares in the Restructured Company is provided for in the absorption-type merger agreement, consolidation-type merger agreement, absorption-type split agreement, incorporation-type split agreement, share exchange agreement, or share transfer plan in accordance with each of the following items.

(i)	The number of rights to subscribe for new shares of the Restructured Company to be granted
The same number as the number of the Remaining Rights to Subscribe for New Shares held by the Holder of Rights to Subscribe for New Shares shall be delivered to each Holder of Rights to Subscribe for New Shares.
(ii)	Class of shares in the Restructured Company underlying the rights to subscribe for new shares Common shares in the Restructured Company

(iii)	Number of shares underlying the rights to subscribe for new shares of the Restructured Company
To be determined in accordance with 4. above and in consideration of the conditions for the Restructuring.
(iv)	Value of assets contributed upon exercise of rights to subscribe for new shares
The value of the assets to be contributed when exercising rights to subscribe for new shares will be the amount calculated by multiplying the payment price after restructuring specified below by the number of Restructured Company shares underlying the rights to subscribe for new shares as determined according to item (iii) above. The exercise price after restructuring will be one yen for each share of the Restructured Company that may be received as a result of the exercise of the issued rights to subscribe for new shares.
(v)	Exercisable period of the rights to subscribe for new shares
The period from the later of the commencement date of the rights to subscribe for new shares exercisable period set forth in 7. or the date Restructuring takes effect until the last day of the above rights to subscribe for new shares exercisable period set forth in 7.
(vi)	Capital and capital reserve to be increased in the case of issuance of shares upon exercise of the rights to subscribe for new shares To be determined in accordance with 9.
(vii)	Restrictions on acquisition of rights to subscribe for new shares by transfer
A resolution of the Restructured Company’s board of directors is required for the acquisition of rights to subscribe for new shares by transfer.
(viii)	Conditions for exercise of rights to subscribe for new shares To be determined in accordance with 8.
(ix)	Call provision of the rights to subscribe for new shares To be determined in accordance with 10.
13.	Handling of fractional shares that occur when exercising rights to subscribe for new shares

In cases where the number of the shares to be issued to a Holder of Rights to Subscribe for New Shares that has exercised a right to subscribe for new shares includes a fractional share, it will be rounded down.

14.	The day on which the rights to subscribe for new shares are allocated

July 31, 2019

15.	Method of requesting exercise of rights to subscribe for new shares and making payment
(i)	When exercising rights to subscribe for new shares, the written request for exercise of rights to subscribe for new shares shall be completed in the form prescribed by the Bank, and upon affixing the name and seal or signature thereto, shall be submitted to the location for submitting requests to exercise rights to subscribe for new shares set out in 16.
(ii)	In addition to submission of the written request for exercise of rights to subscribe for new shares set forth in (i) above, in accordance with the provisions of Article 281(1) of the Companies Act, the full amount of the amount obtained by multiplying the value of assets to be contributed upon exercise of the rights to subscribe for new shares by the number of rights to subscribe for new shares subject to exercise shall be transferred in cash to the account designated by the Bank at the location for handling payment set forth in 17. by the date designated by the Bank.
16.	Location for submitting requests to exercise rights to subscribe for new shares

The Bank’s Human Resources Department (or the department in charge of such operations at the time)

17.	Location for handling payment of money to be contributed upon exercise of the rights to subscribe for new shares

The Bank’s Headquarters Sales Department (or the succeeding bank or branch of such bank or branch at the time)

18.	Handling after exercise of rights to subscribe for new shares

Promptly after the completion of the exercise procedures, the Bank shall carry out the procedures necessary for the entry or record of the shares to be acquired by Holders of Rights to Subscribe for New Shares through the exercise of rights to subscribe for new shares into an account in the name of the Holder of Rights to Subscribe for New Shares opened by the Holder of Rights to Subscribe for New Shares in advance at a financial instruments service operator, etc. designated by the Bank.

19.	Handling due to replacement of the provisions of these terms and conditions or other measures

If it is necessary to replace the provisions of these terms and conditions or take other measures, the handling of matters related thereto may be amended in accordance with the provisions of the Companies Act and the intent of the rights to subscribe for new shares by the method the Bank deems appropriate, and such amendment shall form an integral part of these terms and conditions.

20.	Public notice regarding issuance terms and conditions

The Bank shall keep a certified copy of the terms and conditions of the issuance of rights to subscribe for new shares at its headquarters and make it available for inspection by the Holders of Rights to Subscribe for New Shares during its business hours.

21.	Other

The administration necessary for the issuance of the rights to subscribe for new shares, such as determination of details regarding the issuance and allocation of the rights to subscribe for new shares and the performance, etc. of procedures necessary for the issuance of the rights to subscribe for new shares, shall be delegated to the Bank’s Human Resources Department.

End of document.

Exhibit 3-(7)-2

Details of the Aichi Financial Group, Inc. Series 17 Rights to Subscribe for New Shares

1.	Name of rights to subscribe for new shares

Aichi Financial Group, Inc.             Series 17 Rights to Subscribe for New Shares

2.	Class and number of shares underlying the rights to subscribe for new shares

The class of shares underlying the rights to subscribe for new shares shall be common stock of the Company, and the number of shares underlying each right to subscribe for new shares (the “Number of Shares Granted”) shall be 100 shares.

If the Company conducts a share split (including allocation of shares of the Company’s common stock without contribution; hereinafter the same for mentions of share split) or a share consolidation of its common stock after the date set forth in 11. below on which the rights to subscribe for new shares are allocated (the “Allocation Date”), the Number of Shares Granted will be adjusted in accordance with the following formula. However, the adjustment will only apply to those shares underlying rights to subscribe for new shares that had not been exercised by the time of the split or reverse split. Fractional shares occurring as a result of the adjustment will be rounded down.

Adjusted Number of Shares Granted = pre-adjustment Number of Shares Granted × share split (or share consolidation) ratio

The adjusted Number of Shares Granted shall be applied from the day following the record date of the share split (or, if a record date is not specified, from the effective date) in the case of a share split and from the effective date in the case of a share consolidation; provided, however, that if a share split is carried out on the condition that a proposal to reduce the amount of surplus and increase capital or reserves is approved at a general meeting of shareholders of the Company, and if the record date for the share split is a day on or before the date of the conclusion of such general meeting of shareholders, the adjusted Number of Shares Granted shall be applied from the day following the date of conclusion of the general meeting of shareholders.

In addition to the above, if, after the Allocation Date, the Company carries out a merger, company split or share exchange, or if it is otherwise necessary to adjust the Number of Shares Granted in a similar manner to such cases, the Company may adjust the Number of Shares Granted as deemed necessary by the Board of Directors of the Company.

3.	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of assets contributed upon the exercise of each right to subscribe for new shares shall be the exercise price of one yen per share that can be delivered by exercising each right to subscribe for new shares, multiplied by the Number of Shares Granted.

4.	Exercisable period of the rights to subscribe for new shares

From October 3, 2022 to July 31, 2049.

5.	Conditions for exercise of rights to subscribe for new shares
(i)	Holders of Rights to Subscribe for New Shares may exercise rights to subscribe for new shares within 10 days (or the next business day if the 10th day falls on a holiday) from the day following the day on which they lose their position as director or executive officer of the Company, The Aichi Bank, Ltd., or The Chukyo Bank, Limited.
(ii)	Notwithstanding (i) above, if a proposal to approve a merger agreement in which the Company is the non-surviving company, a proposal to approve a company split agreement or company split plan in which the Company will become the splitting company, or a proposal to approve a share exchange agreement or share transfer plan in which the Company becomes a wholly owned subsidiary is approved by the general meeting of shareholders of the Company (or resolved by the Board of Directors of the Company if a resolution of the general meeting of shareholders is not required), the rights to subscribe for new shares may only be exercised for a period of 30 days from the day following the date of approval; provided, however, that this shall exclude cases in which the rights to subscribe for new shares of the Restructured Company are delivered to Holders of Rights to Subscribe for New Shares in accordance with the delivery of rights to subscribe for new shares in conjunction with Restructuring prescribed in 9. below.

(iii)	Other terms and conditions shall be as set forth in the Agreement on Allocation of Series 7 Rights to Subscribe for New Shares (Share-Based Compensation Type Stock Options) entered into between The Chukyo Bank, Limited and the Holder of Rights to Subscribe for New Shares. In this case, “The Chukyo Bank, Limited” shall be replaced with “Aichi Financial Group, Inc.,” and “Agreement on Allocation of Series 7 Rights to Subscribe for New Shares (Share-Based Compensation Type Stock Options)” shall be replaced with “Series 17 Rights to Subscribe for New Shares of Aichi Financial Group, Inc.” in the agreement.
6.	Capital and capital reserve to be increased in the case of issuance of shares upon exercise of the rights to subscribe for new shares
(i)	The amount of capital increase when shares are issued upon exercise of the rights to subscribe for new shares will be half the upper limit for a capital increase calculated in accordance with Article 17(1) of the Regulations on Corporate Accounting, rounded up to the nearest yen.
(ii)	The increase in capital reserve when shares are issued upon exercise of the rights to subscribe for new shares will be the upper limit for a capital increase described in (i) above less the capital increase stipulated in (i) above.
7.	Call provision of the rights to subscribe for new shares

If a proposal set forth in (i), (ii), (iii), (iv), or (v) below is approved by the Company’s general meeting of shareholders (or resolved by the Board of Directors of the Company if a resolution of the general meeting of shareholders is not required), the Company may acquire the rights to subscribe for new shares without contribution on a date separately determined by the Company’s Board of Directors.

(i)	Proposal to approve a merger agreement under which the Company is the non-surviving company.
(ii)	Proposal to approve a company split agreement or a company split plan under which the Company would become the splitting company.
(iii)	Proposal to approve a share exchange agreement or share transfer plan under which the Company becomes a wholly owned subsidiary.
(iv)	Proposal for approval of amendment of the Articles of Incorporation which stipulates that the approval of the Company is required for the acquisition of shares by transfer as the content of all shares issued by the Company; or
(v)	Proposal for approval of amendment of the Articles of Incorporation which provides that approval of the Company is required for the acquisition by transfer of the class of shares underlying the rights to subscribe for new shares as the content of that class of shares, or that the Company will acquire all of the shares of this type by a resolution of a general meeting of shareholders.
8.	Restrictions on acquisition of rights to subscribe for new shares by transfer

A resolution of the Board of Directors of the Company is required for the transfer of rights to subscribe for new shares.

9.	Delivery of rights to subscribe for new shares associated with Restructuring

If the Company undergoes a merger (limited only to situations where the Company dissolves through merger), absorption-type company split or incorporation-type company split (in both cases limited only to situations where the Company becomes a demerged company), or share exchange or share transfer (in both cases limited only to situations where the Company becomes a wholly owned subsidiary) (the above acts hereinafter collectively referred to as “Restructuring”), rights to subscribe for new shares to the corporation listed in the Companies Act, Article 236, Paragraph 1, Item (viii), (a) through (e) (hereinafter, “Restructured Company”) shall be delivered to each Holder of Rights to Subscribe for New Shares who holds rights to subscribe for new shares remaining (hereinafter, the “Remaining Rights to Subscribe for New Shares”) immediately prior to the effective date (for an absorption-type merger, the date the absorption-type merger takes effect; for a consolidation-type merger, the date a corporation under consolidation merger is established; for an absorption-type company split, the date the absorption-type company split takes effect; for an incorporation-type company split, the date a corporation under incorporation-type company split is established; for share exchange, the date the share is exchange takes effect; and for share transfer, the date a wholly owning parent company under share transfer is established; the same shall apply hereunder) of the Restructuring in each of the situations. However, this shall apply only when the delivery of rights to subscribe for new shares in the Restructured Company is provided for in the absorption-type merger agreement, consolidation-type merger agreement, absorption-type split agreement, incorporation-type split agreement, share exchange agreement, or share transfer plan in accordance with each of the following items.

(i)	The number of rights to subscribe for new shares of the Restructured Company to be granted
The same number as the number of the Remaining Rights to Subscribe for New Shares held by the Holder of Rights to Subscribe for New Shares shall be delivered to each Holder of Rights to Subscribe for New Shares.
(ii)	Class of shares in the Restructured Company underlying the rights to subscribe for new shares Common shares in the Restructured Company
(iii)	Number of shares underlying the rights to subscribe for new shares of the Restructured Company
To be determined in accordance with 2. above and in consideration of the conditions for the Restructuring.
(iv)	Value of assets contributed upon exercise of rights to subscribe for new shares
The value of the assets to be contributed when exercising rights to subscribe for new shares will be the amount calculated by multiplying the payment price after restructuring specified below by the number of Restructured Company shares underlying the rights to subscribe for new shares as determined according to item (iii) above. The exercise price after restructuring will be one yen for each share of the Restructured Company that may be received as a result of the exercise of the issued rights to subscribe for new shares.
(v)	Exercisable period of the rights to subscribe for new shares
The period from the later of the commencement date of the rights to subscribe for new shares exercisable period set forth in 4. or the date Restructuring takes effect until the last day of the above rights to subscribe for new shares exercisable period set forth in 4.
(vi)	Capital and capital reserve to be increased in the case of issuance of shares upon exercise of the rights to subscribe for new shares To be determined in accordance with 6.
(vii)	Restrictions on acquisition of rights to subscribe for new shares by transfer
A resolution of the Restructured Company’s board of directors is required for the acquisition of rights to subscribe for new shares by transfer.
(viii)	Conditions for exercise of rights to subscribe for new shares To be determined in accordance with 5.
(ix)	Call provision of the rights to subscribe for new shares To be determined in accordance with 7.
10.	Handling of fractional shares that occur when exercising rights to subscribe for new shares

In cases where the number of the shares to be issued to a Holder of Rights to Subscribe for New Shares that has exercised a right to subscribe for new shares includes a fractional share, it will be rounded down.

11.	The day on which the rights to subscribe for new shares are allocated

October 3, 2022

End of document.

Exhibit 3-(8)-1

Details of The Chukyo Bank, Limited Series 8 Rights to Subscribe for New Shares

1.	Name of rights to subscribe for new shares

The Chukyo Bank, Limited            Series 8 Rights to Subscribe for New Shares

2.	Total number of rights to subscribe for new shares

396

The aforementioned total number is the planned number to be allocated, and if the total number of the rights to subscribe for new shares to be allocated is reduced if applications for subscription are not made or the like, the total number of rights to subscribe for new shares allocated shall be regarded as the total number of rights to subscribe for new shares issued.

3.	Persons eligible for allocation of rights to subscribe for new shares and the number of such persons, and the number of rights to subscribe for new shares to be allocated
Directors of the Bank	Eight	237 rights
Executive officers of the Bank	Ten	159 rights
4.	Class and number of shares underlying the rights to subscribe for new shares

The class of shares underlying the rights to subscribe for new shares shall be common stock of the Bank, and the number of shares underlying each right to subscribe for new shares (the “Number of Shares Granted”) shall be 100 shares.

If the Bank conducts a share split (including allocation of shares of the Bank’s common stock without contribution; hereinafter the same for mentions of share split) or a share consolidation of its common stock after the date set forth in 14. below on which the rights to subscribe for new shares are allocated (the “Allocation Date”), the Number of Shares Granted will be adjusted in accordance with the following formula. However, the adjustment will only apply to those shares underlying rights to subscribe for new shares that had not been exercised by the time of the split or reverse split. Fractional shares occurring as a result of the adjustment will be rounded down.

Adjusted Number of Shares Granted = pre-adjustment Number of Shares Granted × share split (or share consolidation) ratio

The adjusted Number of Shares Granted shall be applied from the day following the record date of the share split (or, if a record date is not specified, from the effective date) in the case of a share split and from the effective date in the case of a share consolidation; provided, however, that if a share split is carried out on the condition that a proposal to reduce the amount of surplus and increase capital or reserves is approved at a general meeting of shareholders of the Bank, and if the record date for the share split is a day on or before the date of the conclusion of such general meeting of shareholders, the adjusted Number of Shares Granted shall be applied from the day following the date of conclusion of the general meeting of shareholders.

In addition to the above, if, after the Allocation Date, the Bank carries out a merger, company split or share exchange, or if it is otherwise necessary to adjust the Number of Shares Granted in a similar manner to such cases, the Bank may adjust the Number of Shares Granted as deemed necessary by the Board of Directors of the Bank.

5.	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of assets contributed upon the exercise of each right to subscribe for new shares shall be the exercise price of one yen per share that can be delivered by exercising each right to subscribe for new shares, multiplied by the Number of Shares Granted.

6.	Method of calculating the amount to be paid in for rights to subscribe for new shares

The paid-in amount for each right to subscribe for new shares shall be obtained by multiplying the option price per share which is calculated based on the following formula and the basis figures from (ii) through (vii) below by the Number of Shares Granted (with amounts less than one yen rounded up).

(i)	Option price per share (C)
(ii)	Share price (S): closing price of ordinary transactions of common shares of the Bank on the Tokyo Stock Exchange on July 29, 2020 (or, if there is no closing price, the standard price on the next trading day)
(iii)	Exercise price (X): as stated in 5. above
(iv)	Expected remaining period (t): 2.9 years
(v)	Volatility (s): calculated based on the closing price of ordinary transactions of common shares of the Bank on each trading date over 2.9 years (from September 4, 2017 to July 29, 2020).
(vi)	Risk-free interest rate (r): rate of interest on government bonds corresponding to the expected remaining period
(vii)	Dividend yield (l): dividend per share for the most recent fiscal year ÷ share price set out in (ii) above
(viii)	Cumulative distribution function of standard normal distribution (N(.))

The amount calculated in accordance with the foregoing is the fair value of the rights to subscribe for new shares and does not constitute an advantageous issuance. In addition, the party receiving allocation shall set off remuneration claims it holds against the Bank with its obligation to pay the paid-in amount for rights to subscribe for new shares.

7.	Exercisable period of the rights to subscribe for new shares

From July 30, 2020 to July 29, 2050.

8.	Conditions for exercise of rights to subscribe for new shares
(i)	Holders of Rights to Subscribe for New Shares may exercise rights to subscribe for new shares within 10 days (or the next business day if the 10th day falls on a holiday) from the day following the day on which they lose their position as director or executive officer of the Bank.
(ii)	Notwithstanding (i) above, if a proposal to approve a merger agreement in which the Bank is the non-surviving company, a proposal to approve a company split agreement or company split plan in which the Bank will become the splitting company, or a proposal to approve a share exchange agreement or share transfer plan in which the Bank becomes a wholly owned subsidiary is approved by the general meeting of shareholders of the Bank (or resolved by the Board of Directors of the Bank or decided by an executive officer delegated in accordance with the provisions of Article 416(4) of the Companies Act, if a resolution of the general meeting of shareholders is not required), the rights to subscribe for new shares may only be exercised for a period of 30 days from the day following the date of approval; provided, however, that this shall exclude cases in which the rights to subscribe for new shares of the Restructured Company are delivered to Holders of Rights to Subscribe for New Shares in accordance with the delivery of rights to subscribe for new shares in conjunction with Restructuring prescribed in 12. below.
(iii)	Other terms and conditions shall be as set forth in the Agreement on Allocation of Rights to Subscribe for New Shares entered into between the Bank and the Holder of Rights to Subscribe for New Shares.
9.	Capital and capital reserve to be increased in the case of issuance of shares upon exercise of the rights to subscribe for new shares
(i)	The amount of capital increase when shares are issued upon exercise of the rights to subscribe for new shares will be half the upper limit for a capital increase calculated in accordance with Article 17(1) of the Regulations on Corporate Accounting, rounded up to the nearest yen.

(ii)	The increase in capital reserve when shares are issued upon exercise of the rights to subscribe for new shares will be the upper limit for a capital increase described in (i) above less the capital increase stipulated in (i) above.
10.	Call provision of the rights to subscribe for new shares

If a proposal set forth in (i), (ii), (iii), (iv), or (v) below is approved by the Bank’s general meeting of shareholders (or resolved by the Board of Directors of the Bank or decided by an executive officer delegated in accordance with the provisions of Article 416(4) of the Companies Act, if a resolution of the general meeting of shareholders is not required), the Bank may acquire the rights to subscribe for new shares without contribution on a date separately determined by the Bank’s Board of Directors.

(i)	Proposal to approve a merger agreement under which the Bank is the non-surviving company.
(ii)	Proposal to approve a company split agreement or a company split plan under which the Bank would become the splitting company.
(iii)	Proposal to approve a share exchange agreement or share transfer plan under which the Bank becomes a wholly owned subsidiary.
(iv)	Proposal for approval of amendment of the Articles of Incorporation which stipulates that the approval of the Bank is required for the acquisition of shares by transfer as the content of all shares issued by the Bank; or
(v)	Proposal for approval of amendment of the Articles of Incorporation which provides that approval of the Bank is required for the acquisition by transfer of the class of shares underlying the rights to subscribe for new shares as the content of that class of shares, or that the Bank will acquire all of the shares of this type by a resolution of a general meeting of shareholders.
11.	Restrictions on acquisition of rights to subscribe for new shares by transfer

A resolution of the Board of Directors of the Bank is required for the transfer of rights to subscribe for new shares.

12.	Delivery of rights to subscribe for new shares associated with Restructuring

If the Bank undergoes a merger (limited only to situations where the Bank dissolves through merger), absorption-type company split or incorporation-type company split (in both cases limited only to situations where the Bank becomes a demerged company), or share exchange or share transfer (in both cases limited only to situations where the Bank becomes a wholly owned subsidiary) (the above acts hereinafter collectively referred to as “Restructuring”), rights to subscribe for new shares to the corporation listed in the Companies Act, Article 236, Paragraph 1, Item (viii), (a) through (e) (hereinafter, “Restructured Company”) shall be delivered to each Holder of Rights to Subscribe for New Shares who holds rights to subscribe for new shares remaining (hereinafter, the “Remaining Rights to Subscribe for New Shares”) immediately prior to the effective date (for an absorption-type merger, the date the absorption-type merger takes effect; for a consolidation-type merger, the date a corporation under consolidation merger is established; for an absorption-type company split, the date the absorption-type company split takes effect; for an incorporation-type company split, the date a corporation under incorporation-type company split is established; for share exchange, the date the share is exchange takes effect; and for share transfer, the date a wholly owning parent company under share transfer is established; the same shall apply hereunder) of the Restructuring in each of the situations. However, this shall apply only when the delivery of rights to subscribe for new shares in the Restructured Company is provided for in the absorption-type merger agreement, consolidation-type merger agreement, absorption-type split agreement, incorporation-type split agreement, share exchange agreement, or share transfer plan in accordance with each of the following items.

(i)	The number of rights to subscribe for new shares of the Restructured Company to be granted
The same number as the number of the Remaining Rights to Subscribe for New Shares held by the Holder of Rights to Subscribe for New Shares shall be delivered to each Holder of Rights to Subscribe for New Shares.
(ii)	Class of shares in the Restructured Company underlying the rights to subscribe for new shares Common shares in the Restructured Company

(iii)	Number of shares underlying the rights to subscribe for new shares of the Restructured Company
To be determined in accordance with 4. above and in consideration of the conditions for the Restructuring.
(iv)	Value of assets contributed upon exercise of rights to subscribe for new shares
The value of the assets to be contributed when exercising rights to subscribe for new shares will be the amount calculated by multiplying the payment price after restructuring specified below by the number of Restructured Company shares underlying the rights to subscribe for new shares as determined according to item (iii) above. The exercise price after restructuring will be one yen for each share of the Restructured Company that may be received as a result of the exercise of the issued rights to subscribe for new shares.
(v)	Exercisable period of the rights to subscribe for new shares
The period from the later of the commencement date of the rights to subscribe for new shares exercisable period set forth in 7. or the date Restructuring takes effect until the last day of the above rights to subscribe for new shares exercisable period set forth in 7.
(vi)	Capital and capital reserve to be increased in the case of issuance of shares upon exercise of the rights to subscribe for new shares To be determined in accordance with 9.
(vii)	Restrictions on acquisition of rights to subscribe for new shares by transfer
A resolution of the Restructured Company’s board of directors is required for the acquisition of rights to subscribe for new shares by transfer.
(viii)	Conditions for exercise of rights to subscribe for new shares To be determined in accordance with 8.
(ix)	Call provision of the rights to subscribe for new shares To be determined in accordance with 10.
13.	Handling of fractional shares that occur when exercising rights to subscribe for new shares

In cases where the number of the shares to be issued to a Holder of Rights to Subscribe for New Shares that has exercised a right to subscribe for new shares includes a fractional share, it will be rounded down.

14.	The day on which the rights to subscribe for new shares are allocated

July 29, 2020

15.	Method of requesting exercise of rights to subscribe for new shares and making payment
(i)	When exercising rights to subscribe for new shares, the written request for exercise of rights to subscribe for new shares shall be completed in the form prescribed by the Bank, and upon affixing the name and seal or signature thereto, shall be submitted to the location for submitting requests to exercise rights to subscribe for new shares set out in 16.
(ii)	In addition to submission of the written request for exercise of rights to subscribe for new shares set forth in (i) above, in accordance with the provisions of Article 281(1) of the Companies Act, the full amount of the amount obtained by multiplying the value of assets to be contributed upon exercise of the rights to subscribe for new shares by the number of rights to subscribe for new shares subject to exercise shall be transferred in cash to the account designated by the Bank at the location for handling payment set forth in 17. by the date designated by the Bank.
16.	Location for submitting requests to exercise rights to subscribe for new shares

The Bank’s Human Resources Department (or the department in charge of such operations at the time)

17.	Location for handling payment of money to be contributed upon exercise of the rights to subscribe for new shares

The Bank’s Headquarters Sales Department (or the succeeding bank or branch of such bank or branch at the time)

18.	Handling after exercise of rights to subscribe for new shares

Promptly after the completion of the exercise procedures, the Bank shall carry out the procedures necessary for the entry or record of the shares to be acquired by Holders of Rights to Subscribe for New Shares through the exercise of rights to subscribe for new shares into an account in the name of the Holder of Rights to Subscribe for New Shares opened by the Holder of Rights to Subscribe for New Shares in advance at a financial instruments service operator, etc. designated by the Bank.

19.	Handling due to replacement of the provisions of these terms and conditions or other measures

If it is necessary to replace the provisions of these terms and conditions or take other measures, the handling of matters related thereto may be amended in accordance with the provisions of the Companies Act and the intent of the rights to subscribe for new shares by the method the Bank deems appropriate, and such amendment shall form an integral part of these terms and conditions.

20.	Public notice regarding issuance terms and conditions

The Bank shall keep a certified copy of the terms and conditions of the issuance of rights to subscribe for new shares at its headquarters and make it available for inspection by the Holders of Rights to Subscribe for New Shares during its business hours.

21.	Other

The administration necessary for the issuance of the rights to subscribe for new shares, such as determination of details regarding the issuance and allocation of the rights to subscribe for new shares and the performance, etc. of procedures necessary for the issuance of the rights to subscribe for new shares, shall be delegated to the Bank’s Human Resources Department.

End of document.

Exhibit 3-(8)-2

Details of the Aichi Financial Group, Inc. Series 18 Rights to Subscribe for New Shares

1.	Name of rights to subscribe for new shares

Aichi Financial Group, Inc.             Series 18 Rights to Subscribe for New Shares

2.	Class and number of shares underlying the rights to subscribe for new shares

The class of shares underlying the rights to subscribe for new shares shall be common stock of the Company, and the number of shares underlying each right to subscribe for new shares (the “Number of Shares Granted”) shall be 100 shares.

If the Company conducts a share split (including allocation of shares of the Company’s common stock without contribution; hereinafter the same for mentions of share split) or a share consolidation of its common stock after the date set forth in 11. below on which the rights to subscribe for new shares are allocated (the “Allocation Date”), the Number of Shares Granted will be adjusted in accordance with the following formula. However, the adjustment will only apply to those shares underlying rights to subscribe for new shares that had not been exercised by the time of the split or reverse split. Fractional shares occurring as a result of the adjustment will be rounded down.

Adjusted Number of Shares Granted = pre-adjustment Number of Shares Granted × share split (or share consolidation) ratio

The adjusted Number of Shares Granted shall be applied from the day following the record date of the share split (or, if a record date is not specified, from the effective date) in the case of a share split and from the effective date in the case of a share consolidation; provided, however, that if a share split is carried out on the condition that a proposal to reduce the amount of surplus and increase capital or reserves is approved at a general meeting of shareholders of the Company, and if the record date for the share split is a day on or before the date of the conclusion of such general meeting of shareholders, the adjusted Number of Shares Granted shall be applied from the day following the date of conclusion of the general meeting of shareholders.

In addition to the above, if, after the Allocation Date, the Company carries out a merger, company split or share exchange, or if it is otherwise necessary to adjust the Number of Shares Granted in a similar manner to such cases, the Company may adjust the Number of Shares Granted as deemed necessary by the Board of Directors of the Company.

3.	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of assets contributed upon the exercise of each right to subscribe for new shares shall be the exercise price of one yen per share that can be delivered by exercising each right to subscribe for new shares, multiplied by the Number of Shares Granted.

4.	Exercisable period of the rights to subscribe for new shares

From October 3, 2022 to July 29, 2050.

5.	Conditions for exercise of rights to subscribe for new shares
(i)	Holders of Rights to Subscribe for New Shares may exercise rights to subscribe for new shares within 10 days (or the next business day if the 10th day falls on a holiday) from the day following the day on which they lose their position as director or executive officer of the Company, The Aichi Bank, Ltd., or The Chukyo Bank, Limited.
(ii)	Notwithstanding (i) above, if a proposal to approve a merger agreement in which the Company is the non-surviving company, a proposal to approve a company split agreement or company split plan in which the Company will become the splitting company, or a proposal to approve a share exchange agreement or share transfer plan in which the Company becomes a wholly owned subsidiary is approved by the general meeting of shareholders of the Company (or resolved by the Board of Directors of the Company if a resolution of the general meeting of shareholders is not required), the rights to subscribe for new shares may only be exercised for a period of 30 days from the day following the date of approval; provided, however, that this shall exclude cases in which the rights to subscribe for new shares of the Restructured Company are delivered to Holders of Rights to Subscribe for New Shares in accordance with the delivery of rights to subscribe for new shares in conjunction with Restructuring prescribed in 9. below.

(iii)	Other terms and conditions shall be as set forth in the Agreement on Allocation of Series 8 Rights to Subscribe for New Shares (Share-Based Compensation Type Stock Options) entered into between The Chukyo Bank, Limited and the Holder of Rights to Subscribe for New Shares. In this case, “The Chukyo Bank, Limited” shall be replaced with “Aichi Financial Group, Inc.,” and “Agreement on Allocation of Series 8 Rights to Subscribe for New Shares (Share-Based Compensation Type Stock Options)” shall be replaced with “Series 18 Rights to Subscribe for New Shares of Aichi Financial Group, Inc.” in the agreement.
6.	Capital and capital reserve to be increased in the case of issuance of shares upon exercise of the rights to subscribe for new shares
(i)	The amount of capital increase when shares are issued upon exercise of the rights to subscribe for new shares will be half the upper limit for a capital increase calculated in accordance with Article 17(1) of the Regulations on Corporate Accounting, rounded up to the nearest yen.
(ii)	The increase in capital reserve when shares are issued upon exercise of the rights to subscribe for new shares will be the upper limit for a capital increase described in (i) above less the capital increase stipulated in (i) above.
7.	Call provision of the rights to subscribe for new shares

If a proposal set forth in (i), (ii), (iii), (iv), or (v) below is approved by the Company’s general meeting of shareholders (or resolved by the Board of Directors of the Company if a resolution of the general meeting of shareholders is not required), the Company may acquire the rights to subscribe for new shares without contribution on a date separately determined by the Company’s Board of Directors.

(i)	Proposal to approve a merger agreement under which the Company is the non-surviving company.
(ii)	Proposal to approve a company split agreement or a company split plan under which the Company would become the splitting company.
(iii)	Proposal to approve a share exchange agreement or share transfer plan under which the Company becomes a wholly owned subsidiary.
(iv)	Proposal for approval of amendment of the Articles of Incorporation which stipulates that the approval of the Company is required for the acquisition of shares by transfer as the content of all shares issued by the Company; or
(v)	Proposal for approval of amendment of the Articles of Incorporation which provides that approval of the Company is required for the acquisition by transfer of the class of shares underlying the rights to subscribe for new shares as the content of that class of shares, or that the Company will acquire all of the shares of this type by a resolution of a general meeting of shareholders.
8.	Restrictions on acquisition of rights to subscribe for new shares by transfer

A resolution of the Board of Directors of the Company is required for the transfer of rights to subscribe for new shares.

9.	Delivery of rights to subscribe for new shares associated with Restructuring

If the Company undergoes a merger (limited only to situations where the Company dissolves through merger), absorption-type company split or incorporation-type company split (in both cases limited only to situations where the Company becomes a demerged company), or share exchange or share transfer (in both cases limited only to situations where the Company becomes a wholly owned subsidiary) (the above acts hereinafter collectively referred to as “Restructuring”), rights to subscribe for new shares to the corporation listed in the Companies Act, Article 236, Paragraph 1, Item (viii), (a) through (e) (hereinafter, “Restructured Company”) shall be delivered to each Holder of Rights to Subscribe for New Shares who holds rights to subscribe for new shares remaining (hereinafter, the “Remaining Rights to Subscribe for New Shares”) immediately prior to the effective date (for an absorption-type merger, the date the absorption-type merger takes effect; for a consolidation-type merger, the date a corporation under consolidation merger is established; for an absorption-type company split, the date the absorption-type company split takes effect; for an incorporation-type company split, the date a corporation under incorporation-type company split is established; for share exchange, the date the share is exchange takes effect; and for share transfer, the date a wholly owning parent company under share transfer is established; the same shall apply hereunder) of the Restructuring in each of the situations. However, this shall apply only when the delivery of rights to subscribe for new shares in the Restructured Company is provided for in the absorption-type merger agreement, consolidation-type merger agreement, absorption-type split agreement, incorporation-type split agreement, share exchange agreement, or share transfer plan in accordance with each of the following items.

(i)	The number of rights to subscribe for new shares of the Restructured Company to be granted
The same number as the number of the Remaining Rights to Subscribe for New Shares held by the Holder of Rights to Subscribe for New Shares shall be delivered to each Holder of Rights to Subscribe for New Shares.
(ii)	Class of shares in the Restructured Company underlying the rights to subscribe for new shares Common shares in the Restructured Company
(iii)	Number of shares underlying the rights to subscribe for new shares of the Restructured Company
To be determined in accordance with 2. above and in consideration of the conditions for the Restructuring.
(iv)	Value of assets contributed upon exercise of rights to subscribe for new shares
The value of the assets to be contributed when exercising rights to subscribe for new shares will be the amount calculated by multiplying the payment price after restructuring specified below by the number of Restructured Company shares underlying the rights to subscribe for new shares as determined according to item (iii) above. The exercise price after restructuring will be one yen for each share of the Restructured Company that may be received as a result of the exercise of the issued rights to subscribe for new shares.
(v)	Exercisable period of the rights to subscribe for new shares
The period from the later of the commencement date of the rights to subscribe for new shares exercisable period set forth in 4. or the date Restructuring takes effect until the last day of the above rights to subscribe for new shares exercisable period set forth in 4.
(vi)	Capital and capital reserve to be increased in the case of issuance of shares upon exercise of the rights to subscribe for new shares To be determined in accordance with 6.
(vii)	Restrictions on acquisition of rights to subscribe for new shares by transfer
A resolution of the Restructured Company’s board of directors is required for the acquisition of rights to subscribe for new shares by transfer.
(viii)	Conditions for exercise of rights to subscribe for new shares To be determined in accordance with 5.
(ix)	Call provision of the rights to subscribe for new shares To be determined in accordance with 7.
10.	Handling of fractional shares that occur when exercising rights to subscribe for new shares

In cases where the number of the shares to be issued to a Holder of Rights to Subscribe for New Shares that has exercised a right to subscribe for new shares includes a fractional share, it will be rounded down.

11.	The day on which the rights to subscribe for new shares are allocated

October 3, 2022

End of document.

Exhibit 3-(9)-1

Details of The Chukyo Bank, Limited Series 9 Rights to Subscribe for New Shares

1.	Name of rights to subscribe for new shares

The Chukyo Bank, Limited            Series 9 Rights to Subscribe for New Shares

2.	Total number of rights to subscribe for new shares

410

The aforementioned total number is the planned number to be allocated, and if the total number of the rights to subscribe for new shares to be allocated is reduced if applications for subscription are not made or the like, the total number of rights to subscribe for new shares allocated shall be regarded as the total number of rights to subscribe for new shares issued.

3.	Persons eligible for allocation of rights to subscribe for new shares and the number of such persons, and the number of rights to subscribe for new shares to be allocated

Directors of the Bank	Six	283 rights
Executive officers of the Bank	Five	127 rights

4.	Class and number of shares underlying the rights to subscribe for new shares

The class of shares underlying the rights to subscribe for new shares shall be common stock of the Bank, and the number of shares underlying each right to subscribe for new shares (the “Number of Shares Granted”) shall be 100 shares.

If the Bank conducts a share split (including allocation of shares of the Bank’s common stock without contribution; hereinafter the same for mentions of share split) or a share consolidation of its common stock after the date set forth in 14. below on which the rights to subscribe for new shares are allocated (the “Allocation Date”), the Number of Shares Granted will be adjusted in accordance with the following formula. However, the adjustment will only apply to those shares underlying rights to subscribe for new shares that had not been exercised by the time of the split or reverse split. Fractional shares occurring as a result of the adjustment will be rounded down.

Adjusted Number of Shares Granted = pre-adjustment Number of Shares Granted × share split (or share consolidation) ratio

The adjusted Number of Shares Granted shall be applied from the day following the record date of the share split (or, if a record date is not specified, from the effective date) in the case of a share split and from the effective date in the case of a share consolidation; provided, however, that if a share split is carried out on the condition that a proposal to reduce the amount of surplus and increase capital or reserves is approved at a general meeting of shareholders of the Bank, and if the record date for the share split is a day on or before the date of the conclusion of such general meeting of shareholders, the adjusted Number of Shares Granted shall be applied from the day following the date of conclusion of the general meeting of shareholders.

In addition to the above, if, after the Allocation Date, the Bank carries out a merger, company split or share exchange, or if it is otherwise necessary to adjust the Number of Shares Granted in a similar manner to such cases, the Bank may adjust the Number of Shares Granted as deemed necessary by the Board of Directors of the Bank.

5.	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of assets contributed upon the exercise of each right to subscribe for new shares shall be the exercise price of one yen per share that can be delivered by exercising each right to subscribe for new shares, multiplied by the Number of Shares Granted.

6.	Method of calculating the amount to be paid in for rights to subscribe for new shares

The paid-in amount for each right to subscribe for new shares shall be obtained by multiplying the option price per share which is calculated based on the following formula and the basis figures from (ii) through (vii) below by the Number of Shares Granted (with amounts less than one yen rounded up).

(i)	Option price per share (C)
(ii)	Share price (S): closing price of ordinary transactions of common shares of the Bank on the Tokyo Stock Exchange on July 28, 2021 (or, if there is no closing price, the standard price on the next trading day)
(iii)	Exercise price (X): as stated in 5. above
(iv)	Expected remaining period (t): 3.0 years
(v)	Volatility (s): calculated based on the closing price of ordinary transactions of common shares of the Bank on each trading date over 3.0 years (from July 29, 2018 to July 28, 2021).
(vi)	Risk-free interest rate (r): rate of interest on government bonds corresponding to the expected remaining period
(vii)	Dividend yield (l): dividend per share for the most recent fiscal year ÷ share price set out in (ii) above
(viii)	Cumulative distribution function of standard normal distribution (N(.))

The amount calculated in accordance with the foregoing is the fair value of the rights to subscribe for new shares and does not constitute an advantageous issuance. In addition, the party receiving allocation shall set off remuneration claims it holds against the Bank with its obligation to pay the paid-in amount for rights to subscribe for new shares.

7.	Exercisable period of the rights to subscribe for new shares

From July 29, 2021 to July 28, 2051.

8.	Conditions for exercise of rights to subscribe for new shares
(i)	Holders of Rights to Subscribe for New Shares may exercise rights to subscribe for new shares within 10 days (or the next business day if the 10th day falls on a holiday) from the day following the day on which they lose their position as director or executive officer of the Bank.
(ii)	Notwithstanding (i) above, if a proposal to approve a merger agreement in which the Bank is the non-surviving company, a proposal to approve a company split agreement or company split plan in which the Bank will become the splitting company, or a proposal to approve a share exchange agreement or share transfer plan in which the Bank becomes a wholly owned subsidiary is approved by the general meeting of shareholders of the Bank (or resolved by the Board of Directors of the Bank or decided by an executive officer delegated in accordance with the provisions of Article 416(4) of the Companies Act, if a resolution of the general meeting of shareholders is not required), the rights to subscribe for new shares may only be exercised for a period of 30 days from the day following the date of approval; provided, however, that this shall exclude cases in which the rights to subscribe for new shares of the Restructured Company are delivered to Holders of Rights to Subscribe for New Shares in accordance with the delivery of rights to subscribe for new shares in conjunction with Restructuring prescribed in 12. below.
(iii)	Other terms and conditions shall be as set forth in the Agreement on Allocation of Rights to Subscribe for New Shares entered into between the Bank and the Holder of Rights to Subscribe for New Shares.
9.	Capital and capital reserve to be increased in the case of issuance of shares upon exercise of the rights to subscribe for new shares
(i)	The amount of capital increase when shares are issued upon exercise of the rights to subscribe for new shares will be half the upper limit for a capital increase calculated in accordance with Article 17(1) of the Regulations on Corporate Accounting, rounded up to the nearest yen.

(ii)	The increase in capital reserve when shares are issued upon exercise of the rights to subscribe for new shares will be the upper limit for a capital increase described in (i) above less the capital increase stipulated in (i) above.
10.	Call provision of the rights to subscribe for new shares

If a proposal set forth in (i), (ii), (iii), (iv), or (v) below is approved by the Bank’s general meeting of shareholders (or resolved by the Board of Directors of the Bank or decided by an executive officer delegated in accordance with the provisions of Article 416(4) of the Companies Act, if a resolution of the general meeting of shareholders is not required), the Bank may acquire the rights to subscribe for new shares without contribution on a date separately determined by the Bank’s Board of Directors.

(i)	Proposal to approve a merger agreement under which the Bank is the non-surviving company.
(ii)	Proposal to approve a company split agreement or a company split plan under which the Bank would become the splitting company.
(iii)	Proposal to approve a share exchange agreement or share transfer plan under which the Bank becomes a wholly owned subsidiary.
(iv)	Proposal for approval of amendment of the Articles of Incorporation which stipulates that the approval of the Bank is required for the acquisition of shares by transfer as the content of all shares issued by the Bank; or
(v)	Proposal for approval of amendment of the Articles of Incorporation which provides that approval of the Bank is required for the acquisition by transfer of the class of shares underlying the rights to subscribe for new shares as the content of that class of shares, or that the Bank will acquire all of the shares of this type by a resolution of a general meeting of shareholders.
11.	Restrictions on acquisition of rights to subscribe for new shares by transfer

A resolution of the Board of Directors of the Bank is required for the transfer of rights to subscribe for new shares.

12.	Delivery of rights to subscribe for new shares associated with Restructuring

If the Bank undergoes a merger (limited only to situations where the Bank dissolves through merger), absorption-type company split or incorporation-type company split (in both cases limited only to situations where the Bank becomes a demerged company), or share exchange or share transfer (in both cases limited only to situations where the Bank becomes a wholly owned subsidiary) (the above acts hereinafter collectively referred to as “Restructuring”), rights to subscribe for new shares to the corporation listed in the Companies Act, Article 236, Paragraph 1, Item (viii), (a) through (e) (hereinafter, “Restructured Company”) shall be delivered to each Holder of Rights to Subscribe for New Shares who holds rights to subscribe for new shares remaining (hereinafter, the “Remaining Rights to Subscribe for New Shares”) immediately prior to the effective date (for an absorption-type merger, the date the absorption-type merger takes effect; for a consolidation-type merger, the date a corporation under consolidation merger is established; for an absorption-type company split, the date the absorption-type company split takes effect; for an incorporation-type company split, the date a corporation under incorporation-type company split is established; for share exchange, the date the share is exchange takes effect; and for share transfer, the date a wholly owning parent company under share transfer is established; the same shall apply hereunder) of the Restructuring in each of the situations. However, this shall apply only when the delivery of rights to subscribe for new shares in the Restructured Company is provided for in the absorption-type merger agreement, consolidation-type merger agreement, absorption-type split agreement, incorporation-type split agreement, share exchange agreement, or share transfer plan in accordance with each of the following items.

(i)	The number of rights to subscribe for new shares of the Restructured Company to be granted
The same number as the number of the Remaining Rights to Subscribe for New Shares held by the Holder of Rights to Subscribe for New Shares shall be delivered to each Holder of Rights to Subscribe for New Shares.
(ii)	Class of shares in the Restructured Company underlying the rights to subscribe for new shares Common shares in the Restructured Company

(iii)	Number of shares underlying the rights to subscribe for new shares of the Restructured Company
To be determined in accordance with 4. above and in consideration of the conditions for the Restructuring.
(iv)	Value of assets contributed upon exercise of rights to subscribe for new shares
The value of the assets to be contributed when exercising rights to subscribe for new shares will be the amount calculated by multiplying the payment price after restructuring specified below by the number of Restructured Company shares underlying the rights to subscribe for new shares as determined according to item (iii) above. The exercise price after restructuring will be one yen for each share of the Restructured Company that may be received as a result of the exercise of the issued rights to subscribe for new shares.
(v)	Exercisable period of the rights to subscribe for new shares
The period from the later of the commencement date of the rights to subscribe for new shares exercisable period set forth in 7. or the date Restructuring takes effect until the last day of the above rights to subscribe for new shares exercisable period set forth in 7.
(vi)	Capital and capital reserve to be increased in the case of issuance of shares upon exercise of the rights to subscribe for new shares To be determined in accordance with 9.
(vii)	Restrictions on acquisition of rights to subscribe for new shares by transfer
A resolution of the Restructured Company’s board of directors is required for the acquisition of rights to subscribe for new shares by transfer.
(viii)	Conditions for exercise of rights to subscribe for new shares To be determined in accordance with 8.
(ix)	Call provision of the rights to subscribe for new shares To be determined in accordance with 10.
13.	Handling of fractional shares that occur when exercising rights to subscribe for new shares

In cases where the number of the shares to be issued to a Holder of Rights to Subscribe for New Shares that has exercised a right to subscribe for new shares includes a fractional share, it will be rounded down.

14.	The day on which the rights to subscribe for new shares are allocated

July 28, 2021

15.	Method of requesting exercise of rights to subscribe for new shares and making payment
(i)	When exercising rights to subscribe for new shares, the written request for exercise of rights to subscribe for new shares shall be completed in the form prescribed by the Bank, and upon affixing the name and seal or signature thereto, shall be submitted to the location for submitting requests to exercise rights to subscribe for new shares set out in 16.
(ii)	In addition to submission of the written request for exercise of rights to subscribe for new shares set forth in (i) above, in accordance with the provisions of Article 281(1) of the Companies Act, the full amount of the amount obtained by multiplying the value of assets to be contributed upon exercise of the rights to subscribe for new shares by the number of rights to subscribe for new shares subject to exercise shall be transferred in cash to the account designated by the Bank at the location for handling payment set forth in 17. by the date designated by the Bank.
16.	Location for submitting requests to exercise rights to subscribe for new shares

The Bank’s Human Resources Department (or the department in charge of such operations at the time)

17.	Location for handling payment of money to be contributed upon exercise of the rights to subscribe for new shares

The Bank’s Headquarters Sales Department (or the succeeding bank or branch of such bank or branch at the time)

18.	Handling after exercise of rights to subscribe for new shares

Promptly after the completion of the exercise procedures, the Bank shall carry out the procedures necessary for the entry or record of the shares to be acquired by Holders of Rights to Subscribe for New Shares through the exercise of rights to subscribe for new shares into an account in the name of the Holder of Rights to Subscribe for New Shares opened by the Holder of Rights to Subscribe for New Shares in advance at a financial instruments service operator, etc. designated by the Bank.

19.	Handling due to replacement of the provisions of these terms and conditions or other measures

If it is necessary to replace the provisions of these terms and conditions or take other measures, the handling of matters related thereto may be amended in accordance with the provisions of the Companies Act and the intent of the rights to subscribe for new shares by the method the Bank deems appropriate, and such amendment shall form an integral part of these terms and conditions.

20.	Public notice regarding issuance terms and conditions

The Bank shall keep a certified copy of the terms and conditions of the issuance of rights to subscribe for new shares at its headquarters and make it available for inspection by the Holders of Rights to Subscribe for New Shares during its business hours.

21.	Other

The administration necessary for the issuance of the rights to subscribe for new shares, such as determination of details regarding the issuance and allocation of the rights to subscribe for new shares and the performance, etc. of procedures necessary for the issuance of the rights to subscribe for new shares, shall be delegated to the Bank’s Human Resources Department.

End of document.

Exhibit 3-(9)-2

Details of the Aichi Financial Group, Inc. Series 19 Rights to Subscribe for New Shares

1.	Name of rights to subscribe for new shares

Aichi Financial Group, Inc.             Series 19 Rights to Subscribe for New Shares

2.	Class and number of shares underlying the rights to subscribe for new shares

The class of shares underlying the rights to subscribe for new shares shall be common stock of the Company, and the number of shares underlying each right to subscribe for new shares (the “Number of Shares Granted”) shall be 100 shares.

If the Company conducts a share split (including allocation of shares of the Company’s common stock without contribution; hereinafter the same for mentions of share split) or a share consolidation of its common stock after the date set forth in 11. below on which the rights to subscribe for new shares are allocated (the “Allocation Date”), the Number of Shares Granted will be adjusted in accordance with the following formula. However, the adjustment will only apply to those shares underlying rights to subscribe for new shares that had not been exercised by the time of the split or reverse split. Fractional shares occurring as a result of the adjustment will be rounded down.

Adjusted Number of Shares Granted = pre-adjustment Number of Shares Granted × share split (or share consolidation) ratio

The adjusted Number of Shares Granted shall be applied from the day following the record date of the share split (or, if a record date is not specified, from the effective date) in the case of a share split and from the effective date in the case of a share consolidation; provided, however, that if a share split is carried out on the condition that a proposal to reduce the amount of surplus and increase capital or reserves is approved at a general meeting of shareholders of the Company, and if the record date for the share split is a day on or before the date of the conclusion of such general meeting of shareholders, the adjusted Number of Shares Granted shall be applied from the day following the date of conclusion of the general meeting of shareholders.

In addition to the above, if, after the Allocation Date, the Company carries out a merger, company split or share exchange, or if it is otherwise necessary to adjust the Number of Shares Granted in a similar manner to such cases, the Company may adjust the Number of Shares Granted as deemed necessary by the Board of Directors of the Company.

3.	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of assets contributed upon the exercise of each right to subscribe for new shares shall be the exercise price of one yen per share that can be delivered by exercising each right to subscribe for new shares, multiplied by the Number of Shares Granted.

4.	Exercisable period of the rights to subscribe for new shares

From October 3, 2022 to July 28, 2051.

5.	Conditions for exercise of rights to subscribe for new shares
(i)	Holders of Rights to Subscribe for New Shares may exercise rights to subscribe for new shares within 10 days (or the next business day if the 10th day falls on a holiday) from the day following the day on which they lose their position as director or executive officer of the Company, The Aichi Bank, Ltd., or The Chukyo Bank, Limited.
(ii)	Notwithstanding (i) above, if a proposal to approve a merger agreement in which the Company is the non-surviving company, a proposal to approve a company split agreement or company split plan in which the Company will become the splitting company, or a proposal to approve a share exchange agreement or share transfer plan in which the Company becomes a wholly owned subsidiary is approved by the general meeting of shareholders of the Company (or resolved by the Board of Directors of the Company if a resolution of the general meeting of shareholders is not required), the rights to subscribe for new shares may only be exercised for a period of 30 days from the day following the date of approval; provided, however, that this shall exclude cases in which the rights to subscribe for new shares of the Restructured Company are delivered to Holders of Rights to Subscribe for New Shares in accordance with the delivery of rights to subscribe for new shares in conjunction with Restructuring prescribed in 9. below.

(iii)	Other terms and conditions shall be as set forth in the Agreement on Allocation of Series 9 Rights to Subscribe for New Shares (Share-Based Compensation Type Stock Options) entered into between The Chukyo Bank, Limited and the Holder of Rights to Subscribe for New Shares. In this case, “The Chukyo Bank, Limited” shall be replaced with “Aichi Financial Group, Inc.,” and “Agreement on Allocation of Series 9 Rights to Subscribe for New Shares (Share-Based Compensation Type Stock Options)” shall be replaced with “Series 19 Rights to Subscribe for New Shares of Aichi Financial Group, Inc.” in the agreement.
6.	Capital and capital reserve to be increased in the case of issuance of shares upon exercise of the rights to subscribe for new shares
(i)	The amount of capital increase when shares are issued upon exercise of the rights to subscribe for new shares will be half the upper limit for a capital increase calculated in accordance with Article 17(1) of the Regulations on Corporate Accounting, rounded up to the nearest yen.
(ii)	The increase in capital reserve when shares are issued upon exercise of the rights to subscribe for new shares will be the upper limit for a capital increase described in (i) above less the capital increase stipulated in (i) above.
7.	Call provision of the rights to subscribe for new shares

If a proposal set forth in (i), (ii), (iii), (iv), or (v) below is approved by the Company’s general meeting of shareholders (or resolved by the Board of Directors of the Company if a resolution of the general meeting of shareholders is not required), the Company may acquire the rights to subscribe for new shares without contribution on a date separately determined by the Company’s Board of Directors.

(i)	Proposal to approve a merger agreement under which the Company is the non-surviving company.
(ii)	Proposal to approve a company split agreement or a company split plan under which the Company would become the splitting company.
(iii)	Proposal to approve a share exchange agreement or share transfer plan under which the Company becomes a wholly owned subsidiary.
(iv)	Proposal for approval of amendment of the Articles of Incorporation which stipulates that the approval of the Company is required for the acquisition of shares by transfer as the content of all shares issued by the Company; or
(v)	Proposal for approval of amendment of the Articles of Incorporation which provides that approval of the Company is required for the acquisition by transfer of the class of shares underlying the rights to subscribe for new shares as the content of that class of shares, or that the Company will acquire all of the shares of this type by a resolution of a general meeting of shareholders.
8.	Restrictions on acquisition of rights to subscribe for new shares by transfer

A resolution of the Board of Directors of the Company is required for the transfer of rights to subscribe for new shares.

9.	Delivery of rights to subscribe for new shares associated with Restructuring

If the Company undergoes a merger (limited only to situations where the Company dissolves through merger), absorption-type company split or incorporation-type company split (in both cases limited only to situations where the Company becomes a demerged company), or share exchange or share transfer (in both cases limited only to situations where the Company becomes a wholly owned subsidiary) (the above acts hereinafter collectively referred to as “Restructuring”), rights to subscribe for new shares to the corporation listed in the Companies Act, Article 236, Paragraph 1, Item (viii), (a) through (e) (hereinafter, “Restructured Company”) shall be delivered to each Holder of Rights to Subscribe for New Shares who holds rights to subscribe for new shares remaining (hereinafter, the “Remaining Rights to Subscribe for New Shares”) immediately prior to the effective date (for an absorption-type merger, the date the absorption-type merger takes effect; for a consolidation-type merger, the date a corporation under consolidation merger is established; for an absorption-type company split, the date the absorption-type company split takes effect; for an incorporation-type company split, the date a corporation under incorporation-type company split is established; for share exchange, the date the share is exchange takes effect; and for share transfer, the date a wholly owning parent company under share transfer is established; the same shall apply hereunder) of the Restructuring in each of the situations. However, this shall apply only when the delivery of rights to subscribe for new shares in the Restructured Company is provided for in the absorption-type merger agreement, consolidation-type merger agreement, absorption-type split agreement, incorporation-type split agreement, share exchange agreement, or share transfer plan in accordance with each of the following items.

(i)	The number of rights to subscribe for new shares of the Restructured Company to be granted
The same number as the number of the Remaining Rights to Subscribe for New Shares held by the Holder of Rights to Subscribe for New Shares shall be delivered to each Holder of Rights to Subscribe for New Shares.
(ii)	Class of shares in the Restructured Company underlying the rights to subscribe for new shares Common shares in the Restructured Company
(iii)	Number of shares underlying the rights to subscribe for new shares of the Restructured Company
To be determined in accordance with 2. above and in consideration of the conditions for the Restructuring.
(iv)	Value of assets contributed upon exercise of rights to subscribe for new shares
The value of the assets to be contributed when exercising rights to subscribe for new shares will be the amount calculated by multiplying the payment price after restructuring specified below by the number of Restructured Company shares underlying the rights to subscribe for new shares as determined according to item (iii) above. The exercise price after restructuring will be one yen for each share of the Restructured Company that may be received as a result of the exercise of the issued rights to subscribe for new shares.
(v)	Exercisable period of the rights to subscribe for new shares
The period from the later of the commencement date of the rights to subscribe for new shares exercisable period set forth in 4. or the date Restructuring takes effect until the last day of the above rights to subscribe for new shares exercisable period set forth in 4.
(vi)	Capital and capital reserve to be increased in the case of issuance of shares upon exercise of the rights to subscribe for new shares To be determined in accordance with 6.
(vii)	Restrictions on acquisition of rights to subscribe for new shares by transfer
A resolution of the Restructured Company’s board of directors is required for the acquisition of rights to subscribe for new shares by transfer.
(viii)	Conditions for exercise of rights to subscribe for new shares To be determined in accordance with 5.
(ix)	Call provision of the rights to subscribe for new shares To be determined in accordance with 7.
10.	Handling of fractional shares that occur when exercising rights to subscribe for new shares

In cases where the number of the shares to be issued to a Holder of Rights to Subscribe for New Shares that has exercised a right to subscribe for new shares includes a fractional share, it will be rounded down.

11.	The day on which the rights to subscribe for new shares are allocated

October 3, 2022

End of document.